                                                                    EXHIBIT 4.5

                                  $175,000,000

                               CREDIT AGREEMENT

                           dated as of March 2, 2004

                                     Among

                             MARINER ENERGY, INC.

                                 as Borrower,

                  THE LENDERS PARTY HERETO FROM TIME TO TIME

                                  as Lenders,

                        UNION BANK OF CALIFORNIA, N.A.

                 as Administrative Agent and as Issuing Lender

                                      and

                       BNP PARIBAS, as Syndication Agent

                  ----------------------------------------------

                        UNION BANK OF CALIFORNIA, N.A.

                                      and

                                 BNP PARIBAS,

             Joint Lead Arrangers and Joint Book Running Managers

                  ----------------------------------------------

                              TABLE OF CONTENTS

                                                                              Page
ARTICLE I      DEFINITIONS AND ACCOUNTING TERMS.............................    1

      Section 1.01   Certain Defined Terms..................................    1

      Section 1.02   Computation of Time Periods............................   20

      Section 1.03   Accounting Terms; Changes in GAAP......................   20

      Section 1.04   Types and Classes of Advances..........................   20

      Section 1.05   Miscellaneous..........................................   20

ARTICLE II     CREDIT FACILITIES............................................   21

      Section 2.01   Commitment for Advances................................   21

      Section 2.02   Borrowing Base.........................................   21

      Section 2.03   Method of Borrowing....................................   24

      Section 2.04   Reduction of the Commitments...........................   27

      Section 2.05   Prepayment of Advances.................................   27

      Section 2.06   Repayment of Advances..................................   29

      Section 2.07   Letters of Credit......................................   30

      Section 2.08   Fees...................................................   33

      Section 2.09   Interest...............................................   34

      Section 2.10   Payments and Computations..............................   35

      Section 2.11   Sharing of Payments, Etc...............................   36

      Section 2.12   Breakage Costs.........................................   37

      Section 2.13   Increased Costs........................................   37

      Section 2.14   Taxes..................................................   38

ARTICLE III    CONDITIONS OF LENDING........................................   40

      Section 3.01   Conditions Precedent to Initial Advances...............   40

      Section 3.02   Conditions Precedent to All Borrowings.................   45

ARTICLE IV     REPRESENTATIONS AND WARRANTIES...............................   45

      Section 4.01   Corporate Existence; Subsidiaries......................   45

      Section 4.02   Corporate Power........................................   46

      Section 4.03   Authorization and Approvals............................   46

      Section 4.04   Enforceable Obligations................................   46

      Section 4.05   Financial Statements...................................   46

         Section 4.06          True and Complete Disclosure.....................  47

         Section 4.07          Litigation; Compliance with Law..................  47

         Section 4.08          Use of Proceeds..................................  48

         Section 4.09          Investment Company Act...........................  48

         Section 4.10          Public Utility Holding Company Act...............  48

         Section 4.11          Taxes............................................  48

         Section 4.12          Pension Plans....................................  49

         Section 4.13          Condition of Property; Casualties................  49

         Section 4.14          No Burdensome Restrictions; No Defaults..........  50

         Section 4.15          Environmental Condition..........................  50

         Section 4.16          Permits, Licenses, Etc...........................  51

         Section 4.17          Gas Contracts....................................  51

         Section 4.18          Liens; Titles, Leases, Etc.......................  51

         Section 4.19          Solvency.........................................  52

         Section 4.20          Hedging Agreements...............................  52

         Section 4.21          Material Agreements..............................  52

ARTICLE V             AFFIRMATIVE COVENANTS.....................................  52

         Section 5.01          Compliance with Laws, Etc........................  52

         Section 5.02          Maintenance of Insurance.........................  53

         Section 5.03          Preservation of Corporate Existence, Etc.........  53

         Section 5.04          Payment of Taxes, Etc............................  54

         Section 5.05          Visitation Rights................................  54

         Section 5.06          Reporting Requirements...........................  54

         Section 5.07          Maintenance of Property..........................  57

         Section 5.08          Agreement to Pledge..............................  58

         Section 5.09          Use of Proceeds..................................  58

         Section 5.10          Title Opinions...................................  58

         Section 5.11          Further Assurances; Cure of Title Defects........  58

         Section 5.12          Hedging Arrangements.............................  59

ARTICLE VI            NEGATIVE COVENANTS........................................  59

         Section 6.01          Liens, Etc.......................................  59

         Section 6.02          Debts, Guaranties, and Other Obligations.........  61

         Section 6.03          Agreements Restricting Liens and Distributions...  61

         Section 6.04          Merger or Consolidation; Asset Sales..............  62

         Section 6.05          Restricted Payments; Bond Payments................  62

         Section 6.06          Investments.......................................  62

         Section 6.07          Affiliate Transactions............................  63

         Section 6.08          Compliance with ERISA.............................  63

         Section 6.09          Sale-and-Leaseback................................  64

         Section 6.10          Change of Business................................  64

         Section 6.11          Organizational Documents, Name Change.............  64

         Section 6.12          Use of Proceeds; Letters of Credit................  64

         Section 6.13          Gas Imbalances, Take-or-Pay or Other Prepayments..  65

         Section 6.14          Limitation on Speculative Hedging.................  65

         Section 6.15          Additional Subsidiaries...........................  65

         Section 6.16          Account Payables..................................  66

         Section 6.17          Current Ratio.....................................  66

         Section 6.18          Fixed Charge Coverage Ratio.......................  66

         Section 6.19          Maximum Debt Ratio................................  66

         Section 6.20          Maximum Senior Debt Ratio.........................  66

         Section 6.21          Project Company Loan Documents; Merger Documents..  67

         Section 6.22          Enron Corp. Obligations...........................  67

ARTICLE VII           EVENTS OF DEFAULT; REMEDIES................................  67

         Section 7.01          Events of Default.................................  67

         Section 7.02          Optional Acceleration of Maturity.................  69

         Section 7.03          Automatic Acceleration of Maturity................  70

         Section 7.04          Right of Set-off..................................  70

         Section 7.05          Non-exclusivity of Remedies.......................  71

         Section 7.06          Application of Proceeds...........................  71

ARTICLE VIII          THE ADMINISTRATIVE AGENT AND THE ISSUING LENDER............  71

         Section 8.01          Authorization and Action..........................  71

         Section 8.02          Administrative Agent's Reliance, Etc..............  72

         Section 8.03          The Administrative Agent and Its Affiliates.......  72

         Section 8.04          Lender Credit Decision............................  72

         Section 8.05          Indemnification...................................  73

         Section 8.06          Successor Administrative Agent and Issuing
                               Lender............................................  73

         Section 8.07          Syndication Agent, Joint Lead Arrangers, and Joint Book
                               Running Managers.........................................  74

ARTICLE IX            MISCELLANEOUS.....................................................  74

         Section 9.01          Amendments, Etc..........................................  74

         Section 9.02          Notices, Etc.............................................  75

         Section 9.03          No Waiver; Remedies......................................  75

         Section 9.04          Costs and Expenses.......................................  75

         Section 9.05          Binding Effect...........................................  76

         Section 9.06          Lender Assignments and Participations....................  76

         Section 9.07          Indemnification..........................................  78

         Section 9.08          Execution in Counterparts................................  78

         Section 9.09          Survival of Representations, Etc.........................  78

         Section 9.10          Severability.............................................  79

         Section 9.11          Business Loans...........................................  79

         Section 9.12          Governing Law; Submission to Jurisdiction................  79

         Section 9.13          Confidentiality..........................................  79

         Section 9.14          WAIVER OF JURY TRIAL.....................................  80

         Section 9.15          ORAL AGREEMENTS..........................................  80

EXHIBITS:

         Exhibit A         -      Form of Assignment and Acceptance
         Exhibit B         -      Form of Compliance Certificate
         Exhibit C         -      Form of Guaranty
         Exhibit D         -      Form of Mortgage
         Exhibit E-1       -      Form of Tranche A Note
         Exhibit E-2       -      Form of Tranche B Note
         Exhibit F         -      Form of Notice of Borrowing
         Exhibit G         -      Form of Notice of Conversion or Continuation
         Exhibit H         -      Form of Pledge Agreement
         Exhibit I         -      Form of Security Agreement
         Exhibit J         -      Form of Transfer Letters

SCHEDULES:

         Schedule I    -      Pricing Information
         Schedule II   -      Borrower, Administrative Agent,and Lender
                               Information
         Schedule 3.01(o)-    Asset Associations
         Schedule 4.05(a)-    Undisclosed Liabilities

         Schedule 4.05(d)-      Existing Debt
         Schedule 4.07 -        Litigation
         Schedule 4.20 -        Hedging Agreements
         Schedule 5.06(e) -     Termination Events
         Schedule 6.01 -        Existing Liens

                                CREDIT AGREEMENT

      This Credit Agreement dated as of March 2, 2004 is among Mariner Energy, Inc., a Delaware corporation ("Borrower"), the lenders party hereto from time to time, and Union Bank of California, N.A., as administrative agent for such Lenders and as issuing lender for such Lenders.

      The Borrower, the Lenders, the Administrative Agent, and the Issuing Lender hereby agree to as follows:

                                   ARTICLE I

                        DEFINITIONS AND ACCOUNTING TERMS

      Section 1.01 Certain Defined Terms. As used in this Agreement, the term defined above shall have the meaning set forth above and the following terms shall have the following meanings (unless otherwise indicated, such meanings to be equally applicable to both the singular and plural forms of the terms defined):

      "Acceptable Security Interest" in any Property means a Lien which (a) exists in favor of the Administrative Agent for the benefit of the Administrative Agent, the Issuing Lender, the Lenders, and any Swap Counterparty, (b) is superior to all Liens or rights of any other Person in the Property encumbered thereby other than Permitted Prior Liens, (c) secures the Obligations, and (d) is perfected and enforceable.

      "Adjusted Reference Rate" means, for any day, the fluctuating rate per annum of interest equal to the greater of (a) the Reference Rate in effect on such day and (b) the Federal Funds Rate in effect on such day plus 1/2 of 1%.

      "Administrative Agent" means Union Bank of California, N.A., in its capacity as agent pursuant to Article VIII, and any successor agent pursuant to
Section 8.06.

      "Advance" means a Tranche A Advance or a Tranche B Advance.

      "Affiliate" means, as to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person or any Subsidiary of such Person. The term "control" (including the terms "controlled by" or "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of a Control Percentage, by contract, or otherwise. Without limiting the generality of the foregoing, a Person shall be deemed to be controlled by another Person if such other Person possesses, directly or indirectly, the power to vote 10% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent.

      "Agreement" means this Credit Agreement, as the same may be amended, supplemented, and otherwise modified from time to time.

      "Applicable Lending Office" means, with respect to each Lender, such Lender's Domestic Lending Office in the case of a Reference Rate Advance and such Lender's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

      "Applicable Margin" means, with respect to any Advance, (a) during any time when an Event of Default exists, (i) for Tranche A Advances, 2% per annum plus the rate per annum set forth in the Pricing Grid for the relevant Type of such Advance based on the present Utilization Level applicable at such time, and
(ii) for Tranche B Advances, 5% per annum, and (b) at any other time, (i) for Tranche A Advances, the rate per annum set forth in the Pricing Grid for the relevant Type of such Advance based on the relevant Utilization Level applicable at such time, and (ii) for Tranche B Advances, 3% per annum. The Applicable Margin for any Tranche A Advance shall change when and as the relevant Utilization Level changes.

      "Arrangers" means Union Bank of California, N.A. and BNP Paribas.

      "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of the attached Exhibit A.

      "Bond Issuance" means the issuance by the Borrower of up to $175,000,000 of Debt, which Debt shall (a) have (i) an interest rate that is no higher than 10% per annum, (ii) a maturity date that is no earlier than March 2, 2009, (iii) covenants and restrictions that are no more restrictive than those set forth in this Agreement and the other Loan Documents, (iv) no restriction on the ability of the Borrower or any of its Subsidiaries to amend, modify or otherwise supplement this Agreement or the other Loan Documents, (v) no collateral or other security for such Debt, (vi) no restriction on the ability of the Borrower or any of its Subsidiaries to guarantee the Obligations or pledge assets as collateral security for the Obligations, and (vi) a bullet repayment and not provide for amortization (other than amortization resulting from any mandatory prepayments required in respect of such Debt in connection with the occurrence of an event of default under such Debt, a change of control of the issuer or an asset sale of the issuer), and (b) not otherwise cause the occurrence of a Default or Event of Default after giving effect to the issuance of such Debt.

      "Borrowing" means a Tranche A Borrowing or a Tranche B Borrowing.

      "Borrowing Base" means at any particular time, the Dollar amount determined in accordance with Section 2.02 on account of Proven Reserves attributable to Oil and Gas Properties of the Borrower and its Subsidiaries subject to an Acceptable Security Interest and described in the most recent Independent Engineering Report or Internal Engineering Report, as applicable, delivered to the Administrative Agent and the Lenders pursuant to Section 2.02.

      "Business Day" means a day of the year on which banks are not required or authorized to close in Dallas, Texas and Los Angeles, California and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on by banks in the London interbank market.

      "Capital Leases" means, as applied to any Person, any lease of any Property by such Person as lessee which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on the balance sheet of such Person.

      "Cash Collateral Account" means a special interest bearing cash collateral account pledged by the Borrower to the Administrative Agent containing cash deposited pursuant to Sections 2.05(b), 7.02(b), or 7.03(b) to be maintained with the Administrative Agent in accordance with Section 2.07(g) and bear interest or be invested in the Administrative Agent's reasonable discretion.

      "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, state and local analogs, and all rules and regulations and requirements thereunder in each case as now or hereafter in effect.

      "Change in Control" shall mean the occurrence of any of the following events:

      (a) Holdings ceases to own 100% of the Equity Interest in the Borrower (unless Holdings has been merged into the Parent);

      (b) the Parent ceases to own 100% of the Equity Interest in Holdings (unless Holdings has been merged into the Parent);

      (c) the Parent ceases to own 100%, directly or indirectly, of the Equity Interest in the Borrower;

      (d) the Borrower shall cease to own 100% of the Equity Interests of its Subsidiaries;

      (e) MEI Holdings shall cease to own 100% of the Parent;

      (f) ACON Investments LLC, Riverstone Holdings, LLC and their respective Affiliates (other than portfolio companies of such institutions) fail to collectively own at least 60% of the Equity Interests of MEI Holdings;

      (g) during any period of 12 consecutive months occurring after the Closing Date, a majority of the members of the board of directors or other equivalent governing body of the Parent ceases to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors); or

      (h) Scott Josey ceases to be the Chief Executive Officer or President of the Borrower or to be actively engaged in the executive management of the Borrower and is not replaced with an individual of comparable qualifications within six months after he ceases to be the Chief Executive Officer or President of the Borrower or to be actively engaged in the executive management of the Borrower (and the Borrower hereby agrees to consult with the Lenders regarding any such potential replacement).

      "Closing Date" means the date on which the initial Advances are made.

      "Closing Distribution" means the distribution by the Borrower in an aggregate amount equal to $135,000,000 to Holdings, which amount shall be distributed by Holdings to the Parent and subsequently paid by the Parent as a portion of the Merger Consideration (as defined in the Merger Agreement).

      "COBRA" means the continuation coverage requirements for employee welfare benefit plans under Section 4980B of the Code and Sections 601 through 608, inclusive of ERISA.

      "Code" means the Internal Revenue Code of 1986, as amended, and any successor statute.

      "Collateral" means (a) all "Collateral," "Pledged Collateral," and "Mortgaged Properties" (as defined in each of the Mortgages, the Security Agreements, and the Pledge Agreement, as applicable) or similar terms used in the Security Instruments and (b) all amounts contained in the Borrower's and its Subsidiaries' bank accounts.

      "Commitment" means, for any Lender, such Lender's Tranche A Commitment or its Tranche B Commitment, and "Commitments" shall mean all such Commitments collectively.

      "Commitment Fee Rate" means the per annum commitment fee rate set forth on the Pricing Grid applicable from time to time. The Commitment Fee Rate shall change when and as the relevant Utilization Level changes.

      "Compliance Certificate" means a compliance certificate in the form of the attached Exhibit B signed by a Responsible Officer of the Borrower.

      "Consolidated Net Income" means, with respect to the Borrower and its consolidated Subsidiaries, for any period, the net income for such period after taxes, as determined in accordance with GAAP, excluding, however, (a) extraordinary items, including (i) any net non-cash gain or loss during such period arising from the sale, exchange, retirement or other disposition of capital assets (such term to include all fixed assets and all securities) other than in the ordinary course of business and (ii) any write-up or write-down of assets and (b) the cumulative effect of any change in GAAP.

      "Control Percentage" means, with respect to any Person, the percentage of the outstanding Equity Interest (including any options, warrants or similar rights to purchase such Equity Interest) of such Person having ordinary voting power which gives the direct or indirect holder of such Equity Interest the power to elect a majority of the board of directors (or other applicable governing body) of such Person.

      "Controlled Group" means all members of a controlled group of corporations and all businesses (whether or not incorporated) under common control during the period that this Agreement is in effect and for the period six (6) years prior to the Closing Date which, together with the Borrower, are treated as a single employer under Section 414 of the Code.

      "Convert," "Conversion," and "Converted" each refers to a conversion of Tranche A Advance of one Type into a Tranche A Advance of another Type pursuant to Section 2.03(b).

      "Credit Extensions" means (a) an Advance made by any Lender and (b) the issuance, increase, or extension of any Letter of Credit by the Issuing Lender.

      "Debt," for any Person, means without duplication:

      (a) indebtedness of such Person for borrowed money;

      (b) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

      (c) obligations of such Person to pay the deferred purchase price of Property or services (including, without limitation, obligations that are non-recourse to the credit of such Person but are secured by the assets of such Person, but excluding trade accounts payable);

      (d) obligations owing in respect of seismic data licenses (but only to the extent such obligations are then due and owing and net of any reserves established for such obligations);

      (e) obligations of such Person as lessee under Capital Leases and obligations of such Person in respect of synthetic leases;

      (f) obligations under letters of credit and agreements relating to the issuance of letters of credit or acceptance financing;

      (g) obligations of such Person under any Hedge Contract;

      (h) obligations of such Person owing in respect of redeemable preferred stock or other preferred equity interest of such Person;

      (i) any obligations of such Person owing in connection with any volumetric production payments;

      (j) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) of such Person to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses
(a) through (h) above;

      (k) indebtedness or obligations of others of the kinds referred to in clauses (a) through (i) secured by any Lien on or in respect of any Property of such Person; and

      (l) all liabilities of such Person in respect of unfunded vested benefits under any Plan to the extent constituting liabilities under GAAP.

      "Default" means (a) an Event of Default or (b) any event or condition which with notice or lapse of time or both would become an Event of Default.

      "Dollars" and "$" means lawful money of the United States of America.

      "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on
Schedule II or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

      "EBITDA" means for any period, without duplication (a) Consolidated Net Income for such period, plus (b) to the extent deducted in determining Consolidated Net Income, Interest Expense, taxes, depreciation, amortization, and depletion for such period, plus (c) the amount of any "full cost" ceiling test writedowns occurring during such period, plus (d) the amount of any losses attributable to the cumulative effect of a change in GAAP during such period, minus (e) the amount of any gains attributable to the cumulative effect of a change in GAAP during such such period.

      "Eligible Assignee" means (a) any Lender, (b) any Subsidiary or Affiliate of a Lender, and (c) any commercial bank or other financial institution approved by the Administrative Agent and the Issuing Lender in their sole discretion and, when no Default has occurred and is continuing at the time any assignment is effected pursuant to this Agreement, the Borrower, which consent by the Borrower may not be unreasonably withheld; provided that, such Person shall have provided evidence reasonably satisfactory to the Administrative Agent of its compliance with Section 313 of The USA Patriot Certification Act.

      "Engineering Report" means either an Independent Engineering Report or an Internal Engineering Report.

      "Environment" or "Environmental" shall have the meanings set forth in 42 U.S.C. 9601(8) (1988).

      "Environmental Claim" means any third party (including governmental agencies and employees) action, lawsuit, claim, demand, regulatory action or proceeding, order, decree, consent agreement or notice of potential or actual responsibility or violation (including claims or proceedings under the Occupational Safety and Health Acts or similar laws or requirements relating to health or safety of employees) which seeks to impose liability under any Environmental Law.

      "Environmental Law" means, as to the Borrower or its Subsidiaries, all Legal Requirements or common law theories applicable to the Borrower or its Subsidiaries arising from, relating to, or in connection with the Environment, health, or safety, including without limitation CERCLA, relating to (a) pollution, contamination, injury, destruction, loss, protection, cleanup, reclamation or restoration of the air, surface water, groundwater, land surface or subsurface strata, or other natural resources; (b) solid, gaseous or liquid waste generation, treatment, processing, recycling, reclamation, cleanup, storage, disposal or transportation; (c) exposure to pollutants, contaminants, hazardous, or toxic substances, materials or wastes; (d) the safety or health of employees; or (e) the manufacture, processing, handling, transportation, distribution in commerce, use, storage or disposal of hazardous, or toxic substances, materials or wastes.

      "Environmental Permit" means any permit, license, order, approval, registration or other authorization under Environmental Law.

      "Equity Interest" means with respect to any Person, any shares, interests, participation, or other equivalents (however designated) of corporate stock, membership interests, or partnership interests (or any other ownership interests) of such Person.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

      "ERISA Affiliate" means each member of a controlled group of corporations and all businesses (whether or not incorporated) under common control which, together with the Borrower, are treated as a single employee under Section 414 of the Code.

      "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Federal Reserve Board (or any successor), as in effect from time to time.

      "Eurodollar Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurodollar Lending Office" opposite its name on
Schedule II (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender as such Lender may from time to time specify to the Borrower and the Administrative Agent.

      "Eurodollar Rate" means, for the Interest Period for each Eurodollar Rate Advance comprising the same Borrowing, the interest rate per annum (rounded upward to the nearest whole multiple of 1/100 of 1% per annum) set forth on the applicable Telerate Page as the London Interbank Offered Rate, for deposits in Dollars at 11:00 a.m. (London, England time) two Business Days before the first day of such Interest Period and for a period equal to such Interest Period; provided that, if no such quotation appears on the applicable Telerate Page, the Eurodollar Rate shall be an interest rate per annum equal to the rate per annum at which deposits in Dollars are offered by the principal office of Union Bank of California, N.A. (or such other Lender as shall then be serving as the Administrative Agent) in London, England to prime banks in the London interbank market at 11:00 a.m. (London, England time) two Business Days before the first day of such Interest Period in an amount substantially equal to the Eurodollar Rate Advance to be maintained by the Lender that is the Administrative Agent in respect of such Borrowing and for a period equal to such Interest Period.

      "Eurodollar Rate Advance" means an Advance which bears interest as provided in Section 2.09(b).

      "Eurodollar Rate Reserve Percentage" of any Lender for the Interest Period for any Eurodollar Rate Advance means the reserve percentage applicable during such Interest Period (or if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such Interest Period during which any such percentage shall be so applicable) under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental, or other marginal reserve requirement) for such Lender with respect to liabilities or assets consisting of or including Eurocurrency Liabilities having a term equal to such Interest Period.

      "Event of Default" has the meaning specified in Section 7.01.

      "Expiration Date" means, with respect to any Letter of Credit, the date on which such Letter of Credit will expire or terminate in accordance with its terms.

      "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for any such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

      "Federal Reserve Board" means the Board of Governors of the Federal Reserve System or any of its successors.

      "Financial Statements" means the respective audited consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at December 31, 2002, and the related audited consolidated and consolidating statements of income, cash flow, and retained earnings of the Borrower and its consolidated Subsidiaries for the fiscal years then ended, copies of which have been delivered to the Administrative Agent and the Lenders.

      "GAAP" means United States generally accepted accounting principles as in effect from time to time, applied on a basis consistent with the requirements of
Section 1.03.

      "Governmental Authority" means, as to any Person in connection with any subject, any foreign, national, state or provincial governmental authority, or any political subdivision of any state thereof, or any agency, department, commission, board, authority or instrumentality, bureau or court, in each case having jurisdiction over such Person or such Person's Property in connection with such subject.

      "Guarantor" means Parent, Holdings, and each other entity executing a Guaranty as required under this Agreement.

      "Guaranty" means a Guaranty in substantially the form of the attached Exhibit C and executed by a Guarantor, and "Guaranties" shall mean all such guaranties collectively.

      "Hazardous Substance" means the substances identified as such pursuant to CERCLA and those regulated under any other Environmental Law, including without limitation pollutants, contaminants, petroleum, petroleum products, radionuclides, radioactive materials, and medical and infectious waste.

      "Hazardous Waste" means the substances regulated as such pursuant to any Environmental Law.

      "Hedge Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement; provided that, a "Hedge Contract" shall not include any "Master Agreement" that provides solely for the sale by the Borrower or its Subsidiaries of physical Hydrocarbons in exchange for cash in the ordinary course of its business.

      "Holdings" means Mariner Holdings, Inc., a Delaware corporation.

      "Hydrocarbon Hedge Agreement" means a Hedge Contract which is intended to reduce or eliminate the risk of fluctuations in the price of Hydrocarbons.

      "Hydrocarbons" means oil, gas, coal seam gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, and all other liquid and gaseous hydrocarbons produced or to be produced in conjunction therewith from a well bore and all products, by-products, and other substances derived therefrom or the processing thereof, and all other minerals and substances produced in conjunction with such substances, including, but not limited to, sulfur, geothermal steam, water, carbon dioxide, helium, and any and all minerals, ores, or substances of value and the products and proceeds therefrom.

      "Independent Engineer" means Ryder Scott Company, DeGolyer and McNaughton, Netherland Sewell & Associates, or any other engineering firm acceptable to the Administrative Agent.

      "Independent Engineering Report" means a report, in form and substance satisfactory to the Administrative Agent, prepared by an Independent Engineer, addressed to the Administrative Agent and the Lenders with respect to the Oil and Gas Properties owned by the Borrower or its Subsidiaries (or to be acquired by the Borrower or any of its Subsidiaries, as applicable) which are or are to be included in the Borrowing Base, which report shall (a) specify the location, quantity, and type of the estimated Proven Reserves attributable to such Oil and Gas Properties, (b) contain a projection of the rate of production of such Oil and Gas Properties, (c) contain an estimate of the net operating revenues to be derived from the production and sale of Hydrocarbons from such Proven Reserves based on product price and cost escalation assumptions specified by the Administrative Agent and the Lenders, and (d) contain such other information as is customarily obtained from and provided in such reports or is otherwise reasonably requested by the Administrative Agent.

      "Intercreditor Agreement" means the Intercreditor Agreement dated as of March 2, 2004 between JEDI and the Administrative Agent on behalf of the Lenders.

      "Interest Expense" means, for the Borrower and its consolidated Subsidiaries for any period, without duplication total interest, letter of credit fees, and other fees and expenses incurred in connection with any Debt for such period, whether paid or accrued, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, imputed interest under Capital Leases, and net costs under Interest Hedge Agreements, all as determined in conformity with GAAP.

      "Interest Hedge Agreement" means between the Borrower and one or more financial institutions providing for the exchange of nominal interest obligations between the Borrower and such financial institution or the cap of the interest rate on any Debt of the Borrower.

      "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Reference Rate Advance into a Eurodollar Rate Advance and ending on the last day of the period selected by the Borrower pursuant to the provisions below and Section 2.03 and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below and Section 2.03. The duration of each such Interest Period shall be one, two, three, six or, if available, nine or twelve months, in each case as the Borrower may, upon notice received by the Administrative Agent not later than 10:00 a.m. (Dallas, Texas time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

      (a) the Borrower may not select any Interest Period which ends after the Tranche A Commitment Termination Date;

      (b) Interest Periods commencing on the same date for Advances comprising part of the same Borrowing shall be of the same duration;

      (c) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided that if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day; and

      (d) any Interest Period which begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month in which it would have ended if there were a numerically corresponding day in such calendar month.

      "Interim Financial Statements" means the unaudited consolidated and consolidating balance sheet of the Borrower and its consolidated Subsidiaries dated September 30, 2003, and the related unaudited consolidated and consolidating statements of income, cash flow, and retained earnings of the Borrower and its consolidated Subsidiaries for the nine months then ended, copies of which have been delivered to the Administrative Agent and the Lenders.

      "Internal Engineering Report" means a report, in form and substance satisfactory to the Administrative Agent and each Lender, prepared by the Borrower and certified by a Responsible Officer of the Borrower, addressed to the Administrative Agent and the Lenders with respect to the Oil and Gas Properties owned by the Borrower or any of its Subsidiaries (or to be acquired by the Borrower or any of its Subsidiaries, as applicable) which are or are to be included in the Borrowing Base, which report shall (a) specify the location, quantity, and type of the estimated Proven Reserves attributable to such Oil and Gas Properties, (b) contain a projection of the rate of production of such Oil and Gas Properties, (c) contain an estimate of the net operating revenues to be derived from the production and sale of Hydrocarbons from such Proven Reserves based on product price and cost escalation assumptions specified by the Administrative Agent and the Lenders, and (d) contain such other information as is customarily obtained from and provided in such reports or is otherwise reasonably requested by the Administrative Agent or any Lender.

      "Issuing Lender" means Union Bank of California, N.A., and any successor issuing bank pursuant to Section 8.06.

      "JEDI" means Joint Energy Development Investments Limited Partnership, a Delaware limited partnership.

      "JEDI Collateral" means the Borrower's property described in the Project Company Mortgage as such instrument is in effect on the date of this Agreement.

      "Leases" means all oil and gas leases, oil, gas and mineral leases, oil, gas and casinghead gas leases or any other instruments, agreements, or conveyances under and pursuant to which the owner thereof has or obtains the right to enter upon lands and explore for, drill, and develop such lands for the production of Hydrocarbons.

      "Legal Requirement" means, as to any Person, any law, statute, ordinance, decree, requirement, order, judgment, rule, regulation (or official interpretation of any of the foregoing) of, and the terms of any license or permit issued by, any Governmental Authority, including, but not limited to, Regulations D, T, U, and X, which is applicable to such Person.

      "Lenders" means the lenders listed on the signature pages of this Agreement and each Eligible Assignee that shall become a party to this Agreement pursuant to Section 9.06.

      "Letter of Credit" means, individually, any standby letter of credit issued by the Issuing Lender for the account of the Borrower in connection with the Tranche A Commitments and which is subject to this Agreement, and "Letters of Credit" means all such letters of credit collectively.

      "Letter of Credit Application" means the Issuing Lender's standard form letter of credit application for standby letters of credit that has been executed by the Borrower and accepted by the Issuing Lender in connection with the issuance of a Letter of Credit.

      "Letter of Credit Documents" means all Letters of Credit, Letter of Credit Applications, and agreements, documents, and instruments entered into in connection with or relating thereto.

      "Letter of Credit Exposure" means, at any time, the sum of (a) the aggregate undrawn maximum face amount of each Letter of Credit at such time plus
(b) the aggregate unpaid amount of all Reimbursement Obligations at such time.

      "Letter of Credit Obligations" means any obligations of the Borrower under this Agreement in connection with the Letters of Credit, including the Reimbursement Obligations.

      "Lien" means any mortgage, lien, pledge, assignment, charge, deed of trust, security interest, hypothecation, preference, deposit arrangement for a third party's benefit or encumbrance (or other type of arrangement having the practical effect of the foregoing) to secure or provide for the payment of any obligation of any Person, whether arising by contract, operation of law, or otherwise (including, without limitation, the interest of a vendor or lessor under any conditional sale agreement, synthetic lease, Capital Lease, or other title retention agreement).

      "Liquid Investments" means:

      (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States maturing within 180 days from the date of any acquisition thereof;

      (b) (i) negotiable or nonnegotiable certificates of deposit, time deposits, or other similar banking arrangements maturing within 180 days from the date of acquisition thereof ("bank debt securities"), issued by (A) any Lender (or any Affiliate of any Lender) or (B) any other bank or trust company if at the time of deposit or purchase, such bank debt securities are rated not less than "AA" (or the then equivalent) by the rating service of Standard & Poor's Ratings Group or of Moody's Investors Service, Inc., and (ii) commercial paper issued by (A) any Lender (or any Affiliate of any Lender) or (B) any other Person if at the time of purchase such commercial paper is rated not less than "A-1" (or the then equivalent) by the rating service of Standard & Poor's Ratings Group or not less than "P-1" (or the then equivalent) by the rating service of Moody's Investors Service, Inc., or upon the discontinuance of both of such services, such other nationally recognized rating service or services, as the case may be, as shall be selected by the Borrower with the consent of the Required Lenders;

      (c) deposits in money market funds investing exclusively in investments described in clauses (a) and (b) above;

      (d) repurchase agreements relating to investments described in clauses (a) and (b) above with a market value at least equal to the consideration paid in connection therewith, with any Person who regularly engages in the business of entering into repurchase agreements and has a combined capital surplus and undivided profit of not less than $500,000,000.00, if at the time of entering into such agreement the debt securities of such Person are rated not less than "AA" (or the then equivalent) by the rating service of Standard & Poor's Ratings Group or of Moody's Investors Service, Inc.; and

      (e) such other instruments (within the meaning of Article 9 of the Texas Business and Commerce Code) as the Borrower may request and the Administrative Agent may approve in writing.

      "Loan Documents" means this Agreement, the Notes, the Letter of Credit Documents, the Guaranties, the Security Instruments, and each other agreement, instrument, certificate or document executed by the Borrower, any Guarantor, or any of the Borrower's or a Guarantor's Subsidiaries or any of their officers at any time in connection with this Agreement.

      "Maintenance Capital Expenditures" means, without duplication for any period, the sum of (a) all capital expenditures related to proved developed reserves, and (b) 50% of all capital expenditures related to proved undeveloped reserves, in each case determined in accordance with GAAP, excluding (i) expenditures in respect of any transaction, or any series of related transactions, consummated on or after the date of this Agreement, by which the Borrower or any of its Subsidiaries acquires any Oil and Gas Property or any other asset the acquisition of which is not made to maintain or improve an existing asset and (ii) expenditures of any proceeds of any insurance, condemnation award or other compensation paid or payable to the Borrower or any of its Subsidiaries, in respect of any loss or damage to, or any condemnation or taking of, any capital asset less the reasonable fees, taxes, and expenses paid to collect such proceeds, to rebuild or repair such vessel or such other asset.

      "Material Adverse Change" means (a) a material adverse change in the business, assets (including the Oil and Gas Properties of the Borrower, or any Guarantor or any of their respective Subsidiaries), condition (financial or otherwise), results of operations, or prospects of the Borrower, any Guarantor or any of their respective Subsidiaries taken as a whole since September 30, 2003 or (b) a material adverse effect on the Borrower's or any Guarantor's or any Subsidiary's ability to perform its obligations under this Agreement, any Note, any Guaranty, or any other Loan Document; provided that, the loss of the Borrower's and its Subsidiaries' right to royalty relief (and their corresponding obligation to pay accrued but unpaid royalties) with respect to any of their respective Oil and Gas Properties in connection with the proceedings with the Minerals Management Service described on Schedule 4.07 shall not constitute a Material Adverse Change so long as the Borrower and its Subsidiaries shall have established adequate reserves under GAAP in respect of such loss (and corresponding payment).

      "Maximum Rate" means the maximum nonusurious interest rate under applicable law (determined under such laws after giving effect to any items which are required by such laws to be construed as interest in making such determination, including without limitation if required by such laws, certain fees and other costs).

      "MEGS Obligations" means the obligations of the Borrower under (a) the Operations and Maintenance Agreement dated December 29, 1999 between the Borrower and MEGS LLC, and (b) the Gas Gathering Agreement dated December 29, 1999 between the Borrower and MEGS LLC relating to Mississippi Canyon Block 718.

      "MEI Holdings" means MEI Acquisitions Holdings, LLC, a Delaware limited liability company.

      "Merger" means the merging of MEI Acquisitions, LLC with and into the Parent under the terms of the Merger Agreement.

      "Merger Agreement" means the Agreement and Plan of Merger dated as of January 23, 2004 among MEI Acquisitions Holdings, LLC, MEI Acquisitions, LLC, JEDI, the Parent, Holdings, and Enron Corp., as amended, modified or supplemented from time to time.

      "Mortgages" means, collectively, each of the Mortgages, Deeds of Trust, Security Agreements, Assignment of Liens and Security Interests, Financing Statements and Assignments of Production or any other mortgage or deed of trust executed by any one or more of the Borrower or a Guarantor or any of their respective Subsidiaries in favor of the Administrative Agent for the ratable benefit of the Administrative Agent, the Issuing Lender, the Lenders, and any Swap Counterparty in substantially the form of the attached Exhibit D or such other form as may be requested by the Administrative Agent, in each case as the same may be amended, modified, restated or supplemented from time-to-time and "Mortgages" shall mean all of such Mortgages collectively.

      "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA.

      "Note" means the Tranche A Notes and the Tranche B Notes.

      "Notice of Borrowing" means a notice of borrowing in the form of the attached Exhibit F signed by a Responsible Officer of the Borrower.

      "Notice of Conversion or Continuation" means a notice of conversion or continuation in the form of the attached Exhibit G signed by a Responsible Officer of the Borrower.

      "Obligations" means (a) all principal, interest, fees, reimbursements, indemnifications, and other amounts payable by the Borrower or any Guarantor or any of their respective Subsidiaries to the Administrative Agent, the Issuing Lender, or the Lenders under the Loan Documents, including without limitation, the Letter of Credit Obligations and (b) all obligations of the Borrower or any Guarantor or any of their respective Subsidiaries owing to any Swap Counterparty under any Interest Hedge Agreement or Hydrocarbon Hedge Agreement.

      "Oil and Gas Properties" means fee mineral interests, term mineral interests, Leases, subleases, farm-outs, royalties, overriding royalties, net profit interests, carried interests, production payments and similar mineral interests, and all unsevered and unextracted Hydrocarbons in, under, or attributable to such oil and gas Properties and interests.

      "Parent" means Mariner Energy LLC, a Delaware limited liability company.

      "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

      "Permit" means any approval, certificate of occupancy, consent, waiver, exemption, variance, franchise, order, permit, authorization, right or license of or from any Governmental Authority, including without limitation, an Environmental Permit.

      "Permitted Liens" means the Liens permitted under Section 6.01.

      "Permitted Prior Liens" means the Liens permitted under paragraph (d),
(e), (f), (g), (h), (j), (k) and (l) of Section 6.01.

      "Person" means an individual, partnership, corporation (including a business trust), joint stock company, limited liability corporation or company, limited liability partnership, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof or any trustee, receiver, custodian or similar official.

      "Plan" means an employee benefit plan (other than a Multiemployer Plan) maintained for employees of the Borrower or any member of the Controlled Group and covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code.

      "Pledge Agreement" means a Pledge Agreement in substantially the form of the attached Exhibit H, executed by the Borrower or any of its Subsidiaries or any of the Guarantors, as the same may be amended, modified, restated or supplemented from time to time.

      "Pre-Closing Plan" means an employee benefit plan maintained for employees of the Borrower or any member of the Borrower's Controlled Group at any time during the six-year period preceding the Closing Date and covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code.

      "Pricing Grid" means the pricing information set forth in Schedule I.

      "Project Company Mortgage" means, collectively, the (a) the Mortgage, Security Agreement, Assignment of Production, Financing Statement (Moving and Personal Property including Hydrocarbons) and Fixture Filing dated as of March 2, 2004 by the Borrower to JEDI and (b) the Deed of Trust, Security Agreement, Assignment of Production, Financing Statement (Moving and Personal Property including Hydrocarbons) and Fixture Filing dated as of March 2, 2004 by the Borrower to JEDI, copies of which have been delivered to the Administrative Agent and which shall only encumber the JEDI Collateral.

      "Project Company Note" means the $10,000,000 Promissory Note dated March 2, 2004 by the Borrower payable to JEDI, as amended, modified, or supplemented from time to time, a copy of which has been delivered to the Administrative Agent.

      "Property" of any Person means any property or assets (whether real, personal, or mixed, tangible or intangible) of such Person.

      "Proven Reserves" means, at any particular time, the estimated quantities of Hydrocarbons which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs attributable to Oil and Gas Properties included or to be included in the Borrowing Base under then existing economic and operating conditions (i.e., prices and costs as of the date the estimate is made).

      "Pro Rata Share" means, with respect to any Lender, (a) with respect to amounts owing under the Tranche A Commitments, (i) if such Tranche A Commitments have not been canceled, the ratio (expressed as a percentage) of such Bank's uncancelled Tranche A Commitment at such time to the aggregate uncancelled Tranche A Commitments at such time or (ii) if the aggregate Tranche A Commitments have been terminated, the Pro Rata Share of such Bank as determined pursuant to the preceding clause (i) immediately prior to such termination, (b) with respect to amounts owing under the Tranche B Commitments, (i) if such Tranche B Commitments have not been canceled, the ratio (expressed as a percentage) of such Bank's uncancelled Tranche B Commitment at such time to the aggregate uncancelled Tranche B Commitments at such time or (ii) if the aggregate Tranche B Commitments have been terminated, the Pro Rata Share of such Bank as determined pursuant to the preceding clause (i) immediately prior to such termination, or (c) with respect to amounts owing generally under the Credit Agreement and the other Loan Documents, the ratio (expressed as a percentage) of aggregate Commitments of such Lender to the aggregate Commitments of all the Lenders (or if such Commitments have been terminated, the ratio (expressed as a percentage) of Credit Extensions owing to such Lender to the aggregate Credit Extensions owing to all such Lenders).

      "Reference Rate" means a fluctuating interest rate per annum as shall be in effect from time to time equal to the rate of interest publicly announced by Union Bank of California, N.A. (or such other Lender as shall then be serving as the Administrative Agent), as its reference rate, whether or not the Borrower has notice thereof.

      "Reference Rate Advance" means an Advance which bears interest as provided in Section 2.09(a).

      "Register" has the meaning set forth in paragraph (c) of Section 9.06.

      "Regulations D, T, U, and X" mean Regulations D, T, U, and X of the Federal Reserve Board, as the same is from time to time in effect, and all official rulings and interpretations thereunder or thereof.

      "Reimbursement Obligations" means all of the obligations of the Borrower to reimburse the Issuing Lender for amounts paid by the Issuing Lender under Letters of Credit as established by the Letter of Credit Applications and
Section 2.07(d).

      "Release" shall have the meaning set forth in CERCLA or under any other Environmental Law.

      "Reportable Event" means a "reportable event" described in Section 4043 of ERISA and the regulations issued thereunder.

      "Required Lenders" means, at any time, Lenders holding at least 67% of the aggregate of (a) the Tranche A Commitments or, if the Tranche A Commitments have been terminated, the outstanding principal amount of the Tranche A Advances and Letter of Credit Exposure and (b) the outstanding principal amount of the Tranche B Advances.

      "Response" shall have the meaning set forth in CERCLA or under any other Environmental Law.

      "Responsible Officer" means (a) with respect to any Person that is a corporation, such Person's Chief Executive Officer, President, Chief Financial Officer, Vice President or Secretary, (b) with respect to any Person that is a limited liability company, a manager or the Chief Executive Officer, President, Chief Financial Officer, Vice President or Secretary of such Person or of such Person's managing member or manager, and (c) with respect to any Person that is a general partnership or a limited liability partnership, the Chief Executive Officer, President, Chief Financial Officer, Vice President or Secretary of such Person's general partner or partners.

      "Restricted Payment" means, with respect to any Person, (a) any direct or indirect dividend or distribution (whether in cash, securities or other Property) or any direct or indirect payment of any kind or character (whether in cash, securities or other Property) in consideration for or otherwise in connection with any retirement, purchase, redemption or other acquisition of any Equity Interest of such Person, or any options, warrants or rights to purchase or acquire any such Equity Interest of such Person or (b) principal or interest payments (in cash, Property or otherwise) on, or redemptions of, subordinated debt of such Person; provided that the term "Restricted Payment" shall not include any dividend or distribution payable solely in Equity Interests of the Borrower or warrants, options, or other rights to purchase such Equity Interests.

      "Security Agreements" means the Security Agreements, each in substantially the form of the attached Exhibit I, executed by the Borrower, any of its Subsidiaries, or any of the Guarantors as the same may be amended, modified, or supplemented from time to time.

      "Security Instruments" means, collectively, (a) the Mortgages, (b) the Transfer Letters, (c) the Pledge Agreements, (d) the Security Agreements, (e) the Intercreditor Agreement, (f) each other agreement, instrument or document executed at any time in connection with the Pledge Agreements, the Security Agreements, or the Mortgages, (g) each agreement, instrument or document executed in connection with the Cash Collateral Account, and (h) each other agreement, instrument or document executed at any time in connection with securing the Obligations.

      "Solvent" means, with respect to any Person as of the date of any determination, that on such date (a) the fair value of the Property of such Person (both at fair valuation and at present fair saleable value) is greater than the total liabilities, including contingent liabilities, of such Person,
(b) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its assets and pay its debts and other liabilities, contingent obligations, and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's Property would constitute unreasonably small capital after giving due consideration to current and anticipated future capital requirements and current and anticipated future business conduct and the prevailing practice in the industry in which such

Person is engaged. In computing the amount of contingent liabilities at any time, such liabilities shall be computed at the amount which, in light of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

      "Subsidiary" of a Person means any corporation or other entity of which more than 50% of the outstanding Equity Interests having ordinary voting power under ordinary circumstances to elect a majority of the board of directors or similar governing body of such corporation or other entity (irrespective of whether at such time Equity Interests of any other class or classes of such corporation or other entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person. Unless otherwise indicated herein, each reference to the term "Subsidiary" shall mean a Subsidiary of the Borrower.

      "Swap Counterparty" means any Lender (or Affiliate of a Lender) that is party to a Hydrocarbon Hedge Agreement or Interest Hedge Agreement with the Borrower or any of its Subsidiaries.

      "Termination Event" means (a) a Reportable Event with respect to a Plan (other than a Reportable Event not subject to the provision for 30-day notice to the PBGC under such regulations), (b) the withdrawal of the Borrower or any of its Affiliates from a Plan during a plan year in which it was a "substantial employer" as defined in Section 4001(a)(2) of ERISA, (c) the filing of a notice of intent to terminate a Plan or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, (d) the institution of proceedings to terminate a Plan by the PBGC, or (e) any other event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan.

      "Tranche A Advance" means an advance by a Lender to the Borrower pursuant to Section 2.01(a) as part of a Tranche A Borrowing and refers to a Reference Rate Advance or a Eurodollar Rate Advance.

      "Tranche A Borrowing" means a borrowing consisting of Tranche A Advances made on the same day by the Lenders pursuant to Section 2.01(a).

      "Tranche A Commitment" means the amount set opposite such Lender's name on the Schedule II hereof as its Tranche A Commitment, or if such Lender has entered into any Assignment and Acceptance, as set forth for such Lender as its Tranche A Commitment in the Register maintained by the Administrative Agent pursuant to Section 9.06(c), as such amount may be reduced or terminated pursuant to Section 2.04 or Article VII or otherwise under this Agreement.

      "Tranche A Commitment Termination Date" means the earlier of (a) the Tranche A Maturity Date and (b) the earlier termination in whole of the Commitments pursuant to Section 2.04 or Article VII.

      "Tranche A Maturity Date" means March 2, 2007.

      "Tranche A Note" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of the attached Exhibit E-1, evidencing indebtedness of the Borrower to such Lender resulting from Tranche A Advances owing to such Lender.

      "Tranche B Advance" means an advance by a Lender to the Borrower pursuant to Section 2.01(b) as part of a Tranche B Borrowing and refers to a Reference Rate Advance. Tranche B Advances may not be comprised of Eurodollar Rate Advances.

      "Tranche B Borrowing" means a borrowing consisting of Tranche B Advances made on the same day by the Lenders pursuant to Section 2.01(b).

      "Tranche B Commitment" means the amount set opposite such Lender's name on the Schedule II hereof as its Tranche B Commitment, or if such Lender has entered into any Assignment and Acceptance, as set forth for such Lender as its Tranche B Commitment in the Register maintained by the Administrative Agent pursuant to Section 9.06(c), as such amount may be reduced or terminated pursuant to Section 2.04 or Article VII or otherwise under this Agreement.

      "Tranche B Commitment Termination Date" means the earlier of (a) March 2, 2004, (b) the date the initial Tranche B Advances are made, and (c) the earlier termination in whole of the Commitments pursuant to Section 2.04 or Article VII.

      "Tranche B Initial Payment Date" means the first Business Day after the Borrowing Base is redetermined in accordance with Section 2.02.

      "Tranche B Maturity Date" means December 2, 2004

      "Tranche B Note" means a promissory note of the Borrower payable to the order of any Lender, in substantially the form of the attached Exhibit E-2, evidencing indebtedness of the Borrower to such Lender resulting from Tranche B Advances owing to such Lender.

      "Transfer Letters" means, collectively, the letters in lieu of transfer orders in substantially the form of the attached Exhibit J and executed by the Borrower or any Guarantor or any of their respective Subsidiaries executing a Mortgage, as each of the same may be amended, modified or supplemented from time-to-time.

      "Type" has the meaning set forth in Section 1.04.

      "Unused Tranche A Commitment Amount" means, with respect to a Lender at any time, (a) the lesser of (i) such Lender's Tranche A Commitment at such time and (ii) such Lender's Pro Rata Share of the Borrowing Base then in effect at such time minus (b) the sum of (i) the aggregate outstanding principal amount of all Tranche A Advances owed to such Lender at such time and (ii) such Lender's Pro Rata Share of the aggregate Letter of Credit Exposure at such time.

      "Utilization Level" means the applicable category (being Level I, Level II or Level III) of pricing criteria contained in Schedule I, which is based on at any time of its determination on the percentage obtained by dividing (a) the outstanding principal amount of the Tranche A Advances and the Letter of Credit Exposure at such time by (b) the lesser of (i) the Tranche A Commitments and (ii) the Borrowing Base at such time.

      Section 1.02 Computation of Time Periods. In this Agreement, with respect to the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

      Section 1.03 Accounting Terms; Changes in GAAP. Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall (unless otherwise disclosed to the Lenders in writing at the time of delivery thereof) be prepared, in accordance with GAAP applied on a basis consistent with those used in the preparation of the latest financial statements furnished to the Lenders hereunder (which prior to the delivery of the first financial statements under Section 5.06 hereof, shall mean the Financial Statements and the Interim Financial Statements). All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with those used in the preparation of the annual or quarterly financial statements furnished to the Lenders pursuant to Section 5.06 hereof most recently delivered prior to or concurrently with such calculations (or, prior to the delivery of the first financial statements under Section 5.06 hereof, used in the preparation of the Financial Statements and the Interim Financial Statements); provided that, the effects of FAS 133 and the accounting rules thereunder shall be disregarded for the purpose of calculating compliance with Sections 6.17 through 6.20 to the extent that such effects do not otherwise impact the cash position of the Borrower and its consolidated Subsidiaries. In addition, all calculations and defined accounting terms used herein shall, unless expressly provided otherwise, when referring to any Person, refer to such Person on a consolidated basis and mean such Person and its consolidated subsidiaries.

      Section 1.04 Types and Classes of Advances. Advances are distinguished by "Type" and "Class." The "Type" of an Advance refers to the determination whether such Advance is a Eurodollar Rate Advance or Reference Rate Advance. The "Class" of an Advance refers to the determination whether such Advance is a Tranche A Advance or a Tranche B Advance.

      Section 1.05 Miscellaneous. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The words "hereof", "herein", and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The term "including" means "including, without limitation,". Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

                                   ARTICLE II

                                CREDIT FACILITIES

      Section 2.01 Commitment for Advances.

      (a) Tranche A Advances. Each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make Tranche A Advances to the Borrower from time to time on any Business Day during the period from the date of this Agreement until the Tranche A Commitment Termination Date in an amount for each Lender not to exceed such Lender's Unused Tranche A Commitment Amount. Each Tranche A Borrowing shall, in the case of Borrowings consisting of Reference Rate Advances, be in an aggregate amount not less than $500,000 and in integral multiples of $100,000 in excess thereof, and in the case of Borrowings consisting of Eurodollar Rate Advances, be in an aggregate amount not less than $500,000 and in integral multiples of $100,000 in excess thereof, and in each case shall consist of Tranche A Advances of the same Type made on the same day by the Lenders ratably according to their respective Tranche A Commitments. Within the limits of each Lender's Tranche A Commitment, and subject to the terms of this Agreement, the Borrower may from time to time borrow, prepay, and reborrow Tranche A Advances.

      (b) Tranche B Advances. Each Lender severally agrees, on the terms and conditions set forth in this Agreement, to make one Tranche B Advance to the Borrower on or before the Tranche B Commitment Termination Date in an aggregate amount not to exceed such Lender's Tranche B Commitment. Once repaid or prepaid, Tranche B Advances may not be reborrowed.

      (c) Notes. The indebtedness of the Borrower to each Lender resulting from the Tranche A Advances owing to such Lender shall be evidenced by a Tranche A Note of the Borrower payable to the order of such Lender. The indebtedness of the Borrower to each Lender resulting from the Tranche B Advances owing to such Lender shall be evidenced by a Tranche B Note of the Borrower payable to the order of such Lender.

      Section 2.02 Borrowing Base.

      (a) Borrowing Base. The initial Borrowing Base in effect as of the date of this Agreement has been set by the Administrative Agent and the Lenders and acknowledged by the Borrower as $110,000,000. Such initial Borrowing Base shall remain in effect until the next redetermination made pursuant to this Section
2.02. The Borrowing Base shall be determined in accordance with the standards set forth in Section 2.02(d) and is subject to periodic redetermination pursuant to Sections 2.02(b), and 2.02(c).

      (b) Calculation of Borrowing Base.

      (i) The Borrower shall deliver to the Administrative Agent and each of the Lenders on or before March 15, 2004 and thereafter on or before the last day of each February, beginning February 28, 2005, an Independent Engineering Report dated effective as of the immediately preceding January 1, and such other information as may be reasonably requested by any Lender with respect to the Oil and Gas Properties included or to be included in the Borrowing Base. The Administrative Agent shall promptly, and in any event within 30 days after the Administrative Agent and the Lenders' receipt of such Independent Engineering Report and other information, deliver to each Lender the Administrative Agent's recommendation for the redetermined Borrowing Base. The Administrative Agent and the Lenders shall promptly, and in any event within 15 days after the Lenders' receipt of the Administrative Agent's recommendation, redetermine the Borrowing Base in accordance with Section 2.02(d), and the Administrative Agent shall promptly notify the Borrower in writing of the amount of the Borrowing Base as so redetermined.

      (ii) The Borrower shall deliver to the Administrative Agent and each Lender on or before each April 30, July 31, and October 31 of each year beginning July 31, 2004, an Internal Engineering Report dated effective as of the immediately preceding April 1, July 1, and October 1, respectively, and such other information as may be reasonably requested by the Administrative Agent or any Lender with respect to the Oil and Gas Properties included or to be included in the Borrowing Base. Notwithstanding the foregoing sentence, after the Tranche B Advances have been repaid in full, the Borrower shall not be required to deliver an Internal Engineering Report on or before any April 30 or October 31, as applicable, occurring during any fiscal year so long as the Unused Tranche A Commitment Amount as of the fiscal quarter ended March 31 (in the case of the April 30 deadline) or September 30 (in the case of the October 31 deadline) during such year is at least $10,000,000 and a Borrowing Base Redetermination under this Section 2.02(b)(ii) shall not be made at such time. The Administrative Agent shall promptly, and in any event within 30 days after the Administrative Agent and the Lenders' receipt of such Internal Engineering Report and other information, deliver to each Lender the Administrative Agent's recommendation for the redetermined Borrowing Base. The Administrative Agent and the Lenders shall promptly, and in any event within 15 days after the Lenders' receipt of the Administrative Agent's recommendation, redetermine the Borrowing Base in accordance with Section 2.02(d), and the Administrative Agent shall promptly notify the Borrower in writing of the amount of the Borrowing Base as so redetermined.

      (iii) In the event that the Borrower does not furnish to the Administrative Agent and the Lenders the Independent Engineering Report, Internal Engineering Report or other information specified in clauses (i) and
(ii) above by the date specified therein, the Administrative Agent and the Lenders may nonetheless redetermine the Borrowing Base and redesignate the Borrowing Base from time-to-time thereafter in their sole discretion until the Administrative Agent and the Lenders receive the relevant Independent Engineering Report, Internal Engineering Report, or other information, as applicable, whereupon the Administrative Agent and the Lenders shall redetermine the Borrowing Base as otherwise specified in this Section 2.02.

      (iv) Each delivery of an Engineering Report by the Borrower to the Administrative Agent and the Lenders shall delivered with a certificate executed on behalf of the Borrower by a Responsible Officer of the Borrower, which certificate shall contain a representation and warranty by the Borrower to the Administrative Agent and the Lenders that, except as noted in such certificate,
(A) the Borrower and its Subsidiaries, as applicable, own the Oil and Gas Properties specified therein subject to an Acceptable Security Interest and free and clear of any Liens (except Permitted Liens), and (B) on and as of the date of such Engineering Report each Oil and Gas Property described as "proved developed" therein was developed for oil and gas, and the wells pertaining to such Oil and Gas Properties that are described therein as producing wells ("Wells"), were each producing oil and gas in paying quantities, except for Wells that were utilized as water or gas injection wells or as water disposal wells. Additionally, the Borrower shall deliver with each such Engineering Report a list of any Proven Reserves that have been sold or acquired by the Borrower and its Subsidiaries since the date of the last Engineering Report delivered to the Administrative Agent.

      (c) Interim Redeterminations. In addition to the Borrowing Base redeterminations provided for in Section 2.02(b) and 2.02(e), (i) after the Tranche B Advances have been paid in full, the Administrative Agent and the Lenders may, either in their sole discretion or at the request of the Borrower and based on such information as the Administrative Agent and the Lenders deem relevant (but in accordance with Section 2.02(d)), make one additional redetermination of the Borrowing Base during any period between scheduled redeterminations; and (ii) the Lenders may request an additional redetermination in connection with any sale or proposed sale of Oil and Gas Properties of the Borrower or any of its Subsidiaries having a market value of $5,000,000 or more to the extent any such sale is permitted by this Agreement. The party requesting the redetermination under the foregoing clauses (i) and (ii) shall give the other party at least 10 days' prior written notice that a redetermination of the Borrowing Base pursuant to this paragraph (c) is to be performed. In connection with any redetermination of the Borrowing Base under this Section 2.02(c), the Borrower shall provide the Administrative Agent and the Lenders with such information regarding the Borrower and its Subsidiaries' business (including, without limitation, its Oil and Gas Properties, the Proven Reserves, and production relating thereto) as the Administrative Agent or any Lender may request, including, in the case of requests for an increase to the Borrowing Base of $1,000,000 or more, an updated Independent Engineering Report. The Administrative Agent shall promptly, and in any event within 45 days after the Administrative Agent and the Lender's receipt of such information, and to the extent applicable, an updated Independent Engineering Report, notify the Borrower in writing of each redetermination of the Borrowing Base pursuant to this Section 2.02(c) and the amount of the Borrowing Base as so redetermined.

      (d) Standards for Redetermination. Each redetermination of the Borrowing Base by the Administrative Agent and the Lenders pursuant to this Section 2.02 shall be made (i) in the sole discretion of the Administrative Agent and the Lenders (but in accordance with the other provisions of this Section 2.02(d)),
(ii) in accordance with the Administrative Agent's and the Lenders' customary internal standards and practices for valuing and redetermining the value of Oil and Gas Properties in connection with reserve based oil and gas loan transactions, (iii) in conjunction with the most recent Independent Engineering Report or Internal Engineering Report, as applicable, or other information received by the Administrative Agent and the Lenders relating to the Proven Reserves of the Borrower and its Subsidiaries, and (iv) based upon the estimated value of the Proven Reserves owned by the Borrower and its Subsidiaries as determined by the Administrative Agent and the Lenders. In valuing and redetermining the Borrowing Base, the Administrative Agent and the Lenders may also consider the business, financial condition, and Debt obligations of the Borrower and its Subsidiaries and such other factors as the Administrative Agent and the Lenders customarily deem appropriate. In that regard, the Borrower acknowledges that the determination of the Borrowing Base contains an equity cushion (market value in excess of loan value), which is essential for the adequate protection of the Administrative Agent and the Lenders. No Proven Reserves shall be included or considered for inclusion in the Borrowing Base unless the Administrative Agent and the

Lenders shall have received, at the Borrower's expense, evidence of title satisfactory in form and substance to the Administrative Agent that the Administrative Agent has an Acceptable Security Interest in the Oil and Gas Properties relating thereto pursuant to the Security Instruments. If Borrower has not, within 10 days of the Borrower's receipt from the Administrative Agent of notification of a redetermination of the Borrowing Base under this Section
2.02 provided the Administrative Agent with written notice designating a lesser amount as the Borrowing Base, the Borrowing Base shall, effective on the 11th day after the Borrower's receipt of such notification regarding the Borrowing Base redetermination if no request has been provided by the Borrower for a lesser Borrowing Base amount, be equal to the redetermined amount in such notice provided by the Administrative Agent, or if the Borrower has provided notice to the Administrative Agent requesting a lesser amount for the Borrowing Base, the Borrowing Base shall be established at such lesser amount effective on the date the Borrower gives such request and shall, in either case, remain effective until the Borrowing Base is subsequently redetermined in accordance with this
Section 2.02.

      (e) Reduction and Redetermination for Bond Issuance. Notwithstanding the foregoing provisions of this Section 2.02, the Borrowing Base then in effect on the date of the closing of the Bond Issuance shall automatically reduce by an amount equal to (a) the gross proceeds from such Bond Issuance times (b) .25. Such reduction shall effective on the date of the closing of the Bond Issuance and such reduced Borrowing Base shall remain in effect until the date the Borrowing Base is otherwise redetermined pursuant to this Section 2.02. Additionally, the Administrative Agent and the Lenders may, based on such information as the Administrative Agent and the Lenders deem relevant (but in accordance with Section 2.02(d)), redetermine the Borrowing Base. In connection with any redetermination of the Borrowing Base under this Section 2.02(e), the Borrower shall provide the Administrative Agent and the Lenders with such information regarding the Borrower and its Subsidiaries' business (including, without limitation, its Oil and Gas Properties, the Proven Reserves, and production relating thereto) as the Administrative Agent or any Lender may request. The Administrative Agent shall promptly, and in any event within 45 days after the Administrative Agent and the Lender's receipt of such information notify the Borrower in writing of each redetermination of the Borrowing Base pursuant to this Section 2.02(e) and the amount of the Borrowing Base as so redetermined.

      (f) Voting. Any changes in, or renewals of, the Borrowing Base (other than increases in the Borrowing Base) must be consented to in writing by the Required Lenders. Any increases in the Borrowing Base must be consented to in writing by all the Lenders.

      Section 2.03 Method of Borrowing.

      (a) Notice. Each Borrowing shall be made pursuant to a Notice of Borrowing (or by telephone notice promptly confirmed in writing by a Notice of Borrowing), given not later than 10:00 a.m. (Dallas, Texas time) (i) on the third Business Day before the date of the proposed Borrowing, in the case of a Tranche A Borrowing comprised of Eurodollar Rate Advances or (ii) on the Business Day of the proposed Borrowing, in the case of a Borrowing comprised of Reference Rate Advances, by the Borrower to the Administrative Agent, which shall in turn give to each Lender prompt notice of such proposed Borrowing by telecopier or telex. Each Notice of a Borrowing shall be given by telecopier or telex, confirmed immediately in writing if by telex, specifying the information required therein. In the case of a proposed Tranche A Borrowing comprised of Eurodollar Rate Advances, the Administrative Agent shall promptly notify each Lender of the applicable interest rate under Section 2.09(b). Each Lender shall, before 12:00 p.m. (Dallas, Texas time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at its address referred to in Section 9.02, or such other location as the Administrative Agent may specify by notice to the Lenders, in same day funds, in the case of a Borrowing, such Lender's Pro Rata Share of such Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent shall make such funds available to the Borrower at its account with the Administrative Agent.

      (b) Conversions and Continuations. The Borrower may elect to Convert or continue any Tranche A Borrowing under this Section 2.03 by delivering an irrevocable Notice of Conversion or Continuation to the Administrative Agent at the Administrative Agent's office no later than 10:00 a.m. (Dallas, Texas time)
(i) on the date which is at least three Business Days in advance of the proposed Conversion or continuation date in the case of a Conversion to or a continuation of a Tranche A Borrowing comprised of Eurodollar Rate Advances and (ii) on the Business Day of the proposed Conversion in the case of a Conversion to a Tranche A Borrowing comprised of Reference Rate Advances. Each such Notice of Conversion or Continuation shall be in writing or by telex or telecopier, confirmed immediately in writing if by telex, specifying the information required therein. Promptly after receipt of a Notice of Conversion or Continuation under this Section, the Administrative Agent shall provide each Lender with a copy thereof and, in the case of a Conversion to or a continuation of a Tranche A Borrowing comprised of Eurodollar Rate Advances, notify each Lender of the applicable interest rate under Section 2.09(b).

      (c) Certain Limitations. Notwithstanding anything to the contrary contained in paragraphs (a) and (b) above:

            (i) at no time shall there be more than eight Interest Periods applicable to outstanding Eurodollar Rate Advances and the Borrower may not select Eurodollar Rate Advances for any Tranche A Borrowing at any time that a Default has occurred and is continuing;

            (ii) if any Lender shall, at least one Business Day before the date of any requested Tranche A Borrowing, Conversion, or continuation, notify the Administrative Agent and the Borrower that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other Governmental Authority asserts that it is unlawful, for such Lender or its Eurodollar Lending Office to perform its obligations under this Agreement to make Eurodollar Rate Advances or to fund or maintain Eurodollar Rate Advances, the right of the Borrower to select Eurodollar Rate Advances from such Lender shall be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and the Advance made by such Lender in respect of such Borrowing, Conversion, or continuation shall be a Reference Rate Advance;

            (iii) if the Administrative Agent is unable to determine the Eurodollar Rate for Eurodollar Rate Advances comprising any requested Tranche A Borrowing, the right of the Borrower to select Eurodollar Rate Advances for such Borrowing or for any subsequent Tranche

A Borrowing shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and each Advance comprising such Borrowing shall be a Reference Rate Advance;

            (iv) if the Required Lenders shall, at least one Business Day before the date of any requested Tranche A Borrowing, notify the Administrative Agent that the Eurodollar Rate for Eurodollar Rate Advances comprising such Borrowing will not adequately reflect the cost to such Lenders of making or funding their respective Eurodollar Rate Advances, as the case may be, for such Borrowing, the Administrative Agent shall promptly notify the Borrower and the right of the Borrower to select Eurodollar Rate Advances for such Borrowing or for any subsequent Tranche A Borrowing shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist, and each Advance comprising such Borrowing shall be a Reference Rate Advance; and

            (v) if the Borrower shall fail to select the duration or continuation of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01 and paragraph (b) above, the Administrative Agent shall forthwith so notify the Borrower and the Lenders and such Advances shall be made available to the Borrower on the date of the Tranche A Borrowing comprised of such Advances as Reference Rate Advances or, if existing Eurodollar Rate Advances, Convert into Reference Rate Advances.

      (d) Notices Irrevocable. Each Notice of Borrowing and Notice of Conversion or Continuation shall be irrevocable and binding on the Borrower. In the case of any Tranche A Borrowing for which the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Lender against any loss, out-of-pocket cost, or expense incurred by such Lender as a result of any failure by the Borrower to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III including, without limitation, any loss, cost, or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

      (e) Administrative Agent Reliance. Unless the Administrative Agent shall have received notice from a Lender before the date of any Borrowing that such Lender shall not make available to the Administrative Agent such Lender's Pro Rata Share of a Borrowing, the Administrative Agent may assume that such Lender has made its Pro Rata Share of such Borrowing available to the Administrative Agent on the date of such Borrowing in accordance with paragraph (a) of this
Section 2.03 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made its Pro Rata Share of such Borrowing available to the Administrative Agent, such Lender and the Borrower severally agree to immediately repay to the Administrative Agent on demand such corresponding amount, together with interest on such amount, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable on such day to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate for such day. If such Lender shall repay to the Administrative

Agent such corresponding amount and interest as provided above, such corresponding amount so repaid shall constitute such Lender's Advance as part of such Borrowing for purposes of this Agreement even though not made on the same day as the other Advances comprising such Borrowing.

      (f) Lender Obligations Several. The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, to make its Advance on the date of such Borrowing. No Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

      Section 2.04 Reduction of the Commitments.

      (a) The Borrower shall have the right, upon at least three Business Days' irrevocable notice to the Administrative Agent, to terminate in whole or reduce ratably in part the unused portion of the Tranche A Commitments; provided that each partial reduction shall be in the aggregate amount of $500,000 or in integral multiples of $100,000 in excess thereof. Additionally, the Tranche B Commitments shall automatically reduce to zero on the date the initial Tranche B Advances are made.

      (b) Any reduction and termination of the Tranche A Commitments or Tranche B Commitments pursuant to this Section 2.04 shall be applied ratably to each Lender's Tranche A Commitment or Tranche B Commitment, as applicable, and shall be permanent, with no obligation of the Lenders to reinstate such Commitments.

      Section 2.05 Prepayment of Advances.

      (a) Optional. The Borrower may prepay the Advances, after giving by 10:00 a.m. (Dallas, Texas time) (i) in the case of Eurodollar Rate Advances, at least three Business Days' or (ii) in the case of Reference Rate Advances, same Business Day's, irrevocable prior written notice to the Administrative Agent stating the proposed date and aggregate principal amount of such prepayment. If any such notice is given, the Borrower shall prepay the Advances in whole or ratably in part in an aggregate principal amount equal to the amount specified in such notice, together with accrued interest to the date of such prepayment on the principal amount prepaid and amounts, if any, required to be paid pursuant to Section 2.12 as a result of such prepayment being made on such date; provided, however, that each partial prepayment with respect to: (A) any amounts prepaid in respect of Eurodollar Rate Advances shall be applied to Eurodollar Rate Advances comprising part of the same Borrowing; (B) any prepayments made in respect of Reference Rate Advances shall be made in a minimum amounts of $250,000 and in integral multiples of $50,000 in excess thereof, and (C) any prepayments made in respect of any Borrowing comprised of Eurodollar Rate Advances shall be made in an aggregate principal amount of at least $500,000 and in integral multiples of $100,000 in excess thereof, and in an aggregate principal amount such that after giving effect thereto such Borrowing shall have a remaining principal amount outstanding with respect to such Borrowing of at least $500,000. Full prepayments of any Borrowing are permitted without restriction of amounts.

      (b) Borrowing Base Deficiency. If the aggregate outstanding amount of the Tranche A Advances plus the Letter of Credit Exposure ever exceeds the lesser of the (i) Borrowing Base and (ii) the aggregate Tranche A Commitments, the Borrower shall after receipt of written notice from the Administrative Agent regarding such deficiency, deliver to the Administrative Agent within ten days of receipt of such notice from the Administrative Agent, a written response indicating which of the following actions it intends to take to remedy the Borrowing Base deficiency (and the failure of the Borrower to deliver such election notice or to perform the action chosen to remedy such Borrowing Base deficiency shall constitute an Event of Default):

            (i) prepay Tranche A Advances to the extent of the Borrowing Base deficiency set forth in such notice or, if the Tranche A Advances have been repaid in full, make deposits to the extent of such Borrowing Base deficiency set forth in such notice into the Cash Collateral Account to provide cash collateral for the Letter of Credit Exposure, such that the Borrowing Base deficiency is cured within 10 days after the date such deficiency notice is received by the Borrower from the Administrative Agent;

            (ii) pledge as Collateral for the Obligations additional Oil and Gas Properties acceptable to the Administrative Agent and each of Lenders such that the Borrowing Base deficiency is cured within 30 days after the date such deficiency notice is received by the Borrower from the Administrative Agent; or

            (iii) (A) deliver written notice to the Administrative Agent indicating the Borrower's election to repay the Tranche A Advances and make deposits into the Cash Collateral Account to provide cash collateral for the Letters of Credit, in each case to the extent of the Borrowing Base deficiency set forth in such notice, each in six monthly installments equal to one-sixth of such Borrowing Base deficiency with the first such installment due 30 days after the date such deficiency notice is received by the Borrower from the Administrative Agent and each following installment due 30 days after the preceding installment, and (B) make such payments and deposits within such time periods.

Each prepayment pursuant to this Section 2.05(b) shall be accompanied by accrued interest on the amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section 2.12 as a result of such prepayment being made on such date. Each prepayment under clauses (i) and (iii) of this
Section 2.05(b) shall be applied to the Tranche A Advances as determined by the Administrative Agent and agreed to by the Lenders in their sole discretion.

      (c) Reduction of Commitments. On the date of each reduction of the aggregate Tranche A Commitments pursuant to Section 2.04, the Borrower agrees to make a prepayment in respect of the outstanding amount of the Tranche A Advances to the extent, if any, that the aggregate unpaid principal amount of all Tranche A Advances plus the Letter of Credit Exposure exceeds the lesser of (A) the aggregate Tranche A Commitments, as so reduced and (B) the Borrowing Base. Each prepayment pursuant to this Section 2.05(c) shall be accompanied by accrued interest on the amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section 2.12 as a result of such prepayment being made on such date. Each prepayment under this Section 2.05(c) shall be applied to the Tranche A Advances as determined by the Administrative Agent and agreed to by the Lenders in their sole discretion.

      (d) Illegality. If any Lender shall notify the Administrative Agent and the Borrower that, on or after the date hereof, the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful, or that any central bank or other Governmental Authority asserts that it is unlawful for such Lender or its Eurodollar Lending Office to perform its obligations under this Agreement to maintain any Eurodollar Rate Advances of such Lender then outstanding hereunder, (i) the Borrower shall, no later than 10:00 a.m. (Dallas, Texas time) (A) if not prohibited by law, on the last day of the Interest Period for each outstanding Eurodollar Rate Advance made by such Lender or (B) if required by such notice, on the second Business Day following its receipt of such notice, prepay all of the Eurodollar Rate Advances made by such Lender then outstanding, together with accrued interest on the principal amount prepaid to the date of such prepayment and amounts, if any, required to be paid pursuant to Section 2.12 as a result of such prepayment being made on such date, (ii) such Lender shall simultaneously make a Reference Rate Advance to the Borrower on such date in an amount equal to the aggregate principal amount of the Eurodollar Rate Advances prepaid to such Lender, and (iii) the right of the Borrower to select Eurodollar Rate Advances from such Lender for any subsequent Tranche A Borrowing shall be suspended until such Lender gives notice referred to above shall notify the Administrative Agent that the circumstances causing such suspension no longer exist. If any Lender shall give the notice to the Administrative Agent contemplated by this Section, such Lender shall designate a different Eurodollar Lending Office if such designation will avoid the need to continue to provide such notice and will not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

      (e) No Additional Right; Ratable Prepayment. The Borrower shall have no right to prepay any principal amount of any Advance except as provided in this
Section 2.05, and all notices given pursuant to this Section 2.05 shall be irrevocable and binding upon the Borrower. Each payment of any Advance pursuant to this Section 2.05 shall be made in a manner such that all Advances comprising part of the same Borrowing are paid in whole or ratably in part.

      Section 2.06 Repayment of Advances.

      (a) Tranche A. The Borrower shall repay to the Administrative Agent for the ratable benefit of the Lenders the outstanding principal amount of each Tranche A Advance, together with any accrued interest thereon, on the Tranche A Maturity Date or such earlier date pursuant to Section 7.02 or Section 7.03.

      (b) Tranche B. The Borrower shall repay to the Administrative Agent for the ratable benefit of the Lenders the outstanding principal amount of all Tranche B Advances, together with any accrued interest thereon, as follows: (i) if the Borrowing Base is increased due to a redetermination made under Section 2.02, on the Tranche B Initial Payment Date with the proceeds of a Tranche A Borrowing, in an amount equal to such increase; (ii) on September 2, 2004, in an amount equal to one-half of the principal amount of all Tranche B Advances which were outstanding on the Tranche B Initial Payment Date after giving effect to any payment made by the Borrower on such date as required under clause (i) above; and (iii) on the Tranche B Maturity Date or such earlier date pursuant to
Section 7.02 or Section 7.03, the outstanding principal amount of the Tranche B Advances. Each such payment shall be made together with all accrued, unpaid interest on the Tranche B Advances through the payment date.

      Section 2.07 Letters of Credit.

      (a) Commitment. From time to time from the date of this Agreement until 30 days prior to the Tranche A Maturity Date, at the request of the Borrower, the Issuing Lender shall, on the terms and conditions hereinafter set forth, issue, increase, or extend the Expiration Date of, Letters of Credit for the account of the Borrower on any Business Day. No Letter of Credit will be issued, increased, or extended:

            (i) if such issuance, increase, or extension would cause the Letter of Credit Exposure to exceed the lesser of (A) $10,000,000 and (B) the Unused Tranche A Commitment Amount;

            (ii) if such Letter of Credit has an Expiration Date later than the earlier of (A) one year after the date of issuance thereof and (B) 30 days prior to the Tranche A Maturity Date;

            (iii) unless such Letter of Credit Documents are in form and substance acceptable to the Issuing Lender in its sole discretion;

            (iv) unless such Letter of Credit is a standby letter of credit not supporting the repayment of indebtedness for borrowed money of any Person;

            (v) unless the Borrower has delivered to the Issuing Lender a completed and executed Letter of Credit Application; and

            (vi) unless such Letter of Credit is governed by the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 or any successor to such publication.

If the terms of any Letter of Credit Application referred to in the foregoing clause (v) conflicts with the terms of this Agreement, the terms of this Agreement shall control.

      (b) Participations. Upon the date of the issuance or increase of a Letter of Credit, the Issuing Lender shall be deemed to have sold to each other Lender having a Tranche A Commitment and each other Lender having a Tranche A Commitment shall have been deemed to have purchased from the Issuing Lender a participation in the related Letter of Credit Obligations equal to such Lender's Pro Rata Share at such date and such sale and purchase shall otherwise be in accordance with the terms of this Agreement. The Issuing Lender shall promptly notify each such participant Lender having a Tranche A Commitment by telex, telephone, or telecopy of each Letter of Credit issued, increased, or extended or converted and the actual dollar amount of such Lender's participation in such Letter of Credit.

      (c) Issuing. Each Letter of Credit shall be issued, increased, or extended pursuant to a Letter of Credit Application (or by telephone notice promptly confirmed in writing by a Letter of Credit Application), given not later than 10:00 a.m. (Dallas, Texas time) on the fifth Business Day before the date of the proposed issuance, increase, or extension of the Letter of Credit, and the Issuing Lender shall give to each other Lender prompt notice thereof by telex, telephone, or telecopy. Each Letter of Credit Application shall be delivered by facsimile or by mail specifying the information required therein; provided that if such Letter of Credit Application is delivered by facsimile, the Borrower shall follow such facsimile with an original by mail. After the Issuing Lender's receipt of such Letter of Credit Application (by facsimile or by mail) and upon fulfillment of the applicable conditions set forth in Article III, the Issuing Lender shall issue, increase, or extend such Letter of Credit for the account of the Borrower. Each Letter of Credit Application shall be irrevocable and binding on the Borrower.

      (d) Reimbursement. The Borrower hereby agrees to pay on demand to the Issuing Lender an amount equal to any amount paid by the Issuing Lender under any Letter of Credit. In the event the Issuing Lender makes a payment pursuant to a request for draw presented under a Letter of Credit and such payment is not promptly reimbursed by the Borrower upon demand, the Issuing Lender shall give the Administrative Agent notice of the Borrower's failure to make such reimbursement, and the Administrative Agent shall promptly notify each Lender having a Commitment of the amount necessary to reimburse the Issuing Lender. Upon such notice from the Administrative Agent, each Lender shall promptly reimburse the Issuing Lender for such Lender's Pro Rata Share of such amount, and such reimbursement shall be deemed for all purposes of this Agreement to be an Advance to the Borrower transferred at the Borrower's request to the Issuing Lender. If such reimbursement is not made by any Lender to the Issuing Lender on the same day on which the Administrative Agent notifies such Lender to make reimbursement to the Issuing Lender hereunder, such Lender shall pay interest on its Pro Rata Share thereof to the Issuing Lender at a rate per annum equal to the Federal Funds Rate. The Borrower hereby unconditionally and irrevocably authorizes, empowers, and directs the Administrative Agent and the Lenders to record and otherwise treat such reimbursements to the Issuing Lender as Reference Rate Advances under a Tranche A Borrowing requested by the Borrower to reimburse the Issuing Lender which have been transferred to the Issuing Lender at the Borrower's request.

      (e) Obligations Unconditional. The obligations of the Borrower under this Agreement in respect of each Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including, without limitation, the following circumstances:

            (i) any lack of validity or enforceability of any Letter of Credit Documents;

            (ii) any amendment or waiver of, or any consent to or departure from, any Letter of Credit Documents;

            (iii) the existence of any claim, set-off, defense, or other right which the Borrower may have at any time against any beneficiary or transferee of such Letter of Credit (or any Persons for whom any such beneficiary or any such transferee may be acting), the Issuing Lender, or any other person or entity, whether in connection with this Agreement, the transactions contemplated in this Agreement or in any Letter of Credit Documents, or any unrelated transaction;

            (iv) any statement or any other document presented under such Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

            (v) payment by the Issuing Lender under such Letter of Credit against presentation of a draft or certificate which does not strictly comply with the terms of such Letter of Credit; or

            (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

provided, however, that nothing contained in this paragraph (e) shall be deemed to constitute a waiver of any remedies of the Borrower in connection with the Letters of Credit or the Borrower's rights under Section 2.07(f) below.

      (f) Liability of Issuing Lender. The Borrower assumes all risks of the acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Lender nor any of its officers or directors shall be liable or responsible for:

            (i) the use which may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith;

            (ii) the validity, sufficiency, or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent, or forged;

            (iii) payment by the Issuing Lender against presentation of documents which do not strictly comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the relevant Letter of Credit; or

            (iv) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit (INCLUDING THE ISSUING LENDER'S OWN NEGLIGENCE),

except that the Borrower shall have a claim against the Issuing Lender, and the Issuing Lender shall be liable to the Borrower, to the extent of any direct, as opposed to consequential, damages suffered by the Borrower which the Borrower proves were caused by the Issuing Lender's willful misconduct or gross negligence in determining whether documents presented under a Letter of Credit comply with the terms of such Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Lender may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

      (g) Cash Collateral Account.

            (i) If the Borrower is required to deposit funds in the Cash Collateral Account pursuant to Sections 2.05(b), 7.02(b), or 7.03(b), then the Borrower and the Issuing Lender shall establish the Cash Collateral Account and the Borrower shall execute any documents and agreements, including the Issuing Lender's standard form assignment of deposit accounts, that the Issuing Lender requests in connection therewith to establish the Cash Collateral Account and grant the Issuing Lender a first priority security interest in such account and the funds therein.

The Borrower hereby pledges to the Administrative Agent and grants to the Administrative Agent for the benefit of the Administrative Agent, the Issuing Lender and the Lenders a security interest in the Cash Collateral Account, whenever established, all funds held in the Cash Collateral Account from time to time, and all proceeds thereof as security for the payment of the Obligations.

            (ii) So long as no Default or Event of Default Exists, (A) the Administrative Agent may apply the funds held in the Cash Collateral Account only to the reimbursement of any Letter of Credit Obligations, and (B) the Administrative Agent shall release to the Borrower at the Borrower's written request any funds held in the Cash Collateral Account in an amount up to but not exceeding the excess, if any (immediately prior to the release of any such funds), of the total amount of funds held in the Cash Collateral Account over the Letter of Credit Exposure. During the existence of any Default or Event of Default, the Administrative Agent may apply any funds held in the Cash Collateral Account to the Obligations in accordance with Section 7.06, regardless of any Letter of Credit Exposure that may remain outstanding.

            (iii) The Administrative Agent shall exercise reasonable care in the custody and preservation of any funds held in the Cash Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Administrative Agent accords its own Property, it being understood that the Administrative Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any such funds.

      Section 2.08 Fees.

      (a) Commitment Fees. The Borrower agrees to pay to the Administrative Agent for the account of each Lender having a Tranche A Commitment a commitment fee at a per annum rate equal to the Commitment Fee Rate on the average daily Unused Tranche A Commitment Amount of such Lender, from the date of this Agreement until the Tranche A Commitment Termination Date. The commitment fees shall be due and payable quarterly in arrears on the last day of each March, June, September, and December commencing on March 31, 2004 and continuing thereafter through and including the Tranche A Commitment Termination Date.

      (b) Letter of Credit Fees.

            (i) The Borrower agrees to pay (A) to the Administrative Agent for the pro rata benefit of the Lenders having a Tranche A Commitment a per annum letter of credit fee for each Letter of Credit issued hereunder in an amount equal to the greater of (1) the Applicable Margin then in effect for Eurodollar Rate Advances times the daily maximum amount available to be drawn under such Letter of Credit and (2) $1,000.00, and (B) to the Issuing Lender, a fronting fee for each Letter of Credit equal to the greater of (1) .10% per annum times the daily maximum amount available to be drawn under such Letter of Credit and
(2) $500.00. Each such fee shall be computed on a quarterly basis in arrears and be due and payable on the last day of each March, June, September, and December commencing March 31, 2004.

            (ii) The Borrower also agrees to pay to the Issuing Lender such other usual and customary fees associated with any transfers, amendments, drawings, negotiations or reissuances of any Letters of Credit.

      (c) Administrative Fees. The Borrower agrees to pay to the Administrative Agent the annual agency fees described in the Commitment Letter dated January 21, 2004 from the Administrative Agent to MEI Acquisitions, LLC, ACON Investments, LLC and Riverstone Holdings LLC.

      (d) Borrowing Base Increase Fees. The Borrower agrees to pay to the Administrative Agent for the account of the Lenders having a Tranche A Commitment in connection with any increase of the Borrowing Base, a borrowing base increase fee on the amount of such increase; provided that, no such increase fee shall be charged in connection the first $25,000,000 increase in the Borrowing Base associated with the refinancing, if any, of the Tranche B Advances. The borrowing base increase fee shall be in an amount equal to .375% multiplied by the amount of the increase and shall be due and payable on the Business Day following the date that the increase to the Borrowing Base becomes effective.

      Section 2.09 Interest. The Borrower shall pay interest on the unpaid principal amount of each Advance made by each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

      (a) Reference Rate Advances. If such Advance is a Reference Rate Advance, a rate per annum equal at all times to the Adjusted Reference Rate in effect from time to time plus the Applicable Margin in effect from time to time, payable quarterly in arrears on the last day of each quarter and on the date such Reference Rate Advance shall be paid in full.

      (b) Eurodollar Rate Advances. If such Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during the Interest Period for such Advance to the Eurodollar Rate for such Interest Period plus the Applicable Margin in effect from time to time, payable on the last day of such Interest Period, or if such Interest Period is longer than three months in duration, on each third monthly anniversary occurring from and after the first date of such Interest Period (e.g. the three-month anniversary date, the six-month anniversary date and the nine-month anniversary date in the case of a Interest Period that is twelve months in duration) and on the last day of such Interest Period.

      (c) Additional Interest on Eurodollar Rate Advances. The Borrower shall pay to each Lender, so long as any such Lender shall be required under regulations of the Federal Reserve Board to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional interest on the unpaid principal amount of each Eurodollar Rate Advance of such Lender, from the effective date of such Advance until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the Eurodollar Rate for the Interest Period for such Advance from (ii) the rate obtained by dividing such Eurodollar Rate by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Lender for such Interest Period, payable on each date on which interest is payable on such Advance. Such additional interest payable to any Lender shall be determined by such Lender and notified to the Borrower through the Administrative Agent (such notice to include the calculation of such additional interest, which calculation shall be conclusive in the absence of manifest error).

      (d) Usury Recapture.

            (i) If, with respect to any Lender, the effective rate of interest contracted for under the Loan Documents, including the stated rates of interest and fees contracted for hereunder and any other amounts contracted for under the Loan Documents which are deemed to be interest, at any time exceeds the Maximum Rate, then the outstanding principal amount of the loans made by such Lender hereunder shall bear interest at a rate which would make the effective rate of interest for such Lender under the Loan Documents equal the Maximum Rate until the difference between the amounts which would have been due at the stated rates and the amounts which were due at the Maximum Rate (the "Lost Interest") has been recaptured by such Lender.

            (ii) If, when the loans made hereunder are repaid in full, the Lost Interest has not been fully recaptured by such Lender pursuant to the preceding paragraph, then, to the extent permitted by law, for the loans made hereunder by such Lender the interest rates charged under Section 2.09 hereunder shall be retroactively increased such that the effective rate of interest under the Loan Documents was at the Maximum Rate since the effectiveness of this Agreement to the extent necessary to recapture the Lost Interest not recaptured pursuant to the preceding sentence and, to the extent allowed by law, the Borrower shall pay to such Lender the amount of the Lost Interest remaining to be recaptured by such Lender.

            (iii) NOTWITHSTANDING THE FOREGOING OR ANY OTHER TERM IN THIS AGREEMENT AND THE LOAN DOCUMENTS TO THE CONTRARY, IT IS THE INTENTION OF EACH LENDER AND THE BORROWER TO CONFORM STRICTLY TO ANY APPLICABLE USURY LAWS. ACCORDINGLY, IF ANY LENDER CONTRACTS FOR, CHARGES, OR RECEIVES ANY CONSIDERATION WHICH CONSTITUTES INTEREST IN EXCESS OF THE MAXIMUM RATE, THEN ANY SUCH EXCESS SHALL BE CANCELED AUTOMATICALLY AND, IF PREVIOUSLY PAID, SHALL AT SUCH LENDER'S OPTION BE APPLIED TO THE OUTSTANDING AMOUNT OF THE LOANS MADE HEREUNDER BY SUCH LENDER OR BE REFUNDED TO THE BORROWER.

      Section 2.10 Payments and Computations.

      (a) Payment Procedures. The Borrower shall make each payment under this Agreement and under the Notes not later than 10:00 a.m. (Dallas, Texas time) on the day when due in Dollars to the Administrative Agent at the location referred to in the Notes (or such other location as the Administrative Agent shall designate in writing to the Borrower) in same day funds without deduction, setoff, or counterclaim of any kind. The Administrative Agent shall promptly thereafter cause to be distributed like funds relating to the payment of principal, interest or fees ratably (other than amounts payable solely to the Administrative Agent, the Issuing Lender, or a specific Lender pursuant to
Section 2.08(c), 2.09(c), 2.12, 2.13, 2.14, 8.05, or 9.07, but after taking into account payments effected pursuant to Section 9.04) in accordance with each Lender's Pro Rata Share to the Lenders for the account of their respective Applicable Lending Offices, and like funds relating to the payment of any other amount payable to any

Lender or the Issuing Lender to such Lender for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement.

      (b) Computations. All computations of interest based on the Reference Rate and of commitment fees shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate and the Federal Funds Rate and Letter of Credit fees shall be made by the Administrative Agent, on the basis of a year of 360 days, in each case for the actual number of days (including the first day, but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent of an interest rate or fee shall be conclusive and binding for all purposes, absent manifest error.

      (c) Non-Business Day Payments. Whenever any payment shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

      (d) Administrative Agent Reliance. Unless the Administrative Agent shall have received written notice from the Borrower prior to the date on which any payment is due to the Lenders that the Borrower shall not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such date an amount equal to the amount then due such Lender. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender, together with interest, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent, at the Federal Funds Rate for such day.

      Section 2.11 Sharing of Payments, Etc. If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) on account of the Advances or Letter of Credit Obligations made by it in excess of its Pro Rata Share of payments on account of the Advances or Letter of Credit Obligations obtained by all the Lenders, such Lender shall notify the Administrative Agent and forthwith purchase from the other Lenders such participations in the Advances made by them or Letter of Credit Obligations held by them as shall be necessary to cause such purchasing Lender to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender, such purchase from each Lender shall be rescinded and such Lender shall repay to the purchasing Lender the purchase price to the extent of such Lender's ratable share (according to the proportion of (a) the amount of the participation sold by such Lender to the purchasing Lender as a result of such excess payment to (b) the total amount of such excess payment) of such recovery, together with an amount equal to such Lender's ratable share (according to the proportion of (i) the amount of such Lender's required repayment to the purchasing Lender to (ii) the total amount of all such required repayments to the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this Section 2.11 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation.

      Section 2.12 Breakage Costs. If (a) any payment of principal of any Eurodollar Rate Advance is made other than on the last day of the Interest Period for such Advance, whether as a result of any payment pursuant to Section 2.05, the acceleration of the maturity of the Notes pursuant to Article VII, or otherwise, or (b) the Borrower fails to make a principal or interest payment with respect to any Eurodollar Rate Advance on the date such payment is due and payable, the Borrower shall, within 10 days of any written demand (which written demand shall include a calculation of the losses, costs and expenses referred to below) sent by any Lender to the Borrower through the Administrative Agent, pay to the Administrative Agent for the account of such Lender any amounts required to compensate such Lender for any additional losses, out-of-pocket costs or expenses which it may reasonably incur as a result of such payment or nonpayment, including, without limitation, any loss (but excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender to fund or maintain such Advance.

      Section 2.13 Increased Costs.

      (a) Eurodollar Rate Advances. If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements included in the Eurodollar Rate Reserve Percentage) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding, or maintaining Eurodollar Rate Advances, then the Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), immediately pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost; provided, however, that before making any such demand, each Lender agrees to use reasonable efforts to designate a different lending office if the making of such a designation would avoid the need for, or reduce the amount of, such increased cost and would not, in the reasonable judgment of such Lender, be otherwise disadvantageous to such Lender; provided, further, that the Borrower shall not be obligated for the payment of any such additional amounts to the extent such costs accrued more than 120 days prior to the date the Borrower was given such demand. A certificate as to the amount of such increased cost and detailing the calculation of such cost submitted to the Borrower and the Administrative Agent by such Lender shall be conclusive and binding for all purposes, absent manifest error.

      (b) Capital Adequacy. If any Lender or the Issuing Lender determines in good faith, on or after the date hereof, that compliance with any law or regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Lender or the Issuing Lender or any corporation controlling such Lender or the Issuing Lender and that the amount of such capital is increased by or based upon the existence of such Lender's commitment to lend or the Issuing Lender's commitment to issue the Letters of Credit and other commitments of this type, then, upon 30 days' prior written notice by such Lender or the Issuing Lender (with a copy of any such demand to the Administrative Agent), the Borrower shall immediately pay to the Administrative Agent for the account of such Lender or to the Issuing Lender, as the case may be, from time to time as specified by such Lender or the Issuing Lender, additional amounts sufficient to compensate such Lender or the Issuing Lender, in light of such circumstances, (i) with respect to such Lender, to the extent that such Lender reasonably determines such increase in capital to be allocable to the existence of such Lender's commitment to lend under this Agreement and (ii) with respect to the Issuing Lender, to the extent that the Issuing Lender reasonably determines such increase in capital to be allocable to the issuance or maintenance of the Letters of Credit. A certificate as to such amounts and detailing the calculation of such amounts submitted to the Borrower by such Lender or the Issuing Lender shall be conclusive and binding for all purposes, absent manifest error.

      (c) Letters of Credit. If any change in any law or regulation or in the interpretation thereof by any court or administrative or Governmental Authority charged with the administration thereof shall either (i) impose, modify, or deem applicable any reserve, special deposit, or similar requirement against letters of credit issued by, or assets held by, or deposits in or for the account of, the Issuing Lender or (ii) impose on the Issuing Lender any other condition regarding the provisions of this Agreement relating to the Letters of Credit or any Letter of Credit Obligations, and the result of any event referred to in the preceding clause (i) or (ii) shall be to increase the cost to the Issuing Lender of issuing or maintaining any Letter of Credit (which increase in cost shall be determined by the Issuing Lender's reasonable allocation of the aggregate of such cost increases resulting from such event), then, upon demand by the Issuing Lender, the Borrower shall pay to the Issuing Lender, from time to time as specified by the Issuing Lender, additional amounts which shall be sufficient to compensate the Issuing Lender for such increased cost; provided, however, that the Borrower shall not be obligated for the payment of any such additional amounts to the extent such costs accrued more than 120 days prior to the date the Borrower was given such demand. A certificate as to such increased cost incurred by the Issuing Lender, as a result of any event mentioned in clause (i) or (ii) above, and detailing the calculation of such increased costs submitted by the Issuing Lender to the Borrower, shall be conclusive and binding for all purposes, absent manifest error.

      Section 2.14 Taxes.

      (a) No Deduction for Certain Taxes. Any and all payments by the Borrower shall be made, in accordance with Section 2.10, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, in the case of each Lender, the Issuing Lender, and the Administrative Agent, taxes imposed on its income, and franchise taxes imposed on it (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes") and, in the case of each Lender and the Issuing Lender, Taxes by the jurisdiction of such Lender's Applicable Lending Office or any political subdivision of such jurisdiction. If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable to any Lender, the Issuing Lender, or the Administrative Agent, (i) the sum payable shall be increased as may be necessary so that, after making all required deductions (including deductions applicable to additional sums payable under this Section 2.14), such Lender, the Issuing Lender, or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made; provided, however, that if the Borrower's obligation to deduct or withhold Taxes is caused solely by such Lender's, the Issuing Lender's, or the Administrative Agent's failure to provide the forms described in paragraph (d) of this Section 2.14 and such Lender, the Issuing Lender, or the Administrative Agent could have provided such forms, no such increase shall be required; (ii) the Borrower shall make such deductions; and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

      (b) Other Taxes. In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the Notes, or the other Loan Documents (hereinafter referred to as "Other Taxes").

      (c) Indemnification. THE BORROWER INDEMNIFIES EACH LENDER, THE ISSUING LENDER, AND THE ADMINISTRATIVE AGENT FOR THE FULL AMOUNT OF TAXES OR OTHER TAXES (INCLUDING, WITHOUT LIMITATION, ANY TAXES OR OTHER TAXES IMPOSED BY ANY JURISDICTION ON AMOUNTS PAYABLE UNDER THIS SECTION 2.14) PAID BY SUCH LENDER, THE ISSUING LENDER, OR THE ADMINISTRATIVE AGENT (AS THE CASE MAY BE) AND ANY LIABILITY (INCLUDING INTEREST AND EXPENSES) ARISING THEREFROM OR WITH RESPECT THERETO, WHETHER OR NOT SUCH TAXES OR OTHER TAXES WERE CORRECTLY OR LEGALLY ASSERTED. EACH PAYMENT REQUIRED TO BE MADE BY THE BORROWER IN RESPECT OF THIS INDEMNIFICATION SHALL BE MADE TO THE ADMINISTRATIVE AGENT FOR THE BENEFIT OF ANY PARTY CLAIMING SUCH INDEMNIFICATION WITHIN 30 DAYS FROM THE DATE THE BORROWER RECEIVES WRITTEN DEMAND THEREFOR FROM THE ADMINISTRATIVE AGENT ON BEHALF OF ITSELF AS ADMINISTRATIVE AGENT, THE ISSUING LENDER, OR ANY SUCH LENDER. IF ANY LENDER, THE ADMINISTRATIVE AGENT, OR THE ISSUING LENDER RECEIVES A REFUND IN RESPECT OF ANY TAXES PAID BY THE BORROWER UNDER THIS PARAGRAPH (C), SUCH LENDER, THE ADMINISTRATIVE AGENT, OR THE ISSUING LENDER, AS THE CASE MAY BE, SHALL PROMPTLY PAY TO THE BORROWER THE BORROWER'S SHARE OF SUCH REFUND.

      (d) Foreign Lender Withholding Exemption. Each Lender and Issuing Lender that is not incorporated under the laws of the United States of America or a state thereof agrees that it shall deliver to the Borrower and the Administrative Agent (i) if such Lender or Issuing Lender is not a United States person, two duly completed copies of United States Internal Revenue Service Form W8-ECI or W8-BEN or successor applicable form, as the case may be, certifying in each case that such Lender is entitled to receive payments under this Agreement and the Notes payable to it, without deduction or withholding of any United States federal income taxes, (ii) if such Lender or Issuing Lender is a United States person, an Internal Revenue Service Form W-8 or W-9 or successor applicable form, as the case may be, to establish an exemption from United States backup withholding tax, and (iii) any other certification, identification, information or documentation which is necessary or required under an applicable tax treaty or otherwise by law to reduce or eliminate any withholding tax, which has been reasonably requested by the Borrower. Each Lender which delivers to the Borrower and the Administrative Agent a Form W8-ECI, W8-BEN or W-9 pursuant to the next preceding sentence further undertakes to deliver to the Borrower and the Administrative Agent two further copies of the said letter and Form W8-ECI, W8-BEN or W-9, or successor applicable forms, or other applicable certification, as the case may be, on or before the date that any such form or certification expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form or other certification previously delivered by it to the Borrower and the Administrative Agent, and such extensions or renewals thereof as may reasonably be requested by the Borrower and the Administrative Agent certifying in the case of a Form W8-ECI or W8-BEN that such Lender is entitled to receive payments under this Agreement without deduction or withholding of any United States federal income taxes. If an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any delivery required by the preceding sentence would otherwise be required which renders all such forms inapplicable or which would prevent any Lender from duly completing and delivering any such letter or form with respect to it and such Lender advises the Borrower and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, and in the case of a Form W-8 or W-9, establishing an exemption from United States backup withholding tax, such Lender shall not be required to deliver such letter or forms. The Borrower shall withhold tax at the rate and in the manner required by the laws of the United States with respect to payments made to a Lender failing to timely provide the requisite Internal Revenue Service forms.

                                  ARTICLE III

                              CONDITIONS OF LENDING

      Section 3.01 Conditions Precedent to Initial Advances. The obligation of each Lender to make the initial Advances hereunder and the obligation of the Issuing Lender to issue the initial Letters of Credit is subject to the conditions precedent that:

      (a) Documentation. The Administrative Agent shall have received the following duly executed by all the parties thereto, in form and substance satisfactory to the Administrative Agent, the Issuing Lender and the Lenders, and, where applicable, in sufficient copies for each Lender:

            (i) this Agreement, a Tranche A Note payable to the order of each Lender in the amount of its Tranche A Commitment, a Tranche B Note payable to the order of each Lender in the amount of its Tranche B Commitment, the Guaranties, the Pledge Agreements executed by the Parent, Holdings, and the Borrower, the Security Agreements, and Mortgages encumbering substantially all of the Borrower's and its Subsidiaries' Proven Reserves and Oil and Gas Properties in connection therewith, other than the JEDI Collateral, the Intercreditor Agreement, and each of the other Loan Documents, and all attached exhibits and schedules;

            (ii) favorable opinions of the Borrower's and the Guarantors' respective counsels and of the Administrative Agent's Alabama counsel each dated as of the date of this

Agreement in form and substance satisfactory to the Administrative Agent and the Lenders and covering such matters as the Administrative Agent may reasonably request;

            (iii) copies, certified as of the date of this Agreement by a Responsible Officer of the Borrower of (A) the resolutions of the board of directors of the Borrower approving the Loan Documents to which the Borrower is a party, (B) the certificate of incorporation and the bylaws of the Borrower, and (C) all other documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement, the Note, and the other Loan Documents;

            (iv) certificates of a Responsible Officer of the Borrower certifying the names and true signatures of the officers of the Borrower authorized to sign this Agreement, the Notes, Notices of Borrowing, Notices of Conversion or Continuation, and the other Loan Documents to which the Borrower is a party;

            (v) copies, certified as of the date of this Agreement by a Responsible Officer or the secretary or an assistant secretary of each Guarantor of (A) the resolutions of the board of directors or managers (or other applicable governing body) of such Guarantor approving the Loan Documents to which it is a party, (B) the articles or certificate (as applicable) of incorporation (or organization) and bylaws or other governing documents of such Guarantor, and (C) all other documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Guaranty, the Security Instruments, and the other Loan Documents to which such Guarantor is a party;

            (vi) a certificate of the secretary or an assistant secretary of each Guarantor certifying the names and true signatures of officers of such Guarantor authorized to sign the Guaranty, Security Instruments, and the other Loan Documents to which such Guarantor is a party;

            (vii) a certificate dated as of the date of this Agreement from a Responsible Officer of the Borrower on behalf of the Borrower stating that (A) all representations and warranties of the Borrower set forth in this Agreement are true and correct in all material respects; (B) no Default has occurred and is continuing; and (C) the conditions in this Section 3.01 have been met;

            (viii) appropriate UCC-1 and UCC-3, as applicable, Financing Statements covering the Collateral for filing by the Administrative Agent with the appropriate authorities and any other documents, agreements or instruments reasonably necessary to create an Acceptable Security Interest in such Collateral;

            (ix) stock or, to the extent applicable under the Person's organizational documents, membership or partnership interest certificates required in connection with the Pledge Agreements and stock powers executed in blank for each such stock certificate endorsed in blank to the Administrative Agent;

            (x) insurance certificates naming the Administrative Agent loss payee or additional insured, as applicable, and evidencing insurance which meets the requirements of this

Agreement and the Security Instruments, and which is otherwise satisfactory to the Administrative Agent;

            (xi) the initial Independent Engineer's Report dated effective as of June 30, 2003;

            (xii) copies, certified by a Responsible Officer of the Borrower, of the Merger Agreement and all exhibits and schedules thereto, Project Company Note, the Project Company Mortgage, and any material agreements executed in connection with the Merger Agreement; and

            (xiii) such other documents, governmental certificates, agreements and lien searches as the Administrative Agent or any Lender may reasonably request.

      (b) Payment of Fees. On the date of this Agreement, the Borrower shall have paid the Administrative Agent's fees required by Section 2.08(c), the underwriting fees required under the Commitment Letter dated January 21, 2004 from the Arrangers to MEI Acquisitions, LLC, ACON Investments, LLC and Riverstone Holdings, LLC, and all costs and expenses that have been invoiced and are payable pursuant to Section 9.04.

      (c) Delivery of Financial Statements. The Administrative Agent and the Lenders shall have received true and correct copies of (i) the Financial Statements, (ii) the Interim Financial Statements, (iii) the Borrower's audited consolidated and consolidating balance sheets, income statements and statements of cash flows for fiscal years 2000 and 2001, (iv) a capital budget for the twelve-month period ended June 30, 2004, and (v) such other financial information as the Lenders may reasonably request.

      (d) Security Instruments. The Administrative Agent shall have received all appropriate evidence required by the Administrative Agent and the Lenders in their sole discretion necessary to determine that the Administrative Agent (for its benefit and the benefit of the Lenders) shall have an Acceptable Security Interest in the Collateral (which shall include all Proven Reserves of the Borrower and its Subsidiaries and all Oil and Gas Properties in connection therewith other than JEDI Collateral) and that all actions or filings necessary to protect, preserve and validly perfect such Liens have been made, taken or obtained, as the case may be, and are in full force and effect.

      (e) Title. The Administrative Agent and the Arrangers shall be satisfied in its sole discretion with the title to the Oil and Gas Properties included in the Borrowing Base and shall have received mortgagee's title opinions (or other title evidence satisfactory to the Administrative Agent) in favor of the Administrative Agent and the Lenders in form and substance satisfactory to the Administrative Agent and, if applicable, issued by title counsel satisfactory to the Administrative Agent covering at least 76% of the present value of Proven Reserves set forth on the Independent Engineering Report delivered to the Administrative Agent prior to the effective date of this Agreement and at least 80% of the present value of such Proven Reserves which are categorized as "proved, developed and producing" in such report.

      (f) Environmental. The Administrative Agent shall have received such Phase I environmental assessments or other reports as it may reasonably require and shall be satisfied with the condition of the Oil and Gas Properties with respect to the Borrower's compliance with Environmental Laws.

      (g) No Default. No Default shall have occurred and be continuing.

      (h) Representations and Warranties. The representations and warranties contained in Article IV hereof and in each other Loan Document shall be true and correct in all material respects.

      (i) Material Adverse Change. No event or circumstance that could reasonably be expected to cause a Material Adverse Change shall have occurred.

      (j) No Proceeding or Litigation; No Injunctive Relief. Except as set forth on Schedule 4.07, no action, suit, investigation or other proceeding (including, without limitation, the enactment or promulgation of a statute or rule) by or before any arbitrator or any Governmental Authority shall be threatened or pending and no preliminary or permanent injunction or order by a state or federal court shall have been entered (i) in connection with this Agreement, the Merger, or any transaction contemplated hereby or (ii) which, in any case, in the judgment of the Administrative Agent, could reasonably be expected to result in a Material Adverse Change.

      (k) Consents, Licenses, Approvals, etc. The Administrative Agent shall have received true copies (certified to be such by the Borrower or other appropriate party) of all consents, licenses and approvals required in accordance with applicable law, or in accordance with any document, agreement, instrument or arrangement to which the Borrower, the Guarantors and their respective Subsidiaries is a party (other than immaterial agreements the breach of which could not reasonably be expected to result in a Material Adverse Change), in connection with the execution, delivery, performance, validity and enforceability of this Agreement and the other Loan Documents. In addition, the Borrower, the Guarantors and their respective Subsidiaries shall have all such material consents, licenses and approvals required in connection with the continued operation of the Borrower, the Guarantors and respective Subsidiaries and the performance of the Obligations except where the failure to have any of such material consents, licenses and approvals could not, individually or in the aggregate, result in a Material Adverse Change.

      (l) Hedging Arrangements. The Borrower shall have entered into the Hydrocarbon Hedge Agreements and the Interest Hedge Agreements required by
Section 5.12.

      (m) Material Contracts. The Borrower shall have delivered or made available to the Administrative Agent copies of all material contracts, agreements or instruments listed on the attached Schedule 4.20 and on Schedules 5.12(a) and 5.13(b) of the Merger Agreement.

      (n) Merger. (i) Simultaneously with or on or before the making of the initial Advances, the Merger shall have been consummated in accordance with the terms of the Merger Agreement and applicable law and (ii) none of the terms or conditions to closing of any party set forth in the Merger Agreement shall have been, without the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed), amended or supplemented, and all conditions stated therein shall have been satisfied without waiver, unless either (A) such amendment, supplement or waiver has been consented to in writing by the Administrative Agent and the Arrangers, or (B) such amendment, supplement or waiver is immaterial in nature and could not reasonably be expected to be adverse to the Administrative Agent, the Issuing Lender or the Lenders.

      (o) Ownership of Borrower. On the Closing Date, (i) more than 66% of the Equity Interests of the Borrower shall be owned directly or indirectly by ACON Investments, LLC and Riverstone Holdings LLC (or their respective Affiliates but excluding any portfolio companies of such institutions), and (ii) neither the Parent nor the Borrower shall be owned, directly or indirectly, by, nor have any of their respective assets associated with, Enron Corp. or its Affiliates except for the associations (but not ownership by) set forth on Schedule 3.01(o).

      (p) Capitalization of Borrower. The Borrower shall have at least $100,000,000 common equity capital as of the Closing Date minus an amount (not to exceed $7,000,000) equal to the distribution made to Holdings (and subsequently from Holdings to the Parent) on the Closing Date to cover certain reasonable transactions costs and expenses associated with the Merger.

      (q) Minimum Liquidity. The sum of the Borrower's unrestricted cash and Unused Tranche A Commitment Amount after giving effect to the initial Advances shall be at least $10,000,000 as of the Closing Date.

      (r) Bankruptcy Court Order. The Parent shall have received all necessary court approvals (which approvals shall include a bankruptcy court order substantially similar to the form attached to the Merger Agreement filed with the United States Bankruptcy Court for the Southern District of New York, with no material amendments, modifications, or supplements to such form) and all periods for the making of objections to such order or for filing appeals to such order shall have expired without any such objection or appeal having been filed that has not been dismissed with prejudice prior to the expiration of such period.

      (s) Liabilities to Enron Corp. and its Affiliates. The Borrower and the Guarantors shall have no further obligations to Enron Corp. or any of its Affiliates upon completion of the Merger (other than obligations related to the drilling program described in the Merger Agreement, the Project Company Note, the Project Company Mortgage, the letter agreement dated as of January 23, 2004 between the Borrower and Enron North America Corp., the MEGS Obligations, obligations under the Sales and Purchase Contract dated November 1, 2000 between the Borrower and Bridgeline Gas Marketing, LLC, and other obligations arising under the Merger Agreement).

      (t) Certain Termination Events. The Enron Corp. Plan shall remain in effect and no effective date of termination shall have occurred prior to the Closing Date with respect to such Plan.

      (u) Syndication Market. There shall not have occurred since January 21, 2004 a material adverse change in the market conditions for syndicated credit facilities that in the judgment of the Arrangers could materially impair syndication of the Commitments.

      (v) Notice of Borrowing. The Administrative Agent shall have received a Notice of Borrowing from the Borrower in the form of Exhibit F, with appropriate insertions and executed by a duly authorized Responsible Officer of the Borrower.

      Section 3.02 Conditions Precedent to All Borrowings. The obligation of each Lender to make an Advance on the occasion of each Borrowing and of the Issuing Lender to issue, increase, or extend any Letter of Credit shall be subject to the further conditions precedent that on the date of such Borrowing or the date of the issuance, increase, or extension of such Letter of Credit:

      (a) the following statements shall be true (and each of the giving of the applicable Notice of Borrowing or Letter of Credit Application and the acceptance by the Borrower of the proceeds of such Borrowing or the issuance, increase, or extension of such Letter of Credit shall constitute a representation and warranty by the Borrower that on the date of such Borrowing or on the date of such issuance, increase, or extension of such Letter of Credit, as applicable, such statements are true):

            (i) the representations and warranties contained in Article IV of this Agreement and the representations and warranties contained in the Security Instruments, the Guaranties, and each of the other Loan Documents are true and correct in all material respects on and as of the date of such Borrowing or the date of the issuance, increase, or extension of such Letter of Credit, before and after giving effect to such Borrowing or to the issuance, increase, or extension of such Letter of Credit and to the application of the proceeds from such Borrowing, as though made on and as of such date, except those representations and warranties that speak of a certain date, which representations and warranties were true and correct as of such date; and

            (ii) no Default has occurred and is continuing or would result from such Borrowing or from the application of the proceeds therefrom, or would result from the issuance, increase, or extension of such Letter of Credit; and

      (b) the Administrative Agent shall have received such other approvals, opinions, or documents reasonably deemed necessary or desirable by any Lender as a result of circumstances occurring after the date of this Agreement, as any Lender through the Administrative Agent may reasonably request.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

      The Borrower represents and warrants as follows:

      Section 4.01 Corporate Existence; Subsidiaries. The Borrower is a corporation duly organized and validly existing under the laws of Delaware and in good standing and qualified to do business in each jurisdiction where its ownership or lease of Property or conduct of its business requires such qualification. Each Subsidiary of the Borrower is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization or formation and in good standing and qualified to do business in each jurisdiction where its ownership or lease of Property or conduct of its business requires such qualification except where the failure to be so qualified could not reasonably be expected to cause a Material Adverse Change. As of the date of this Agreement, the Borrower has no Subsidiaries.

      Section 4.02 Corporate Power. The execution, delivery, and performance by the Borrower of this Agreement, the Notes, and the other Loan Documents to which it is a party and by the Guarantors of the Guaranties and the other Loan Documents to which they are a party and the consummation of the transactions contemplated hereby and thereby (a) are within the Borrower's and such Guarantors' governing powers, (b) have been duly authorized by all necessary governing action, (c) do not contravene (i) the Borrower's or any Guarantor's certificate or articles of incorporation, bylaws, limited liability company agreement, or other similar governance documents or (ii) any law or any contractual restriction binding on or affecting the Borrower or any Guarantor, and (d) will not result in or require the creation or imposition of any Lien prohibited by this Agreement. At the time of the making of each Advance and the issuance, extension or increase of a Letter of Credit, the receipt by the Borrower of the proceeds of such Advance and the issuance of such Letter of Credit for its account, and the use of the proceeds of such Advance and such Letter of Credit, will be within the Borrower's governing powers, will have been duly authorized by all necessary corporate action, will not contravene (i) the Borrower's certificate of incorporation, bylaws, or other organizational documents or (ii) any law or any contractual restriction binding on or affecting the Borrower and will not result in or require the creation or imposition of any Lien prohibited by this Agreement.

      Section 4.03 Authorization and Approvals. Except for the filing of the Security Instruments or as contemplated by this Agreement, no consent, order, authorization, or approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person is required for the due execution, delivery, and performance by the Borrower of this Agreement, the Notes, or the other Loan Documents to which the Borrower is a party or by each Guarantor of its Guaranty or the other Loan Documents to which it is a party or the consummation of the transactions contemplated thereby that has not been obtained or given. At the time of each Borrowing and each issuance, increase or extension of a Letter of Credit, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority will be required for such Borrowing or such issuance, increase or extension of such Letter of Credit or the use of the proceeds of such Borrowing or such Letter of Credit.

      Section 4.04 Enforceable Obligations. This Agreement, the Notes, and the other Loan Documents to which the Borrower is a party have been duly executed and delivered by the Borrower, and the Guaranties and the other Loan Documents to which each Guarantor is a party have been duly executed and delivered by the Guarantors. Each Loan Document is the legal, valid, and binding obligation of the Borrower and each Guarantor which is a party to it enforceable against the Borrower and each such Guarantor in accordance with its terms, except as such enforceability may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium, or similar law affecting creditors' rights generally and by general principles of equity.

      Section 4.05 Financial Statements.

      (a) The Borrower has delivered to the Administrative Agent and the Lenders copies of the Financial Statements and the Interim Financial Statements, and the Financial Statements and the Interim Financial Statements are accurate and complete in all material respects and present fairly the financial condition of Borrower and its Subsidiaries as of their respective dates and for their respective periods in accordance with GAAP. Except as set forth on Schedule 4.05(a), as of the date of the Financial Statements, there were no material contingent obligations, liabilities for taxes, extraordinary forward or long-term commitments, or unrealized or anticipated losses of the Borrower or any of its Subsidiaries, except as disclosed therein and adequate reserves for such items have been made in accordance with GAAP.

      (b) All projections, estimates, and pro forma financial information furnished by the Borrower were prepared on the basis of assumptions, data, information, tests, or conditions believed by the Borrower to be reasonable at the time such projections, estimates, and pro forma financial information were furnished.

      (c) Since the date of the Financial Statements, no event or circumstance that could cause a Material Adverse Change has occurred.

      (d) As of the date of this Agreement, neither the Borrower nor any of its Subsidiaries has any Debt other than the Debt listed on the attached Schedule 4.05(d).

      Section 4.06 True and Complete Disclosure. All factual information (excluding estimates and forecasts, including those contained in any Engineering Report) heretofore or contemporaneously furnished by or on behalf of the Borrower or any of the Guarantors in writing to any Lender or the Administrative Agent for purposes of or in connection with this Agreement, any other Loan Document or any transaction contemplated hereby or thereby is, and all other such factual information hereafter furnished by or on behalf of the Borrower and the Guarantors in writing to the Administrative Agent or any of the Lenders shall be, true and accurate in all material respects on the date as of which such information is dated or certified and does not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements contained therein not misleading at such time.

      Section 4.07 Litigation; Compliance with Law.

      (a) Except as set forth on Schedule 4.07, there is no pending or, to the best knowledge of the Borrower, threatened action or proceeding affecting the Borrower or any of the Guarantors before any court, Governmental Authority or arbitrator which could reasonably be expected to cause a Material Adverse Change or which purports to affect the legality, validity, binding effect or enforceability of this Agreement, any Note, or any other Loan Document. Additionally, there is no pending or, to the best of the knowledge of the Borrower, threatened action or proceeding instituted against the Borrower or any of the Guarantors which seeks to adjudicate the Borrower or any of the Guarantors as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its Property.

      (b) The Borrower and its Subsidiaries have complied in all material respects with all material statutes, rules, regulations, orders and restrictions of any Governmental Authority having jurisdiction over the conduct of their respective businesses or the ownership of their respective Property, except where the failure to so comply could not reasonably be expected to cause a Material Adverse Change and such non-compliance is being contested in good faith or such reserves as may be required GAAP have been established.

      Section 4.08 Use of Proceeds. The proceeds of the Advances will be used by the Borrower for the purposes described in Section 5.09. The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U). No proceeds of any Advance will be used to purchase or carry any margin stock in violation of Regulation T, U or X.

      Section 4.09 Investment Company Act. Neither the Borrower nor any of the Guarantors is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

      Section 4.10 Public Utility Holding Company Act. Neither the Borrower nor any of the Guarantors is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended. Neither the Administrative Agent nor any of the Lenders, solely by virtue of the execution, delivery and performance of, and the consummation of the transactions contemplated by, the Loan Documents shall be or become subject to regulation (a) as a "holding company", or an "affiliate" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended, (b) under the Federal Power Act, as amended, (c) as a "public utility" or "public service corporation" or the equivalent under the applicable law of any state, or (d) under the applicable laws of any state relating to public utilities or public service corporations.

      Section 4.11 Taxes.

      (a) Reports and Payments. All Returns (as defined below in clause (c) of this Section) required to be filed by or on behalf of the Borrower, the Guarantors, or any member of the Controlled Group (hereafter collectively called the "Tax Group") have been duly filed on a timely basis or appropriate extensions have been obtained and such Returns are and will be true, complete and correct in all material respects, except where the failure to so file would not be reasonably expected to cause a Material Adverse Change; and all Taxes shown to be payable on the Returns or on subsequent assessments with respect thereto will have been paid in full on a timely basis, and no other Taxes will be payable by the Tax Group with respect to items or periods covered by such Returns, except in each case to the extent of (i) reserves reflected in the Financial Statements, the Interim Financial Statement or financial statements of the Borrower delivered to the Administrative Agent pursuant to this Agreement, or (ii) Taxes that are being contested in good faith. The reserves for accrued Taxes reflected in the financial statements delivered to the Lenders under this Agreement are adequate in the aggregate for the payment of all unpaid Taxes, whether or not disputed, for the period ended as of the date thereof and for any period prior thereto, and for which the Tax Group may be liable in its own right, as withholding agent or as a transferee of the assets of, or successor to, any Person.

      (b) Taxes Definition. "Taxes" in this Section 4.11 shall mean all taxes, charges, fees, levies, or other assessments imposed by any federal, state, local, or foreign taxing authority, including without limitation, income, gross receipts, excise, real or personal property, sales, occupation, use, service, leasing, environmental, value added, transfer, payroll, and franchise taxes (and including any interest, penalties, or additions to tax attributable to or imposed on with respect to any such assessment).

      (c) Returns Definition. "Returns" in this Section 4.11 shall mean any federal, state, local, or foreign report, estimate, declaration of estimated Tax, information statement or return relating to, or required to be filed in connection with, any Taxes, including any information return or report with respect to backup withholding or other payments of third parties.

      Section 4.12 Pension Plans. No Termination Event has occurred with respect to any Plan that is reasonably likely to result in a Material Adverse Change, and each Plan has complied with and been administered in all material respects in accordance with applicable provisions of ERISA and the Code except as is not reasonably likely to result in a Material Adverse Change. No "accumulated funding deficiency" (as defined in Section 302 of ERISA) has occurred with respect to any Plan and there has been no excise tax imposed under Section 4971 of the Code with respect to any Plan except, in each case, as is not reasonably likely to result in a Material Adverse Change. No Reportable Event has occurred, whether individually or in the aggregate, with respect to any Multiemployer Plan, and each Multiemployer Plan has complied with and been administered in all respects with applicable provisions of ERISA and the Code except, in each case, as is not reasonably likely to result in a Material Adverse Change. Except with respect to the Pre-Closing Plans, the present value of all benefits vested under each Plan (based on the assumptions used to fund such Plan) did not, as of the last annual valuation date applicable thereto, exceed the value of the assets of such Plan allocable to such vested benefits by an amount that could reasonably be expected to give rise to a Material Adverse Change. Neither the Borrower nor any member of the Controlled Group has had a complete or partial withdrawal from any Multiemployer Plan for which the Borrower has any material withdrawal liability. As of the most recent valuation date applicable thereto, neither the Borrower nor any of its ERISA Affiliates would become subject to any liability under ERISA if the Borrower or any of its ERISA Affiliates has received notice that any Multiemployer Plan is insolvent or in reorganization except as is not reasonably likely to result in a Material Adverse Change. Based upon GAAP existing as of the date of this Agreement and current factual circumstances, the Borrower has no reason to believe that the annual cost during the term of this Agreement to the Borrower or any of its ERISA Affiliates for post-retirement benefits to be provided to the current and former employees of the Borrower or any of its ERISA Affiliates under Plans that are welfare benefit plans (as defined in Section 3(1) of ERISA) could, in the aggregate, reasonably be expected to cause a Material Adverse Change. No event has occurred which causes Borrower or any its ERISA Affiliates to become a "successor employer" under COBRA and the regulations thereunder with respect to any employee welfare benefit plan of any member of the Controlled Group other than the Borrower or its ERISA Affiliates' employee welfare benefit plans which could reasonably be expected to result in a Material Adverse Change.

      Section 4.13 Condition of Property; Casualties. Each of the Borrower and the Guarantors has good and marketable title to all of its Properties that constitute Collateral as is customary in the oil and gas industry in all material respects, free and clear of all Liens except for Permitted Liens. The material personal Properties of the Borrower and its Subsidiaries used or to be used in the continuing operations of the Borrower and each of its Subsidiaries are in good repair, working order and condition (ordinary wear and tear excepted). Since the date of the Financial Statements, neither the business nor the material Properties of the Borrower and each of the Guarantors, taken as a whole, has been materially and adversely affected as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Property or cancellation of contracts, Permits, or concessions by a Governmental Authority, riot, activities of armed forces, or acts of God or of any public enemy.

      Section 4.14 No Burdensome Restrictions; No Defaults.

      (a) Neither the Borrower nor any Guarantor is a party to any indenture, loan, or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction or provision of applicable law or governmental regulation that could reasonably be expected to cause a Material Adverse Change. Neither the Borrower nor any of its Subsidiaries is in default under or with respect to any contract, agreement, lease, or other instrument to which the Borrower or any Subsidiary is a party and which could reasonably be expected to cause a Material Adverse Change or under any agreement in connection with any Debt having an aggregate outstanding principal balance of $2,000,000 or more, unless such default is being contested in good faith and such reserves as may be required by GAAP have been established. Neither the Borrower nor any of its Subsidiaries has received any notice of default under any material contract, agreement, lease, or other instrument to which the Borrower or such Subsidiary is a party a copy of which has not been delivered to the Administrative Agent.

      (b) No Default has occurred and is continuing.

      Section 4.15 Environmental Condition.

      (a) Permits, Etc. The Borrower and the Guarantors (i) have obtained all Environmental Permits necessary for the ownership and operation of their respective Properties and the conduct of their respective businesses except for any Environmental Permit the failure of the Borrower or any Guarantor to have could not reasonably be expected to cause a Material Adverse Change; (ii) have at all times been and are in material compliance with all terms and conditions of such Permits and with all other material requirements of applicable Environmental Laws; (iii) have not received notice of any violation or alleged violation of any Environmental Law or Permit that has not been resolved or that could reasonably be expected to cause a Material Adverse Change; and (iv) are not subject to any actual or contingent Environmental Claim, which could reasonably be expected to cause a Material Adverse Change.

      (b) Certain Liabilities. To the Borrower's actual knowledge, none of the present or previously owned or operated Property of the Borrower or any Guarantor or of any of their former Subsidiaries, wherever located, (i) has been placed on or proposed to be placed on the National Priorities List, the Comprehensive Environmental Response Compensation Liability Information System list, or their state or local analogs, or have been otherwise investigated, designated, listed, or identified by a Governmental Authority as a potential site for removal, remediation, cleanup, closure, restoration, reclamation, or other response activity under any

Environmental Laws that has not been resolved and could reasonably be expected to result in a Material Adverse Change; (ii) is subject to a Lien, arising under or in connection with any Environmental Laws, that attaches to any revenues or to any Property owned or operated by the Borrower or any of the Guarantors, wherever located, which could reasonably be expected to cause a Material Adverse Change; or (iii) has been the site of any Release of Hazardous Substances or Hazardous Wastes from present or past operations which has caused at the site or at any third-party site any condition that has resulted in or could reasonably be expected to result in the need for Response that would cause a Material Adverse Change.

      (c) Certain Actions. Without limiting the foregoing in this Section 4.14,
(i) all necessary notices have been properly filed, and no further action is required under current Environmental Law as to each Response or other restoration or remedial project undertaken by the Borrower or the Guarantors or any of their former Subsidiaries on any of their presently or formerly owned or operated Property except for any filing or other action that if not made or taken could not reasonably be expected to cause a Material Adverse Change and
(ii) the present and, to the Borrower's best knowledge, future liability, if any, of the Borrower and the Guarantors which could reasonably be expected to arise in connection with requirements under Environmental Laws will not result in a Material Adverse Change.

      Section 4.16 Permits, Licenses, Etc. The Borrower and the Guarantors possess all authorizations, Permits, licenses, patents, patent rights or licenses, trademarks, trademark rights, trade names rights and copyrights which are material to the conduct of their business. The Borrower and the Guarantors manage and operate their business in accordance with all applicable Legal Requirements and good industry practices, except to the extent the failure to do so could not reasonably be expected to cause a Material Adverse Change.

      Section 4.17 Gas Contracts. Neither the Borrower nor any of the Guarantors, as of the date hereof, (a) is obligated in any material respect by virtue of any prepayment made under any contract containing a "take-or-pay" or "prepayment" provision or under any similar agreement to deliver hydrocarbons produced from or allocated to any of the Borrower's and its Subsidiaries' Oil and Gas Properties at some future date without receiving full payment therefor at the time of delivery, or (b) except as has been disclosed to the Administrative Agent, has produced gas, in any amount, subject to, and none of the Borrower's and the Guarantors' Oil and Gas Properties is subject to, any balancing rights of third parties or subject to balancing duties under governmental requirements, in each case other than in the ordinary course of business and which does not result in the Borrower or any of its Subsidiaries having net aggregate liability in excess of $4,000,000 at any time (net of balancing receivables or assets owing by third parties to the Borrower or such Subsidiaries).

      Section 4.18 Liens; Titles, Leases, Etc. None of the Property of the Borrower or any of the Guarantors is subject to any Lien other than Permitted Liens. On the date of this Agreement, all governmental actions and all other filings, recordings, registrations, third party consents and other actions which are necessary to create and perfect the Liens provided for in the Security Instruments will have been made, obtained and taken in all relevant jurisdictions (other than filings of the Mortgages and any financing statements contemplated by the Security Instruments, which filings shall occur promptly after the date of this Agreement). There exists no default or event of default or circumstance which with the giving of notice or lapse of time or both would give rise to a default under any of such leases or agreements which could reasonably be expected to cause a Material Adverse Change. Neither the Borrower nor any of the Guarantors is a party to any agreement or arrangement (other than this Agreement, the Security Instruments and the Project Company Mortgage), or subject to any order, judgment, writ or decree, which either restricts or purports to restrict its ability to grant Liens to secure the Obligations against their respective assets or Properties (other than (a) any agreement prohibiting the granting of, or requiring consent or notice to grant, a Lien on such agreement only, (b) the Merger Agreement and the related transaction documents, and (c) the Project Company Note and the Project Company Mortgage).

      Section 4.19 Solvency. The Borrower is Solvent.

      Section 4.20 Hedging Agreements. Schedule 4.20 sets forth, as of the date hereof, a true and complete list of all Interest Hedge Agreements, Hydrocarbon Hedge Agreements, and any other Hedge Contract of the Borrower and each Guarantor, the material terms thereof (including the type, term, effective date, termination date and notional amounts or volumes), the net mark to market value thereof, all credit support agreements relating thereto (including any margin required or supplied), and the counterparty to each such agreement.

      Section 4.21 Material Agreements. Schedules 5.12(a) and 5.13(b) of the Merger Agreement set forth a complete and correct list of all material agreements, leases, indentures, purchase agreements, obligations in respect of letters of credit, guarantees, joint venture agreements, and other instruments in effect or to be in effect as of the date hereof providing for, evidencing, securing or otherwise relating to any Debt or other material obligations of the Borrower or any of its Subsidiaries. The Borrower has heretofore delivered or made available to the Administrative Agent a complete and correct copy of all such material credit agreements, indentures, purchase agreements, contracts, letters of credit, guarantees, joint venture agreements, or other instruments, including any modifications or supplements thereto, as in effect on the date hereof.

                                   ARTICLE V

                              AFFIRMATIVE COVENANTS

      So long as any Note or any amount under any Loan Document shall remain unpaid, any Letter of Credit shall remain outstanding, or any Lender shall have any Commitment hereunder, the Borrower agrees, unless the Required Lenders shall otherwise consent in writing, to comply with the following covenants.

      Section 5.01 Compliance with Laws, Etc. The Borrower shall comply, and cause each of its Subsidiaries to comply, in all material respects with all Legal Requirements. Without limiting the generality and coverage of the foregoing, the Borrower shall comply, and shall cause each of its Subsidiaries to comply, in all material respects, with all Environmental Laws and all laws, regulations, or directives with respect to equal employment opportunity and employee safety in all jurisdictions in which the Borrower, or any of its Subsidiaries do business; provided, however, that this Section 5.01 shall not prevent the Borrower or any of its Subsidiaries from, in good faith and with reasonable diligence, contesting the validity or application of any such laws or regulations by appropriate legal proceedings. Without limitation of the foregoing, the Borrower shall, and shall cause each of its Subsidiaries to, (a) maintain and possess all authorizations, Permits, licenses, trademarks, trade names, rights and copyrights which are necessary to the conduct of its business and (b) obtain, as soon as practicable, all consents or approvals required from any states of the United States (or other Governmental Authorities) necessary to grant the Administrative Agent an Acceptable Security Interest in the Borrower's and its Subsidiaries' Proven Reserves and related Oil and Gas Properties.

      Section 5.02 Maintenance of Insurance.

      (a) The Borrower shall, and shall cause each of its Subsidiaries to, procure and maintain or shall cause to be procured and maintained continuously in effect policies of insurance in form and amounts and issued by companies, associations or organizations reasonably satisfactory to the Administrative Agent covering such casualties, risks, perils, liabilities and other hazards reasonably required by the Administrative Agent and as is customary in the oil and gas industry. In addition, the Borrower shall, and shall cause each of its Subsidiaries to, comply with all requirements regarding insurance contained in the Security Instruments.

      (b) All certified copies of policies or certificates thereof, and endorsements and renewals thereof shall be delivered to and retained by the Administrative Agent. All policies of insurance for which the Borrower or any of its Subsidiaries is the beneficiary shall either have attached thereto a Lender's loss payable endorsement for the benefit of the Administrative Agent, as loss payee in form reasonably satisfactory to the Administrative Agent or shall name the Administrative Agent as an additional insured, as applicable. All amounts paid under such policies in connection with such loss payable endorsement shall be paid to the Administrative Agent for the benefit of itself, the Issuing Lender and the Lenders; provided that, if the amount of the loss incurred by the Borrower or its Subsidiaries (i.e. net to the interest of the Borrower or any such Subsidiary) in respect of any event covered by such policies is less than $10,000,000, then so long as no Default or Event of Default shall have occurred and be continuing, the Administrative Agent shall remit such insurance proceeds paid in respect of such event to the Borrower so long as the Borrower agrees to use such proceeds for the repair or replacement the damaged or destroyed Property or to reinvest in Properties used in the Borrower's business. The Borrower shall furnish the Administrative Agent with a certificate of insurance or a certified copy of all policies of insurance required. All policies or certificates of insurance shall set forth the coverage, the limits of liability, the name of the carrier, the policy number, and the period of coverage. All such policies shall contain a provision that notwithstanding any contrary agreements between the Borrower, its Subsidiaries, and the applicable insurance company, such policies will not be canceled, allowed to lapse without renewal, surrendered or amended (which provision shall include any reduction in the scope or limits of coverage) without at least 10 days' prior written notice to the Administrative Agent. In the event that, notwithstanding the "lender's loss payable endorsement" requirement of this
Section 5.02, the proceeds of any insurance policy described above are paid to the Borrower or a Subsidiary, the Borrower shall deliver such proceeds to the Administrative Agent immediately upon receipt.

      Section 5.03 Preservation of Corporate Existence, Etc. The Borrower shall preserve and maintain, and cause each of its Subsidiaries to preserve and maintain, its corporate or limited liability company, as applicable, existence, rights, franchises, and privileges in the jurisdiction of its incorporation or organization, as applicable, and qualify and remain qualified, and cause each such Subsidiary to qualify and remain qualified, as a foreign corporation in each jurisdiction in which qualification is necessary or desirable in view of its business and operations or the ownership of its Properties, and, in each case, where failure to qualify or preserve and maintain its rights and franchises could reasonably be expected to cause a Material Adverse Change.

      Section 5.04 Payment of Taxes, Etc. The Borrower shall pay and discharge, and cause each of its Subsidiaries to pay and discharge, before the same shall become delinquent, (a) all taxes, assessments, and governmental charges or levies imposed upon it or upon its income or profits or Property that are material in amount, prior to the date on which penalties attach thereto and (b) all lawful claims that are material in amount which, if unpaid, might by law become a Lien upon its Property; provided, however, that neither the Borrower nor any such Subsidiary shall be required to pay or discharge any such tax, assessment, charge, levy, or claim which is being contested in good faith and by appropriate proceedings, and with respect to which reserves in conformity with GAAP have been provided.

      Section 5.05 Visitation Rights. At any reasonable time and from time to time, upon reasonable notice and during regular business hours, the Borrower shall, and shall cause its Subsidiaries to, permit the Administrative Agent and any Lender or any of their respective agents or representatives thereof, to (a) examine and make copies of and abstracts from the records and books of account of, and visit and inspect at their reasonable discretion the Properties of, the Borrower and any such Subsidiary operated by the Borrower or any of its Subsidiaries during regular business hours, at the Administrative Agent's sole risk and at the expense of the Borrower (except that, if any Lender makes more than one such inspection during any calendar year and no Default shall exist at the time of such inspections, then such Lender shall pay for such additional inspections during such period), and (b) discuss the affairs, finances and accounts of the Borrower and any such Subsidiary with any of their respective officers or directors; provided that in no event shall the Borrower or any Subsidiary be required to disclose any information (i) which would cause the Borrower or such Subsidiary to be in violation of Applicable Law, (ii) which would cause the Borrower or any of its Subsidiaries to breach a confidentiality agreement to which any of them is bound, or (iii) if the disclosure thereof which would jeopardize any attorney-client or attorney work product privilege available to the Borrower or any of its Subsidiaries. In connection with the access provided pursuant to this Section 5.05, the Administrative Agent and Lenders shall use commercially reasonable efforts to minimize any disruption of the business of Borrower, its Subsidiaries and its Affiliates.

      Section 5.06 Reporting Requirements. The Borrower shall furnish to the Administrative Agent and each Lender:

      (a) Annual Financials. (i) As soon as available and in any event not later than 90 days after the end of each fiscal year of the Borrower and its consolidated Subsidiaries (or, if the Borrower is a reporting company under the Securities Exchange Act of 1934, not later than the date that is 20 days after the date required by the Securities and Exchange Commission for the delivery of annual financial statements (without giving effect to any extensions granted therefor)), (A) a copy of the annual audit report for such year for the Borrower and its consolidated Subsidiaries, including therein the Borrower's and its consolidated Subsidiaries' balance sheets as of the end of such fiscal year and the Borrower's and its consolidated Subsidiaries' statements of income, cash flows, and retained earnings, in each case certified by Deloitte and Touche or other independent certified public accountants of national standing reasonably acceptable to the Administrative Agent and including any management letters delivered by such accountants to the Borrower or any Subsidiary in connection with such audit, (B) a certificate of such accounting firm to the Administrative Agent and the Lenders stating that, in the course of the regular audit of the business of the Borrower and its consolidated Subsidiaries, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof, and (C) a Compliance Certificate executed by a Responsible Officer of the Borrower and
(ii) a copy of the unaudited annual consolidating financial statements of each of its Subsidiaries, including therein such Subsidiary's balance sheet and statements of income, cash flows, and retained earnings for such fiscal year;

      (b) Quarterly Financials. As soon as available and in any event not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower and its consolidated Subsidiaries (or, if the Borrower is a reporting company under the Securities Exchange Act of 1934, not later than the date that is 10 days after the date required by the Securities and Exchange Commission for the delivery of quarterly financial statements (without giving effect to any extensions granted therefor)), (i) the unaudited balance sheet and the statements of income, cash flows, and retained earnings of each such Person for the period commencing at the end of the previous year and ending with the end of such fiscal quarter, all in reasonable detail and duly certified with respect to such consolidated statements (subject to year-end audit adjustments) by a Responsible Officer of the Borrower as having been prepared in accordance with GAAP; (ii) a Compliance Certificate executed by the Responsible Officer of the Borrower; and (iii) an aging schedule of all receivables and payables of Borrower and its Subsidiaries on a consolidated and consolidating basis in summary form, certified by an authorized officer of Borrower, which reflects aging, on an aggregate basis, of receivables which are current or 30, 60, or 90 days past due from the date of invoice with respect thereto and aging, on an aggregate basis, of payables which are current or 30, 60, or 90 days past due. Additionally, as soon as available and in any event not later than 45 days after the end of the second and fourth fiscal quarters of each fiscal year of the Borrower and its Subsidiaries, a capital budget in form reasonably satisfactory to the Administrative Agent for the four-quarter period beginning with the fiscal quarter in which such budget is required to be delivered; provided that the Borrower shall also deliver such a budget within 45 days after the first fiscal quarter of 2004 for the Borrower and its Subsidiaries.

      (c) Production Reports. As soon as available and in any event within 45 days after the end of each calendar quarter, commencing with the calendar quarter ending March 31, 2004, a report certified by a Responsible Officer of the Borrower in form and substance satisfactory to the Administrative Agent prepared by the Borrower covering the Proven Reserves of the Borrower and its Subsidiaries and detailing on a monthly basis (i) the production, revenue, and price information and associated operating expenses for each such month, (ii) any changes to any producing reservoir, production equipment, or producing well during each such month, which changes could cause a Material Adverse Change, and
(iii) any sales of the Borrower's or any Subsidiaries' Oil and Gas Properties during such quarter;

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      (d) Defaults. As soon as possible and in any event within five days after
(i) the occurrence of any Default or (ii) the occurrence of any default under any instrument or document evidencing Debt of the Borrower or any Subsidiary exceeding $2,000,000 in principal amount, in each case known to any officer of the Borrower or any of its Subsidiaries which is continuing on the date of such statement, a statement of a Responsible Officer of the Borrower setting forth the details of such Default or default, as applicable, and the actions which the Borrower or such Subsidiary has taken and proposes to take with respect thereto;

      (e) Termination Events. As soon as possible and in any event (i) within 30 days after the Borrower or any ERISA Affiliate knows or has reason to know that any Termination Event described in clause (a) of the definition of Termination Event with respect to any Plan has occurred, and (ii) except as set forth in
Schedule 5.06(e), within five (5) days after the Borrower or any ERISA Affiliate knows or has reason to know that any other Termination Event with respect to any Plan has occurred, a statement of a Responsible Officer of the Borrower describing such Termination Event and the action, if any, which the Borrower or such ERISA Affiliate proposes to take with respect thereto;

      (f) Termination of Plans. Promptly and in any event within two Business Days after receipt thereof by the Borrower or any ERISA Affiliate from the PBGC, copies of each notice received by the Borrower or any such ERISA Affiliate of the PBGC's intention to terminate any Plan or to have a trustee appointed to administer any Plan;

      (g) Other ERISA Notices. Promptly and in any event within five Business Days after receipt thereof by the Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor, a copy of each notice received by the Borrower or any ERISA Affiliate concerning the imposition or amount of withdrawal liability pursuant to Section 4202 of ERISA. Promptly and in any event within five (5) days after Borrower or any of its ERISA Affiliates knows or has reason to know that any event has occurred that causes Borrower or any of its ERISA Affiliates to become a "successor employer" under COBRA and the regulations thereunder with respect to any employee welfare benefit plan of any member of the Controlled Group other than the Borrower or its ERISA Affiliates' employee welfare benefit plans;

      (h) Environmental Notices. Promptly and in any event within five Business Days after the receipt thereof by the Borrower or any of its Subsidiaries, a copy of any form of request, notice, summons or citation received from the Environmental Protection Agency, or any other Governmental Authority, concerning
(i) violations or alleged violations of Environmental Laws, which seeks to impose liability therefor and could cause a Material Adverse Change, (ii) any action or omission on the part of the Borrower or any Subsidiary or any of their former Subsidiaries in connection with Hazardous Waste or Hazardous Substances which could reasonably result in the imposition of liability therefor that could cause a Material Adverse Change, including without limitation any information request related to, or notice of, potential responsibility under CERCLA, or
(iii) the filing of a Lien upon, against or in connection with the Borrower or any Subsidiary or their former Subsidiaries, or any of their leased or owned Property, wherever located;

      (i) Other Governmental Notices. Promptly and in any event within five Business Days after receipt thereof by the Borrower or any Subsidiary, a copy of any notice, summons,

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citation, or proceeding seeking to modify in any material respect, revoke, or suspend any material contract, license, permit or agreement with any Governmental Authority;

      (j) Material Changes. Promptly and in any event within five Business Days after the knowledge thereof by the Borrower or any of its Subsidiaries, written notice of any condition or event of which the Borrower has knowledge, which condition or event has resulted or may reasonably be expected to result in (i) a Material Adverse Change or (ii) a breach of or noncompliance with any material term, condition, or covenant of any material contract to which the Borrower or any of its Subsidiaries is a party or by which they or their Properties may be bound which breach or noncompliance could reasonably be expected to result in a Material Adverse Change;

      (k) Disputes, Etc. Promptly and in any event within five Business Days after the receipt thereof by the Borrower or any of its Subsidiaries, written notice of (i) any claims, legal or arbitration proceedings, proceedings before any Governmental Authority, or disputes, or to the knowledge of the Borrower threatened, or affecting the Borrower, or any of its Subsidiaries which, if adversely determined, could reasonably be expected to cause a Material Adverse Change, or any material labor controversy of which the Borrower or any of its Subsidiaries has knowledge resulting in or reasonably considered to be likely to result in a strike against the Borrower or any of its Subsidiaries and (ii) any claim, judgment, Lien or other encumbrance (other than a Permitted Lien) affecting any Property of the Borrower or any Subsidiary if the value of the claim, judgment, Lien, or other encumbrance affecting such Property shall exceed $500,000;

      (l) Other Accounting Reports. Promptly and in any event within five Business Days after receipt thereof, a copy of each other report or letter submitted to the Borrower or any Subsidiary by independent accountants in connection with any annual, interim or special audit made by them of the books of the Borrower and its Subsidiaries, and a copy of any response by the Borrower or any Subsidiary of the Borrower, or the Board of Managers (or other applicable governing body) of the Borrower or any Subsidiary of the Borrower, to such letter or report;

      (m) Notices Under Other Loan Agreements. Promptly and in any event within five Business Days after the furnishing thereof, copies of any statement, report or notice furnished to any Person pursuant to the terms of any indenture, loan or credit or other similar agreement, other than this Agreement and not otherwise required to be furnished to the Lenders pursuant to any other provision of this Section 5.06; and

      (n) Other Information. Such other information respecting the business or Properties, or the condition or operations, financial or otherwise, of the Borrower or any of its Subsidiaries, as any Lender through the Administrative Agent may from time to time reasonably request. The Administrative Agent agrees to provide the Lenders with copies of any material notices and information delivered solely to the Administrative Agent pursuant to the terms of this Agreement.

      Section 5.07 Maintenance of Property. The Borrower shall, and shall cause each of its Subsidiaries to, maintain their owned, leased, or operated Property necessary to the conduct of its business in good condition and repair (ordinary wear and tear excepted).

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      Section 5.08 Agreement to Pledge. The Borrower shall, and shall cause each
Subsidiary to, grant to the Administrative Agent an Acceptable Security Interest in all Proven Reserves and all personal Property of the Borrower or any Subsidiary now owned or hereafter acquired promptly after receipt of a written request from the Administrative Agent, excluding, however, while the Project Company Note is outstanding, the Property encumbered under the Project Company Mortgage.

      Section 5.09 Use of Proceeds. The Borrower shall use the proceeds of the Advances and Letters of Credit to make the Closing Distribution, to provide funds to the Parent to be used to satisfy obligations with respect to the Merger, to refinance any Debt outstanding on the Closing Date, and for general corporate purposes.

      Section 5.10 Title Opinions. The Borrower shall from time to time upon the reasonable request of the Administrative Agent after each scheduled redetermination of the Borrowing Base commencing with the Borrowing Base redetermination scheduled in connection with the July 1, 2004 Engineering Report, take such actions and execute and deliver such documents and instruments as the Administrative Agent shall require to ensure that the Administrative Agent shall have received satisfactory title opinions (including, if requested, supplemental or new title opinions addressed to it) or other title evidence, which title opinions or other title evidence shall be in form and substance acceptable to the Administrative Agent in its sole discretion and shall include, if title opinions are requested by the Administrative Agent, opinions regarding the before payout and after payout ownership interests held by the Borrower and the Borrower's Subsidiaries, for all wells located on the Oil and Gas Properties covered thereby as to the ownership of Oil and Gas Properties of the Borrower and its Subsidiaries, and reflecting that the Administrative Agent has an Acceptable Security Interest in such Oil and Gas Properties of the Borrower and its Subsidiaries, constituting at least 70% of the present value of the Proven Reserves of the Borrower and its Subsidiaries and at least 80% of the present value of the proved developed producing reserves of the Borrower and its Subsidiaries as determined by the Administrative Agent.

      Section 5.11 Further Assurances; Cure of Title Defects. Promptly upon request, the Borrower shall, and shall cause each Subsidiary to, cure any defects in the creation and issuance of the Notes and the execution and delivery of the Security Instruments and this Agreement. The Borrower hereby authorizes the Lenders or the Administrative Agent to file any financing statements without the signature of the Borrower to the extent permitted by applicable law in order to perfect or maintain the perfection of any security interest granted under any of the Loan Documents. The Borrower at its expense will, and will cause each Subsidiary to, promptly execute and deliver to the Administrative Agent upon request all such other documents, agreements and instruments to comply with or accomplish the covenants and agreements of the Borrower or any Subsidiary, as the case may be, in the Security Instruments and this Agreement, or to further evidence and more fully describe the collateral intended as security for the Notes, or to correct any omissions in the Security Instruments, or to state more fully the security obligations set out herein or in any of the Security Instruments, or to perfect, protect or preserve any Liens created pursuant to any of the Security Instruments, or to make any recordings, to file any notices or obtain any consents, all as may be necessary or appropriate in connection therewith or to enable the Administrative Agent to exercise and enforce its rights and remedies with respect to any Collateral. Within 60 days after (a) a request by the Administrative Agent or

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

the Lenders to cure any title defects or exceptions which are not Permitted Liens raised by such information or (b) a notice by the Administrative Agent that the Borrower has failed to comply with Section 5.10 above, the Borrower shall (i) cure such title defects or exceptions which are not Permitted Liens or substitute acceptable Oil and Gas Properties with no title defects or exceptions except for Permitted Liens covering Collateral of an equivalent value and (ii) deliver to the Administrative Agent satisfactory title evidence (including, if requested by the Administrative Agent, supplemental or new title opinions meeting the foregoing requirements) in form and substance acceptable to the Administrative Agent in its reasonable business judgment as to the Borrower's and its Subsidiaries' ownership of such Oil and Gas Properties and the Administrative Agent's Liens and security interests therein as are required to maintain compliance with Section 5.10.

      Section 5.12 Hedging Arrangements. The Borrower shall, on or before the date of this Agreement, enter into and maintain Interest Hedge Agreements in form and substance satisfactory to, and covering a notional amount satisfactory to, the Administrative Agent. Additionally, the Borrower shall enter into and maintain Hydrocarbon Hedge Agreements in form and substance satisfactory to, and covering notional volumes and periods satisfactory to, the Administrative Agent.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

      So long as any Note or any amount under any Loan Document shall remain unpaid, any Letter of Credit shall remain outstanding, or any Lender shall have any Commitment, the Borrower agrees, unless the Required Lenders otherwise consent in writing, to comply with the following covenants.

      Section 6.01 Liens, Etc. The Borrower shall not create, assume, incur, or suffer to exist, or permit any of its Subsidiaries to create, assume, incur, or suffer to exist, any Lien on or in respect of any of its Property whether now owned or hereafter acquired, or assign any right to receive income, except that the Borrower and its Subsidiaries may create, incur, assume, or suffer to exist:

      (a) Liens securing the Obligations;

      (b) the Liens under the Project Company Mortgage;

      (c) Liens listed on the attached Schedule 6.01;

      (d) purchase money Liens and Liens in connection with Capital Leases, in each case upon or in any equipment acquired or held by the Borrower or any of its Subsidiaries in the ordinary course of business; provided that, the Debt secured by such Liens (i) was incurred solely for the purpose of financing the acquisition of such equipment, and does not exceed the aggregate purchase price of such equipment, (ii) is secured only by such equipment and not by any other assets of the Borrower and its Subsidiaries, and (iii) is not increased in amount;

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

      (e) Liens for taxes, assessments, or other governmental charges or levies not yet due or that (provided that foreclosure, sale, or other similar proceedings shall not have been initiated) are being contested in good faith by appropriate proceedings, and such reserve as may be required by GAAP shall have been made therefor;

      (f) Liens in favor of vendors, carriers, warehousemen, repairmen, mechanics, workmen, materialmen, construction, or similar Liens arising by operation of law in the ordinary course of business in respect of obligations that are not yet due or that are being contested in good faith by appropriate proceedings, provided that such reserves as may be required by GAAP shall have been made therefor;

      (g) Liens to operators and non-operators under joint operating agreements arising in the ordinary course of the business of the Borrower or the relevant Subsidiary to secure amounts owing, which amounts are not yet due or are being contested in good faith by appropriate proceedings, if such reserve as may be required by GAAP shall have been made therefor;

      (h) royalties, overriding royalties, net profits interests, production payments, reversionary interests, calls on production, preferential purchase rights and other burdens on or deductions from the proceeds of production, that do not secure Debt for borrowed money and, with respect to the Oil and Gas Properties covered by the Mortgages, that are taken into account in computing the net revenue interests and working interests of the Borrower or any of its Subsidiaries warranted in the Security Instruments;

      (i) Liens arising in the ordinary course of business out of pledges or deposits under workers' compensation laws, unemployment insurance, old age pensions or other social security or retirement benefits, or similar legislation or to secure public or statutory obligations of the Borrower;

      (j) operating agreements, unitization and pooling agreements and orders, production handling agreements, processing agreements, transportation agreements, sales agreements, farmout agreements, gas balancing agreements and other agreements, in each case that are customary in the oil, gas and mineral exploration and production business and that are entered into in the ordinary course of business and that are taken into account in computing the net revenue interests and working interests of the Borrower or any of its Subsidiaries warranted in the Security Instruments, to the extent that such Liens do not materially impair the use of the Property covered by such Lien for the purposes for which such Property is held by the Borrower or any Subsidiary;

      (k) preferential purchase rights, consents to assignments, rights reserved to or vested in any Governmental Authority or lessor, and rights of set-off and banker's liens in each case that do not secure Debt;

      (l) easements, rights-of-way, restrictions, and other similar encumbrances, and minor defects in the chain of title that are customarily accepted in the oil and gas financing industry, none of which interfere with the ordinary conduct of the business of Borrower or any Subsidiary or materially detract from the value or use of the Property to which they apply;

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

      (m) Liens in the form of cash deposits maintained with any Person to secure obligations owing by the Borrower or any of its Subsidiaries under any Interest Hedge Agreement or Hydrocarbon Hedge Agreement, which cash deposits under this clause (m) may not exceed $10,000,000 in the aggregate at any time; and

      (n) other Liens securing Debt permitted under Section 6.02 not exceeding $2,000,000 in the aggregate at any time.

      Section 6.02 Debts, Guaranties, and Other Obligations. The Borrower shall not, and shall not permit any of its Subsidiaries to, create, assume, suffer to exist, or in any manner become or be liable in respect of, any Debt except:

      (a) Debt of the Borrower and its Subsidiaries under the Loan Documents;

      (b) Debt listed on the attached Schedule 4.05(d);

      (c) Debt in the form of obligations for the deferred purchase price of Property or services incurred in the ordinary course of business which are not yet due and payable or are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been established;

      (d) Debt secured by the Liens permitted under paragraph (d) of Section
6.01 in an aggregate amount not to exceed $5,000,000 at any time;

      (e) Debt under Hydrocarbon Hedge Agreements or Interest Hedge Agreements which are not prohibited by the terms of Section 6.14;

      (f) Obligations under the Gas Gathering Agreement dated December 29, 1999 between MEGS LLC and the Borrower;

      (g) Debt consisting of sureties or bonds provided to any Governmental Authority or other Person and assuring payment of contingent liabilities of the Borrower in connection with the operation of the Oil and Gas Properties, including with respect to plugging, facility removal and abandonment of its Oil and Gas Properties;

      (h) Debt arising pursuant to the Bond Issuance; provided that, concurrent with the issuance of such Debt, all Tranche B Advances, if any, shall be paid in full; and

      (i) other Debt not exceeding $2,000,000 in the aggregate at any time outstanding.

      Section 6.03 Agreements Restricting Liens and Distributions. The Borrower shall not, nor shall it permit any of its Subsidiaries to, create, incur, assume or permit to exist any contract, agreement or understanding (other than this Agreement and the Security Instruments which in any way (a) prohibits or restricts the granting, conveying, creation or imposition of any Lien on any of its Property, whether now owned or hereafter acquired, to secure the Obligations (other than any contract, agreement or understanding prohibiting or restricting the granting, conveying, creation or imposition of any Lien solely on such contract, agreement or understanding), or (b) restricts any Subsidiary from paying dividends to the Borrower, or which requires the consent of or notice to other Persons in connection therewith.

      Section 6.04 Merger or Consolidation; Asset Sales. The Borrower shall not, nor shall it permit any of its Subsidiaries to (a) merge or consolidate with or into any other Person without the prior consent of all of the Lenders, or (b) sell, lease, transfer, assign, farm-out, convey, or otherwise dispose of any of its Property (including, without limitation, any working interest, overriding royalty interest, production payments, net profits interest, royalty interest, or mineral fee interest) other than: (i) the sale of Hydrocarbons in the ordinary course of business; (ii) sales of Property that is not Collateral with a fair market value for any transaction or related series of transactions not to exceed $2,500,000; (iii) farm-ins, farm-outs, and other sales or dispositions of Oil and Gas Properties that do not constitute Proven Reserves, in each case occurring in the ordinary course of business and consistent with past practices of the Borrower established prior to the date of this Agreement, and (iv) the sale or transfer of equipment that is (A) obsolete, worn out, depleted or uneconomic and disposed of in the ordinary course of business, (B) no longer necessary for the business of such Person, or (C) contemporaneously replaced by equipment of at least comparable value and use.

      Section 6.05 Restricted Payments; Bond Payments. The Borrower shall not, nor shall it permit any of its Subsidiaries to, make any Restricted Payments except that if no Default or Event of Default has occurred or will occur after giving effect to the making of such Restricted Payment and no Borrowing Base deficiency of the type described in Section 2.05(b) shall exist before or after giving effect to the making of such Restricted Payment, (a) the Subsidiaries may make Restricted Payments to the Borrower, (b) the Borrower may on the Closing Date (i) make the Closing Distribution and (ii) distribute up to $7,000,000 to Holdings (which Holdings shall distribute to the Parent) to cover certain reasonable transaction costs and expenses associated with the Merger, (c) the Borrower may pay monitoring fees to the Parent or any of its Affiliates during any fiscal year in an aggregate amount not to exceed 1.5% of the EBITDA of the Borrower and its Subsidiaries for such fiscal year, (d) the Borrower may make Restricted Payments in an aggregate amount not to exceed $5,000,000 in any fiscal year so long as (i) the Tranche B Advances shall have been repaid in full in cash, and (ii) after giving effect to such Restricted Payment, the sum of the Borrower's cash and Liquid Investments plus the Unused Tranche A Commitment Amount equals or exceeds $20,000,000, and (e) at such other times and in such other amounts as the Required Lenders may consent to in writing. Additionally, the Borrower may not, and shall not permit its Subsidiaries to, make any optional prepayments in respect of Debt arising pursuant to the Bond Issuance.

      Section 6.06 Investments. The Borrower shall not, nor shall it permit any of its Subsidiaries to, make or permit to exist any loans, advances, or capital contributions to, or make any investment in, or purchase or commit to purchase any stock or other securities or evidences of indebtedness of or interests in any Person or any assets or business of any Person, including without limitation any Oil and Gas Properties or assets related to Oil and Gas Properties, except:

      (a) Liquid Investments;

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

      (b) trade and customer accounts receivable which are for goods furnished or services rendered in the ordinary course of business and are payable in accordance with customary trade terms;

      (c) expenditures made in the ordinary course of business as operator on behalf of other working interest owners pursuant to a joint operating agreement or similar agreement;

      (d) capital expenditures made by the Borrower and its Subsidiaries in the ordinary course of their respective businesses to explore and develop their respective Oil and Gas Properties;

      (e) acquisitions of Property (other than Oil and Gas Properties) in the ordinary course of business not to exceed $1,000,000 in the aggregate during any fiscal year of the Borrower;

      (f) creation of any additional Subsidiaries in compliance with Section
6.15;

      (g) acquisitions of Oil and Gas Properties and related Property (which may include operations) in an aggregate amount not to exceed $25,000,000 in any fiscal year; and

      (h) other investments, loans or advances not otherwise permitted by this
Section 6.06 in an aggregate amount not to exceed $2,000,000 at any time.

      Section 6.07 Affiliate Transactions. The Borrower shall not, nor shall it permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction or series of transactions (including, but not limited to, the purchase, sale, lease or exchange of Property, the making of any investment, the giving of any guaranty, the assumption of any obligation or the rendering of any service) with any of their Affiliates unless such transaction or series of transactions is on terms no less favorable to the Borrower or the Subsidiary, as applicable, than those that could be obtained in a comparable arm's length transaction with a Person that is not such an Affiliate.

      Section 6.08 Compliance with ERISA. Except as could not, in each case or in the aggregate, reasonably be expected to result in a Material Adverse Change, the Borrower shall not, nor shall it permit any of its Subsidiaries or ERISA Affiliates to, directly or indirectly, (a) engage in, or permit any Subsidiary or ERISA Affiliate to engage in, any transaction in connection with which the Borrower, any Subsidiary or any ERISA Affiliate could be subjected to either a civil penalty assessed pursuant to section 502(c), (i) or (l) of ERISA or a tax imposed by Chapter 43 of Subtitle D of the Code; (b) terminate, or permit any Subsidiary or ERISA Affiliate to terminate, any Plan in a manner, or take any other action with respect to any Plan, which could result in any liability to the Borrower, any Subsidiary or any ERISA Affiliate to the PBGC; (c) fail to make, or permit any Subsidiary or ERISA Affiliate to fail to make, full payment when due of all amounts which, under the provisions of any Plan other than a Pre-Closing Plan, agreement relating thereto or applicable law, the Borrower, a Subsidiary or any ERISA Affiliate is required to pay as contributions thereto;
(d) permit to exist, or allow any Subsidiary or ERISA Affiliate to permit to exist, any accumulated funding deficiency within the meaning of Section 302 of ERISA or section 412 of the Code, whether or not waived, with respect to any Plan, other than a Pre-Closing Plan; (e) permit, or allow any Subsidiary or ERISA Affiliate to permit, the actuarial present value of the benefit liabilities (as "actuarial present value of the benefit liabilities" shall have the meaning specified in section 4041 of ERISA) under any Plan (other than a Pre-Closing Plan) maintained by the Borrower, any Subsidiary or any ERISA Affiliate which is regulated under Title IV of ERISA to exceed the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such Plan allocable to such benefit liabilities; (f) contribute to or assume an obligation to contribute to, or permit any Subsidiary or ERISA Affiliate to contribute to or assume an obligation to contribute to, any Multiemployer Plan; (g) acquire, or permit any Subsidiary or ERISA Affiliate to acquire, an interest in any Person that causes such Person to become an ERISA Affiliate with respect to the Borrower, any Subsidiary or any ERISA Affiliate if such Person sponsors, maintains or contributes to, or at any time in the six-year period preceding such acquisition has sponsored, maintained, or contributed to, (1) any Multiemployer Plan, or (2) any other plan that is subject to Title IV of ERISA under which the actuarial present value of the benefit liabilities under such plan exceeds the current value of the assets (computed on a plan termination basis in accordance with Title IV of ERISA) of such plan allocable to such benefit liabilities; (h) incur, or permit any Subsidiary or ERISA Affiliate to incur, a liability to or on account of a Plan under sections 515, 4062, 4063, 4064, 4201 or 4204 of ERISA; (i) contribute to or assume an obligation to contribute to, or permit any Subsidiary or ERISA Affiliate to contribute to or assume an obligation to contribute to, any employee welfare benefit plan, as defined in section 3(1) of ERISA, including, without limitation, any such plan maintained to provide benefits to former employees of such entities, that may not be terminated by such entities in their sole discretion at any time without any material liability; (j) amend or permit any Subsidiary or ERISA Affiliate to amend, a Plan resulting in an increase in current liability such that the Borrower, any Subsidiary or any ERISA Affiliate is required to provide security to such Plan under section 401(a)(29) of the Code; or (k) permit to exist any occurrence of any Reportable Event or any other event or condition, which presents a material (in the opinion of the Required Lenders) risk of a termination by the PBGC of any Plan (other than a Pre-Closing Plan).

      Section 6.09 Sale-and-Leaseback. The Borrower shall not, nor shall it permit any of its Subsidiaries to, sell or transfer to a Person any Property, whether now owned or hereafter acquired, if at the time or thereafter the Borrower or a Subsidiary shall lease as lessee such Property or any part thereof or other Property which the Borrower or a Subsidiary intends to use for substantially the same purpose as the Property sold or transferred.

      Section 6.10 Change of Business. The Borrower shall not, nor shall it permit any of its Subsidiaries to, make any material change in the character of its business as an independent oil and gas exploration and production company, nor will the Borrower or any Subsidiary operate or carry on business in any jurisdiction other than the United States, including the Gulf of Mexico.

      Section 6.11 Organizational Documents, Name Change. The Borrower shall not, nor shall it permit any of its Subsidiaries to (a) amend, supplement, modify or restate their articles or certificate of incorporation, bylaws, limited liability company agreements, or other equivalent organizational documents, or amend or change its jurisdiction of incorporation, organization or formation without prior written notice to, and prior consent of, the Administrative Agent (which consent shall not be unreasonably withheld or delayed), and (b) amend or change its name without giving the Administrative Agent 30 days' prior written notice of such name change.

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

      Section 6.12 Use of Proceeds; Letters of Credit. The Borrower will not permit the proceeds of any Advance or Letters of Credit to be used for any purpose other than those permitted by Section 5.09. The Borrower will not engage in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U). Neither the Borrower nor any Person acting on behalf of the Borrower has taken or shall take, nor permit any of the Borrower's Subsidiaries to take any action which might cause any of the Loan Documents to violate Regulation T, U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect, including without limitation, the use of the proceeds of any Advance or Letters of Credit to purchase or carry any margin stock in violation of Regulation T, U or X.

      Section 6.13 Gas Imbalances, Take-or-Pay or Other Prepayments. The Borrower shall not, nor shall it permit any of its Subsidiaries to, allow gas imbalances, take-or-pay or other prepayments with respect to the Oil and Gas Properties of the Borrower or any Subsidiary which would require the Borrower or any Subsidiary to deliver any volumes of their respective Hydrocarbons produced on a monthly basis from such Oil and Gas Properties at some future time without then or thereafter receiving full payment therefor, except that the Borrower and its Subsidiaries may have gas imbalances or take or pay or other similar obligations of the type described in this Section 6.13 in a net aggregate amount not to exceed $4,000,000 at any time (net of balancing receivables or assets owing by third parties to the Borrower or such Subsidiaries).

      Section 6.14 Limitation on Speculative Hedging. The Borrower shall not, nor shall it permit any of its Subsidiaries to, (a) purchase, assume, or hold a speculative position in any commodities market or futures market or enter into any Hydrocarbon Hedge Agreement, Interest Hedge Agreement or similar hedge arrangement for speculative purposes or (b) be party to or otherwise enter into any Hedge Contract which (i) is entered into for reasons other than as a part of its normal business operations as a risk management strategy and/or hedge against changes resulting from market conditions related to the Borrower's operations, (ii) except with respect to Proven Reserves associated with the Sprayberry Aldwell Unit located in Reagan County, Texas, (A) covers notional volumes in excess of 80% of the production volumes anticipated during the period such hedge arrangement is in effect and attributable to Proven Reserves of the Borrower and its Subsidiaries that are categorized as "proved, developed and producing", or (B) is longer than two years in duration (except that any such hedge arrangement may be for three years in duration if the notional volumes covered in the third year of such arrangement, taken together with the notional volumes covered by other hedging arrangements during such third year, are not in excess of 60% of such anticipated production volumes), and (iii) with respect to the Proven Reserves associated with the Sprayberry Aldwell Unit, (A) covers notional volumes in excess of 80% of the anticipated production volumes attributable to Proven Reserves of the Borrower and its Subsidiaries that are categorized as "proved, developed and producing", or (B) is longer than five years in duration.

      Section 6.15 Additional Subsidiaries. The Borrower shall not, nor shall it permit any of its Subsidiaries to, create or acquire any additional Subsidiaries without (a) the prior written consent of the Administrative Agent and the Required Lenders, (b) such new Subsidiary executing and delivering to the Administrative Agent, at its request, a Guaranty, a Pledge

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Agreement, a Security Agreement and a Mortgage, and such other Security
Instruments as the Administrative Agent or the Required Lenders may reasonably request, and (c) the delivery by the Borrower of any certificates, opinions of counsel, title opinions or other documents as the Administrative Agent may reasonably request.

      Section 6.16 Account Payables. The Borrower shall not, nor shall it permit any of its Subsidiaries to, allow any of its trade payables or other accounts payable to be outstanding for more than 90 days past due (except in cases where any such trade payable is being disputed in good faith and adequate reserves under GAAP have been established).

      Section 6.17 Current Ratio. The Borrower shall not permit the ratio of, as of the last day of each fiscal quarter of the Borrower, beginning with the fiscal quarter ending December 31, 2003, of (a) its current assets to (b) its current liabilities, to be less (i) 0.75 to 1.00 on December 31, 2003, March 31, 2004, and June 30, 2004 and (ii) 1.00 to 1.00 on September 30, 2004 and on each December 31, March 31, June 30 and September 30 thereafter. For purposes of this calculation (A) "current assets" shall include, as of the date of calculation, the Unused Tranche A Commitment Amount but shall exclude any cash deposited with or at the request of a counterparty to any Hedge Contract and (B) "current liabilities" shall exclude, as of the date of calculation, the current portion of Debt existing under this Agreement.

      Section 6.18 Fixed Charge Coverage Ratio. The Borrower shall not permit the ratio, as of the last day of each fiscal quarter of the Borrower, beginning with the fiscal quarter ending March 31, 2004, of (a) EBITDA calculated for (i) in the case of the fiscal quarter ending March 31, 2004, the fiscal quarter then ended, (ii) in the case of the fiscal quarter ending June 30, 2004, the two fiscal quarters then ended, (iii) in the case of the fiscal quarter ending September 30, 2004, the three fiscal quarters then ended, and (iv) thereafter, the four fiscal quarters then ended to (b) the sum of (i) Interest Expense for such period, (ii) Maintenance Capital Expenditures for such period, and (iii) an amount equal to (A) (x) the number of quarters included pursuant to the applicable sub-clause of clause (a) above, divided by (y) twenty, multiplied by
(B) the outstanding principal amount of the Tranche A Advances on such day, to be less than 1.20 to 1.00.

      Section 6.19 Maximum Debt Ratio. The Borrower shall not permit the ratio, as of the last day of each fiscal quarter of the Borrower, beginning with the fiscal quarter ending March 31, 2004, of (a) the consolidated Debt of the Borrower as of such fiscal quarter end to (b) EBITDA for the four-fiscal quarter period then ended, to be greater than 1.75 to 1.00; provided that (i) with respect to the fiscal quarter period ending March 31, 2004, EBITDA shall be measured by multiplying EBITDA for the three-month period then ended by four,
(ii) with respect to the fiscal quarter period ending June 30, 2004, EBITDA shall be measured by multiplying EBITDA for the two quarters then ended by two, and (iii) with respect to the fiscal quarter ending September 30, 2004, EBITDA shall be measured by multiplying EBITDA for the three quarters then ended by 4/3; provided further that, from and after the date of the Bond Issuance, the maximum ratio permitted for purposes of compliance with this Section 6.19 shall be increased from 1.75 to 1.00 to 3.00 to 1.00.

      Section 6.20 Maximum Senior Debt Ratio. From and after the date of the closing of the Bond Issuance, the Borrower shall not permit the ratio, as of the last day of each fiscal quarter of

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the Borrower, beginning with the fiscal quarter ending March 31, 2004, of (a)
the consolidated Debt of the Borrower as of such fiscal quarter end (other than Debt incurred pursuant to the Bond Issuance) to (b) EBITDA for the four-fiscal quarter period then ended, to be greater than 1.75 to 1.00; provided that (i) with respect to the fiscal quarter period ending March 31, 2004, EBITDA shall be measured by multiplying EBITDA for the three-month period then ended by four,
(ii) with respect to the fiscal quarter period ending June 30, 2004, EBITDA shall be measured by multiplying EBITDA for the two quarters then ended by two, and (iii) with respect to the fiscal quarter ending September 30, 2004, EBITDA shall be measured by multiplying EBITDA for the three quarters then ended by 4/3.

      Section 6.21 Project Company Loan Documents; Merger Documents. The Borrower shall not amend, modify or supplement the Project Company Note or the Project Company Mortgage without the consent of the Required Lenders. Additionally, the Borrower may not amend, modify, supplement or waive any of the terms of the Merger Agreement and the other related Merger Documents (excluding the Project Company Note and the Project Company Mortgage which are both governed by the preceding sentence) without the prior written consent of the Required Lenders (which consent shall not be unreasonably withheld or delayed) unless such amendment, modification, supplement or waiver is immaterial in nature and could not reasonably be expected to be adverse to the Administrative Agent, the Issuing Lender or the Lenders.

      Section 6.22 Enron Corp. Obligations. Notwithstanding anything else in this Agreement to the contrary, none of the Borrower nor any of its Subsidiaries shall, without the prior written consent of the Required Lenders, enter into any agreements with, or have obligations owing to or from, Enron Corp. or any of its Affiliates other than those agreements and obligations existing on the date of this Agreement and described on Schedule 3.01(o).

                                  ARTICLE VII

                           EVENTS OF DEFAULT; REMEDIES

      Section 7.01 Events of Default. The occurrence of any of the following events shall constitute an "Event of Default" under any Loan Document:

      (a) Payment. The Borrower shall fail to pay when due any principal when due or to reimburse any Letter of Credit Obligations, or shall fail to pay any interest, fees, reimbursements (other than reimbursement of Letter of Credit Obligations), indemnifications, or other amounts payable hereunder, under the Notes, or under any other Loan Document within three days of when due;

      (b) Representation and Warranties. Any representation or warranty made or deemed to be made (i) by the Borrower, any Guarantor or any of their respective Subsidiaries (or any of their respective officers) in this Agreement or in any other Loan Document, or (ii) by the Borrower, any Guarantor or any of their respective Subsidiaries (or any of their respective officers) in connection with this Agreement or any other Loan Document, shall prove to have been incorrect in any material respect when made or deemed to be made;

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

      (c) Covenant Breaches. The Borrower, any Guarantor or any of their respective Subsidiaries shall fail to (i) perform or observe any covenant contained in Section 5.02(a), Section 5.06(e), Section 5.11 or Article VI of this Agreement or (ii) fail to perform or observe any other term or covenant set forth in this Agreement or in any other Loan Document which is not covered by clause (i) above or any other provision of this Section 7.01 if such failure shall remain unremedied for 30 days after the occurrence of such breach or failure;

      (d) Cross-Defaults. (i) The Borrower, any Guarantor or any of their respective Subsidiaries shall fail to pay any principal of or premium or interest on its Debt which is outstanding in a principal amount of at least $2,000,000 individually or when aggregated with all such Debt of the Borrower, any Guarantor or any of their respective Subsidiaries so in default (but excluding Debt evidenced by the Notes) when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to Debt which is outstanding in a principal amount of at least $2,000,000 individually or when aggregated with all such Debt of the Borrower, such Subsidiary, or such Guarantor so in default, and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or (iii) any such Debt shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof;

      (e) Insolvency. The Borrower, any Guarantor or any of their respective Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Borrower, any of its Subsidiaries, or any Guarantor seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its Property and, in the case of any such proceeding instituted against the Borrower, any such Subsidiary or any such Guarantor either such proceeding shall remain undismissed for a period of 30 days or any of the actions sought in such proceeding shall occur; or the Borrower, any of its Subsidiaries, or any Guarantor shall take any corporate action to authorize any of the actions set forth above in this paragraph (e);

      (f) Judgments. Any judgment or order for the payment of money shall be rendered against the Borrower, any Guarantor or any of their respective Subsidiaries and such judgment or order shall result in liability, when aggregated with all such outstanding unsatisfied judgments and orders, in excess of $2,000,000 and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which such judgment is not paid or a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

      (g) Termination Events. Any Termination Event with respect to a Plan shall have occurred, and, 30 days after notice thereof shall have been given to the Borrower by the

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Administrative Agent, (i) such Termination Event shall not have been corrected and (ii) such Termination Event is reasonably likely to result (as determined by the Required Lenders in good faith) in a liability to the Borrower, its Subsidiaries or ERISA Affiliates of $5,000,000 or more in the aggregate.

      (h) Plan Withdrawals. The Borrower or any member of the Controlled Group as employer under a Multiemployer Plan shall have made a complete or partial withdrawal from such Multiemployer Plan and the plan sponsor of such Multiemployer Plan shall have notified such withdrawing employer that such employer has incurred a withdrawal liability in an annual amount exceeding $5,000,000 in the aggregate;

      (i) COBRA Liability. An event has occurred (as determined by the Required Lenders in good faith) that would causes Borrower or any of its ERISA Affiliates to become a "successor employer" under COBRA and the regulations thereunder with respect to any employee welfare benefit plan of any member of the Controlled Group other than the Borrower or its ERISA Affiliates' employee welfare benefit plans and the Borrower is reasonably likely to have liability in excess of $5,000,000 in the aggregate in connection therewith.

      (j) Change in Control. The Borrower shall have discontinued its usual business or a Change in Control shall have occurred;

      (k) Borrowing Base. Any failure to cure any Borrowing Base deficiency in accordance with Section 2.05;

      (l) Loan Documents. Any provision of any Loan Document shall for any reason (except to the extent permitted by the terms thereof) cease to be valid and binding on the Borrower or a Guarantor or any of their respective Subsidiaries or any such Person shall so state in writing;

      (m) Security Instruments. (i) The Administrative Agent shall fail to have an Acceptable Security Interest in any portion of the Collateral or (ii) any Security Instrument shall at any time and for any reason cease to create the Lien on the Property purported to be subject to such agreement in accordance with the terms of such agreement, or cease to be in full force and effect, or shall be contested by the Borrower, any Guarantor or any of their respective Subsidiaries; or

      (n) Material Adverse Change. An event resulting in a Material Adverse Change shall have occurred.

      Section 7.02 Optional Acceleration of Maturity. If any Event of Default (other than an Event of Default pursuant to paragraph (e) of Section 7.01) shall have occurred and be continuing, then, and in any such event,

      (a) the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the obligation of each Lender and the Issuing Lender to make extensions of credit hereunder, including making Advances and issuing, increasing or extending Letters of Credit, to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by

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

notice to the Borrower, declare all principal, interest, fees, reimbursements, indemnifications, and all other amounts payable under this Agreement, the Notes, and the other Loan Documents to be forthwith due and payable, whereupon all such amounts shall become and be forthwith due and payable in full, without notice of intent to demand, demand, presentment for payment, notice of nonpayment, protest, notice of protest, grace, notice of dishonor, notice of intent to accelerate, notice of acceleration, and all other notices, all of which are hereby expressly waived by the Borrower;

      (b) the Borrower shall, on demand of the Administrative Agent at the request or with the consent of the Required Lenders, deposit with the Administrative Agent into the Cash Collateral Account an amount of cash equal to the Letter of Credit Exposure as security for the Obligations; and

      (c) the Administrative Agent shall at the request of, or may with the consent of, the Required Lenders proceed to enforce its rights and remedies under the Security Instruments, the Guaranties, and any other Loan Document for the ratable benefit of itself, the Issuing Lender and the Lenders by appropriate proceedings.

      Section 7.03 Automatic Acceleration of Maturity. If any Event of Default pursuant to paragraph (e) of Section 7.01 shall occur,

      (a) (i) the obligation of each Lender and the Issuing Lender to make extensions of credit hereunder, including making Advances and issuing, increasing or extending Letters of Credit, shall terminate, and (ii) all principal, interest, fees, reimbursements, indemnifications, and all other amounts payable under this Agreement, the Notes, and the other Loan Documents shall become and be forthwith due and payable in full, without notice of intent to demand, demand, presentment for payment, notice of nonpayment, protest, notice of protest, grace, notice of dishonor, notice of intent to accelerate, notice of acceleration, and all other notices, all of which are hereby expressly waived by the Borrower;

      (b) the Borrower shall deposit with the Administrative Agent into the Cash Collateral Account an amount of cash equal to the outstanding Letter of Credit Exposure as security for the Obligations; and

      (c) the Administrative Agent shall at the request of, or may with the consent of, the Required Lenders proceed to enforce its rights and remedies under the Security Instruments, the Guaranties, and any other Loan Document for the ratable benefit of itself, the Issuing Lender and the Lenders by appropriate proceedings.

      Section 7.04 Right of Set-off. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent, the Issuing Lender and each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Administrative Agent, the Issuing Lender or such Lender to or for the credit or the account of the Borrower against any and all of the obligations of the Borrower now or hereafter existing under this Agreement, the Notes held by the Administrative Agent, the Issuing Lender or such Lender, and the other Loan Documents,

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irrespective of whether or not the Administrative Agent, the Issuing Lender or
such Lender shall have made any demand under this Agreement, such Notes, or such other Loan Documents, and although such obligations may be unmatured. The Administrative Agent, the Issuing Lender and each Lender agrees to promptly notify the Borrower after any such set-off and application made by the Administrative Agent, the Issuing Lender or such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent, the Issuing Lender and each Lender under this Section 7.04 are in addition to any other rights and remedies (including, without limitation, other rights of set-off) that the Administrative Agent, the Issuing Lender or such Lender may have under the other Loans Documents or under any applicable law.

      Section 7.05 Non-exclusivity of Remedies. No remedy conferred upon the Administrative Agent, the Issuing Lender and the Lenders is intended to be exclusive of any other remedy, and each remedy shall be cumulative of all other remedies existing by contract, at law, in equity, by statute or otherwise.

      Section 7.06 Application of Proceeds. From and during the continuance of any Event of Default, any monies or Property actually received by the Administrative Agent pursuant to this Agreement or any other Loan Document, the exercise of any rights or remedies under any Security Instrument or any other agreement with the Borrower, any Guarantor or any of their respective Subsidiaries which secures any of the Obligations, shall be applied in the following order:

      (a) First, to the payment of all amounts, including without limitation costs and expenses incurred in connection with the collection of such proceeds and the payment of any part of the Obligations, due to the Administrative Agent under any of the expense reimbursement or indemnity provisions of this Agreement or any other Loan Document, any Security Instrument or other collateral documents;

      (b) Second, ratably, according to the then unpaid amounts thereof, without preference or priority of any kind among them, to the payment of the Obligations then due and payable, including Obligations with respect to Letters of Credit and including any obligations of the Borrower or its Subsidiaries owing to any Swap Counterparty under any Interest Hedge Agreement or Hydrocarbon Hedge Agreement; and

      (c) Third, the remainder, if any, to the Borrower or its Subsidiaries, or its respective successors or assigns, or such other Person as may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

                                  ARTICLE VIII

                 THE ADMINISTRATIVE AGENT AND THE ISSUING LENDER

      Section 8.01 Authorization and Action. Each Lender hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof and of the other Loan Documents, together with such powers as are reasonably incidental thereto. As to

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any matters not expressly provided for by this Agreement or any other Loan
Document (including, without limitation, enforcement or collection of the Notes), the Administrative Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lenders and all holders of Notes; provided, however, that the Administrative Agent shall not be required to take any action which exposes the Administrative Agent to personal liability or which is contrary to this Agreement, any other Loan Document, or applicable law.

      Section 8.02 Administrative Agent's Reliance, Etc. Neither the Administrative Agent nor any of its directors, officers, agents, or employees shall be liable for any action taken or omitted to be taken (INCLUDING THE ADMINISTRATIVE AGENT'S OWN NEGLIGENCE) by it or them under or in connection with this Agreement or the other Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Administrative Agent: (a) may treat the payee of any Note as the holder thereof until the Administrative Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to the Administrative Agent; (b) may consult with legal counsel (including counsel for the Borrower), independent public accountants, and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants, or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties, or representations made in or in connection with this Agreement or the other Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Loan Document on the part of the Borrower or its Subsidiaries or to inspect the Property (including the books and records) of the Borrower or its Subsidiaries; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency, or value of this Agreement or any other Loan Document; and (f) shall incur no liability under or in respect of this Agreement or any other Loan Document by acting upon any notice, consent, certificate, or other instrument or writing (which may be by telecopier or telex) believed by it to be genuine and signed or sent by the proper party or parties.

      Section 8.03 The Administrative Agent and Its Affiliates. With respect to its Commitment, the Advances made by it and the Notes issued to it, the Administrative Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise the same as though it were not the Administrative Agent. The term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include the Administrative Agent in its individual capacity. The Administrative Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Borrower or any of its Subsidiaries, and any Person who may do business with or own securities of the Borrower or any such Subsidiary, all as if the Administrative Agent were not an agent hereunder and without any duty to account therefor to the Lenders. Additionally, an Affiliate of the Administrative Agent has made an equity investment in the MEI Holdings and may from time to time made additional equity investments such entity or in the Parent or their affiliates.

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      Section 8.04 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on the Financial Statements and the Interim Financial
Statements and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it shall, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

      Section 8.05 Indemnification. THE LENDERS SEVERALLY AGREE TO INDEMNIFY THE ADMINISTRATIVE AGENT, THE ISSUING LENDER, AND BNP PARIBAS AND EACH AFFILIATE THEREOF ACTING IN ANY CAPACITY UNDER THE LOAN DOCUMENT, INCLUDING BEING NAMED AS "SYNDICATION AGENT," "JOINT LEAD ARRANGER," OR "JOINT BOOK RUNNING MANAGER" ON THE COVER PAGE HEREOF AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AND AGENTS (TO THE EXTENT NOT REIMBURSED BY THE BORROWER), ACCORDING TO THEIR RESPECTIVE PRO RATA SHARES FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THE ADMINISTRATIVE AGENT, THE ISSUING LENDER, AND BNP PARIBAS AND EACH AFFILIATE THEREOF IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY ACTION TAKEN OR OMITTED BY THE ADMINISTRATIVE AGENT, THE ISSUING LENDER, OR BNP PARIBAS OR ANY AFFILIATE THEREOF UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (INCLUDING THE ADMINISTRATIVE AGENT'S, THE ISSUING LENDER'S, AND BNP PARIBAS' AND EACH AFFILIATE'S THEREOF OWN NEGLIGENCE), AND INCLUDING, WITHOUT LIMITATION, ENVIRONMENTAL LIABILITIES, PROVIDED THAT NO LENDER SHALL BE LIABLE FOR ANY PORTION OF SUCH LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, EXPENSES, OR DISBURSEMENTS RESULTING FROM THE ADMINISTRATIVE AGENT'S, THE ISSUING LENDER'S, OR BNP PARIBAS OR EACH AFFILIATE THEREOF GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. WITHOUT LIMITATION OF THE FOREGOING, EACH LENDER AGREES TO REIMBURSE THE ADMINISTRATIVE AGENT, THE ISSUING LENDER, AND BNP PARIBAS AND EACH AFFILIATE THEREOF PROMPTLY UPON DEMAND FOR ITS RATABLE SHARE OF ANY OUT-OF-POCKET EXPENSES (INCLUDING COUNSEL FEES) INCURRED BY THE ADMINISTRATIVE AGENT IN CONNECTION WITH THE PREPARATION, EXECUTION, DELIVERY, ADMINISTRATION, MODIFICATION, AMENDMENT, OR ENFORCEMENT (WHETHER THROUGH NEGOTIATIONS, LEGAL PROCEEDINGS, OR OTHERWISE) OF, OR LEGAL ADVICE IN RESPECT OF RIGHTS OR RESPONSIBILITIES UNDER, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, TO THE EXTENT THAT THE ADMINISTRATIVE AGENT, THE ISSUING LENDER, OR BNP PARIBAS OR EACH AFFILIATE THEREOF IS NOT REIMBURSED FOR SUCH BY THE BORROWER.

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      Section 8.06 Successor Administrative Agent and Issuing Lender. The
Administrative Agent or the Issuing Lender may resign at any time by giving written notice thereof to the Lenders and the Borrower and may be removed at any time with or without cause by the Required Lenders upon receipt of written notice from the Required Lenders to such effect. Upon receipt of notice of any such resignation or removal, the Required Lenders shall have the right to appoint a successor Administrative Agent or Issuing Lender with, if any Event of Default has not occurred and is not continuing, the consent of the Borrower, which consent shall not be unreasonably withheld. If no successor Administrative Agent or Issuing Lender shall have been so appointed by the Required Lenders with the consent of the Borrower, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's or Issuing Lender's giving of notice of resignation or the Required Lenders' removal of the retiring Administrative Agent or Issuing Lender, then the retiring Administrative Agent or Issuing Lender may, on behalf of the Lenders and the Borrower, appoint a successor Administrative Agent or Issuing Lender, which shall be, in the case of a successor agent, a commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $500,000,000.00 and, in the case of the Issuing Lender, a Lender. Upon the acceptance of any appointment as Administrative Agent or Issuing Lender by a successor Administrative Agent or Issuing Lender, such successor Administrative Agent or Issuing Lender shall thereupon succeed to and become vested with all the rights, powers, privileges, and duties of the retiring Administrative Agent or Issuing Lender, and the retiring Administrative Agent or Issuing Lender shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that the retiring Issuing Lender shall remain the Issuing Lender with respect to any Letters of Credit outstanding on the effective date of its resignation or removal and the provisions affecting the Issuing Lender with respect to such Letters of Credit shall inure to the benefit of the retiring Issuing Lender until the termination of all such Letters of Credit. After any retiring Administrative Agent's or Issuing Lender's resignation or removal hereunder as Administrative Agent or Issuing Lender, the provisions of this Article VIII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or Issuing Lender under this Agreement and the other Loan Documents.

      Section 8.07 Syndication Agent, Joint Lead Arrangers, and Joint Book Running Managers. None of the Lenders identified on the facing page of this Agreement as a "Syndication Agent," "Joint Lead Arranger," or "Joint Book Running Manager" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all the Lenders as such. Without limiting the foregoing, none of the Lenders so identified as a "Syndication Agent," "Joint Lead Arranger," or "Joint Book Running Manager" shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                   ARTICLE IX

                                  MISCELLANEOUS

      Section 9.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement, the Notes, or any other Loan Document, nor consent to any departure by the Borrower, any Guarantor or any Subsidiary therefrom, shall in any event be effective unless the same shall be in writing and signed by the Required Lenders and the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver, or consent shall, unless in writing and signed by all the Lenders, do any of the following: (a) waive any of the conditions specified in
Section 3.01, (b) increase the Borrowing Base or the Commitments of the Lenders,
(c) reduce the principal of, or rate of interest on, the Notes or any fees or other amounts payable hereunder or under any other Loan Document, (d) postpone any date fixed for any payment of principal of, or interest on, the Notes, the Letter of Credit Obligations or any fees or other amounts payable hereunder or extend the Tranche A Maturity Date, the Tranche B Maturity Date, the Tranche A Commitment Termination Date or the Tranche B Commitment Termination Date, (e) change the percentage of Lenders which shall be required for the Lenders or any of them to take any action hereunder or under any other Loan Document, (f) amend
Section 2.02, Section 2.11 or this Section 9.01, (g) amend the definition of "Required Lenders," (h) release any Guarantor from its obligations under any Guaranty, (i) permit the Borrower or any Subsidiary to enter into any merger or consolidation with or into any other Person or amend Section 6.04(a), or (j) release any Collateral securing the Obligations, except for releases of Collateral sold as permitted by this Agreement; and provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent or the Issuing Lender in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent or the Issuing Lender, as the case may be, under this Agreement or any other Loan Document, and (ii) no amendment may be made to Section 7.06 which has the effect of subordinating the priority of the obligations owing to any Swap Counterparty from the priority established for such obligations on the date of this Agreement unless such amendment shall have the consent of, in addition to the consent of the Required Lenders, the Swap Counterparty so affected.

      Section 9.02 Notices, Etc. All notices and other communications shall be in writing (including, without limitation, telecopy or telex) and mailed by certified mail, return receipt requested, telecopied, telexed, hand delivered, or delivered by a nationally recognized overnight courier, at the address for the appropriate party specified in Schedule II or at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when so mailed, telecopied, telexed, or hand delivered or delivered by an overnight courier, be effective when received if mailed, when telecopy transmission is completed, when confirmed by telex answer-back, or when delivered by such messenger or courier, respectively, except that notices and communications to the Administrative Agent pursuant to
Article II or VIII shall not be effective until received by the Administrative Agent.

      Section 9.03 No Waiver; Remedies. No failure on the part of any Lender, the Administrative Agent, or the Issuing Lender to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      Section 9.04 Costs and Expenses. The Borrower agrees to pay within three Business Days following demand, (a) all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, and amendment of this Agreement, the Notes, the Guaranties, and the other Loan

Documents including, without limitation, the reasonable and documented fees and out-of-pocket expenses of counsel for the Administrative Agent with respect to advising the Administrative Agent as to its rights and responsibilities under this Agreement, and (b) all reasonable and documented out-of-pocket costs and expenses, if any, of the Administrative Agent, the Issuing Lender, and each Lender (including, without limitation, reasonable and documented counsel fees and expenses of the Administrative Agent, the Issuing Lender, and each Lender) in connection with the enforcement (whether through negotiations, legal proceedings, or otherwise) of this Agreement, the Notes, the Guaranties, and the other Loan Documents.

      Section 9.05 Binding Effect. This Agreement shall become effective when it shall have been executed by the Borrower and the Administrative Agent, and when the Administrative Agent shall have, as to each Lender, either received a counterpart hereof executed by such Lender or been notified by such Lender that such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent, the Issuing Lender, and each Lender and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights or delegate its duties under this Agreement or any interest in this Agreement without the prior written consent of each Lender.

      Section 9.06 Lender Assignments and Participations.

      (a) Assignments. Any Lender may assign to one or more banks or other entities all or any portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it, the Notes held by it, and the participation interest in the Letter of Credit Obligations held by it); provided, however, that (i) each such assignment shall be of a constant, and not a varying, percentage of such Lender's rights and obligations assigned under this Agreement and shall be an equal percentage with respect to both its obligations owing in respect of the Commitments and the related Advances and Letters of Credit, (ii) the amount of the Commitments and Advances of such Lender being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall be, if to an entity other than a Lender, not less than $10,000,000.00 (or, if less, the amount of its remaining Commitments and Advances in connection with an assignment of all such remaining Commitments and Advances) and, with respect to amounts equal to $10,000,000.00 or greater, shall be an integral multiple of $1,000,000.00 in excess thereof, (iii) each such assignment shall be to an Eligible Assignee, (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with the Notes subject to such assignment, and (v) each Eligible Assignee (other than the Eligible Assignee of the Administrative Agent) shall pay to the Administrative Agent a $3,500 administrative fee. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least three Business Days after the execution thereof, (A) the assignee thereunder shall be a party hereto for all purposes and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender hereunder and (B) such Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an

Assignment and Acceptance covering all or the remaining portion of such Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto).

      (b) Term of Assignments. By executing and delivering an Assignment and Acceptance, the Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, such Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency of value of this Agreement or any other instrument or document furnished pursuant hereto; (ii) such Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or its Subsidiaries or the performance or observance by the Borrower or its Subsidiaries of any of their obligations under this Agreement or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the Financial Statements and Interim Financial Statements referred to in Section
4.05 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the Administrative Agent, such Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Administrative Agent by the terms hereof, together with such powers as are reasonably incidental thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement are required to be performed by it as a Lender.

      (c) The Register. The Administrative Agent shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitments of, and principal amount of the Advances owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent, the Issuing Lender, and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

      (d) Procedures. Upon its receipt of an Assignment and Acceptance executed by a Lender and an Eligible Assignee, together with the Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of the attached Exhibit A,
(i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the Borrower. Within five Business Days after its receipt of such notice, the Borrower shall execute and deliver to the Administrative Agent in exchange for the surrendered Notes (A) if such Eligible Assignee has acquired a Tranche A Commitment and outstanding Tranche B Advances, a new Tranche A Note and Tranche B Note to the order of such Eligible Assignee in an amount equal to the Tranche A Commitment assumed by it and the outstanding principal amount of Tranche A Advances acquired, respectively, pursuant to such Assignment and Acceptance and (B) if such Lender has retained any Tranche A Commitment and Tranche B Advances hereunder, a new Tranche A Note and Tranche B Note to the order of such Lender in an amount equal to the Tranche A Commitment and outstanding principal amount of Tranche B Advances, respectively, retained by it hereunder. Such new Notes shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of the attached Exhibits E-1 and E-2.

      (e) Participations. Each Lender may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it, its participation interest in the Letter of Credit Obligations, and the Notes held by it); provided, however, that (i) such Lender's obligations under this Agreement (including, without limitation, its Commitments to the Borrower hereunder) shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Lender shall remain the holder of any such Notes for all purposes of this Agreement, (iv) the Borrower, the Administrative Agent, and the Issuing Lender and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement, and (v) such Lender shall not require the participant's consent to any matter under this Agreement, except for change in the principal amount of the Notes, reductions in fees or interest, releasing all or substantially all of any Collateral, permitting the Borrower or any Subsidiary to enter into any merger or consolidation with or into any other, postponement of any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, or extensions of the Tranche A Maturity Date, Tranche B Maturity Date, the Tranche A Commitment Termination Date or the Tranche B Commitment Termination Date. The Borrower hereby agrees that participants shall have the same rights under Sections 2.12, 2.13, 2.14(c), and 9.07 as a Lender to the extent of their respective participations.

      Section 9.07 Indemnification. THE BORROWER SHALL INDEMNIFY THE ADMINISTRATIVE AGENT, THE LENDERS, THE ISSUING LENDER, AND BNP PARIBAS AND EACH AFFILIATE THEREOF AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AND AGENTS FROM, AND DISCHARGE, RELEASE, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, OR DAMAGES WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THEM IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY ACTION TAKEN OR OMITTED BY THEM UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (INCLUDING ANY SUCH LOSSES, LIABILITIES, CLAIMS, DAMAGES, OR EXPENSE INCURRED BY REASON OF THE PERSON BEING INDEMNIFIED'S OWN NEGLIGENCE OR STRICT LIABILITY) AND INCLUDING WITHOUT LIMITATION ENVIRONMENTAL LIABILITIES, BUT EXCLUDING ANY SUCH LOSSES, LIABILITIES, CLAIMS, DAMAGES, OR EXPENSES INCURRED BY REASON OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PERSON TO BE INDEMNIFIED.

      Section 9.08 Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

      Section 9.09 Survival of Representations, Etc. All representations and warranties contained in this Agreement or made in writing by or on behalf of the Borrower in connection herewith shall survive the execution and delivery of this Agreement and the Loan Documents, the making of the Advances and any investigation made by or on behalf of the Lenders, none of which investigations shall diminish any Lender's right to rely on such representations and warranties. All obligations of the Borrower provided for in Sections 2.12, 2.13, 2.14(c), 9.04, and 9.07 and all of the obligations of the Lenders in Section
8.05 shall survive any termination of this Agreement and repayment in full of the Obligations.

      Section 9.10 Severability. In case one or more provisions of this Agreement or the other Loan Documents shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality, and enforceability of the remaining provisions contained herein or therein shall not be affected or impaired thereby.

      Section 9.11 Business Loans. The Borrower warrants and represents that the Loans evidenced by the Notes are and shall be for business, commercial, investment, or other similar purposes and not primarily for personal, family, household, or agricultural use, as such terms are used in Chapter One ("Chapter One") of the Texas Credit Code. At all such times, if any, as Chapter One shall establish a Maximum Rate, the Maximum Rate shall be the "indicated rate ceiling" (as such term is defined in Chapter One) from time to time in effect.

      Section 9.12 Governing Law; Submission to Jurisdiction. This Agreement, the Notes and the other Loan Documents shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas. Without limiting the intent of the parties set forth above, (a) Chapter 346 of the Texas Finance Code, as amended (relating to revolving loans and revolving tri-party accounts (formerly Tex. Rev. Civ. Stat. Ann. Art. 5069, Ch. 15)), shall not apply to this Agreement, the Notes, or the transactions contemplated hereby and (b) to the extent that any Lender may be subject to Texas law limiting the amount of interest payable for its account, such Lender shall utilize the indicated (weekly) rate ceiling from time to time in effect. Each Letter of Credit shall be governed by the Uniform Customs and Practice for Documentary Credits, International Chamber of Commerce Publication No. 500 (1993 version). The Borrower hereby irrevocably submits to the jurisdiction of any Texas state or federal court sitting in Dallas, Texas in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, and the Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such court. The Borrower hereby unconditionally and irrevocably waives, to the fullest extent it may effectively do so, any right it may have to the defense of an inconvenient forum to the maintenance of such action or proceeding. The Borrower hereby agrees that service of copies of the summons and complaint and any other process which may be served in any such action or proceeding may be made by mailing or delivering a copy of such process to such Borrower at its address set forth in this Agreement. The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section shall affect the rights of any Lender to serve legal process in any other manner permitted by the law or affect the right of any Lender to bring any action or proceeding against the Borrower or its Property in the courts of any other jurisdiction.

      Section 9.13 Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process,
(d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or participant in, or any prospective assignee of or participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower. For purposes of this Section, "Information" means all information received from the Parent, Holdings, the Borrower, or any of the Borrower's Subsidiaries relating to any such Person or any of their respective businesses, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by any such Person, provided that, in the case of information received from the Parent, Holdings, the Borrower, or any of the Borrower's Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information. Notwithstanding anything herein to the contrary, "Information" shall not include, and the Administrative Agent and each Lender may disclose without limitation of any kind, any information with respect to the "tax treatment" and "tax structure" (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to the Administrative Agent or such Lender relating to such tax treatment and tax structure; provided that with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of the transaction as well as other information, this sentence shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of the Loans, Letters of Credit and transactions contemplated hereby.

      Section 9.14 WAIVER OF JURY TRIAL. THE BORROWER, THE LENDERS, THE ISSUING LENDER AND THE ADMINISTRATIVE AGENT HEREBY ACKNOWLEDGE THAT THEY HAVE BEEN REPRESENTED BY AND HAVE

CONSULTED WITH COUNSEL OF THEIR CHOICE, AND HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, AND IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN RESPECT OF ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

      Section 9.15 ORAL AGREEMENTS. THIS WRITTEN AGREEMENT AND THE LOAN DOCUMENTS, AS DEFINED IN THIS AGREEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

   [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK. SIGNATURE PAGE FOLLOWS.]

      EXECUTED as of the date first above written.

                                  BORROWER:

                                  MARINER ENERGY, INC.

                                  By: /s/ Scott D. Josey
                                      -----------------------------------------
                                  Name:   Scott D. Josey
                                  Title:  Chief Executive Officer

                                  ADMINISTRATIVE AGENT:

                                  UNION BANK OF CALIFORNIA, N.A.,
                                  as Administrative Agent and as Issuing Lender

                                  By: /s/ Damien Meiburger
                                      -----------------------------------------
                                          Damien Meiburger
                                          Senior Vice President

                                  By: /s/ Carl Stutzman
                                      -----------------------------------------
                                  Name:   Carl Stutzman
                                  Title:  Senior Vice President and Manager

                                  LENDERS:

                                  UNION BANK OF CALIFORNIA, N.A.

                                  By: /s/ Damien Meiburger
                                      -----------------------------------------
                                          Damien Meiburger
                                          Senior Vice President

                                  By: /s/ Carl Stutzman
                                      -----------------------------------------
                                  Name:   Carl Stutzman
                                  Title:  Senior Vice President and Manager

                                            BNP PARIBAS

                                            By: /s/ Brian M. Malone
                                                ------------------------------
                                            Name:   Brian M. Malone
                                            Title:  Managing Director

                                            By: /s/ Polly Schott
                                                ------------------------------
                                            Name:   Polly Schott
                                            Title:  Vice President

                               BANK ONE, NA

                               By: /s/ Jo Linda Papadakis
                                   ------------------------------------
                               Name:   Jo Linda Papadakis
                               Title:  Associate Director

                               SOUTHWEST BANK OF TEXAS, N.A.

                               By: /s/ Kenneth R. Batson, III
                                   ------------------------------------
                               Name:   Kenneth R. Batson, III
                               Title:  Assistant Vice President

                               GUARANTY BANK

                               By: /s/ Jonathan Gregory
                                   ------------------------------------
                               Name:   Jonathan Gregory
                               Title:  Senior Vice President

                               FORTIS CAPITAL CORP.

                               By: /s/ Christopher S. Parade
                                   ------------------------------------
                               Name:   Christopher S. Parade
                               Title:  Vice President


                               By: /s/ Darrell W. Holley
                                   ------------------------------------
                               Name:   Darrell W. Holley
                               Title:  Managing Director

                               HARRIS NESBITT FINANCING, INC.

                               By: /s/ James V. Ducote
                                   ------------------------------------
                               Name:   James V. Ducote
                               Title:  Vice President

                                   SCHEDULE I

                                  PRICING GRID

                               APPLICABLE MARGINS

UTILIZATION LEVEL*   BASE RATE ADVANCES   EURODOLLAR RATE ADVANCES   COMMITMENT FEE
------------------   ------------------   ------------------------   --------------
     Level I                0.000%                 2.00%                   0.50%
     Level II               0.250%                 2.25%                  0.375%
     Level III              0.500%                 2.75%                   0.25%

* Utilization Levels are described below and are determined in accordance with the definition of "Utilization Level."

1. LEVEL I: If the Utilization Level is less than 50%.

2. LEVEL II: If the Utilization Level is equal to or greater than 50% but less than 75%.

3. LEVEL III: If the Utilization Level is equal to or greater than 75%.

                                   Schedule I
                                  Pricing Grid

                                   SCHEDULE II
             BORROWER, ADMINISTRATIVE AGENT, AND LENDER INFORMATION

Each of the commitments to lend set forth herein is governed by the terms of the Credit Agreement which provides for, among other things, borrowing base limitations which may restrict the Borrowers' ability to request (and the Lenders' obligation to provide) Credit Extensions to a maximum amount which is less than the commitments set forth in this Schedule II.

BORROWER:                                             OFFICE:

Mariner Energy, Inc.                   Address for Notices:
                                       2101 City West Boulevard, Suite 1900
                                       Houston, Texas 77042

                                       Telecopier Number: 713-954-5517
                                       Attention: Mike Wichterich

ADMINISTRATIVE AGENT:                    APPLICABLE LENDING OFFICES:

Union Bank of California, N.A.         Address for Notices:
                                       4200 Lincoln Plaza
                                       500 N. Akard
                                       Dallas, Texas 75201

                                       Telecopier Number: 213-236-6823
                                       Attention: Don Smith

LENDERS:                                    APPLICABLE LENDING OFFICES:

Union Bank of California, N.A.         U.S. Domestic Lending Office:
                                       445 South Figueroa Street, 15th Floor

Tranche A Commitment: $27,777,777.77   Los Angeles, California 90071

Tranche B Commitment: $4,629,629.63    Eurodollar Lending Office:
                                       445 South Figueroa Street, 15th Floor
                                       Los Angeles, California 90071

                                       Address for Notices:
                                       445 South Figueroa Street, 15th Floor
                                       Los Angeles, California 90071

                                       Telecopier Number: 213-236-6823
                                       Attention: Don Smith

                                   Schedule II
             Borrower, Administrative Agent, and Lender Information

BNP Paribas                            U.S. Domestic Lending Office:
                                       919 Third Avenue
Tranche A Commitment: $27,777,777.78   New York, NY 10022

Tranche B Commitment: $4,629,629.63    Eurodollar Lending Office:
                                       919 Third Avenue
                                       New York, NY 10022

                                       Address for Notices:
                                       919 Third Avenue
                                       New York, NY 10022

                                       Telecopier Number: 212-841-2682
                                       Attention: Cory Lantin

Bank One, NA                           U.S. Domestic Lending Office:
                                       1 Bank One Plaza
Tranche A Commitment: $22,222,222.22   IL1-0634
                                       Chicago, IL 60670

Tranche B Commitment: $3,703,703.70
                                       Eurodollar Lending Office:
                                       1 Bank One Plaza
                                       IL1-0634
                                       Chicago, IL 60670

                                       Address for Notices:
                                       1 Bank One Plaza
                                       IL1-0634
                                       Chicago, IL 60670

                                       Telecopier Number: 312-385-7097
                                       Attention: Tess Siao

                                   Schedule II
             Borrower, Administrative Agent, and Lender Information

Southwest Bank of Texas, N.A.          U.S. Domestic Lending Office:
                                       4400 Post Oak Parkway #404
Tranche A Commitment: $16,666,666.67   Houston, Texas 77027

Tranche B Commitment: $2,777,777.78    Eurodollar Lending Office:
                                       4400 Post Oak Parkway #404
                                       Houston, Texas 77027

                                       Address for Notices:
                                       4400 Post Oak Parkway #404
                                       Houston, Texas 77027

                                       Telecopier Number: 713-693-7467
                                       Attention: Maxine Hunter

Guaranty Bank                          U.S. Domestic Lending Office:
                                       8333 Douglas Avenue
Tranche A Commitment: $22,222,222.22   Dallas, Texas 75225

Tranche B Commitment: $3,703,703.70    Eurodollar Lending Office:
                                       8333 Douglas Avenue
                                       Dallas, Texas 75225

                                       Address for Notices:
                                       8333 Douglas Avenue
                                       Dallas, Texas 75225

                                       Telecopier Number: 214-360-5109
                                       Attention: Dan Solomon

                                   Schedule II
             Borrower, Administrative Agent, and Lender Information

Fortis Capital Corp.                   U.S. Domestic Lending Office:
                                       3 Stamford Plaza
Tranche A Commitment: $16,666,666.67   301 Tresser Boulevard, 9th Floor
                                       Stamford, CT 06901-3239

Tranche B Commitment: $2,777,777.78
                                       Eurodollar Lending Office:
                                       3 Stamford Plaza
                                       301 Tresser Boulevard, 9th Floor
                                       Stamford, CT 06901-3239

                                       Address for Notices:
                                       15455 North Dallas Parkway
                                       Suite 1400
                                       Addison, Texas 75001

                                       Telecopier Number: 214-754-5982
                                       Attention: Chris Parada

Harris Nesbitt Financing, Inc.         U.S. Domestic Lending Office:
                                       115 S. Lasalle St.
Tranche A Commitment: $16,666,666.67   Chicago, Il 60603

Tranche B Commitment: $2,777,777.78    Eurodollar Lending Office:
                                       115 S. Lasalle St.
                                       Chicago, Il 60603

                                       Address for Notices:
                                       115 S. Lasalle St.
                                       Chicago, Il 60603

                                       Telecopier Number: 312-750-6061
                                       Attention: Alicia Garcia

                                   Schedule II
             Borrower, Administrative Agent, and Lender Information

                                    EXHIBIT A
                               TO CREDIT AGREEMENT

                        FORM OF ASSIGNMENT AND ACCEPTANCE

                         Dated ________________, ______

      Reference is made to the Credit Agreement dated as of March 2, 2004 (as the same may be amended or modified from time-to-time, the "Credit Agreement") among Mariner Energy, Inc., a Delaware corporation (the "Borrower"), the lenders party thereto from time to time (the "Lenders"), and Union Bank of California, N.A., as administrative agent (in such capacity, the "Administrative Agent") for the Lenders and as issuing lender (in such capacity, the "Issuing Lender"). Capitalized terms not otherwise defined in this Assignment and Acceptance shall have the meanings assigned to them in the Credit Agreement.

      Pursuant to the terms of the Credit Agreement, ________________ wishes to assign and delegate ___%(1) of its rights and obligations under the Credit Agreement. Therefore, _________________ ("Assignor"), _______________
("Assignee"), and the Administrative Agent agree as follows:

      1. Assignor hereby sells and assigns and delegates to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, without recourse to the Assignor and without representation or warranty except for the representations and warranties specifically set forth in clauses (a) and (b) of
Section 2, a ___% interest in and to all of the Assignor's rights and obligations under the Credit Agreement as of the Effective Date (as defined below), including, without limitation, such percentage interest in the Assignor's Commitment, the Advances owing to the Assignor, the Assignor's ratable participation interest in the Letters of Credit, and the Notes held by the Assignor.(2)

      2. The Assignor (a) represents and warrants that, prior to executing this Assignment and Acceptance, (i) its Commitment is $_________, (ii) the aggregate outstanding principal amount of Tranche A Advances owed to it by the Borrower is $__________, (iii) the aggregate outstanding principal amount of Tranche B Advances owed to it by Borrower is $___________, and (iv) its Pro Rata Share of the Letter of Credit Exposure is $_______________; (b) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (c) makes no representation or warranty and assumes no responsibility with respect to any statements,

--------------------------
(1) Specify percentage in no more than 5 decimal points.

(2) Principal of the Commitments and Advances being assigned, if such assignment is to an entity other than a Lender, shall equal at least $10,000,000 (or, if less, the amount of its remaining Commitments and Advances in connection with an assignment of all such remaining Commitments and Advances) and, with respect to amounts greater than $10,000,000, shall be of integral multiples of $1,000,000 in excess thereof.

warranties, or representations made in, or in connection with, the Credit Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency, or value of the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto; (d) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower, any of the Borrower's Subsidiaries, or any Guarantor or the performance or observance by the Borrower, any of the Borrower's Subsidiaries, or any Guarantor of any of its respective obligations under the Credit Agreement or any other Loan Document or any other instrument or document furnished pursuant thereto; and (e) attaches the Notes referred to in paragraph 1 above and requests that the Administrative Agent exchange such Notes for a new Tranche A Note dated as of the Effective Date in the principal amount of $____________ payable to the order of the Assignee [and] [, a new Tranche B Note in the principal amount of $___________ payable to the order of the Assignee,] a new Tranche A Note dated ____________, ____ in the principal amount of $___________ payable to the order of the Assignor[, and a new Tranche B Note dated ___________, ________ in the principal amount of $_____________ payable to the order of the Assignor].

      3. The Assignee (a) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements referred to in
Section 4.05 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (b) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor, or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other Loan Document; (c) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and any other Loan Document as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (d) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement or any other Loan Document are required to be performed by it as a Lender; (e) specifies as its Domestic Lending Office (and address for notices) and Eurodollar Lending Office the offices set forth beneath its name on the signature pages hereof; (f) attaches the forms prescribed by the Internal Revenue Service of the United States certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Credit Agreement and the Notes or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty(3), and (g) represents that it is an Eligible Assignee.

      4. The effective date for this Assignment and Acceptance shall be ________________ (the "Effective Date")(4) and following the execution of this Assignment and Acceptance, the Administrative Agent will record it in the Register.

---------------------
(3) If the Assignee is organized under the laws of a jurisdiction outside the United States.

(4) See Section 9.06 of the Credit Agreement. Such date shall be at least three Business Days after the execution of this Assignment and Acceptance.

                               Exhibit A - Page 2

      5. Upon such recording, and as of the Effective Date, (a) the Assignee shall be a party to the Credit Agreement for all purposes, and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

      6. Upon such recording, from and after the Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the Notes in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest, letter of credit fees and commitment fees) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in payments under the Credit Agreement and the Notes for periods prior to the Effective Date directly between themselves.

      7. This Assignment and Acceptance shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas.

      8. [By executing this Assignment and Acceptance as provided below, in accordance with the Credit Agreement, Borrower hereby acknowledges notice of the transaction contemplated hereby and consents to such transaction.(5)]

                            [Signature pages follow.]

-------------------
(5) Required if no Default has occurred and is continuing at the time the assignment is effected.

                               Exhibit A - Page 3

      The parties hereto have caused this Assignment and Acceptance to be duly executed as of the date first above written.

                             [ASSIGNOR]

                             By:________________________________________________
                             Name:______________________________________________
                             Title:_____________________________________________

                             Address:___________________________________________
                             ___________________________________________________
                             Attention:_________________________________________
                             Facsimile No: (XXX) XXX-XXXX

                             [ASSIGNEE]

                             By:________________________________________________
                             Name:______________________________________________
                             Title:_____________________________________________

                             Domestic Lending Office

                             Address:___________________________________________
                             ___________________________________________________
                             Attention:_________________________________________
                             Facsimile No: (XXX) XXX-XXXX

                             Eurodollar Lending Office

                             Address:___________________________________________
                             ___________________________________________________
                             Attention:_________________________________________
                             Facsimile No: (XXX) XXX-XXXX

                               Exhibit A - Page 4

Acknowledged this ____ day of _________, 200_:

UNION BANK OF CALIFORNIA, N.A.
as Administrative Agent

By:__________________________________________________
Name:________________________________________________
Title:_______________________________________________

MARINER ENERGY, INC.,
a Delaware corporation

By:__________________________________________________
Name:________________________________________________
Title:_______________________________________________

                               Exhibit A - Page 5

                                    EXHIBIT B
                               TO CREDIT AGREEMENT

                         FORM OF COMPLIANCE CERTIFICATE

              FOR THE PERIOD FROM _______, 200__ TO ________, 200__

      This certificate dated as of ______________, _______ is prepared pursuant to the Credit Agreement dated as of March 2, 2004 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement") among MARINER ENERGY, INC., a Delaware corporation ("Borrower"), the lenders party thereto (the "Lenders"), and UNION BANK OF CALIFORNIA, N.A., as administrative agent for such Lenders (in such capacity, the "Administrative Agent") and as issuing lender. Unless otherwise defined in this certificate, capitalized terms that are defined in the Credit Agreement shall have the meanings assigned to them by the Credit Agreement.

      The undersigned hereby certifies (a) that no Default or Event of Default has occurred or is continuing, (b) that all of the representations and warranties made by the Borrower in the Credit Agreement and the other Loan Documents are true and correct in all material respects as if made on this date, except with respect to those representations and warranties that speak as of a certain date, which representations and warranties were true and correct as of such date, and (c) that (1) as of the date hereof with respect to Section I below, and (2) as of the last day of the previous fiscal quarter for Sections II, III, IV, and V below, the following statements, amounts, and calculations were true and correct:

I. ACCOUNTS PAYABLE -- SECTION 6.16. No trade payable or account payable of Borrower or any of its Subsidiaries is now or has been outstanding for more than ninety (90) days past due, except any such trade payables or account payables as are being disputed in good faith and with respect to which adequate reserves under GAAP have been established.

II.   CURRENT RATIO -- SECTION 6.17.

      (a) Current Assets(1)                    $_________________

      (b) Current Liabilities(2)               $_________________

      Current Ratio = (a) to (b)

      Minimum Current Ratio for December 31, 2003,
      March 31, 2004, and June 30, 2004:                        0.75 to 1.00

      Minimum Current Ratio for September 30, 2004,
      and each December 31, March 31, June 30, and
      September 30 thereafter:                                  1.00 to 1.00

--------------------------
(1) As provided in Section 6.17 of the Credit Agreement, for purposes of this calculation, "current assets" shall include, as of the date of calculation, the Unused Tranche A Commitment Amount but shall exclude any cash deposited with or at the request of a counterparty to any Hedge Contract.

(2) As provided in Section 6.17 of the Credit Agreement, for purposes of this calculation, "current liabilities" shall exclude, as of the date of calculation, the current portion of Debt existing under the Credit Agreement.

      CURRENT RATIO AS OF ________________                ___ TO ___

      COMPLIANCE?                                         YES     NO

III.  FIXED CHARGE COVERAGE RATIO -- SECTION 6.18

      (a)   EBITDA                                        $_______________

      (b)   Interest Expense                              $_______________

      (c)   Maintenance Capital Expenditures              $_______________

      (d)   Outstanding Principal Amount of
            Tranche A Advances                            $_______________

      For the fiscal quarter ending March 31, 2004, the Fixed Charge Coverage Ratio equals:

            (a) to [(b) + (c) + {(0.05) times (d)}] with (a), (b), and (c)
            calculated for the quarter then ended and (d) calculated as of the last day of the quarter then ended.

      For the fiscal quarter ending June 30, 2004, the Fixed Charge Coverage Ratio equals:

            (a) to [(b) + (c) + {(0.1) times (d)}] with (a), (b), and (c)
            calculated for the two quarters then ended and (d) calculated as of the last day of the quarter then ended.

      For the fiscal quarter ending September 30, 2004, the Fixed Charge Coverage Ratio equals:

            (a) to [(b) + (c) + {(0.15) times (d)}] with (a), (b), and (c)
            calculated for the three quarters then ended and (d) calculated as of the last day of the quarter then ended.

      For each fiscal quarter end thereafter, the Fixed Charge Coverage Ratio equals:

            (a) to [(b) + (c) + {(0.2) times (d)}] with (a), (b), and (c)
            calculated for the four quarters then ended and (d) calculated as of the last day of the quarter then ended.

      Minimum Fixed Charge Coverage Ratio:                      1.20 to 1.00

      FIXED CHARGE COVERAGE RATIO AS OF __________              ___ TO ___

      COMPLIANCE?                                               YES     NO

                               Exhibit B - Page 2

IV.   MAXIMUM DEBT RATIO -- SECTION 6.19

      (a)   Consolidated Debt of Borrower            $_______________

      (b)   EBITDA, calculated as set forth below    $_______________

      Maximum Debt Ratio = (a) to (b)

      Maximum Debt Ratio (prior to the Bond Issuance):             1.75 to 1.00

      Maximum Debt Ratio (from and after the date of the
      Bond Issuance):                                              3.00 to 1.00

      DEBT RATIO AS OF _____________                 ___ TO ___

      COMPLIANCE?                                    YES     NO

      Calculation of EBITDA:

      For the fiscal quarter ending March 31, 2004, EBITDA shall be measured by multiplying EBITDA for the three-month period then ended by four.

      For the fiscal quarter ending June 30, 2004, EBITDA shall be measured by multiplying EBITDA for the two quarters then ended by two.

      For the fiscal quarter ending September 30, 2004, EBITDA shall be measured by multiplying EBITDA for the three quarters then ended by 4/3.

      For fiscal quarters ending on each December 31, March 31, June 30, and September 30, thereafter, EBITDA shall be EBITDA for the four-fiscal quarter period then ended.

V.    MAXIMUM SENIOR DEBT RATIO -- SECTION 6.20.

      (Applicable only from and after the closing of the Bond Issuance.)

      (a)   Consolidated Debt of Borrower
            (other than Debt incurred pursuant
            to the Bond Issuance)                           $__________________

      (b)   EBITDA, calculated as set forth below           $__________________

      Maximum Senior Debt Ratio = (a) to (b)

      Maximum Senior Debt Ratio:                                   1.75 to 1.00

      SENIOR DEBT RATIO AS OF __________                            ___ TO ___

      COMPLIANCE?                                                   YES     NO

                               Exhibit B - Page 3

      Calculation of EBITDA:

      For the fiscal quarter ending March 31, 2004, EBITDA shall be measured by multiplying EBITDA for the three-month period then ended by four.

      For the fiscal quarter ending June 30, 2004, EBITDA shall be measured by multiplying EBITDA for the two quarters then ended by two.

      For the fiscal quarter ending September 30, 2004, EBITDA shall be measured by multiplying EBITDA for the three quarters then ended by 4/3.

      For fiscal quarters ending on each December 31, March 31, June 30, and September 30, thereafter, EBITDA shall be EBITDA for the four-fiscal quarter period then ended.

                            [SIGNATURE PAGE FOLLOWS]

                               Exhibit B - Page 4

      IN WITNESS THEREOF, I have hereto signed my name to this Compliance Certificate as of _________________, 20____.

                                   MARINER ENERGY, INC.,
                                   a Delaware corporation

                                   By:__________________________________________
                                   Name:________________________________________
                                   Title:_______________________________________

                                    EXHIBIT C
                               TO CREDIT AGREEMENT

                                FORM OF GUARANTY

      THIS GUARANTY dated as of [date] (this "Guaranty") is executed by [MARINER ENERGY LLC] [MARINER HOLDINGS, INC.] [Subsidiary], a [_____________] [form of organization] ("Guarantor") in favor of UNION BANK OF CALIFORNIA, N.A., as Administrative Agent for the ratable benefit of itself, the Issuing Lender, and the other Lenders (each as defined below).

                                  INTRODUCTION

      A. This Guaranty is given in connection with that certain Credit Agreement dated as of [March 2, 2004] (as it has been or may be amended or otherwise modified from time to time, the "Credit Agreement"), among Mariner Energy, Inc., a Delaware corporation ("Borrower"), the lenders party thereto from time to time (the "Lenders"), and Union Bank of California, N.A. as administrative agent (the "Administrative Agent") and as issuing lender (the "Issuing Lender").

      B. Guarantor is [an Affiliate] [a Subsidiary] of Borrower and will derive substantial direct and indirect benefit from the transactions contemplated by the Credit Agreement, and the other Loan Documents (as defined in the Credit Agreement).

      C. Guarantor is executing and delivering this Guaranty (i) to induce the Lenders to provide Advances under the Credit Agreement, and (ii) intending it to be a legal, valid, binding, enforceable and continuing obligation of Guarantor, whether or not Guarantor derives any benefit from the Credit Agreement.

      NOW, THEREFORE, in consideration of the premises Guarantor hereby agrees as follows:

      Section 1. Definitions. All capitalized terms not otherwise defined in this Guaranty that are defined in the Credit Agreement shall have the meanings assigned to such terms by the Credit Agreement.

      Section 2. Guaranty.

            (a) Guarantor hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all obligations whatsoever of Borrower now or hereafter existing under the Loan Documents, whether absolute or contingent and whether for principal, interest (including, without limitation, interest that but for the existence of a bankruptcy, reorganization or similar proceeding would accrue), fees, amounts required to be provided as collateral, indemnities, expenses or otherwise, and all other amounts owing in respect of the Obligations (such obligations being the "Guaranteed Obligations"). Without limiting the ---------------------- generality of the foregoing, Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by Borrower to the

      Administrative Agent, the Issuing Agent, or any Lender under the Loan Documents but for the fact that they are unenforceable or not allowable due to insolvency or the existence of a bankruptcy, reorganization or similar proceeding involving Borrower.

            (b) It is the intention of Guarantor, and Administrative Agent, the Issuing Lender, and each Lender that the amount of the Guaranteed Obligations guaranteed by Guarantor shall be in, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer and similar Legal Requirements applicable to Guarantor. Accordingly, notwithstanding anything to the contrary contained in this Guaranty or in any other agreement or instrument executed in connection with the payment of any of the Guaranteed Obligations, the amount of the Guaranteed Obligations guaranteed by Guarantor under this Guaranty shall be limited to an aggregate amount equal to the largest amount that would not render Guarantor's obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision of any other applicable law.

      Section 3. Guaranty Absolute. Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of the Administrative Agent, the Issuing Agent, and any Lender with respect thereto but subject to Section 2(b) above. The obligations of Guarantor under this Guaranty are independent of the Guaranteed Obligations or any other obligations of any other Person under the Loan Documents, and a separate action or actions may be brought and prosecuted against Guarantor to enforce this Guaranty, irrespective of whether any action is brought against Borrower or any other Person or whether Borrower or any other Person is joined in any such action or actions. The liability of Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

            (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto or any part of the Guaranteed Obligations being irrecoverable;

            (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other obligations of any Person under the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to Borrower or otherwise;

            (c) any taking, exchange, release or non-perfection of any collateral, or any taking, release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Guaranteed Obligations;

            (d) any manner of application of collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or any other obligations of any

                                    Exhibit C
                                  Page 2 of 10
      other Person under the Loan Documents or any other assets of Borrower or any other Person;

            (e) any change, restructuring or termination of the corporate structure or existence of Borrower or any other Person;

            (f) any failure of the Administrative Agent, the Issuing Lender, or any Lender to disclose to Borrower or Guarantor any information relating to the business, condition (financial or otherwise), operations, properties or prospects of any Person now or in the future known to the Administrative Agent, the Issuing Lender, or any Lender (Guarantor hereby irrevocably waives any duty on the part of the Administrative Agent, the Issuing Lender, and any Lender to disclose such information);

            (g) any signature of any officer of Borrower being mechanically reproduced in facsimile or otherwise; or

            (h) any other circumstance or any existence of or reliance on any representation by the Administrative Agent, the Issuing Agent, or any Lender that might otherwise constitute a defense available to, or a discharge of, Borrower, Guarantor or any other guarantor, surety or other Person.

      Section 4. Continuation and Reinstatement, Etc. Guarantor agrees that, to the extent that payments of any of the Guaranteed Obligations are made, or the Administrative Agent, the Issuing Agent, or any Lender receives any proceeds of collateral, and such payments or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, or otherwise required to be repaid, then to the extent of such repayment the Guaranteed Obligations shall be reinstated and continued in full force and effect as of the date such initial payment or collection of proceeds occurred. GUARANTOR SHALL DEFEND AND INDEMNIFY THE ADMINISTRATIVE AGENT, THE ISSUING LENDER, AND EACH LENDER FROM AND AGAINST ANY CLAIM OR LOSS UNDER THIS SECTION 4 (INCLUDING REASONABLE ATTORNEYS' FEES AND EXPENSES) IN THE DEFENSE OF ANY SUCH ACTION OR SUIT.

      Section 5. Waivers and Acknowledgments.

            (a) Guarantor hereby waives promptness, diligence, presentment, notice of acceptance and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that the Administrative Agent, the Issuing Agent, and/or any Lender protect, secure, perfect or insure any Lien or any property or exhaust any right or take any action against Borrower or any other Person or any collateral.

            (b) Guarantor hereby irrevocably waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

            (c) Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements involving Borrower contemplated by the Loan

                                    Exhibit C
                                  Page 3 of 10

      Documents and that the waivers set forth in this Guaranty are knowingly made in contemplation of such benefits.

      Section 6. Subrogation. Guarantor will not exercise any rights that it may now have or hereafter acquire against Borrower or any other Person to the extent that such rights arise from the existence, payment, performance or enforcement of Guarantor's obligations under this Guaranty or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Administrative Agent, the Issuing Agent, and any Lender against Borrower or any other Person, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from Borrower or any other Person, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash and no Letter of Credit Exposure shall exist and all Commitments shall have expired or been terminated. If any amount shall be paid to Guarantor in violation of the preceding sentence at any time prior to (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (b) the satisfaction of all Obligations with respect to Letters of Credit and the termination of all obligations of the Administrative Agent and the Lenders in respect of Letters of Credit, and (c) the termination of the Commitments, such amount shall be held in trust for the benefit of the Lenders and shall forthwith be paid to the Administrative Agent to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents.

      Section 7. [Covenants. So long as any Obligation shall remain unpaid, any Letter of Credit Exposure exists, or any Lender shall have any Commitment under the Credit Agreement, Guarantor agrees to comply with the following covenants:

            (a) Compliance with Laws. Guarantor shall comply in all material respects with all Legal Requirements.

            (b) Preservation of Corporate Existence. Guarantor shall preserve and maintain its corporate or limited liability company, as applicable, existence, rights, franchises, and privileges in the jurisdiction of its incorporation or organization, as applicable, and qualify and remain qualified as a foreign corporation or limited liability company in each jurisdiction in which qualification is necessary or desirable in view of its business and operations and the ownership of its Property, and, in each case, where failure to qualify or preserve and maintain its rights and franchises could reasonably be expected to cause a Material Adverse Change.

            (c) Liens. Guarantor shall not create, assume, incur, or suffer to exist any Lien on or in respect of any of its Property whether now owned or hereafter acquired, or assign any right to receive income other than Liens to secure the Guaranteed Obligations.

                                    Exhibit C
                                  Page 4 of 10

            (d) Debts. Guarantor shall not create, assume, suffer to exist, or in any manner become or be liable in respect of, any Debt except any Debt of Guarantor, the Borrower, or any of the Borrower's Subsidiaries under the Loan Documents.

            (e) Merger or Consolidation; Asset Sales. Guarantor shall not: (1) merge or consolidate with or into any other Person, except that Holdings may merge into Parent so long as, and only so long as (x) Parent is the surviving entity of any such merger transaction, (y) Administrative Agent continues to have an Acceptable Security Interest in the ownership interests in Borrower and any other collateral with respect to which an Acceptable Security Interest has been granted to Administrative Agent by Holdings at any time prior to such merger, and (z) Parent has taken, prior to the effectiveness of such merger, all actions deemed necessary or desirable by Administrative Agent to ensure that Administrative Agent shall continue to have such Acceptable Security Interest; or (2) sell, transfer, assign, convey, or otherwise dispose of any of its Property.

            (f) Investments. Guarantor shall not make or permit to exist any loans, advances, or capital contributions to, or make any investment in (including, without limitation, the making of any Acquisition), or purchase or commit to purchase any stock or other securities or evidences of indebtedness of or interests in any Person other than the Borrower.

            (g) Additional Subsidiaries. Guarantor shall not, nor shall it permit any of its Subsidiaries to, create or acquire any additional Subsidiaries.](1)

      Section 8. Representations and Warranties. Guarantor hereby represents and warrants as follows:

            (a) There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived. Guarantor benefits from executing this Guaranty.

            (b) Guarantor has, independently and without reliance upon the Administrative Agent, the Issuing Agent, or any Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty, and Guarantor has established adequate means of obtaining from Borrower and each other relevant Person on a continuing basis information pertaining to, and is now and on a continuing basis will be completely familiar with, the business, condition (financial and otherwise), operations, properties and prospects of Borrower and each other relevant Person.

            (c) The obligations of Guarantor under this Guaranty are the valid, binding and legally enforceable obligations of Guarantor, and the execution and delivery of this

------------------------
(1) Insert the foregoing Section 7 in the Guaranty executed by Mariner Energy LLC and Mariner Holdings, Inc. Replace the foregoing Section 7 with the following words in any Guaranty executed by a Subsidiary of Borrower:
"Covenants. So long as any Note or any amount under any Loan Document shall remain unpaid, so long as any Letter of Credit Exposure exists, or any Lender shall have any Commitment hereunder, Guarantor agrees, unless the Required Lenders shall otherwise consent in writing, to comply with the covenants set forth in the Credit Agreement.

                                    Exhibit C
                                  Page 5 of 10

      Guaranty by Guarantor has been duly and validly authorized in all respects by Guarantor, and that the persons who are executing and delivering this Guaranty on behalf of Guarantor have full power, authority and legal right to so do, and to observe and perform all of the terms and conditions of this Guaranty on Guarantor's part to be observed or performed.

            (d) As of the date hereof, before and after giving effect to the making of this Guaranty, Guarantor is Solvent. As used herein, the term "Solvent" means, with respect to Guarantor: (a) the fair value of the Property of Guarantor (both at fair valuation and at present fair saleable value) is greater than the total liabilities, including contingent liabilities, of Guarantor, (b) the present fair saleable value of the assets of Guarantor is not less than the amount that will be required to pay the probable liability of Guarantor on its debts as they become absolute and matured, (c) Guarantor is able to realize upon its assets and pay its debts and other liabilities, contingent obligations, and other commitments as they mature in the normal course of business, (d) Guarantor does not intend to, and does not believe that it will, incur debts or liabilities beyond Guarantor's ability to pay as such debts and liabilities mature, and (e) Guarantor is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which Guarantor's Property would constitute unreasonably small capital after giving due consideration to current and anticipated future capital requirements and current and anticipated future business conduct and the prevailing practice in the industry in which Guarantor is engaged. In computing the amount of contingent liabilities at any time, such liabilities shall be computed at the amount which, in light of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

      Section 9. Right of Set-Off. Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent, the Issuing Agent, and any Lender is hereby authorized at any time, to the fullest extent permitted by law, to set off and apply any deposits (general or special, time or demand, provisional or final) and other indebtedness owing by such Lender to the account of Guarantor against any and all of the obligations of Guarantor under this Guaranty, irrespective of whether or not such Lender shall have made any demand under this Guaranty and although such obligations may be contingent and unmatured. Such Lender agrees promptly to notify Guarantor after any such set-off and application is made provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Lenders under this Section 9 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent, the Issuing Agent, or any Lender may have.

      Section 10. Amendments, Etc. Except as permitted by the Credit Agreement, no amendment or waiver of any provision of this Guaranty and no consent to any departure by Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by Guarantor and the Administrative Agent and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      Section 11. Notices, Etc. All notices and other communications provided for hereunder shall be in writing (including, without limitation, facsimile communication) and

                                    Exhibit C
                                  Page 6 of 10
mailed, faxed, or delivered, if to Guarantor, at its address specified on the signature page hereto and if to the Administrative Agent, the Issuing Lender, or any Lender, at its address specified in or pursuant to the Credit Agreement. All notices and other communications shall be in writing (including, without limitation, facsimile) and mailed by certified mail, return receipt requested, telecopied, telexed, hand delivered, or delivered by a nationally recognized overnight courier. All such notices and communications shall, when so mailed, faxed, or hand delivered or delivered by a nationally recognized overnight courier, be effective when received if mailed, when facsimile transmission is completed and confirmed, or when delivered by such messenger or courier, respectively, except that notices and communications to the Administrative Agent shall not be effective until received by the Administrative Agent.

      Section 12. No Waiver: Remedies. No failure on the part of the Administrative Agent, the Issuing Agent, or any Lender to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

      Section 13. Continuing Guaranty: Assignments under the Credit Agreement. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the payment in full of all Guaranteed Obligations and all other amounts payable under the Loan Documents, there shall exist no Letter of Credit Exposure, and the termination of all the Commitments, (b) be binding upon each Guarantor and its successors and assigns, and (c) inure to the benefit of and be enforceable by the Administrative Agent, the Issuing Lender, and each Lender and their respective successors, and, in the case of transfers and assignments made in accordance with the Credit Agreement, transferees and assigns. Without limiting the generality of the foregoing clause (c), subject to Section 9.06 of the Credit Agreement, the Administrative Agent, the Issuing Agent, and any Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Credit Agreement (including, without limitation, all or any portion of its Commitment, the Advances owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Lender herein or otherwise, subject, however, in all respects to the provisions of the Credit Agreement. Guarantor acknowledges that upon any Person becoming a Lender or the Administrative Agent in accordance with the Credit Agreement, such Person shall be entitled to the benefits hereof.

      Section 14. Governing Law. This Guaranty shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas. Guarantor hereby irrevocably submits to the jurisdiction of any Texas state or federal court sitting in Dallas, Texas in any action or proceeding arising out of or relating to this Guaranty and the other Loan Documents, and Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such court. Guarantor hereby irrevocably waives, to the fullest extent it may effectively do so, any right it may have to the defense of an inconvenient forum to the maintenance of such action or proceeding. Guarantor hereby agrees that service of copies of the summons and complaint and any other process which may be served in any such action or proceeding may be made by mailing or delivering a copy of such process to Guarantor at its address set forth in the Credit Agreement or set forth on the signature page of this Guaranty. Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and

                                    Exhibit C
                                  Page 7 of 10
may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Section shall affect the rights of the Administrative Agent, the Issuing Agent, or any Lender to serve legal process in any other manner permitted by the law or affect the right of the Administrative Agent, the Issuing Agent, or any Lender to bring any action or proceeding against Guarantor or its Property in the courts of any other jurisdiction.

      Section 15. INDEMNIFICATION. GUARANTOR SHALL INDEMNIFY THE ADMINISTRATIVE AGENT, THE LENDERS, THE ISSUING LENDER, AND BNP PARIBAS AND EACH AFFILIATE THEREOF AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AND AGENTS FROM, AND DISCHARGE, RELEASE, AND HOLD EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, OR DAMAGES WHICH MAY BE IMPOSED ON, INCURRED BY, OR ASSERTED AGAINST THEM IN ANY WAY RELATING TO OR ARISING OUT OF THIS AGREEMENT OR ANY ACTION TAKEN OR OMITTED BY THEM UNDER THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (INCLUDING ANY SUCH LOSSES, LIABILITIES, CLAIMS, DAMAGES, OR EXPENSE INCURRED BY REASON OF THE PERSON BEING INDEMNIFIED'S OWN NEGLIGENCE OR STRICT LIABILITY) AND INCLUDING WITHOUT LIMITATION ENVIRONMENTAL LIABILITIES, BUT EXCLUDING ANY SUCH LOSSES, LIABILITIES, CLAIMS, DAMAGES, OR EXPENSES INCURRED BY REASON OF THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF THE PERSON TO BE INDEMNIFIED.

      Section 16. WAIVER OF JURY TRIAL. GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY, AND UNCONDITIONALLY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING, COUNTERCLAIM, OR OTHER LITIGATION THAT RELATES TO OR ARISES OUT OF ANY OF THIS GUARANTY OR ANY OTHER LOAN DOCUMENT OR THE ACTS OR OMISSIONS OF THE ADMINISTRATIVE AGENT, THE ISSUING AGENT, OR ANY LENDER IN THE ENFORCEMENT OF ANY OF THE TERMS OR PROVISIONS OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR OTHERWISE WITH RESPECT THERETO. THE PROVISIONS OF THIS SECTION ARE A MATERIAL INDUCEMENT FOR THE LENDERS PROVIDING THE CREDIT EXTENSIONS UNDER THE LOAN DOCUMENTS.

      Section 17. ORAL AGREEMENTS. PURSUANT TO SECTION 26.02 OF THE TEXAS BUSINESS AND COMMERCE CODE, AN AGREEMENT IN WHICH THE AMOUNT INVOLVED IN AGREEMENT EXCEEDS $50,000 IN VALUE IS NOT ENFORCEABLE UNLESS THE AGREEMENT IS IN WRITING AND SIGNED BY THE PARTY TO BE BOUND OR THAT PARTY'S AUTHORIZED REPRESENTATIVE.

      THE RIGHTS AND OBLIGATIONS OF THE PARTIES TO AN AGREEMENT SUBJECT TO THE PRECEDING PARAGRAPH SHALL BE DETERMINED SOLELY FROM THE WRITTEN AGREEMENT, AND ANY PRIOR ORAL AGREEMENTS BETWEEN THE PARTIES ARE SUPERSEDED BY AND MERGED INTO THIS GURANTY. THIS GUARANTY AND THE LOAN DOCUMENTS, AS DEFINED IN THE CREDIT AGREEMENT REFERRED TO IN THIS GUARANTY, REPRESENT

                                    Exhibit C
                                  Page 8 of 10

THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

               [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK.]

                                    Exhibit C
                                  Page 9 of 10

      Guarantor has caused this Guaranty to be duly executed as of the date first above written.

                                         GUARANTOR:

                                         [NAME OF GUARANTOR]

                                         By:____________________________________
                                         Name: Scott D. Josey
                                         Title: Chief Executive Officer

                                         Address of Guarantor:

                                         _______________________________________
                                         _______________________________________
                                         _______________________________________

                                    EXHIBIT D
                               TO CREDIT AGREEMENT

                                FORM OF MORTGAGE

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM THIS INSTRUMENT BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER'S LICENSE NUMBER.

             DEED OF TRUST, SECURITY AGREEMENT, FINANCING STATEMENT,
                   FIXTURE FILING AND ASSIGNMENT OF PRODUCTION

THIS INSTRUMENT CONTAINS AFTER-ACQUIRED PROPERTY AND FUTURE ADVANCE PROVISIONS. THIS INSTRUMENT COVERS THE INTEREST OF MORTGAGOR IN MINERALS OR THE LIKE (INCLUDING OIL AND GAS) BEFORE EXTRACTION AND THE SECURITY INTEREST CREATED BY THIS INSTRUMENT ATTACHES TO SUCH MINERALS AS EXTRACTED AND TO THE ACCOUNTS RESULTING FROM THE SALE THEREOF AT THE WELLHEAD. THIS INSTRUMENT COVERS THE INTEREST OF MORTGAGOR IN FIXTURES. THIS FINANCING STATEMENT IS TO BE FILED FOR RECORD, AMONG OTHER PLACES, IN THE REAL ESTATE RECORDS. PRODUCTS OF THE COLLATERAL ARE ALSO COVERED.

      A POWER OF SALE HAS BEEN GRANTED IN THIS DEED OF TRUST. A POWER OF SALE MAY ALLOW THE TRUSTEE OR MORTGAGEE TO TAKE THE COLLATERAL AND SELL IT WITHOUT GOING TO COURT IN A FORECLOSURE ACTION UPON DEFAULT BY MORTGAGOR UNDER THIS DEED OF TRUST

                                      FROM

                              MARINER ENERGY, INC.
                         (Mortgagor, Debtor and Grantor)

                                       TO

                  Damien Meiburger, Trustee for the benefit of

   UNION BANK OF CALIFORNIA, N.A., as Administrative Agent and Issuing Lender
                     (Mortgagee, Secured Party and Grantee)

                                  March 2, 2004

For purposes of filing this Deed of Trust as a financing statement, the mailing address of Mortgagor is 2101 City West Boulevard, Suite 1900, Houston, Texas 77042-3020, the state of its organization is Delaware, and its organizational number is 2014213; the mailing address of Mortgagee is Lincoln Plaza, 500 N. Akard Street, Suite 4200, Dallas, Texas 75201.

                       ***********************************

This instrument, prepared by Garrett B. Spear-Smith, Bracewell & Patterson, L.L.P., 711 Louisiana, South Tower Pennzoil Place, Suite 2900, Houston, Texas 77002, (713) 221-1406, contains after-acquired property provisions and covers future advances and proceeds to the fullest extent allowed by applicable law.

ATTENTION RECORDING OFFICER: This instrument is a mortgage of both real and personal property and is, among other things, a Security Agreement and Financing Statement under the Uniform Commercial Code. This instrument creates a lien on rights in or relating to lands of Mortgagor which are described in Exhibit A hereto or in documents described in such Exhibit A.

RECORDED DOCUMENT SHOULD BE RETURNED TO:

                          BRACEWELL & PATTERSON, L.L.P.
              711 Louisiana, South Tower Pennzoil Place, Suite 2900
                              Houston, Texas 77002
                             Attn: Angela Smitherman

                               Exhibit D - Page 2

         DEED OF TRUST, SECURITY AGREEMENT, FINANCING STATEMENT, FIXTURE
                       FILING AND ASSIGNMENT OF PRODUCTION

THE STATE OF TEXAS                          Section
                                            Section
COUNTIES OF _________________               Section

      THIS DEED OF TRUST, SECURITY AGREEMENT, FINANCING STATEMENT, FIXTURE FILING, AND ASSIGNMENT OF PRODUCTION (the "Deed of Trust") dated effective as of the 2nd day of March, 2004, is executed and delivered by MARINER ENERGY, INC., a Delaware corporation ("Mortgagor"), to Damien Meiburger as Trustee, for the benefit of UNION BANK OF CALIFORNIA, N.A. (the "Mortgagee") in its capacity as the Administrative Agent and Issuing Lender under the Credit Agreement (as hereinafter defined) and on behalf of the Credit Parties (as hereinafter defined). The addresses of Mortgagor, Mortgagee, and the Trustee appear in
Section 7.13 of this Deed of Trust.

      This Deed of Trust is executed in connection with, and pursuant to the terms of, the Credit Agreement dated as of March 2, 2004 (as hereafter renewed, extended, amended, supplemented and/or restated from time-to-time, the "Credit Agreement") among Mortgagor, as borrower, the lenders party thereto from time to time (the "Lenders"), and Mortgagee as administrative agent for the Lenders (the "Administrative Agent") and as issuing lender under the Credit Agreement (the "Issuing Lender").

                                    RECITALS

      Mortgagor expects to receive significant benefits from the advances of funds pursuant to the Credit Agreement.

      Mortgagor or any Guarantor may from time-to-time enter into one or more Interest Hedge Agreements or Hydrocarbon Hedge Agreements with a Swap Counterparty (such Swap Counterparty, the Lenders, Mortgagee, Administrative Agent, and Issuing Lender being collectively referred to herein as the "Credit Parties").

      Mortgagor will directly or indirectly benefit from such Interest Hedge Agreements and the Hydrocarbon Hedge Agreements entered into by it or any Guarantor with the Swap Counterparties.

      Now, therefore, in consideration of the foregoing and for other good and valuable consideration and in order to induce Mortgagee, Administrative Agent, Issuing Lender, and the Lenders to enter into the Credit Agreement, Mortgagor has agreed to execute and deliver this Deed of Trust and Mortgagor (a) wishes to make this Deed of Trust in favor of the Trustee for the benefit of Mortgagee to secure its obligations under the Credit Agreement and any Interest Hedge Agreements or Hydrocarbon Hedge Agreements with a Swap Counterparty and (b) hereby agrees as follows:

                               Exhibit D - Page 3

                                    ARTICLE I

                                   DEFINITIONS

      1.1 "Collateral" means the Realty Collateral, Personalty Collateral and Fixture Collateral.

      1.2 "Contracts" means all contracts, agreements, operating agreements, farm-out or farm-in agreements, sharing agreements, mineral purchase agreements, contracts for the purchase, exchange, transportation, processing or sale of Hydrocarbons, rights-of-way, easements, surface leases, equipment leases, permits, franchises, licenses, pooling or unitization agreements, and unit or pooling designations and orders now or hereafter affecting any of the Oil and Gas Properties, Operating Equipment, Fixture Operating Equipment, or Hydrocarbons now or hereafter covered hereby, or which are useful or appropriate in drilling for, producing, treating, handling, storing, transporting or marketing oil, gas or other minerals produced from any of the Oil and Gas Properties, and all as such contracts and agreements as they may be amended, restated, modified, substituted or supplemented from time-to-time.

      1.3 "Event of Default" shall have the meaning set forth in Article V hereof.

      1.4 "Fixture Collateral" means all of Mortgagor's interest now owned or hereafter acquired in and to all Fixture Operating Equipment and all proceeds, products, renewals, increases, profits, substitutions, replacements, additions, amendments and accessions thereof, thereto or therefor.

      1.5 "Fixture Operating Equipment" means any of the items described in the first sentence of Section 1.10 which as a result of being incorporated into realty or structures or improvements located therein or thereon, with the intent that they remain there permanently, constitute fixtures under the laws of the state in which such equipment is located.

      1.6 "Hydrocarbons" means oil, gas, coal seam gas, casinghead gas, drip gasoline, natural gasoline, condensate, distillate, and all other liquid and gaseous hydrocarbons produced or to be produced in conjunction therewith from a well bore and all products, by-products, and other substances derived therefrom or the processing thereof, and all other minerals and substances produced in conjunction with such substances, including sulfur, geothermal steam, water, carbon dioxide, helium, and any and all minerals, ores, or substances of value and the products and proceeds therefrom.

      1.7 "Notes" means the "Notes" as that term is defined in the Credit Agreement.

      1.8 "Obligations" means

            (a) The "Obligations", as that term is defined in the Credit Agreement, including all indebtedness evidenced by the Notes;

            (b) All other indebtedness, obligations, and liabilities of Mortgagor or any of its Subsidiaries arising under the Credit Agreement, this Deed of Trust, any Guaranty,

                               Exhibit D - Page 4
      any Interest Hedge Agreement with a Swap Counterparty, any Hydrocarbon Hedge Agreement with a Swap Counterparty, or any of the other Loan Documents;

            (c) All other indebtedness, obligations and liabilities of any kind of Mortgagor owing to any of the Credit Parties now existing or hereafter arising under or pursuant to any Loan Document, whether fixed or contingent, joint or several, direct or indirect, primary or secondary, and regardless of how created or evidenced;

            (d) All sums advanced or costs or expenses incurred by Mortgagee or any of the other Credit Parties (whether by it directly or on its behalf by the Trustee), which are made or incurred pursuant to, or allowed by, the terms of this Deed of Trust plus interest thereon from the date of the advance or incurrence until reimbursement of Mortgagee or such Lender charged at the same rate of interest as charged Tranche B Advances when an Event of Default exists as set forth in the Credit Agreement;

            (e) All future advances or other value, of whatever class or for whatever purpose, at any time hereafter made or given by Mortgagee or any of the other Credit Parties to Mortgagor under or pursuant to any Loan Document or any other agreement, document, or instrument, whether or not the advances or value are given pursuant to a commitment, whether or not the advances or value are presently contemplated by the parties hereto, and whether or not Mortgagor is indebted to Mortgagee, Administrative Agent, Issuing Lender, or any Lender at the time of such events; and

            (f) All renewals, extensions, modifications, amendments, rearrangements and substitutions of all or any part of the above whether or not Mortgagor executes any agreement or instrument.

      1.9 "Oil and Gas Property" or "Oil and Gas Properties" means (a) the oil and gas and/or oil, gas and mineral leases and leasehold interests, fee mineral interests, term mineral interests, subleases, farmouts, royalties, overriding royalties, net profits interests, production payments and similar interests or estates described in Exhibit A attached hereto and made a part hereof for all purposes including the net revenue interests warranted on such Exhibit A and any reversionary or carried interests relating to any of the foregoing, (b) all production units, and drilling and spacing units (and the Properties covered thereby) which may affect all or any portion of such interests including those units which may be described or referred to on Exhibit A and any units created by agreement or designation or under orders, regulations, rules or other official acts of any Federal, state or other governmental body or agency having jurisdiction, (c) the surface leases described in Exhibit A attached hereto and made part hereof for all purposes, (d) any and all non-consent interests owned or held by, or otherwise benefiting, Mortgagor and arising out of, or pursuant to, any of the Contracts, (e) any other interest in, to or relating to (i) all or any part of the land described in Exhibit A, the land relating to, or described in, the leases set forth in Exhibit A or in the documents described in Exhibit A, or (ii) any of the estates, property rights or other interests referred to above, (f) any instrument executed in amendment, correction, modification, confirmation, renewal or extension of the same, and (g) all tenements, hereditaments and appurtenances now existing or hereafter obtained in connection with any of the aforesaid, including any rights arising under unitization agreements, orders or

                               Exhibit D - Page 5
other arrangements, communitization agreements, orders or other arrangements or pooling orders, agreements or other arrangements.

      1.10 "Operating Equipment" means all surface or subsurface machinery, equipment, facilities, supplies or other Property of whatsoever kind or nature now or hereafter located on any of the Property affected by the Oil and Gas Properties which are useful for the production, treatment, storage or transportation of Hydrocarbons, including all oil wells, gas wells, water wells, injection wells, casing, tubing, rods, pumping units and engines, christmas trees, derricks, separators, gun barrels, flow lines, pipelines, tanks, gas systems (for gathering, treating and compression), water systems (for treating, disposal and injection), supplies, derricks, wells, power plants, poles, cables, wires, meters, processing plants, compressors, dehydration units, lines, transformers, starters and controllers, machine shops, tools, storage yards and equipment stored therein, buildings and camps, telegraph, telephone and other communication systems, roads, loading racks, shipping facilities and all additions, substitutes and replacements for, and accessories and attachments to, any of the foregoing. Operating Equipment shall not include any items incorporated into realty or structures or improvements located therein or thereon in such a manner that they no longer remain personalty under the laws of the state in which such equipment is located.

      1.11 "Personalty Collateral" means all of Mortgagor's interest now owned or hereafter acquired in and to (a) all Operating Equipment, (b) all Hydrocarbons severed and extracted from or attributable to the Oil and Gas Properties, including oil in tanks, (c) all accounts (including accounts resulting from the sale of Hydrocarbons at the wellhead), contract rights and general intangibles attributable to the Oil and Gas Properties, including all accounts, contract rights and general intangibles now or hereafter arising regardless of whether any of the foregoing is in connection with the sale or other disposition of any Hydrocarbons or otherwise, including all Liens securing the same, (d) all accounts, contract rights and general intangibles attributable to the Oil and Gas Properties and now existing or hereafter arising regardless of whether any of the foregoing is in connection with or resulting from any of the Contracts, including all Liens securing the same, (e) all proceeds and products of the Realty Collateral and any other contracts or agreements, (f) all information concerning the Oil and Gas Properties and all wells located thereon, including abstracts of title, title opinions, geological and geophysical information and logs, lease files, well files, and other books and records (including computerized records and data), (g) any options to acquire any Realty Collateral, and (h) all proceeds, products, renewals, increases, profits, substitutions, replacements, additions, amendments and accessions of, to or for any of the foregoing.

      1.12 "Property" means any property of any kind, whether real, personal, or mixed and whether tangible or intangible.

      1.13 "Realty Collateral" means all of Mortgagor's interest now owned or hereafter acquired in and to the Oil and Gas Properties and all unsevered and unextracted Hydrocarbons (even though Mortgagor's interest therein be incorrectly described in, or a description of a part or all of such interest be omitted from, Exhibit A).

      1.14 All other capitalized terms defined in the Credit Agreement which are used in this Deed of Trust and which are not otherwise defined herein shall have the meanings assigned to

                               Exhibit D - Page 6
such terms in the Credit Agreement. All meanings to defined terms, unless otherwise indicated, are to be equally applicable to both the singular and plural forms of the terms defined. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Deed of Trust, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Deed of Trust shall refer to this Deed of Trust as a whole and not to any particular provision of this Deed of Trust. As used herein, the term "including" means "including, without limitation".

                                   ARTICLE II

                              CREATION OF SECURITY

      2.1 CONVEYANCE AND GRANT OF LIEN. In consideration of the advances or extensions by the Credit Parties to Mortgagor of the funds or credit constituting the Obligations (including the making of the Advances and the issuing of the Letters of Credit, and in further consideration of the mutual covenants contained herein, Mortgagor, by this Deed of Trust hereby GRANTS, CONVEYS, SELLS, TRANSFERS, ASSIGNS AND CONVEYS with a general warranty of title, and WITH THE POWER OF SALE, for the uses, purposes and conditions hereinafter set forth all of its right, title and interest in and to the Realty Collateral, the Personalty Collateral and the Fixture Collateral unto Trustee, and to his successor or successors or substitutes IN TRUST, WITH POWER OF SALE, in trust to secure the payment and performance of the Obligations for the benefit of Mortgagee and the ratable benefit of the Credit Parties.

      TO HAVE AND TO HOLD the Realty Collateral, the Personalty Collateral and Fixture Collateral unto the Trustee and his successors or substitutes in trust and to his and their successors and assigns forever for the benefit of the Credit Parties, together with all and singular the rights, hereditaments and appurtenances thereto in anywise appertaining or belonging, to secure payment of the Obligations and the performance of the covenants of Mortgagor contained in this Deed of Trust. Mortgagor does hereby bind itself, its successors and permitted assigns, to warrant and forever defend all and singular the Realty Collateral, the Personalty Collateral and the Fixture Collateral unto the Trustee and his successors or substitutes in trust, and their successors and assigns, against every person whomsoever lawfully claiming or to claim the same, or any part thereof.

      2.2 SECURITY INTEREST. For the same consideration and to further secure the Obligations, Mortgagor hereby grants to Mortgagee for its benefit and the ratable benefit of the other Credit Parties a security interest in and to the Collateral, except that for purposes of this security interest, the term Collateral shall not include the Ineligible Property. As used in this Section 2.2, the term "Ineligible Property" means (a) any property or assets of a Grantor to the extent that such Grantor is prohibited from granting a security interest in, pledge of, charge, mortgage or lien upon such property or assets by reason of (i) an existing and enforceable negative pledge provision to the extent such provision does not cause a violation of Section 6.03 of the Credit Agreement, or (ii) applicable law or regulation to which such Grantor is subject, except (in the case of either of the foregoing clauses (i) and (ii)) to the extent such prohibition is

                               Exhibit D - Page 7
ineffective under Sections 9.406, 9.407, 9.408 and 9.409 of the Uniform Commercial Code, and (b) permits and licenses to the extent the grant of a security interest therein is prohibited under applicable law or regulation or by their express terms, except to the extent such prohibition is ineffective under
Section 9.408 of the Uniform Commercial Code.

      2.3 ASSIGNMENT OF LIENS AND SECURITY INTERESTS. For the same consideration and to further secure the Obligations, Mortgagor hereby assigns and conveys to Mortgagee for its benefit and the benefit of the other Credit Parties the security interests held by Mortgagor arising under Section 9.343(a) of the Texas Business and Commerce Code and the Liens granted to Mortgagor pursuant to
Section 9.343(d) attributable to the interest of Mortgagor in the Hydrocarbons.

                                   ARTICLE III

                            PROCEEDS FROM PRODUCTION

      3.1 ASSIGNMENT OF PRODUCTION.

            (a) In order to further secure the Obligations, Mortgagor has assigned, transferred, conveyed and delivered and does hereby assign, transfer, convey and deliver unto Mortgagee, effective as of the date hereof at 7:00 a.m. Central Time, U.S.A., all Hydrocarbons produced from, and which are attributable to, Mortgagor's interest, now owned or hereafter acquired, in and to the Oil and Gas Properties, or are allocated thereto pursuant to pooling or unitization orders, agreements or designations, and all proceeds therefrom.

            (b) Subject to the provisions of subsection (f) below, all parties producing, purchasing, taking, possessing, processing or receiving any production from the Oil and Gas Properties, or having in their possession any such production, or the proceeds therefrom, for which they or others are accountable to Mortgagee by virtue of the provisions of this Section 3.1, are authorized and directed by Mortgagor to treat and regard Mortgagee as the assignee and transferee of Mortgagor and entitled in its place and stead to receive such Hydrocarbons and the proceeds therefrom.

            (c) Mortgagor directs and instructs each of such parties to pay to Mortgagee, for its benefit and the ratable benefit of the other Credit Parties, all of the proceeds of such Hydrocarbons until such time as such party has been furnished evidence that all of the Obligations have been paid and that the Lien evidenced hereby has been released; provided, however, that until Mortgagee shall have exercised the rights as herein to instruct such parties to deliver such Hydrocarbons and all proceeds therefrom directly to Mortgagee, such parties shall be entitled to deliver such Hydrocarbons and all proceeds therefrom to Mortgagor for Mortgagor's use and enjoyment, and Mortgagor shall be entitled to execute division orders, transfer orders and other instruments as may be required to direct all proceeds to Mortgagor without the necessity of joinder by Mortgagee in such division orders, transfer orders or other instruments. Mortgagor agrees to perform all such acts, and to execute all such further assignments, transfers and division orders, and other instruments as may be reasonably required or desired by

                               Exhibit D - Page 8

      Mortgagee or any party in order to have said revenues and proceeds so paid to Mortgagee. None of such parties shall have any responsibility for the application of any such proceeds received by Mortgagee. Subject to the provisions of subsection (f) below, Mortgagor authorizes Mortgagee to receive and collect all proceeds of such Hydrocarbons.

            (d) Subject to the provisions of subsection (f) below, Mortgagor will execute and deliver to Mortgagee any instruments Mortgagee may from time to time reasonably request for the purpose of effectuating this assignment and the payment to Mortgagee of the proceeds assigned.

            (e) Neither the foregoing assignment nor the exercise by Mortgagee of any of its rights herein shall be deemed to make Mortgagee a "mortgagee-in-possession" or otherwise responsible or liable in any manner with respect to the Oil and Gas Properties or the use, occupancy, enjoyment or operation of all or any portion thereof, unless and until Mortgagee, in person or by agent, assumes actual possession thereof, nor shall appointment of a receiver for the Oil and Gas Properties by any court at the request of Mortgagee or by agreement with Mortgagor or the entering into possession of the Oil and Gas Properties or any part thereof by such receiver be deemed to make Mortgagee a "mortgagee-in-possession" or otherwise responsible or liable in any manner with respect to the Oil and Gas Properties or the use, occupancy, enjoyment or operation of all or any portion thereof.

            (f) Notwithstanding anything to the contrary contained herein, so long as no Event of Default shall have occurred and is continuing, (a) Mortgagor shall have the right to collect all revenues and proceeds attributable to the Hydrocarbons that accrue to the Oil and Gas Properties or the products obtained or processed therefrom, as well as any Liens and security interests securing any sales of said Hydrocarbons and to retain, use and enjoy same and (b) Mortgagee shall not execute or deliver any transfer or division orders in the name of Mortgagor or otherwise relating to the Collateral.

            (g) Subject to the provisions of Section 3.1(f), Mortgagee may endorse and cash any and all checks and drafts payable to the order of Mortgagor or Mortgagee for the account of Mortgagor, received from or in connection with the proceeds of the Hydrocarbons affected hereby, and the same may be applied as provided herein. Subject to the provisions of
      Section 3.1(f), Mortgagee may execute any transfer or division orders in the name of Mortgagor or otherwise, with warranties and indemnities binding on Mortgagor; provided that Mortgagee shall not be held liable to Mortgagor for, nor be required to verify the accuracy of, Mortgagor's interests as represented therein.

            (h) Subject to the provisions of Section 3.1(f), Mortgagee shall have the right at Mortgagee's election and in the name of Mortgagor, or otherwise, to prosecute and defend any and all actions or legal proceedings deemed advisable by Mortgagee in order to collect such proceeds and to protect the interests of Mortgagee or Mortgagor, with all costs, expenses and attorneys fees incurred in connection therewith being paid by Mortgagor. In addition, should any purchaser taking production from the Oil and Gas Properties fail to pay promptly to Mortgagee in accordance with this Article, Mortgagee

                               Exhibit D - Page 9
      shall have the right to demand a change of connection and to designate another purchaser with whom a new connection may be made without any liability on the part of Mortgagee in making such election, so long as ordinary care is used in the making thereof, and upon failure of Mortgagor to consent to such change of connection, the entire amount of all the Obligations may, at the option of Mortgagee, be immediately declared to be due and payable and subject to foreclosure hereunder.

            (i) Without in any way limiting the effectiveness of the foregoing provisions, if Mortgagor receives any proceeds which under this Section
      3.1 are payable to Mortgagee, Mortgagor shall hold the same in trust and remit such proceeds, or cause them to be remitted, immediately, to Mortgagee.

      3.2 APPLICATION OF PROCEEDS. All payments received by Mortgagee pursuant to this Article III attributable to the interest of Mortgagor in and to the Hydrocarbons shall be applied in the order set forth in Section 7.06 of the Credit Agreement.

      3.3 MORTGAGOR'S PAYMENT DUTIES. Except as provided in Section 7.18 hereof, nothing contained herein will limit Mortgagor's absolute duty to make payment of the Obligations regardless of whether the proceeds assigned by this Article III are sufficient to pay the same, and the receipt by Mortgagee of proceeds from Hydrocarbons under this Deed of Trust will be in addition to all other security now or hereafter existing to secure payment of the Obligations.

      3.4 LIABILITY OF MORTGAGEE. Mortgagee is hereby absolved from all liability for failure to enforce collection of any of such proceeds, and from all other responsibility in connection therewith except the responsibility to account to Mortgagor for proceeds actually received by Mortgagee.

      3.5 ACTIONS TO EFFECT ASSIGNMENT. Subject to the provisions of Section 3.1(f), Mortgagor covenants to cause all operators, pipeline companies, production purchasers and other remitters of said proceeds to pay promptly to Mortgagee the proceeds from such Hydrocarbons in accordance with the terms of this Deed of Trust, and to execute, acknowledge and deliver to said remitters such division orders, transfer orders, certificates and other documents as may be necessary, requested or proper to effect the intent of this assignment; and Mortgagee shall not be required at any time, as a condition to its right to obtain the proceeds of such Hydrocarbons, to warrant its title thereto or to make any guaranty whatsoever. In addition, Mortgagor covenants to provide to Mortgagee, upon Mortgagee's request, the name and address of every such remitter of proceeds from such Hydrocarbons, together with a copy of the applicable division orders, transfer orders, sales contracts and governing instruments. All expenses incurred by the Trustee or Mortgagee in the collection of said proceeds shall be repaid promptly by Mortgagor; and prior to such repayment, such expenses shall be a part of the Obligations secured hereby. If under any existing contracts for the sale of Hydrocarbons, other than division orders or transfer orders, any proceeds of Hydrocarbons are required to be paid by the remitter direct to Mortgagor so that under such existing agreements payment cannot be made of such proceeds to Mortgagee in the absence of foreclosure, Mortgagor's interest in all proceeds of Hydrocarbons under such existing agreements shall, when received by Mortgagor, constitute trust funds in Mortgagee's hands and shall be immediately paid over to Mortgagee.

                               Exhibit D - Page 10

      3.6 POWER OF ATTORNEY. Without limitation upon any of the foregoing, Mortgagor hereby designates and appoints Mortgagee as true and lawful agent and attorney-in-fact (with full power of substitution, either generally or for such periods or purposes as Mortgagee may from time to time prescribe), with full power and authority, for and on behalf of and in the name of Mortgagor, to execute, acknowledge and deliver all such division orders, transfer orders, certificates and other documents of every nature, with such provisions as may from time to time, in the opinion of Mortgagee, be necessary or proper to effect the intent and purpose of the assignment contained in this Article III; and Mortgagor shall be bound thereby as fully and effectively as if Mortgagor had personally executed, acknowledged and delivered any of the foregoing orders, certificates or documents. The powers and authorities herein conferred on Mortgagee may be exercised by Mortgagee through any person who, at the time of exercise, is the president, a senior vice president or a vice president of Mortgagee. THE POWER OF ATTORNEY CONFERRED BY THIS SECTION 3.6 IS GRANTED FOR VALUABLE CONSIDERATION AND COUPLED WITH AN INTEREST AND IS IRREVOCABLE SO LONG AS THE OBLIGATIONS, OR ANY PORTION THEREOF, SHALL REMAIN UNPAID. All persons dealing with Mortgagee, or any substitute, shall be fully protected in treating the powers and authorities conferred by this Section 3.6 as continuing in full force and effect until advised by Mortgagee that the Obligations are fully and finally paid.

      3.7 INDEMNIFICATION. MORTGAGOR AGREES TO INDEMNIFY MORTGAGEE, THE TRUSTEE AND THE OTHER CREDIT PARTIES, AND EACH OF THEIR RESPECTIVE DIRECTORS, OFFICERS, EMPLOYEES, AND AGENTS (COLLECTIVELY, THE "INDEMNIFIED PARTIES") FROM, AND DISCHARGE, RELEASE AND HOLD EACH OF THEM HARMLESS AGAINST ALL LOSSES, DAMAGES, CLAIMS, ACTIONS, LIABILITIES, JUDGMENTS, COSTS, ATTORNEYS FEES OR OTHER CHARGES OF WHATSOEVER KIND OR NATURE (HEREAFTER REFERRED TO AS "CLAIMS") MADE AGAINST, IMPOSED ON, INCURRED BY OR ASSERTED AGAINST ANY OF THEM IN ANY AS A CONSEQUENCE OF THE ASSERTION EITHER BEFORE OR AFTER THE PAYMENT IN FULL OF THE OBLIGATIONS THAT ANY OF THE INDEMNIFIED PARTIES RECEIVED HYDROCARBONS OR PROCEEDS PURSUANT TO THIS DEED OF TRUST OR PURSUANT TO ANY RIGHT TO COLLECT PROCEEDS DIRECTLY FROM ACCOUNT DEBTORS WHICH ARE CLAIMED BY THIRD PERSONS. THE INDEMNIFIED PARTIES WILL HAVE THE RIGHT TO EMPLOY ATTORNEYS AND TO DEFEND AGAINST ANY SUCH CLAIMS AND UNLESS FURNISHED WITH REASONABLE INDEMNITY, THE INDEMNIFIED PARTIES WILL HAVE THE RIGHT TO PAY OR COMPROMISE AND ADJUST ALL SUCH CLAIMS. MORTGAGOR WILL INDEMNIFY AND PAY TO THE INDEMNIFIED PARTIES ALL SUCH AMOUNTS AS MAY BE PAID IN RESPECT THEREOF, OR AS MAY BE SUCCESSFULLY ADJUDICATED AGAINST ANY OF THE INDEMNIFIED PARTIES. THE INDEMNITY UNDER THIS SECTION SHALL APPLY TO CLAIMS ARISING OR INCURRED BY REASON OF THE PERSON BEING INDEMNIFIED'S OWN NEGLIGENCE BUT SHALL NOT APPLY TO CLAIMS ARISING OR INCURRED BY REASON OF THE PERSON BEING INDEMNIFIED'S OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. THE LIABILITIES OF MORTGAGOR AS SET FORTH IN THIS SECTION 3.7 SHALL SURVIVE THE TERMINATION OF THIS DEED OF TRUST.

                                   ARTICLE IV

                      MORTGAGOR'S WARRANTIES AND COVENANTS

      4.1 PAYMENT OF OBLIGATIONS. Mortgagor covenants that Mortgagor shall timely pay and perform the Obligations secured by this Deed of Trust.

                               Exhibit D - Page 11

      4.2 REPRESENTATIONS AND WARRANTIES. Mortgagor represents and warrants as follows:

            (a) Incorporation of Representations and Warranties from Credit Agreement. The representations and warranties applicable to Mortgagor and to its Properties contained in Article IV of the Credit Agreement are hereby confirmed and restated, each such representation and warranty, together with all related definitions and ancillary provisions, being hereby incorporated into this Deed of Trust by reference as though specifically set forth in this Section.

            (b) Title to Collateral. Mortgagor has good and marketable title to the Collateral as is customary in the oil and gas industry in all material respects free from all Liens, claims, security interests or other encumbrances except as permitted by the provisions of Section 4.4(i) below. The descriptions set forth in Exhibit A of the quantum and nature of the record title interests of Mortgagor in and to the Oil and Gas Properties include the entire record title interests of Mortgagor in the Oil and Gas Properties and are complete and accurate in all respects. There are no "back-in" or "reversionary" interests held by third parties which could reduce the interests of Mortgagor in the Oil and Gas Properties except as set forth on Exhibit A and except to the extent, and only to the extent, that the effect on the interests owned by Mortgagor, including, but not limited to the record title interests, in the Oil and Gas Properties of each of the agreements and instruments described as "Permitted Liens" on such Exhibit A has been taken into account. No operating or other agreement to which Mortgagor is a party or by which Mortgagor is bound affecting any part of the Collateral requires Mortgagor to bear any of the costs relating to the Collateral greater than the record title interest of Mortgagor in such portion of the Collateral, except in the event Mortgagor is obligated under an operating agreement to assume a portion of a defaulting party's share of costs.

            (c) Status of Leases, Term Mineral Interests and Contracts. All of the leases and term mineral interests in the Oil and Gas Properties are valid, subsisting and in full force and effect, and Mortgagor has no knowledge that a default exists under any of the terms or provisions, express or implied, of any of such leases or interests or under any agreement to which the same are subject, the effect of which could reasonably be expected to result in a reduction in the present value, using a ten percent (10%) discount rate, of Mortgagor's proved reserves in an amount equal to or greater than $2,000,000. Neither Mortgagor nor, to the knowledge of Mortgagor, any other party to any leases or term mineral interests in the Oil and Gas Properties or any Contract (i) is in breach of or default, or with the lapse of time or the giving of notice, or both, would be in breach or default, with respect to any obligations thereunder, whether express or implied, the effect of which could reasonably be expected to result in a reduction in the present value, using a ten percent (10%) discount rate, of Mortgagor's proved reserves in an amount equal to or greater than $2,000,000, or (ii) has given or threatened to give notice of any default under or inquiry into any possible default under, or action to alter, terminate, rescind or procure a judicial reformation of, any lease in the Oil and Gas Properties or any Contract, the effect of which could reasonably be expected to result in a reduction in the present

                               Exhibit D - Page 12
      value, using a ten percent (10%) discount rate, of Mortgagor's proved reserves in an amount equal to or greater than $2,000,000.

            (d) Production Burdens, Taxes, Expenses and Revenues. All rentals, royalties, overriding royalties, shut-in royalties and other payments due under or with respect to the Oil and Gas Properties have been properly and timely paid. All taxes have been properly and timely paid. All expenses payable under the terms of the Contracts have been properly and timely paid except for such expenses being contested in good faith by appropriate proceedings, and for which reserves shall have been made therefore and except for such expenses as are being currently paid prior to delinquency in the ordinary course of business. Except for Mortgagor's interests in certain Oil and Gas Properties, which Mortgagor represents do not constitute a material portion (with 2% being deemed material) of the value of the Collateral and all other Properties of Mortgagor securing the Obligations, all of the proceeds from the sale of Hydrocarbons produced from the Realty Collateral are being properly and timely paid to Mortgagor by the purchasers or other remitters of production proceeds without suspense. Mortgagor's ownership of the Hydrocarbons and the undivided interests therein as specified on attached Exhibit A (i) will, after giving full effect to all Liens permitted hereby and after giving full effect to the agreements or instruments set forth on Exhibit A and any other instruments or agreements affecting Mortgagor's ownership of the Hydrocarbons, afford Mortgagor not less than those net interests (expressed as a fraction, percentage or decimal) in the production from or which is allocated to such Hydrocarbons specified as net revenue interest on Exhibit A hereto and (ii) will cause Mortgagor to bear not more than that portion (expressed as a fraction, percentage or decimal), specified as working interest on Exhibit A hereto, of the costs of drilling, developing and operating the wells identified on Exhibit A.

            (e) Pricing. The prices being received for the production of Hydrocarbons do not violate any Contract or any law or regulation. Where applicable, all of the wells located on the Oil and Gas Properties and production of Hydrocarbons therefrom have been properly classified under appropriate governmental regulations.

            (f) Gas Regulatory Matters. Mortgagor has filed with the appropriate state and federal agencies all necessary rate and collection filings and all necessary applications for well determinations under the Natural Gas Act of 1938, as amended, the Natural Gas Policy Act of 1978, as amended, and the rules and regulations of the Federal Energy Regulatory Commission (the "FERC") thereunder, and each such application has been approved by or is pending before the appropriate state or federal agency.

            (g) Production Balances. As of the date hereof, Mortgagor (i) is not obligated in any material respect by virtue of any prepayment made under any contract containing a "take-or-pay" or "prepayment" provision or under any similar agreement to deliver hydrocarbons produced from or allocated to Mortgagor's Oil and Gas Properties at some future date without receiving full payment therefor at the time of delivery, or (ii) has not, except as has been disclosed to the Administrative Agent, produced gas, in any amount, subject to, and none of Mortgagor's Oil and Gas Properties is subject to, any balancing rights of third parties or subject to balancing duties under governmental requirements, in

                               Exhibit D - Page 13
      each case other than in the ordinary course of business and which does not result in Mortgagor having liability in excess of $4,000,000 at any time (net of balancing receivables or assets owing by third parties to Mortgagor).

            (h) Drilling Obligations. There are no obligations under any Oil and Gas Property or Contract which require the drilling of additional wells or operations to earn or to continue to hold any of the Oil and Gas Properties in force and effect.

            (i) Compliance With Laws. All wells on or attributable to the Oil and Gas Properties have been drilled, completed and operated, and all production therefrom has been accounted for and paid to the persons entitled thereto, in compliance with all applicable federal, state and local laws and applicable rules and regulations of the federal, state and local regulatory authorities having jurisdiction thereof.

            (j) Regulatory Filings. All necessary regulatory filings have been properly made in connection with the drilling, completion and operation of the wells on or attributable to the Oil and Gas Properties and all other operations related thereto.

            (k) Allowables. All production and sales of Hydrocarbons produced or sold from the Oil and Gas Properties have been made in accordance with any applicable allowables (plus permitted tolerances) imposed by any Governmental Authorities.

            (l) Refund Obligations. Mortgagor has not collected any proceeds from the sale of Hydrocarbons produced from the Oil and Gas Properties which are subject to any refund obligation.

            (m) Mortgagor's Address. The address of Mortgagor's place of business, residence, chief executive office and office where Mortgagor keeps its records concerning accounts, contract rights and general intangibles is as set forth in Section 7.13, and there has been no change in the location of Mortgagor's place of business, residence, chief executive office and office where it keeps such records and no change of Mortgagor's name during the four months immediately preceding the date of this Deed of Trust. Mortgagor hereby represents and warrants that its organizational number is 2014213, the state of its formation is Delaware, and the correct spelling of its name is as set forth in its signature block below.

      4.3   FURTHER ASSURANCES.

            (a) Mortgagor covenants that Mortgagor shall execute and deliver such other and further instruments, and shall do such other and further acts as in the opinion of Mortgagee may be necessary or desirable to carry out more effectively the purposes of this Deed of Trust, including without limiting the generality of the foregoing, (i) prompt correction of any defect in the execution or acknowledgment of this Deed of Trust, any written instrument comprising part or all of the Obligations, or any other document used in connection herewith; (ii) correction of any defect which may hereafter be discovered in the title to the Collateral, such corrections to be effected in the manner and subject to the time limitations set forth in Section 5.11 of the Credit Agreement; (iii) subject to the provisions of Section 3.1(f) of this Mortgage, prompt execution and delivery of all

                              Exhibit D - Page 14
      division or transfer orders or other instruments which in Mortgagee's opinion are required to transfer to Mortgagee, for its benefit and the ratable benefit of the other Credit Parties, the assigned proceeds from the sale of Hydrocarbons from the Oil and Gas Properties; and (iv) prompt payment when due and owing of all taxes, assessments and governmental charges imposed on this Deed of Trust or upon the interest of Mortgagee or the Trustee.

            (b) Mortgagor covenants that Mortgagor shall maintain and preserve the Lien and security interest herein created as an Acceptable Security Interest so long as any of the Obligations remain unpaid.

            (c) Mortgagor shall immediately notify Mortgagee of any discontinuance of or change in the address of Mortgagor's place of business, residence, chief executive office or office where it keeps records concerning accounts, contract rights and general intangibles.

            (d) Mortgagor shall not amend, supplement, modify or restate its articles or certificate of incorporation, bylaws, limited liability company agreements, or other equivalent organizational documents, or amend its name or change its jurisdiction of incorporation, organization or formation without prior written notice to, and prior consent of, the Mortgagee.

      4.4 OPERATION OF OIL AND GAS PROPERTIES. As long as any of the Obligations remain unpaid or unsatisfied, and whether or not Mortgagor is the operator of the Oil and Gas Properties, Mortgagor shall (at Mortgagor's own expense):

            (a) not enter into any operating agreement, contract or agreement which materially adversely affects the Collateral;

            (b) do all things necessary and within the reasonable control of Mortgagor to keep, or cause to be kept, in full force and effect the Oil and Gas Properties and Mortgagor's interests therein;

            (c) neither abandon, forfeit, surrender, release, sell, assign, sublease, farmout or convey, nor agree to sell, assign, sublease, farmout or convey, nor mortgage or grant security interests in, nor otherwise dispose of or encumber any of the Collateral or any interest therein, except as permitted by the Credit Agreement;

            (d) cause the Collateral to be maintained, developed and protected against drainage and continuously operated for the production and marketing of Hydrocarbons in a good and workmanlike manner as a prudent operator would in accordance with (i) generally accepted practices, (ii) applicable oil and gas leases and Contracts, and (iii) all applicable Federal, state and local laws, rules and regulations;

            (e) promptly pay or cause to be paid when due and owing (i) all rentals and royalties payable in respect of the Collateral; (ii) all expenses incurred in or arising from the operation or development of the Collateral; (iii) all taxes, assessments and governmental charges imposed upon Mortgagee because of its interest in the Collateral; and (iv) all taxes, assessments, and governmental charges imposed upon Mortgagor

                              Exhibit D - Page 15
      and/or the Collateral as provided in Section 5.04 of the Credit Agreement (and indemnify Mortgagee and Trustee from all liability in connection with any of the foregoing);

            (f) promptly take all action necessary to enforce or secure the observance or performance of any term, covenant, agreement or condition to be observed or performed by third parties under any Contract, or any part thereof, or to exercise any of its rights, remedies, powers and privileges under any Contract, all in accordance with the respective terms thereof;

            (g) cause the Operating Equipment and the Fixture Operating Equipment to be kept in good condition and repair (ordinary wear and tear excepted);

            (h) permit and do all things necessary or proper to enable the Trustee and Mortgagee (through any of their respective agents and employees) to enter upon the Oil and Gas Properties for the purpose of investigating and inspecting the condition and operations of the Collateral in accordance with the terms of the Credit Agreement;

            (i) cause the Collateral to be kept free and clear of Liens, charges, security interests and encumbrances of every character other than
      (i) the Liens and security interests created and assigned by this Deed of Trust and (ii) the Permitted Liens;

            (j)   carry and maintain the insurance required by the Credit
      Agreement;

            (k)   furnish to Mortgagee, upon request, copies of any Contracts;
      and

            (l) timely and adequately perform all covenants express or implied in any Contract necessary to keep in full force and effect the Oil and Gas Properties and to maintain Mortgagor's interests therein.

      4.5 RECORDING. Mortgagor shall promptly (at Mortgagor's own expense) record, register, deposit and file this Deed of Trust and every other instrument in addition or supplement hereto, including applicable financing statements, in such offices and places within the state where the Collateral is located and in the state where the Mortgagor is registered as a corporation and at such times and as often as may be necessary to preserve, protect and renew the Lien and security interest herein created as an Acceptable Security Interest on real or personal property as the case may be, and otherwise shall do and perform all matters or things necessary or expedient to be done or observed by reason of any Legal Requirement for the purpose of effectively creating, perfecting, maintaining and preserving the Lien and security interest created hereby in and on the Collateral.

      4.6 RECORDS, STATEMENTS AND REPORTS. Mortgagor shall keep proper books of record and account in which complete and correct entries shall be made of Mortgagor's transactions in accordance with the method of accounting required in the Credit Agreement and shall furnish or cause to be furnished to Mortgagee the reports required to be delivered pursuant to the terms of the Credit Agreement.

      4.7 INSURANCE. To the extent that insurance is carried by a third-party operator on behalf of Mortgagor, upon request by Mortgagee, Mortgagor shall obtain and provide Mortgagee

                              Exhibit D - Page 16
with copies of certificates of insurance showing Mortgagor as a named insured. Subject to the provisions of the Credit Agreement to the contrary, Mortgagor hereby assigns to Mortgagee for its benefit and the benefit of the other Credit Parties any and all monies that may become payable under any such policies of insurance by reason of damage, loss or destruction of any of the Collateral and Mortgagee may receive such monies and apply all or any part of the sums so collected, at its election, toward payment of the Obligations, whether or not such Obligations are then due and payable, in such manner as Mortgagee may elect; provided, however, that if the amount of the loss incurred by Mortgagor in respect of any event covered by such policies is less than $10,000,000, then so long as no Default or Event of Default shall have occurred and be continuing, Mortgagee shall remit such insurance proceeds paid to Mortgagee in respect of such event to Mortgagor. Any insurance proceeds received by Mortgagor and due to Mortgagee shall be held in trust for the benefit of Mortgagee, shall be segregated from other funds of Mortgagor and shall be forthwith paid over to Mortgagee.

                                   ARTICLE V

                                     DEFAULT

      5.1 EVENTS OF DEFAULT. An Event of Default under the terms of the Credit Agreement shall constitute an "Event of Default" under this Deed of Trust.

      5.2 ACCELERATION UPON DEFAULT. Upon the occurrence and during the continuance of any Event of Default, Mortgagee may, or shall at the request of the Required Lenders, declare the entire unpaid principal of, and the interest accrued on, and all other amounts owed in connection with, the Obligations to be forthwith due and payable, whereupon the same shall become immediately due and payable without any protest, presentment, demand, notice of intent to accelerate, notice of acceleration or further notice of any kind, all of which are hereby expressly waived by Mortgagor. Whether or not Mortgagee or the Required Lenders elect to accelerate as herein provided, Mortgagee may simultaneously, or thereafter, without any further notice to Mortgagor, exercise any other right or remedy provided in this Deed of Trust or otherwise existing under the Credit Agreement or any other Loan Documents or any other agreement, document, or instrument evidencing obligations owing from the Mortgagor to any of the Credit Parties

                                   ARTICLE VI

                               MORTGAGEE'S RIGHTS

      6.1   RIGHTS TO REALTY COLLATERAL UPON DEFAULT.

            (a) Operation of Property by Mortgagee. Upon the occurrence and during the continuance of any Event of Default, and in addition to all other rights of Mortgagee, Mortgagee shall have the following rights and powers (but no obligation):

                  (i) To enter upon and take possession of any of the Realty
            Collateral and exclude Mortgagor therefrom;

                              Exhibit D - Page 17

                  (ii) To hold, use, administer, manage and operate the Realty
            Collateral to the extent that Mortgagor could do so, and without any liability to Mortgagor in connection with such operations; and

                  (iii) To the extent that Mortgagor could do so, to collect, receive and receipt for all Hydrocarbons produced and sold from the Realty Collateral, to make repairs, to purchase machinery and equipment, to conduct workover operations, to drill additional wells, and to exercise every power, right and privilege of Mortgagor with respect to the Realty Collateral.

Mortgagee may designate any person, firm, corporation or other entity to act on its behalf in exercising the foregoing rights and powers. When and if the expenses of such operation and development (including costs of unsuccessful workover operations or additional wells) have been paid, and the Obligations have been paid, the Realty Collateral shall be returned to Mortgagor (providing there has been no foreclosure sale).

            (b) Judicial Proceedings. Upon the occurrence and during the continuance of any Event of Default, the Trustee and/or Mortgagee, in lieu of or in addition to exercising the power of sale hereafter given, may proceed by a suit or suits, in equity or at law (i) for the specific performance of any covenant or agreement herein contained or in aid of the execution of any power herein granted, (ii) for the appointment of a receiver whether there is then pending any foreclosure hereunder or the sale of the Realty Collateral, or (iii) for the enforcement of any other appropriate legal or equitable remedy; and further, in lieu of the non-judicial power of sale hereafter given for Collateral located in the State of Texas, the Trustee may proceed by suit for a sale of the Realty Collateral.

            (c) Foreclosure by Private Power of Sale of Collateral. Upon the occurrence and during the continuance of any Event of Default, the Trustee shall have the right and power to sell, as the Trustee may elect, all or a portion of the Collateral at one or more sales as an entirety or in parcels, in accordance with Section 51.002 of the Texas Property Code, as amended from time to time (or any successor provisions of Texas governing real property foreclosure sales) or with any applicable state law. Mortgagor hereby designates as Mortgagor's address for the purpose of notice the address set out in Section 7.13; provided that Mortgagor may by written notice to Mortgagee designate a different address for notice purposes. Any purchaser or purchasers will be provided with a general warranty conveyance binding Mortgagor and Mortgagor's successors and assigns. Sale of a part of the Realty Collateral will not exhaust the power of sale, and sales may be made from time to time until all of the Realty Collateral is sold or all of the Obligations are paid in full.

            (d) Certain Aspects of Sale. Mortgagee will have the right to become the purchaser at any foreclosure sale and to credit the then outstanding balance of the Obligations against the amount payable by Mortgagee as purchaser at such sale. Statements of fact or other recitals contained in any conveyance to any purchaser or purchasers at any sale made hereunder will conclusively establish the occurrence of any Event of Default, any acceleration of the maturity of the Obligations, the advertisement and conduct of such sale in the manner provided herein, the appointment of any

                              Exhibit D - Page 18
      successor-Trustee hereunder and the truth and accuracy of all other matters stated therein. Mortgagor does hereby ratify and confirm all legal acts that the Trustee may do in carrying out the Trustee's duties and obligations under this Deed of Trust, and Mortgagor hereby irrevocably appoints Mortgagee to be the attorney-in-fact of Mortgagor and in the name and on behalf of Mortgagor to execute and deliver any deeds, transfers, conveyances, assignments, assurances and notices which Mortgagor ought to execute and deliver and do and perform any and all such acts and things which Mortgagor ought to do and perform under the covenants herein contained and generally to use the name of Mortgagor in the exercise of all or any of the powers hereby conferred on Trustee. Upon any sale, whether under the power of sale hereby given or by virtue of judicial proceedings, it shall not be necessary for Trustee or any public officer acting under execution or by order of court, to have physically present or constructively in his possession any of the Collateral, and Mortgagor hereby agrees to deliver to the purchaser or purchasers at such sale on the date of sale the Collateral purchased by such purchasers at such sale and if it should be impossible or impracticable to make actual delivery of such Collateral, then the title and right of possession to such Collateral shall pass to the purchaser or purchasers at such sale as completely as if the same had been actually present and delivered.

            (e) Receipt to Purchaser. Upon any sale made under the power of sale herein granted, the receipt of the Trustee will be sufficient discharge to the purchaser or purchasers at any sale for its purchase money, and such purchaser or purchasers, will not, after paying such purchase money and receiving such receipt of the Trustee, be obligated to see to the application of such purchase money or be responsible for any loss, misapplication or non-application thereof.

            (f) Effect of Sale. Any sale or sales of the Realty Collateral will operate to divest all right, title, interest, claim and demand whatsoever, either at law or in equity, of Mortgagor in and to the premises and the Realty Collateral sold, and will be a perpetual bar, both at law and in equity, against Mortgagor, Mortgagor's successors or assigns, and against any and all persons claiming or who shall thereafter claim all or any of the Realty Collateral sold by, through or under Mortgagor, or Mortgagor's successors or assigns. Nevertheless, if requested by the Trustee so to do, Mortgagor shall join in the execution and delivery of all proper conveyances, assignments and transfers of the Property so sold. The purchaser or purchasers at the foreclosure sale will receive as incident to his, her, its or their own ownership, immediate possession of the Realty Collateral purchased and Mortgagor agrees that if Mortgagor retains possession of the Realty Collateral or any part thereof subsequent to such sale, Mortgagor will be considered a tenant at sufferance of the purchaser or purchasers and will be subject to eviction and removal by any lawful means, with or without judicial intervention, and all damages by reason thereof are hereby expressly waived by Mortgagor.

            (g) Application of Proceeds. The proceeds of any sale of the Realty Collateral or any part thereof, whether under the power of sale herein granted and conferred or by virtue of judicial proceedings, shall either be, at the option of Mortgagee, applied at the time of receipt, or held by Mortgagee in a cash collateral account as additional Collateral, and in either case, applied in the order set forth in Section 7.06 of the Credit Agreement.

                              Exhibit D - Page 19

            (h) Mortgagor's Waiver of Appraisement and Marshalling. Mortgagor agrees, to the full extent that Mortgagor may lawfully so agree, that Mortgagor will not at any time insist upon or plead or in any manner whatever claim the benefit of any appraisement, valuation, stay, extension or redemption law, now or hereafter in force, in order to prevent or hinder the enforcement or foreclosure of this Deed of Trust, the absolute sale of the Collateral, including the Realty Collateral, or the possession thereof by any purchaser at any sale made pursuant to this Deed of Trust or pursuant to the decree of any court of competent jurisdiction; and Mortgagor, for Mortgagor and all who may claim through or under Mortgagor, hereby waives the benefit of all such laws and, to the extent that Mortgagor may lawfully do so under any applicable law, any and all rights to have the Collateral, including the Realty Collateral, marshaled upon any foreclosure of the Lien hereof or sold in inverse order of alienation. Mortgagor agrees that the Trustee may sell the Collateral, including the Realty Collateral, in part, in parcels or as an entirety as directed by Mortgagee.

      6.2 RIGHTS TO PERSONALTY COLLATERAL UPON DEFAULT. Upon the occurrence and during the continuance of any Event of Default, Mortgagee or the Trustee may proceed against the Personalty Collateral in accordance with the rights and remedies granted herein with respect to the Realty Collateral, or will have all rights and remedies granted by the Uniform Commercial Code as in effect in Texas and this Deed of Trust. Mortgagee shall have the right to take possession of the Personalty Collateral, and for this purpose Mortgagee may enter upon any premises on which any or all of the Personalty Collateral is situated and, to the extent that Mortgagor could do so, take possession of and operate the Personalty Collateral or remove it therefrom. Mortgagee may require Mortgagor to assemble the Personalty Collateral and make it available to Mortgagee at a place to be designated by Mortgagee which is reasonably convenient to both parties. Unless the Personalty Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Mortgagee will send Mortgagor reasonable notice of the time and place of any public sale or of the time after which any private sale or other disposition of the Personalty Collateral is to be made. This requirement of sending reasonable notice will be met if such notice is mailed, postage prepaid, to Mortgagor at the address designated in Section 7.13 hereof (or such other address as has been designated as provided herein) at least ten days before the time of the sale or disposition. In addition to the expenses of retaking, holding, preparing for sale, selling and the like, Mortgagee will be entitled to recover attorney's fees and legal expenses as provided for in this Deed of Trust and in the writings evidencing the Obligations before applying the balance of the proceeds from the sale or other disposition toward satisfaction of the Obligations. Mortgagor will remain liable for any deficiency remaining after the sale or other disposition. Mortgagor hereby consents and agrees that any disposition of all or a part of the Collateral may be made without warranty of any kind whether expressed or implied.

      6.3 RIGHTS TO FIXTURE COLLATERAL UPON DEFAULT. Upon the occurrence and during the continuance of any Event of Default, Mortgagee may elect to treat the Fixture Collateral as either Realty Collateral or as Personalty Collateral (but not both) and proceed to exercise such rights as apply to the type of Collateral selected.

      6.4 ACCOUNT DEBTORS. Mortgagee may, in its discretion, after the occurrence and during the continuance of any Event of Default, notify any account debtor to make payments

                              Exhibit D - Page 20
directly to Mortgagee and contact account debtors directly to verify information furnished by Mortgagor. Mortgagee shall not have any obligation to preserve any rights against prior parties.

      6.5 COSTS AND EXPENSES. All sums advanced or costs or expenses incurred by Mortgagee (either by it directly or on its behalf by the Trustee or any receiver appointed hereunder) in protecting and enforcing its rights hereunder shall constitute a demand obligation owing by Mortgagor to Mortgagee as part of the Obligations. Mortgagor hereby agrees to repay such sums on demand plus interest thereon from the date of the advance or incurrence until reimbursement of Mortgagee at the same rate of interest as charged Tranche B Advances when an Event of Default exists as set forth in the Credit Agreement.

      6.6 SET-OFF. Upon the occurrence and during the continuance of any Event of Default, Mortgagee shall have the right to set-off any funds of Mortgagor in the possession of Mortgagee against any amounts then due by Mortgagor to Mortgagee pursuant to this Deed of Trust.

                                  ARTICLE VII

                                  MISCELLANEOUS

      7.1 SUCCESSOR TRUSTEES. The Trustee may resign in writing addressed to Mortgagee or be removed at any time with or without cause by an instrument in writing duly executed by Mortgagee. In case of the death, resignation or removal of the Trustee, a successor Trustee may be appointed by Mortgagee by instrument of substitution complying with any applicable requirements of law, and in the absence of any requirement, without other formality other than an appointment and designation in writing. The appointment and designation will vest in the named successor Trustee all the estate and title of the Trustee in all of the Collateral and all of the rights, powers, privileges, immunities and duties hereby conferred upon the Trustee. All references herein to the Trustee will be deemed to refer to any successor Trustee from time to time acting hereunder.

      7.2 ADVANCES BY MORTGAGEE OR THE TRUSTEE. Each and every covenant of Mortgagor herein contained shall be performed and kept by Mortgagor solely at Mortgagor's expense. If Mortgagor fails to perform or keep any of the covenants of whatsoever kind or nature contained in this Deed of Trust, Mortgagee (either by it directly or on its behalf by the Trustee or any receiver appointed hereunder) may, but will not be obligated to, make advances to perform the same on Mortgagor's behalf, and Mortgagor hereby agrees to repay such sums and any reasonable attorneys' fees incurred in connection therewith on demand plus interest thereon from the date of the advance until reimbursement of Mortgagee at the same rate of interest as charged Tranche B Advances when an Event of Default exists as set forth in the Credit Agreement. In addition, Mortgagor hereby agrees to repay on demand any costs, expenses and reasonable attorney's fees incurred by Mortgagee or the Trustee which are to be obligations of Mortgagor pursuant to, or allowed by, the terms of this Deed of trust, including such costs, expenses and reasonable attorney's fees incurred pursuant to Section 3.1(h), Section 6.5 or Section 7.3 hereof, plus interest thereon from the date of the advance by Mortgagee or the Trustee until reimbursement of Mortgagee or the Trustee, respectively, at the same rate of interest as charged Tranche B Advances when an Event of Default exists as set forth in the

                              Exhibit D - Page 21

Credit Agreement. Such amounts will be in addition to any sum of money which may, pursuant to the terms and conditions of the written instruments comprising part of the Obligations, be due and owing. No such advance will be deemed to relieve Mortgagor from any default hereunder.

      7.3 DEFENSE OF CLAIMS. Mortgagor shall promptly notify Mortgagee in writing of the commencement of any legal proceedings affecting Mortgagor's title to the Collateral or Mortgagee's Lien or security interest in the Collateral, or any part thereof, and shall take such action, employing attorneys agreeable to Mortgagee, as may be necessary to preserve Mortgagor's, the Trustee's and Mortgagee's rights affected thereby. If Mortgagor fails or refuses to adequately or vigorously, in the sole judgment of Mortgagee, defend Mortgagor's, the Trustee's or Mortgagee's rights to the Collateral, the Trustee or Mortgagee may take such action on behalf of and in the name of Mortgagor and at Mortgagor's expense. Moreover, Mortgagee or the Trustee on behalf of Mortgagee, may take such independent action in connection therewith as they may in their discretion deem proper, including the right to employ independent counsel and to intervene in any suit affecting the Collateral. All costs, expenses and attorneys' fees incurred by Mortgagee or the Trustee pursuant to this Section 7.3 or in connection with the defense by Mortgagee of any claims, demands or litigation relating to Mortgagor, the Collateral or the transactions contemplated in this Deed of Trust shall be paid by Mortgagor as provided in Section 7.2 above.

      7.4 TERMINATION. If all the Obligations are paid in full, the Commitments are terminated, and the covenants herein contained are well and fully performed then all of the Collateral will revert to Mortgagor and the entire estate, right, title and interest of the Trustee and Mortgagee will thereupon cease; and Mortgagee in such case shall, upon the request of Mortgagor and the payment by Mortgagor of all reasonable attorneys' fees and other expenses, deliver to Mortgagor proper instruments acknowledging satisfaction of this Deed of Trust.

      7.5 RENEWALS, AMENDMENTS AND OTHER SECURITY. Without notice or consent of Mortgagor, renewals and extensions of the written instruments constituting part or all of the Obligations may be given at any time and amendments may be made to agreements relating to any part of such written instruments or the Collateral. Mortgagee may take or hold other security for the Obligations without notice to or consent of Mortgagor. The acceptance of this Deed of Trust by Mortgagee shall not waive or impair any other security Mortgagee may have or hereafter acquire to secure the payment of the Obligations nor shall the taking of any such additional security waive or impair the Lien and security interests herein granted. The Trustee or Mortgagee may resort first to such other security or any part thereof, or first to the security herein given or any part thereof, or from time to time to either or both, even to the partial or complete abandonment of either security, and such action will not be a waiver of any rights conferred by this Deed of Trust. This Deed of Trust may not be amended, waived or modified except in a written instrument executed by both Mortgagor and Mortgagee.

      7.6 SECURITY AGREEMENT, FINANCING STATEMENT AND FIXTURE FILING. This Deed of Trust will be deemed to be and may be enforced from time to time as an assignment, chattel mortgage, contract, deed of trust, financing statement, real estate mortgage, or security agreement, and from time to time as any one or more thereof if appropriate under applicable state law. AS A FINANCING STATEMENT, THIS DEED OF TRUST IS INTENDED TO COVER ALL PERSONALTY COLLATERAL INCLUDING MORTGAGOR'S

                              Exhibit D - Page 22

INTEREST IN ALL HYDROCARBONS AS AND AFTER THEY ARE EXTRACTED AND ALL ACCOUNTS ARISING FROM THE SALE THEREOF AT THE WELLHEAD. THIS DEED OF TRUST SHALL BE EFFECTIVE AS A FINANCING STATEMENT FILED AS A FIXTURE FILING WITH RESPECT TO FIXTURE COLLATERAL INCLUDED WITHIN THE COLLATERAL. This Deed of Trust shall be filed in the real estate records or other appropriate records of the county or counties in the state in which any part of the Realty Collateral and Fixture Collateral is located as well as the Uniform Commercial Code records or other appropriate office of the state in which any Collateral is located. At Mortgagee's request, Mortgagor shall execute financing statements covering the Personalty Collateral, including all Hydrocarbons sold at the wellhead, and Fixture Collateral, which financing statements may be filed in the Uniform Commercial Code records or other appropriate office of the county or state in which any of the Collateral is located or in any other location permitted or required to perfect Mortgagee's security interest under the Uniform Commercial Code. In addition, Mortgagor hereby irrevocably authorizes Mortgagee and any affiliate, employee or agent thereof, at any time and from time to time, to file in any Uniform Commercial Code jurisdiction any financing statement or document and amendments thereto, without the signature of Mortgagor where permitted by law, in order to perfect or maintain the perfection of any security interest granted under this Deed of Trust. A photographic or other reproduction of this Deed of Trust shall be sufficient as a financing statement.

      7.7 UNENFORCEABLE OR INAPPLICABLE PROVISIONS. If any term, covenant, condition or provision hereof is invalid, illegal or unenforceable in any respect, the other provisions hereof will remain in full force and effect and will be liberally construed in favor of the Trustee and Mortgagee in order to carry out the provisions hereof.

      7.8 RIGHTS CUMULATIVE. Each and every right, power and remedy herein given to the Trustee or Mortgagee will be cumulative and not exclusive, and each and every right, power and remedy whether specifically herein given or otherwise existing may be exercised from time to time and as often and in such order as may be deemed expedient by the Trustee, or Mortgagee, as the case may be, and the exercise, or the beginning of the exercise, of any such right, power or remedy will not be deemed a waiver of the right to exercise, at the same time or thereafter, any other right, power or remedy. No delay or omission by the Trustee or by Mortgagee in the exercise of any right, power or remedy will impair any such right, power or remedy or operate as a waiver thereof or of any other right, power or remedy then or thereafter existing.

      7.9 WAIVER BY MORTGAGEE. Any and all covenants in this Deed of Trust may from time to time by instrument in writing by Mortgagee and the Required Lenders, be waived to such extent and in such manner as the Trustee or Mortgagee may desire, but no such waiver will ever affect or impair either the Trustee's or Mortgagee's rights hereunder, except to the extent specifically stated in such written instrument.

      7.10 TERMS. The term "Mortgagor" as used in this Deed of Trust will be construed as singular or plural to correspond with the number of persons executing this Deed of Trust as Mortgagor. If more than one person executes this Deed of Trust as Mortgagor, his, her, its, or their duties and liabilities under this Deed of Trust will be joint and several. The terms "Mortgagee", "Mortgagor", and "Trustee" as used in this Deed of Trust include the heirs, executors or administrators, successors, representatives, receiver, trustees and assigns of those

                              Exhibit D - Page 23
parties. Unless the context otherwise requires, terms used in this Deed of Trust which are defined in the Uniform Commercial Code of Texas are used with the meanings therein defined.

      7.11 COUNTERPARTS. This Deed of Trust may be executed in any number of counterparts, each of which will for all purposes be deemed to be an original, and all of which are identical except that, to facilitate recordation, in any particular counties counterpart portions of Exhibit A hereto which describe Properties situated in counties other than the counties in which such counterpart is to be recorded may have been omitted.

      7.12 GOVERNING LAW. This Deed of Trust shall be governed by and construed in accordance with the laws of the State of Texas.

      7.13 NOTICE. All notices required or permitted to be given by Mortgagor, Mortgagee or the Trustee shall be made in the manner set forth in the Credit Agreement and shall be addressed as follows:

      Mortgagor:        Mariner Energy, Inc.
                        2101 City West Boulevard, Suite 1900
                        Houston, Texas 77042-3020
                        Attention: Chief Financial Officer
                        Telephone: 713.954.5500
                        Facsimile: 713.954.5555

      Mortgagee:        Union Bank of California, N.A.
                        Lincoln Plaza
                        500 N. Akard Street, Suite 4200
                        Dallas, Texas  75201
                        Attention: Mr. Damien Meiburger
                        Facsimile: 214.922.4209

      Trustee:          Any notices to be given to the
                        Trustee shall also be delivered to Mortgagee.

      7.14 DUTIES OF TRUSTEE. It shall be no part of the duty of the Trustee to see to any recording, filing or registration of this Deed of Trust or any other instrument in addition or supplemental hereto, or to see to the payment of or be under any duty with respect to any tax or assessment or other governmental charge which may be levied or assessed on the Collateral, any part thereof, or against Mortgagor, or to see to the performance or observance by Mortgagor of any of the covenants and agreements contained herein. Trustee shall not be responsible for the execution, acknowledgment or validity of this Deed of Trust or of any instrument in addition or supplemental hereto or for the sufficiency of the security purported to be created hereby, and makes no representation in respect thereof or in respect of the rights of Mortgagee. Trustee shall have the right to seek the advice of counsel upon any matters arising hereunder and shall be fully protected in relying as to legal matters on the advice of counsel. Trustee shall not incur any personal liability hereunder except for his own willful misconduct; and the Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by him hereunder, believed by him in good faith to be genuine.

                              Exhibit D - Page 24

      7.15 CONDEMNATION. All awards and payments heretofore and hereafter made for the taking of or injury to the Collateral or any portion thereof whether such taking or injury be done under the power of eminent domain or otherwise, are hereby assigned, and shall be paid to Mortgagee. Mortgagee is hereby authorized to collect and receive the proceeds of such awards and payments and to give proper receipts and acquittances therefor. Mortgagor hereby agrees to make, execute and deliver, upon request, any and all assignments and other instruments sufficient for the purpose of confirming this assignment of the awards and payments to Mortgagee free and clear of any encumbrances of any kind or nature whatsoever. Any such award or payment may, at the option of Mortgagee, be retained and applied by Mortgagee after payment of attorneys' fees, costs and expenses incurred in connection with the collection of such award or payment toward payment of all or a portion of the Obligations, whether or not the Obligations are then due and payable, or be paid over wholly or in part to Mortgagor for the purpose of altering, restoring or rebuilding any part of the Collateral which may have been altered, damaged or destroyed as a result of any such taking, or other injury to the Collateral.

      7.16 SUCCESSORS AND ASSIGNS. This Deed of Trust is binding upon Mortgagor, Mortgagor's successors and assigns, and shall inure to the benefit of the Trustee, the Mortgagee, Administrative Agent, Issuing Lender, and each of the Lenders, and each of their respective successors and assigns, and to the benefit of the Swap Counterparties, and each of their respective successors and assigns with the prior consent of the Mortgagee, and the provisions hereof shall likewise be covenants running with the land.

      7.17 ARTICLE AND SECTION HEADINGS. The article and section headings in this Deed of Trust are inserted for convenience of reference and shall not be considered a part of this Deed of Trust or used in its interpretation.

      7.18 USURY NOT INTENDED. It is the intent of Mortgagor and Mortgagee in the execution and performance of this Deed of Trust, the Credit Agreement and the other Loan Documents to contract in strict compliance with applicable usury laws governing the Obligations including such applicable usury laws of the State of Texas and the United States of America as are from time-to-time in effect. In furtherance thereof, Mortgagee and Mortgagor stipulate and agree that none of the terms and provisions contained in this Deed of Trust, the Credit Agreement or the other Loan Documents shall ever be construed to create a contract to pay, as consideration for the use, forbearance or detention of money, interest at a rate in excess of the maximum non-usurious rate permitted by applicable law and that for purposes hereof "interest" shall include the aggregate of all charges which constitute interest under such laws that are contracted for, charged or received under this Deed of Trust, the Credit Agreement and the other Loan Documents; and in the event that, notwithstanding the foregoing, under any circumstances the aggregate amounts taken, reserved, charged, received or paid on the Obligations, include amounts which by applicable law are deemed interest which would exceed the maximum non-usurious rate permitted by applicable law, then such excess shall be deemed to be a mistake and Mortgagee shall credit the same on the principal of the Obligations (or if the Obligations shall have been paid in full, refund said excess to Mortgagor). In the event that the maturity of the Obligations is accelerated by reason of any election of Mortgagee resulting from any Event of Default, or in the event of any required or permitted prepayment, then such consideration that constitutes interest may never include more than the maximum non-usurious rate permitted by applicable law and excess interest, if any, provided for in this Deed of Trust, the Credit

                              Exhibit D - Page 25

Agreement or other Loan Documents shall be canceled automatically as of the date of such acceleration and prepayment and, if theretofore paid, shall be credited on the Obligations or, if the Obligations shall have been paid in full, refunded to Mortgagor. In determining whether or not the interest paid or payable under any specific contingencies exceeds the maximum non-usurious rate permitted by applicable law, Mortgagor and Mortgagee shall to the maximum extent permitted under applicable law amortize, prorate, allocate and spread in equal part during the period of the full stated term of the Obligations, all amounts considered to be interest under applicable law of any kind contracted for, charged, received or reserved in connection with the Obligation.

      7.19 CREDIT AGREEMENT. To the fullest extent possible, the terms and provisions of the Credit Agreement shall be read together with the terms and provisions of this Deed of Trust so that the terms and provisions of this Deed of Trust do not conflict with the terms and provisions of the Credit Agreement; provided, however, notwithstanding the foregoing, in the event that any of the terms or provisions of this Deed of Trust conflict with any terms or provisions of the Credit Agreement, the terms or provisions of the Credit Agreement shall govern and control for all purposes; provided that the inclusion in this Deed of Trust of terms and provisions, supplemental rights or remedies in favor of the Secured Party not addressed in the Credit Agreement shall not be deemed to be a conflict with the Credit Agreement and all such additional terms, provisions, supplemental rights or remedies contained herein shall be given full force and effect.

      7.20 DUE AUTHORIZATION. Mortgagor hereby represents, warrants and covenants to Mortgagee and the Trustee that the obligations of Mortgagor under this Deed of Trust are the valid, binding and legally enforceable obligations of Mortgagor, that the execution, ensealing and delivery of this Deed of Trust by Mortgagor has been duly and validly authorized in all respects by Mortgagor, and that the persons who are executing and delivering this Deed of Trust on behalf of Mortgagor have full power, authority and legal right to so do, and to observe and perform all of the terms and conditions of this Deed of Trust on Mortgagor's part to be observed or performed.

      7.21 NO OFFSETS, ETC. Mortgagor hereby represents, warrants and covenants to Mortgagee and the Trustee that there are no offsets, counterclaims or defenses at law or in equity against this Deed of Trust or the indebtedness secured thereby.

      7.22 BANKRUPTCY LIMITATION. Notwithstanding anything contained herein to the contrary, it is the intention of the Mortgagor, the Mortgagee and the other Credit Parties that the amount of the Obligation secured by the Mortgagor's interests in any of its Property shall be in, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer and other similar law, rule or regulation of any Governmental Authority applicable to the Mortgagor. Accordingly, notwithstanding anything to the contrary contained in this Deed of Trust in any other agreement or instrument executed in connection with the payment of any of the Obligations, the amount of the Obligations secured by the Mortgagor's interests in any of its Property pursuant to this Deed of Trust shall be limited to an aggregate amount equal to the largest amount that would not render the Mortgagor's obligations hereunder or the Liens and security interest granted to the Mortgagee hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision of any other applicable law.

                              Exhibit D - Page 26

      7.23  EMPLOYEE OVERRIDES.

            (a) Except as otherwise provided in Section 7.23(b) below, as to those Oil and Gas Properties (x) that are described on Exhibit A attached hereto, (y) with respect to which such Exhibit A shows that the "record title interest" (as signified by the "(R)" appearing next to certain applicable statements of ownership interest in various places on such Exhibit A) that is represented and warranted to Mortgagee as owned by Mortgagor to Mortgagee as owned by Mortgagor exceeds the "beneficial interest" (as signified by the "(B)" appearing next to certain applicable statements of ownership interest in various places on such Exhibit A) that is represented and warranted to Mortgagee as owned by Mortgagor, and (z) with respect to which Mortgagee has a valid and binding contractual obligation to deliver an assignment of an interest in such Oil and Gas Property to another Person, upon Mortgagor's written request delivered to Mortgagee, Mortgagee will be obligated to execute and deliver an instrument reasonably satisfactory to the assignee of such interest providing for the partial release of the liens and security interests created by this Mortgage which encumber such interest, subject, however, to the extent, and only to the extent that each condition described in subsections (a)(i) and (a)(ii) of this Section 7.23 are satisfied in full:

                  (i) Mortgagor's written request delivered to Mortgagee
            pursuant to Section 7.23(a) shall include a copy of the proposed assignment of interest, including a statement of the quantum of interest to be assigned thereby; and

                  (ii) Mortgagor shall deliver to Mortgagee a certificate
            executed on behalf of Mortgagor by a Responsible Officer of Mortgagor, which certificate shall contain a representation and warranty by Mortgagor to Mortgagee that: (A) Mortgagor is contractually obligated to deliver the assignment to the Person described as assignee in the copy of the proposed assignment of interest delivered to Mortgagee pursuant to subsection (a)(i) of this Section 7.23 and (B) the assignment from Mortgagor to such Person does not and will not, upon its execution, delivery, and recordation, increase Mortgagor's working interest, on the one hand, or reduce, on the other hand, Mortgagor's net revenue interest in the Oil and Gas Properties affected thereby below the net revenue interest represented and warranted to Mortgagee on Exhibit A as constituting Mortgagor's "beneficial interest" in such Oil and Gas Properties.

            (b) As to the Oil and Gas Properties designated on Exhibit A attached hereto as "Pluto" and "Black Widow," and solely with respect to those Oil and Gas Properties, to the extent and only to the extent that Mortgagee has a valid and binding contractual obligation to deliver an assignment of an interest in either of such Oil and Gas Properties to another Person, upon Mortgagor's written request delivered to Mortgagee, Mortgagee will be obligated to execute and deliver an instrument reasonably satisfactory to the assignee of such interest providing for the partial release of the liens and security interests created by this Mortgage which encumber such interest, subject, however, to the extent, and only to the extent that each condition described in subsections (b)(i) and (b)(ii) of this Section 7.23 are satisfied in full:

                              Exhibit D - Page 27

                  (i) Mortgagor's written request delivered to Mortgagee
            pursuant to Section 7.23(b) shall include a copy of the proposed assignment of interest, including a statement of the quantum of interest to be assigned thereby; and

                  (ii) Mortgagor shall deliver to Mortgagee a certificate
            executed on behalf of Mortgagor by a Responsible Officer of Mortgagor, which certificate shall contain a representation and warranty by Mortgagor to Mortgagee that: (A) Mortgagor is contractually obligated to deliver the assignment to the Person described as assignee in the copy of the proposed assignment of interest delivered to Mortgagee pursuant to subsection (b)(i) of this Section 7.23 and (B) the assignment from Mortgagor to such Person does not and will not, upon its execution, delivery, and recordation, increase Mortgagor's working interest, on the one hand, or reduce, on the other hand, Mortgagor's net revenue interest in the Oil and Gas Properties affected thereby below the net revenue interest represented and warranted to Mortgagee on Exhibit A as constituting Mortgagor's "beneficial interest" in such Oil and Gas Properties.

All costs, expenses, and reasonable attorneys' fees incurred by Mortgagee or the Trustee pursuant to this Section 7.23 shall be paid by Mortgagor as provided in
Section 7.2 above.

                            [SIGNATURE PAGES FOLLOW]

                              Exhibit D - Page 28

EXECUTED AND DELIVERED effective as of the date first written above.

                                        MORTGAGOR:

                                        MARINER ENERGY, INC.,
                                        a Delaware corporation

                                        By:_____________________________________
                                           Scott D. Josey
                                           Chief Executive Officer

                         Signature page to Deed of Trust

                                        MORTGAGEE:

                                        UNION BANK OF CALIFORNIA, N.A.
                                        as Mortgagee for the ratable benefit of
                                        the Credit Parties

                                        By:_____________________________________
                                           Damien Meiburger
                                           Senior Vice President

                      Acknowledgment page to Deed of Trust

THE STATE OF TEXAS              Section
                                Section
COUNTY OF HARRIS                Section

      This instrument was acknowledged before me on this ____ day of March, 2004, by Scott D. Josey, Chief Executive Officer of MARINER ENERGY INC., a Delaware corporation, on behalf of said corporation.

                                        ________________________________________
                                        Notary Public in and for the State of
                                        Texas

THE STATE OF TEXAS              Section
                                Section
COUNTY OF DALLAS                Section

      This instrument was acknowledged before me on this ____ day of March, 2004, by Damien Meiburger, as Senior Vice President of UNION BANK OF CALIFORNIA, N.A., a national association, on behalf of said association.

                                        ________________________________________
                                        Notary Public in and for the State of
                                        Texas

                      Acknowledgment page to Deed of Trust

                                   EXHIBIT "A"

Any reference in this Exhibit to wells or units is for warranty of interest, administrative convenience, and identification and shall not limit or restrict the right, title, interest, or properties covered by this Deed of Trust. All right, title, and interest of Mortgagor in the properties described herein are and shall be subject to this Deed of Trust, regardless of the presence of any units or wells not described herein.

Unless otherwise expressly provided, all recording references in this Exhibit are references to the official public records of real property in the county or counties (or parish or parishes) in which the Mortgaged Property is located and in which record documents relating to the Mortgaged Property are recorded, whether Conveyance Records, Deed Records, Mortgage Records, Oil and Gas Records ("OGR"), Oil and Gas Lease Records, or other records. All references to "Volume" shall mean "Book" and all references herein to "Book" shall mean "Volume" for the purposes of identifying the proper place of recording in the office in which record documents are recorded. Any references to "Lease no." or to any particular "County" or "Parish" are merely for internal reference purposes and shall not limit the effectiveness of this Mortgage and this Exhibit whether for recording purposes or otherwise. The abbreviation "GWI" denotes Mortgagor's working interest or operating interest, which terms as used synonymously here, and which are intended to have the meaning commonly attributed to such terms in the oil and gas industry. The abbreviation "NRI" denotes Mortgagor's net revenue interest, which term is intended to have the meaning commonly attributed to such term in the oil and gas industry. The abbreviation "APO" means "after payout," and is intended to have the meaning commonly attributed to such term in the oil and gas industry. The abbreviation "BPO" means "before payout," and is intended to have the meaning commonly attributed to such term in the oil and gas industry. The abbreviation "ORRI" means "overriding royalty interest" and is intended to have the meaning commonly attributed to such term in the oil and gas industry.

                                   EXHIBIT E-1
                               TO CREDIT AGREEMENT

                             FORM OF TRANCHE A NOTE

$_____________                                                ____________, 2004

      For value received, the undersigned Mariner Energy, Inc., a Delaware corporation ("Borrower"), hereby promises to pay to the order of _______________________ ("Bank"), the principal amount of ______________________
_______________________ Dollars ($______________) or, if less, the aggregate outstanding principal amount of the Tranche A Advances (as defined in the Credit Agreement referred to below) made by the Bank to the Borrower, together with interest on the unpaid principal amount of the Tranche A Advances from the date of such Tranche A Advances until such principal amount is paid in full, at such interest rates, and at such times, as are specified in the Credit Agreement.

      This Tranche A Note is one of the Tranche A Notes referred to in, and is entitled to the benefits of, and is subject to the terms of, the Credit Agreement dated as of March 2, 2004 (as the same may be amended or modified from time to time, the "Credit Agreement"), among the Borrower, the lenders party thereto (the "Lenders"), and Union Bank of California, N.A., as administrative agent for the Lenders (the "Administrative Agent") and as issuing lender ("Issuing Lender"). Capitalized terms used in this Tranche A Note that are defined in the Credit Agreement and not otherwise defined in this Tranche A Note have the meanings assigned to such terms in the Credit Agreement. The Credit Agreement, among other things, (a) provides for the making of the Tranche A Advances by the Bank to the Borrower in an aggregate amount not to exceed at any time outstanding the Dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Tranche A Advance being evidenced by this Tranche A Note and (b) contains provisions for acceleration of the maturity of this Tranche A Note upon the happening of certain events stated in the Credit Agreement and for optional and mandatory prepayments of principal prior to the maturity of this Tranche A Note upon the terms and conditions specified in the Credit Agreement.

      Both principal and interest are payable in lawful money of the United States of America to the Administrative Agent at the place and in the manner specified in the Credit Agreement. The Bank shall record payments of principal made under this Tranche A Note, but no failure of the Bank to make such recordings shall affect the Borrower's repayment obligations under this Tranche A Note.

      Without being limited thereto or thereby, this Tranche A Note is secured by the Security Instruments and guaranteed under the Guaranties.

      Except as specifically provided in the Credit Agreement, the Borrower hereby waives presentment, demand, protest, notice of intent to accelerate, notice of acceleration, and any other notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder of this Tranche A Note shall operate as a waiver of such rights.

      This Tranche A Note shall be governed by, and construed and enforced in accordance with, the laws of the state of Texas (except that Chapter 346 of the Texas Finance Code Chapter, which regulates certain revolving credit loan accounts shall not apply to this Tranche A Note).

      THIS NOTE AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT AGREEMENTS OF THE PARTIES.

      THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                                 MARINER ENERGY, INC.,
                                                 a Delaware corporation

                                                 By: ___________________________
                                                 Name: Scott D. Josey
                                                 Title: Chief Executive Officer

                             Exhibit E-1 -  Page 2

                                   EXHIBIT E-2
                               TO CREDIT AGREEMENT

                             FORM OF TRANCHE B NOTE

$______________                                               ____________, 2004

      For value received, the undersigned MARINER ENERGY, INC., a Delaware corporation ("Borrower"), hereby promises to pay to the order of ________________________________ ("Bank"), the principal amount of______________
___________________________ Dollars ($____________) or, if less, the aggregate outstanding principal amount of the Tranche B Advances (as defined in the Credit Agreement referred to below) made by the Bank to the Borrower, together with interest on the unpaid principal amount of the Tranche B Advances from the date of such Tranche B Advances until such principal amount is paid in full, at such interest rates, and at such times, as are specified in the Credit Agreements.

      This Tranche B Note is one of the Tranche B Notes referred to in, and is entitled to the benefits of, and is subject to the terms of, the Credit Agreement dated as of March 2, 2004 (as the same has been and may be further amended or modified from time to time, the "Credit Agreement"), among the Borrower, the lenders party thereto (the "Lenders"), and Union Bank of California, N.A., as administrative agent for the Lenders (the "Administrative Agent") and as issuing lender ("Issuing Lender"). Capitalized terms used in this Tranche B Note that are defined in the Credit Agreement and not otherwise defined in this Tranche B Note have the meanings assigned to such terms in the Credit Agreement. The Credit Agreement, among other things, (a) provides for the making of the Tranche B Advances by the Bank to the Borrower in an aggregate amount not to exceed at any time outstanding the Dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Tranche B Advance being evidenced by this Tranche B Note and (b) contains provisions for acceleration of the maturity of this Tranche B Note upon the happening of certain events stated in the Credit Agreement and for optional and mandatory prepayments of principal prior to the maturity of this Tranche B Note upon the terms and conditions specified in the Credit Agreement.

      Both principal and interest are payable in lawful money of the United States of America to the Administrative Agent at the place and in the manner specified in the Credit Agreement. The Bank shall record payments of principal made under this Tranche B Note, but no failure of the Bank to make such recordings shall affect the Borrower's repayment obligations under this Tranche B Note.

      Without being limited thereto or thereby, this Tranche B Note is secured by the Security Instruments and guaranteed under the Guaranties.

      Except as specifically provided in the Credit Agreement, the Borrower hereby waives presentment, demand, protest, notice of intent to accelerate, notice of acceleration, and any other notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder of this Tranche B Note shall operate as a waiver of such rights.

      This Tranche B Note shall be governed by, and construed and enforced in accordance with, the laws of the state of Texas (except that Chapter 346 of the Texas Finance Code Chapter, which regulates certain revolving credit loan accounts shall not apply to this Tranche B Note).

      THIS NOTE AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT AGREEMENTS OF THE PARTIES.

      THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                                 MARINER ENERGY, INC.,
                                                 a Delaware corporation

                                                 By: ___________________________
                                                 Name:  Scott D. Josey
                                                 Title: Chief Executive Officer

                              Exhibit E-2 - Page 2

                                    EXHIBIT F
                               TO CREDIT AGREEMENT

                           FORM OF NOTICE OF BORROWING

                                     [Date]

Union Bank of California, N.A., as Administrative Agent
445 South Figueroa Street, 15th Floor
Los Angeles, California 90071

Attention: DEBORAH MIRANDA

Ladies and Gentlemen:

The undersigned, Mariner Energy, Inc., a Delaware corporation (the "Borrower"), refers to the Credit Agreement dated as of March 2, 2004 (as the same may be amended or modified from time-to-time, the "Credit Agreement," the defined terms of which are used in this Notice of Borrowing unless otherwise defined in this Notice of Borrowing) among the Borrower, the lenders party thereto (the "Lenders"), and Union Bank of California, N.A., as administrative agent for the Lenders (the "Administrative Agent") and as issuing lender for the Lenders (the "Issuing Lender"), and hereby gives you irrevocable notice pursuant to Section 2.03(a) of the Credit Agreement that the undersigned hereby requests a Borrowing, and in connection with that request sets forth below the information relating to such Borrowing (the "Proposed Borrowing") as required by Section 2.03(a) of the Credit Agreement:

      (a)   The Business Day of the Proposed Borrowing is _____________, _____.

      (b) The Proposed Borrowing will be composed of [Tranche A Advances] [Tranche B Advances].

      (c) The Proposed Borrowing will be composed of [Reference Rate Advances] [Eurodollar Rate Advances].(1)

      (d)   The aggregate amount of the Proposed Borrowing is $____________.

      (e) [The Interest Period for each Eurodollar Rate Advance made as part of the Proposed Borrowing is [_____ month[s]].]

The Borrower hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Proposed Borrowing:

      (1) except those representations and warranties that speak of a certain date, which representations and warranties were true and correct as of such date, the representations and warranties contained in
            Article IV of the Credit Agreement and the representations and warranties contained in the Security Instruments, the Guaranties, and each of the other Loan Documents are true and correct in all

-------------------
      (1) Tranche A Advances can be either Reference Rate Advances or Eurodollar Advances. Tranche B Advances can be Reference Rate Advances but not Eurodollar Advances.

            material respects on and as of the date of such Borrowing, before and after giving effect to such Borrowing and to the application of the proceeds from such Borrowing; and

      (2) no Default has occurred and is continuing or would result from such Borrowing or from the application of the proceeds therefrom.

                                                 Very truly yours,

                                                 MARINER ENERGY, INC.,
                                                 a Delaware corporation

                                                 By:____________________________
                                                 Name: Scott D. Josey
                                                 Title: Chief Executive Officer

                               Exhibit F - Page 2

                                    EXHIBIT G
                               TO CREDIT AGREEMENT

                  FORM OF NOTICE OF CONVERSION OR CONTINUATION

                                     [Date]

Union Bank of California, as Administrative Agent
445 South Figueroa Street, 15th Floor
Los Angeles, California 90071

Attention: DEBORAH MIRANDA

Ladies and Gentlemen:

The undersigned, Mariner Energy, Inc., a Delaware corporation (the "Borrower"), refers to the Credit Agreement dated as of March 2, 2004 (as the same may be amended or modified from time-to-time, the "Credit Agreement," the defined terms of which are used in this Notice of Conversion or Continuation unless otherwise defined in this Notice of Conversion or Continuation) among the Borrower, the lenders party thereto (the "Lenders"), and Union Bank of California, N.A., as administrative agent for the Lenders (the "Administrative Agent") and as issuing lender for the Lenders (the "Issuing Lender"), and hereby gives you irrevocable notice pursuant to Section 2.03(b) of the Credit Agreement that the undersigned hereby requests a Conversion or continuation of an outstanding Tranche A Borrowing, and in connection with that request sets forth below the information relating to such Conversion or continuation (the "Proposed Borrowing") as required by Section 2.03(b) of the Credit Agreement:

      (a)   The Business Day of the Proposed Borrowing is _______________, 20__.

      (b) The Proposed Borrowing consists of [a Conversion to [Reference Rate Advances] [Eurodollar Rate Advances]] [a continuation of Eurodollar Rate Advances].

      (c) The aggregate amount of the Borrowing to be [Converted] [continued] is $______ and consists of [Reference Rate Advances] [Eurodollar Rate Advances].

      (d) [The Interest Period for each Eurodollar Rate Advance made as part of the Proposed Borrowing is [____ month[s]].]

                                                 Very truly yours,

                                                 MARINER ENERGY, INC.,
                                                 a Delaware corporation

                                                 By:____________________________
                                                 Name:__________________________
                                                 Title:_________________________

                               Exhibit G - Page 2

                                    EXHIBIT H
                               TO CREDIT AGREEMENT

                            FORM OF PLEDGE AGREEMENT

      THIS PLEDGE AGREEMENT dated as of March 2, 2004 ("Pledge Agreement") is by and among MARINER ENERGY, INC., a Delaware corporation ("Borrower"), MARINER ENERGY LLC, a Delaware limited liability company ("Company"), MARINER HOLDINGS, INC., a Delaware corporation ("Holdings"), and each affiliate of the Borrower signatory hereto (together with the Borrower, the Company, and Holdings, collectively referred to herein as the "Pledgors" and individually, a "Pledgor") and UNION BANK OF CALIFORNIA, N.A., as Administrative Agent (the "Secured Party") for the ratable benefit of itself, the Issuing Lender (as defined below), the Lenders (as defined below), and the Swap Counterparties (as defined in the Credit Agreement referred to below and together with the Administrative Agent, the Issuing Lender, and the Lenders, individually a "Credit Party", and collectively, the "Credit Parties").

                                  INTRODUCTION

      (A) The Borrower, the lenders party thereto from time to time (the "Lenders"), and Union Bank of California, N.A., as administrative agent (the "Administrative Agent") and as issuing lender ("Issuing Lender") have entered into the Credit Agreement dated as of March 2, 2004 (as amended, restated or otherwise modified from time-to-time, the "Credit Agreement").

      (B) It is a requirement under the Credit Agreement that the Pledgors shall secure the due payment and performance of all Obligations (as defined in the Credit Agreement) by entering into this Pledge Agreement.

      Now, therefore, the Pledgors and the Secured Party for its benefit and the ratable benefit of the Credit Parties, do hereby agree as follows:

      Section 1.________Definitions. All capitalized terms not otherwise defined in this Pledge Agreement that are defined in the Credit Agreement shall have the meanings assigned to such terms by the Credit Agreement. Any terms used in this Pledge Agreement that are defined in the Uniform Commercial Code as adopted in the State of Texas ("UCC") shall have the meanings assigned to those terms by the UCC as the UCC may be amended from time to time, whether specified elsewhere in this Pledge Agreement or not. All meanings to defined terms, unless otherwise indicated, are to be equally applicable to both the singular and plural forms of the terms defined. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Pledge Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Pledge Agreement shall refer to this Pledge Agreement as a whole and not to any particular provision of this Pledge Agreement.

As used herein, the term "including" means "including, without limitation,". Paragraph headings have been inserted in this Pledge Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Pledge Agreement and shall not be used in the interpretation of any provision of this Pledge Agreement.

      Section 2. Pledge.

      2.01. Grant of Pledge.

            (a) Each Pledgor hereby pledges to the Secured Party, and grants to the Secured Party, for the benefit of the Credit Parties, a continuing security interest in, the Pledged Collateral, as defined in Section 2.02 below. This Pledge Agreement shall secure (i) all Obligations now or hereafter existing, including any extensions, modification, substitutions, amendments, and renewals thereof, whether for principal, interest, fees, expenses, indemnifications or otherwise, and (ii) all other indebtedness, obligations and liabilities of any of the Pledgors owing to any of the Credit Parties, now or hereafter existing, in each case, with respect to any letter of credit issued by the Issuing Lender or another Lender in connection with Hydrocarbon Hedge Agreements or Interest Hedge Agreements which are not prohibited by the terms of Section 6.14 of the Credit Agreement. All such obligations shall be referred to in this Pledge Agreement as the "Secured Obligations".

            (b) Notwithstanding anything contained herein to the contrary, it is the intention of each Pledgor, the Secured Party and the other Credit Parties that the amount of the Secured Obligation secured by each Pledgor's interests in any of its Property shall be in, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer and other similar law, rule or regulation of any Governmental Authority applicable to such Pledgor. Accordingly, notwithstanding anything to the contrary contained in this Pledge Agreement in any other agreement or instrument executed in connection with the payment of any of the Secured Obligations, the amount of the Secured Obligations secured by each Pledgor's interests in any of its Property pursuant to this Pledge Agreement shall be limited to an aggregate amount equal to the largest amount that would not render such Pledgor's obligations hereunder or the liens and security interest granted to the Secured Party hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision of any other applicable law.

      2.02. Pledged Collateral. "Pledged Collateral" shall mean all of each Pledgor's right, title, and interest in the following, whether now owned or hereafter acquired:

            (a)   (i) all of the membership interests listed in the attached
      Schedule 2.02(a) issued to such Pledgor (the "Membership Interests"), (ii) all such additional membership interests of any issuer of such interests hereafter acquired by such Pledgor, (iii) the certificates representing the Membership Interests, if any, and all such additional membership interests, and (iv) all rights to money or Property which such Pledgor now has or hereafter acquires in respect of the Membership Interests, including, without

                               Exhibit H - Page 2
      limitation, (A) any proceeds from a sale by or on behalf of such Pledgor of any of the Membership Interests, and (B) any distributions, dividends, cash, instruments and other property from time-to-time received or otherwise distributed in respect of the Membership Interests, whether regular, special or made in connection with the partial or total liquidation of the issuer and whether attributable to profits, the return of any contribution or investment or otherwise attributable to the Membership Interests or the ownership thereof other than distributions received by such Pledgor in compliance with the Loan Documents (collectively, the "Membership Interests Distributions");

            (b) (i) all of the general and limited partnership interests listed in the attached Schedule 2.02(b) issued to such Pledgor (the "Partnership Interests"), (ii) all such additional limited or general partnership interests of any issuer of such interests hereafter acquired by such Pledgor and (iii) all rights to money or Property which such Pledgor now has or hereafter acquires in respect of the Partnership Interests, including, without limitation, (A) any proceeds from a sale by or on behalf of such Pledgor of any of the Partnership Interests, and (B) any distributions, dividends, cash, instruments and other property from time-to-time received or otherwise distributed in respect of the Partnership Interests, whether regular, special or made in connection with the partial or total liquidation of the issuer and whether attributable to profits, the return of any contribution or investment or otherwise attributable to the Partnership Interests or the ownership thereof other than distributions received by such Pledgor in compliance with the Loan Documents (collectively, the "Partnership Interests Distributions");

            (c) (i) all of the shares of stock listed in the attached Schedule 2.02(c) issued to such Pledgor (the "Pledged Shares"), (ii) all such additional shares of stock of any issuer of such shares of stock hereafter issued to such Pledgor, (iii) the certificates representing the Pledged Shares and all such additional shares, and (iv) all rights to money or Property which such Pledgor now has or hereafter acquires in respect of the Pledged Shares, including, without limitation, (A) any proceeds from a sale by or on behalf of such Pledgor of any of the Pledged Shares, and (B) any distributions, dividends, cash, instruments and other property from time-to-time received or otherwise distributed in respect of the Pledged Shares, whether regular, special or made in connection with the partial or total liquidation of the issuer and whether attributable to profits, the return of any contribution or investment or otherwise attributable to the Pledged Shares or the ownership thereof other than distributions received by such Pledgor in compliance with the Loan Documents (collectively, the "Pledged Shares Distributions"; together with the Membership Interests Distributions and the Partnership Interest Distributions, the "Distributions");

            (d) any and all promissory notes made by any Pledgor or any Subsidiary of any Pledgor and payable to the order of any Pledgor (each, an "Intercompany Note"), whether such Intercompany Note is in existence as of the date of this Pledge Agreement or is made hereafter, and the indebtedness thereunder, together with all other documents and agreements securing and supporting such Intercompany Note, including all security agreements, mortgages, deeds of trust, guaranties, and other assurances of payment, plus

                               Exhibit H - Page 3
      all interests, cash, instruments received, receivables, or other property distributed in respect or of in exchange for any of the foregoing; and

            (e) all proceeds from the Pledged Collateral described in paragraphs
      (a), (b), (c), and (d) of this Section 2.02.

      2.03. Delivery of Pledged Collateral. All certificates or instruments, if any, representing the Pledged Collateral shall be delivered to the Secured Party and shall be in suitable form for transfer by delivery, or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Secured Party. After the occurrence and during the continuance of an Event of Default, the Secured Party shall have the right, upon prior written notice to the applicable Pledgor, to transfer to or to register in the name of the Secured Party or any of its nominees any of the Pledged Collateral, subject to the rights specified in Section 2.04. In addition, after the occurrence and during the continuance of an Event of Default, the Secured Party shall have the right at any time to exchange the certificates or instruments representing the Pledged Collateral for certificates or instruments of smaller or larger denominations.

      2.04. Rights Retained by Pledgor. Notwithstanding the pledge in Section 2.01, so long as no Event of Default shall have occurred and remain uncured:

            (a) and, if an Event of Default shall have occurred and remain uncured, until such time thereafter as such voting and other consensual rights have been terminated pursuant to Section 5 hereof, each Pledgor shall be entitled to exercise any voting and other consensual rights pertaining to its Pledged Collateral for any purpose not inconsistent with the terms of this Pledge Agreement or the Credit Agreement; provided, however, that (i) no Pledgor shall exercise nor shall it refrain from exercising any such right if such action would have a material adverse effect on the value of the Pledged Collateral and (ii) no Pledgor shall amend, modify, compromise, settle, or otherwise alter any Intercompany Note without the prior written consent of the Secured Party;

            (b) except as otherwise provided in the Credit Agreement, each Pledgor shall be entitled to receive and retain any dividends and other distributions paid on or in respect of the Pledged Collateral and the proceeds of any sale of the Pledged Collateral; and

            (c) at and after such time as voting and other consensual rights have been terminated pursuant to Section 5 hereof, each Pledgor shall execute and deliver (or cause to be executed and delivered) to the Secured Party all proxies and other instruments as the Secured Party may reasonably request to (i) enable the Secured Party to exercise the voting and other rights which such Pledgor is entitled to exercise pursuant to paragraph (a) of this Section 2.04, and (ii) receive the dividends or other distributions and proceeds of sale of the Pledged Collateral which such Pledgor is authorized to receive and retain pursuant to paragraph (b) of this Section 2.04.

                               Exhibit H - Page 4

      Section 3. Pledgor's Representations and Warranties. Each Pledgor represents and warrants to the Secured Party and the other Credit Parties as follows:

            (a) The Membership Interests, Partnership Interests, and Pledged Shares applicable to such Pledgor listed on the attached Schedule 2.02(a),
      Schedule 2.02(b) and Schedule 2.02(c) have been duly authorized and validly issued to such Pledgor and are fully paid and nonassessable.

            (b) Such Pledgor is the legal and beneficial owner of the Pledged Collateral free and clear of any Lien or option, except for (i) the security interest created by this Pledge Agreement and (ii) other Permitted Liens.

            (c) No authorization, authentication, approval, or other action by, and no notice to or filing with, any Governmental Authority or regulatory body is required either (a) for the pledge by such Pledgor of the Pledged Collateral pursuant to this Pledge Agreement or for the execution, delivery, or performance of this Pledge Agreement by such Pledgor or (b) for the exercise by the Secured Party or any Credit Party of the voting or other rights provided for in this Pledge Agreement or the remedies in respect of the Pledged Collateral pursuant to this Pledge Agreement (except for the filing of a financing statement with respect to the Pledged Collateral and except as may be required in connection with such disposition by laws affecting the offering and sale of securities generally).

            (d) Such Pledgor has the full right, power and authority to deliver, pledge, assign and transfer the Pledged Collateral to the Secured Party.

            (e) The Membership Interests listed on the attached Schedule 2.02(a) constitute the (i) percentage of the issued and outstanding membership interests of the respective issuer thereof set forth on Schedule 2.02(a) and (ii) all of the membership interests of such issuer in which such Pledgor has any ownership interest.

            (f) The Partnership Interests listed on the attached Schedule 2.02(b) constitute (i) the percentage of the issued and outstanding general and limited partnership interests of the respective issuer thereof set forth on Schedule 2.02(b) and (ii) all partnership interests of such issuer in which such Pledgor has any ownership interest.

            (g) The Pledged Shares list on the attached Schedule 2.02(c) constitute (i) the percentage of the issued and outstanding shares of capital stock of the respective issuer thereof set forth on Schedule 2.02(c) and (ii) all of the shares of stock of such issuer in which such Pledgor has any ownership interests.

            (h) Schedule 3 sets forth its sole jurisdiction of formation, type of organization, federal tax identification number, organizational number, and all names used by it during the last five years prior to the date of this Pledge Agreement.

            (i) With respect to any Intercompany Note, the applicable Pledgor is, and will be at the time such Intercompany Note is delivered to Secured Party hereunder, the

                               Exhibit H - Page 5
      record and beneficial owner of such Intercompany Note free and clear of any Liens, other than the liens created by this Pledge Agreement.

      Section 4. Pledgor's Covenants. During the term of this Pledge Agreement and until all of the Secured Obligations have been fully and finally paid and discharged in full, the Commitments under the Credit Agreement have been terminated or expired, each Pledgor covenants and agrees with the Secured Party that:

      4.01. Protect Collateral; Further Assurances. Each Pledgor will warrant and defend the rights and title herein granted unto the Secured Party in and to the Pledged Collateral (and all right, title, and interest represented by the Pledged Collateral) against the claims and demands of all Persons whomsoever, other than with respect to Permitted Liens. Each Pledgor agrees that, at the expense of such Pledgor, such Pledgor will promptly execute and deliver all further instruments and documents, and take all further action, that may be reasonably necessary and that the Secured Party or any Credit Party may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Secured Party or any Credit Party to exercise and enforce its rights and remedies hereunder with respect to any Pledged Collateral. Each Pledgor hereby authorizes the Secured Party to file any financing statements, amendments or continuations without the signature of such Pledgor to the extent permitted by applicable law in order to perfect or maintain the perfection of any security interest granted under this Pledge Agreement.

      4.02. Transfer, Other Liens, and Additional Shares. Each Pledgor agrees that it will not (a) except as otherwise permitted by the Credit Agreement, sell or otherwise dispose of, or grant any option with respect to, any of the Pledged Collateral or (b) create or permit to exist any Lien upon or with respect to any of the Pledged Collateral, except for Permitted Liens. Each Pledgor agrees that it will (a) cause each issuer of the Pledged Collateral that is a Subsidiary of such Pledgor not to issue any other Equity Interests in addition to or in substitution for the Pledged Collateral issued by such issuer, except to such Pledgor or any other Pledgor and (b) pledge hereunder, immediately upon its acquisition (directly or indirectly) thereof, any additional Equity Interests of an issuer of the Pledged Collateral. Each Pledgor shall not approve any amendment or modification of any of the Pledged Collateral without the Secured Party's prior written consent.

      4.03. Jurisdiction of Formation; Name Change. No Pledgor shall (a) amend, supplement, modify or restate its articles or certificate of incorporation, bylaws, limited liability company agreements, or other equivalent organizational documents, nor amend or change its jurisdiction of incorporation, organization, or formation without the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed), nor (b) amend or change its name without giving the Administrative Agent thirty (30) days' prior written notice.

      4.04. Intercompany Note(s). Concurrent with its execution of this Pledge Agreement, with respect to any Intercompany Note is in existence at such time, or promptly after any Pledgor's receipt of any Intercompany Note, with respect to any Intercompany Note that is made after the date of this Pledge Agreement, Pledgor shall endorse, assign, and deliver such

                               Exhibit H - Page 6

Intercompany Note to the Secured Party together with such instrument of transfer as the Secured Party may request.

      Section 5. Remedies upon Default. If any Event of Default shall have occurred and be continuing:

      5.01. UCC Remedies. To the extent permitted by law, the Secured Party may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for in this Pledge Agreement or otherwise available to it, all the rights and remedies of a secured party under the UCC (whether or not the UCC applies to the affected Pledged Collateral).

      5.02. Dividends and Other Rights.

            (a) All rights of the Pledgors to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to Section 2.04(a) of this Pledge Agreement may be exercised by the Secured Party if the Secured Party so elects and gives written notice of such election to the affected Pledgor and all rights of the Pledgors to receive the dividends and other distributions on or in respect of the Pledged Collateral and the proceeds of sale of the Pledged Collateral which it would otherwise be authorized to receive and retain pursuant to
      Section 2.04(b) of this Pledge Agreement shall cease.

            (b) All dividends and other distributions on or in respect of the Pledged Collateral and the proceeds of sale of the Pledged Collateral which are received by any Pledgor shall be received in trust for the benefit of the Secured Party, shall be segregated from other funds of such Pledgor, and shall be promptly paid over to the Secured Party as Pledged Collateral in the same form as so received (with any necessary indorsement).

      5.03. Sale of Pledged Collateral. The Secured Party may sell all or part of the Pledged Collateral at public or private sale, at any of the Secured Party's offices or elsewhere, for cash, on credit, or for future delivery, and upon such other terms as the Secured Party may deem commercially reasonable in accordance with applicable laws. Each Pledgor agrees that to the extent permitted by law such sales may be made without notice. If notice is required by law, each Pledgor hereby deems ten (10) days' advance notice of the time and place of any public sale or the time after which any private sale is to be made reasonable notification, recognizing that if the Pledged Collateral threatens to decline speedily in value or is of a type customarily sold on a recognized market shorter notice may be reasonable. The Secured Party shall not be obligated to make any sale of the Pledged Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time-to-time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Upon the request of the Secured Party, each Pledgor shall fully cooperate with Secured Party in selling or realizing upon all or any part of the Pledged Collateral. In addition, each Pledgor shall fully comply with the securities laws of the United States, the State of Texas, and other states and take such actions as may be necessary to permit Secured Party to sell or otherwise dispose of any securities representing the Pledged Collateral in compliance with such laws.

                               Exhibit H - Page 7

      5.04. Exempt Sale. If, in the opinion of the Secured Party, there is any question that a public or semipublic sale or distribution of any Pledged Collateral will violate any state or federal securities law, the Secured Party in its reasonable discretion (a) may offer and sell securities privately to purchasers who will agree to take them for investment purposes and not with a view to distribution and who will agree to imposition of restrictive legends on the certificates representing the security, or (b) may sell such securities in an intrastate offering under Section 3(a)(11) of the Securities Act of 1933, as amended, and no sale so made in good faith by the Secured Party shall be deemed to be not "commercially reasonable" solely because so made.

      5.05. Application of Collateral. The proceeds of any sale, or other realization (other than that received from a sale or other realization permitted by the Credit Agreement) upon all or any part of the Pledged Collateral pledged by the Pledgors shall be applied by the Secured Party as set forth in Section
7.06 of the Credit Agreement.

      5.06. Cumulative Remedies. Each right, power and remedy herein specifically granted to the Secured Party or otherwise available to it shall be cumulative, and shall be in addition to every other right, power and remedy herein specifically given or now or hereafter existing at law, in equity, or otherwise, and each such right, power and remedy, whether specifically granted herein or otherwise existing, may be exercised at any time and from time-to-time as often and in such order as may be deemed expedient by the Secured Party in its sole discretion. No failure on the part of the Secured Party to exercise, and no delay in exercising, and no course of dealing with respect to, any such right, power or remedy, shall operate as a waiver thereof, nor shall any single or partial exercise of any such rights, power or remedy preclude any other or further exercise thereof or the exercise of any other right.

      Section 6. Secured Party as Attorney-in-Fact for Pledgor.

      6.01. Secured Party Appointed Attorney-in-Fact. Each Pledgor hereby irrevocably appoints the Secured Party as such Pledgor's attorney-in-fact, with full authority after the occurrence and during the continuance of an Event of Default to act for such Pledgor and in the name of such Pledgor, and, in the Secured Party's discretion, to take any action and to execute any instrument which the Secured Party may deem reasonably necessary or advisable to accomplish the purposes of this Pledge Agreement, including, without limitation, to receive, indorse, and collect all instruments made payable to such Pledgor representing any dividend, or the proceeds of the sale of the Pledged Collateral, or other distribution in respect of the Pledged Collateral and to give full discharge for the same. EACH PLEDGOR HEREBY ACKNOWLEDGES, CONSENTS AND AGREES THAT THE POWER OF ATTORNEY GRANTED PURSUANT TO THIS SECTION IS IRREVOCABLE AND COUPLED WITH AN INTEREST.

      6.02. Secured Party May Perform. The Secured Party may from time-to-time, at its option but at the Pledgors' expense, perform any act which any Pledgor agrees hereunder to perform and which such Pledgor shall fail to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of any Event of Default and after notice thereof by the Secured Party to the affected Pledgor) and the Secured Party may from time-to-time take any other action which the

                               Exhibit H - Page 8

Secured Party reasonably deems necessary for the maintenance, preservation or protection of any of the Pledged Collateral or of its security interest therein. The Secured Party shall provide notice to the affected Pledgor of any action taken hereunder; provided however, the failure to provide such notice shall not be construed as a waiver of any rights of the Secured Party provided under this Pledge Agreement or under applicable law.

      6.03. Secured Party Has No Duty. The powers conferred on the Secured Party hereunder are solely to protect its interest in the Pledged Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Pledged Collateral in its possession and the accounting for moneys actually received by it hereunder, the Secured Party shall have no duty as to any Pledged Collateral or responsibility for taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Pledged Collateral.

      6.04. Reasonable Care. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Secured Party accords its own property, it being understood that the Secured Party shall have no responsibility for (a) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders, or other matters relative to any Pledged Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters, or (b) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

      Section 7. Miscellaneous.

      7.01. Expenses. The Pledgors will upon demand pay to the Secured Party for its benefit and the benefit of the other Credit Parties the amount of any reasonable out-of-pocket expenses, including the reasonable fees and disbursements of its counsel and of any experts, which the Secured Party and the other Credit Parties may incur in connection with (a) the custody, preservation, use, or operation of, or the sale, collection, or other realization of, any of the Pledged Collateral, (b) the exercise or enforcement of any of the rights of the Secured Party, Administrative Agent, Issuing Lender, or any Lender or any other Credit Party hereunder, and (c) the failure by any Pledgor to perform or observe any of the provisions hereof.

      7.02. Amendments, Etc. No amendment or waiver of any provision of this Pledge Agreement nor consent to any departure by any Pledgor herefrom shall be effective unless made in writing and authenticated by the affected Pledgor and the Secured Party and, as required by the Credit Agreement, either all of the Administrative Agent, the Issuing Lenders, the Lenders or the Required Lenders, and such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      7.03. Addresses for Notices. All notices and other communications provided for hereunder shall be in the manner and to the addresses set forth in the Credit Agreement or on the signature page hereof.

      7.04. Continuing Security Interest; Transfer of Interest.

                               Exhibit H - Page 9

      (a) This Pledge Agreement shall create a continuing security interest in the Pledged Collateral and, unless expressly released by the Secured Party, shall (i) remain in full force and effect until the indefeasible payment in full in cash of, and termination of, the Secured Obligations, the reduction of the Letter of Credit Exposure to zero, and the termination of the Commitments, (ii) be binding upon the Pledgors, the Secured Party, the other Credit Parties and their successors, and assigns, and (iii) inure, together with the rights and remedies of the Secured Party hereunder, to the benefit of and be binding upon, the Secured Party, the Administrative Agent, the Issuing Lenders, and the Lenders and their respective successors, transferees, and assigns, and to the benefit of and be binding upon, the Swap Counterparties, and each of their respective successors and assigns only to the extent such successors, transferees, and assigns of a Swap Counterparty is the Administrative Agent, the Issuing Lender, a Lender or an Affiliate of a Lender. Without limiting the generality of the foregoing clause, when any Lender assigns or otherwise transfers any interest held by it under the Credit Agreement or other Loan Document (other than an Interest Hedge Agreement or a Hydrocarbon Hedge Agreement) to any other Person pursuant to the terms of the Credit Agreement or such other Loan Document, that other Person shall thereupon become vested with all the benefits held by such Lender under this Security Agreement. Furthermore, when any Swap Counterparty assigns or otherwise transfers any interest held by it under an Interest Hedge Agreement or a Hydrocarbon Hedge Agreement to any other Person pursuant to the terms of such agreement, that other Person shall thereupon become vested with all the benefits held by such Lender under this Pledge Agreement only if such Person is also then a Lender or an Affiliate of a Lender.

      (b) Upon the indefeasible payment in full and termination of the Secured Obligations, the reduction of the Letter of Credit Exposure to zero, and the termination of all Commitments, the security interest granted hereby shall terminate and all rights to the Pledged Collateral shall revert to the applicable Pledgor to the extent such Pledged Collateral shall not have been sold or otherwise applied pursuant to the terms hereof. Upon any such termination, the Secured Party will, at the Pledgors' expense, deliver all Pledged Collateral to the applicable Pledgor, execute and deliver to the applicable Pledgor such documents as such Pledgor shall reasonably request and take any other actions reasonably requested to evidence or effect such termination.

7.05. Waivers. Each Pledgor hereby waives:

      (a) promptness, diligence, notice of acceptance, and any other notice with respect to any of the Secured Obligations and this Pledge Agreement;

      (b) any requirement that the Secured Party or any Credit Party protect, secure, perfect, or insure any Lien or any Property subject thereto or exhaust any right or take any action against any Pledgor, any Guarantor, or any other Person or any collateral; and

      (c) any duty on the part of the Secured Party to disclose to any Pledgor any matter, fact, or thing relating to the business, operation, or condition of any Pledgor, any

                              Exhibit H - Page 10
      other Guarantor, or any other Person and their respective assets now known or hereafter known by such Person.

      7.06. Severability. Wherever possible each provision of this Pledge Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Pledge Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Pledge Agreement.

      7.07. Choice of Law. This Pledge Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Texas, except to the extent that the validity or perfection of the security interests hereunder, or remedies hereunder, in respect of any particular Pledged Collateral are governed by the laws of a jurisdiction other than the State of Texas.

      7.08. Counterparts. For the convenience of the parties, this Pledge Agreement may be executed in multiple counterparts, each of which for all purposes shall be deemed to be an original, and all such counterparts shall together constitute but one and the same Pledge Agreement.

      7.09. Headings. Paragraph headings have been inserted in this Pledge Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Pledge Agreement and shall not be used in the interpretation of any provision of this Pledge Agreement.

      7.10. Reinstatement. If, at any time after payment in full of all Secured Obligations and termination of the Secured Party's security interest, any payments on the Secured Obligations previously made must be disgorged by the Secured Party for any reason whatsoever, including, without limitation, the insolvency, bankruptcy or reorganization of any Pledgor or any other Person, this Pledge Agreement and the Secured Party's security interests herein shall be reinstated as to all disgorged payments as though such payments had not been made, and each Pledgor shall sign and deliver to the Secured Party all documents, and shall do such other acts and things, as may be reasonably necessary to reinstate and perfect the Secured Party's security interest. EACH PLEDGOR SHALL DEFEND AND INDEMNIFY EACH CREDIT PARTY FROM AND AGAINST ANY CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE UNDER THIS SECTION 7.10 (INCLUDING REASONABLE ATTORNEYS' FEES AND EXPENSES) IN THE DEFENSE OF ANY SUCH ACTION OR SUIT, INCLUDING SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE ARISING AS A RESULT OF THE INDEMNIFIED CREDIT PARTY'S OWN NEGLIGENCE BUT EXCLUDING SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE THAT IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNIFIED CREDIT PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

                              Exhibit H - Page 11

      7.11. Conflicts. In the event of any explicit or implicit conflict between any provisions of this Pledge Agreement and any provision of the Credit Agreement, the terms of the Credit Agreement shall be controlling.

      7.12. Additional Pledgors. Pursuant to Section 5.08 of the Credit Agreement, certain subsidiaries of the Borrower that were not in existence on the date of the Credit Agreement are required to enter into this Pledge Agreement as Pledgors. Upon execution and delivery after the date hereof by the Secured Party and such Subsidiary of an instrument in the form of Annex 1 attached to this Pledge Agreement, such Subsidiary shall become a Pledgor hereunder with the same force and effect as if originally named as a Pledgor herein. The execution and delivery of any instrument adding an additional Pledgor as a party to this Pledge Agreement shall not require the consent of any other Pledgor hereunder. The rights and obligations of each Pledgor hereunder shall remain in full force and effect notwithstanding the addition of any new Pledgor as a party to this Pledge Agreement.

      7.13. Entire Agreement. THIS PLEDGE AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS DEFINED IN THE CREDIT AGREEMENT REFERRED TO IN THIS PLEDGE AGREEMENT, REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

      THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK]

                              Exhibit H - Page 12

      The parties hereto have caused this Pledge Agreement to be duly executed as of the date first above written.

                                 BORROWER:

                                 MARINER ENERGY, INC.,
                                 a Delaware corporation

                                 By:____________________________________________
                                 Name:  Scott D. Josey
                                 Title: Chief Executive Officer

                                 MARINER ENERGY LLC,
                                 a Delaware limited liability company

                                 By:____________________________________________
                                 Name:  Scott D. Josey
                                 Title: Chief Executive Officer

                                 MARINER HOLDINGS INC.,
                                 a Delaware corporation

                                 By:____________________________________________
                                 Name:  Scott D. Josey
                                 Title: Chief Executive Officer

                                 UNION BANK OF CALIFORNIA, N.A.,
                                 as Secured Party for the ratable benefit of the Credit Parties

                                 By:____________________________________________
                                 Name:__________________________________________
                                 Title:_________________________________________

                                 By:____________________________________________
                                 Name:__________________________________________
                                 Title:_________________________________________

                              Exhibit H - Page 13

                                SCHEDULE 2.02(a)

      Attached to and forming a part of that certain Pledge Agreement dated March 2, 2004 by [Pledgor], as Pledgor, to the Secured Party.

                            Type of Membership         % of Membership Interest
Issuer                           Interest                      Owned
------                      ------------------         ------------------------

                                SCHEDULE 2.02(b)

      Attached to and forming a part of that certain Pledge Agreement dated March 2, 2004 by [Pledgor], as Pledgor, to the Secured Party.

                                                   % of Partnership Interest
Issuer          Type of Partnership Interest                Owned
------          ----------------------------       -------------------------

                                SCHEDULE 2.02(c)

      Attached to and forming a part of that certain Pledge Agreement dated March 2, 2004 by [Pledgor], as Pledgor, to the Secured Party.

                             Number of    % of Shares
Issuer   Type of Shares       Shares         Owned      Certificate No.
------   --------------      ---------    -----------   ---------------

                                   SCHEDULE 3

Pledgor:                                          [PLEDGOR]

Sole Jurisdiction of Formation / Filing:          [STATE]

Type of Organization:                             [ENTITY TYPE]

Organizational Number:                            ______________________________

Federal Tax Identification Number:                ______________________________

Prior Names:                                      ______________________________

                              Exhibit H - Page 14

                                                                  Annex 1 to the
                                                                Pledge Agreement

      SUPPLEMENT NO. [ ] dated as of [ ] (the "Supplement"), to the Pledge Agreement dated as of March 2, 2004 (as amended, supplemented or otherwise modified from time to time, the "Pledge Agreement"), among MARINER ENERGY, INC., a Delaware corporation ("Borrower"), MARINER ENERGY LLC, a Delaware limited liability company ("Company"), MARINER HOLDINGS, INC., a Delaware corporation ("Holdings"), and each affiliate of the Borrower signatory hereto (together with the Borrower, the Company, and Holdings, collectively referred to herein as the "Pledgors" and individually, a "Pledgor") and UNION BANK OF CALIFORNIA, N.A., as Administrative Agent (the "Secured Party") for the ratable benefit of itself, the Issuing Lender (as defined below), the Lenders (as defined below), and the Swap Counterparties (as defined in the Credit Agreement referred to below and together with the Administrative Agent, the Issuing Lender, and the Lenders, individually a "Credit Party", and collectively, the "Credit Parties").

      A. Reference is made to the Credit Agreement dated as of March 2, 2004 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the lenders from time to time party thereto (the "Lenders"), and Union Bank of California, N.A , as Administrative Agent and as Issuing Lender.

      B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Pledge Agreement and the Credit Agreement.

      C. The Pledgors have entered into the Pledge Agreement in order to induce the Lenders to make Advances. Pursuant to Section 5.08 of the Credit Agreement, certain Subsidiaries of the Borrower that were not in existence on the date of the Credit Agreement are required to enter into the Pledge Agreement as a Pledgor upon becoming a Subsidiary. Section 7.12 of the Pledge Agreement provides that additional Subsidiaries of the Borrower may become Pledgors under the Pledge Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary of the Borrower (the "New Pledgor") is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Pledgor under the Pledge Agreement in order to induce the Administrative Agent, the Issuing Lender, or any of the Lenders to make additional Advances and as consideration for Advances previously made.

      SECTION 1. Accordingly, the Secured Party and the New Pledgor agree as follows: In accordance with Section 7.12 of the Pledge Agreement, the New Pledgor by its signature below becomes a Pledgor under the Pledge Agreement with the same force and effect as if originally named therein as a Pledgor and the New Pledgor hereby agrees (a) to all the terms and provisions of the Pledge Agreement applicable to it as a Pledgor thereunder and (b) represents and warrants that the representations and warranties made by it as a Pledgor thereunder are true and correct on and as of the date hereof in all material respects. In furtherance of the foregoing, the New Pledgor, as security for the payment and performance in full of the Secured Obligations (as defined in the Pledge Agreement), does hereby create and grant to the Secured Party, its successors and assigns, for the benefit of the Credit Parties, their successors and assigns, a continuing security interest in and lien on all of the New Pledgor's right, title and interest in and

                               Exhibit H - Page 15
to the Pledged Collateral (as defined in the Pledge Agreement) of the New Pledgor. Each reference to a "Pledgor" in the Pledge Agreement shall be deemed to include the New Pledgor. The Pledge Agreement is hereby incorporated herein by reference.

      SECTION 2. The New Pledgor represents and warrants to the Secured Party and the other Credit Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

      SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Secured Party shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Pledgor and the Secured Party. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

      SECTION 4. The New Pledgor hereby represents and warrants that (a) set forth on Schedules 2.02(a), 2.02(b), and 2.02(c) attached hereto are true and correct schedules of all its Membership Interests, Partnership Interests and Pledged Shares, as each term is defined in the Pledge Agreement, and (b) set forth on Schedule 3 attached hereto are its sole jurisdiction of formation, type of organization, its federal tax identification number, its organizational number, and all names used by it during the last five years prior to the date of this Supplement.

      SECTION 5. Except as expressly supplemented hereby, the Pledge Agreement shall remain in full force and effect.

      SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTERESTS HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PLEDGED COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF TEXAS.

      SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, neither party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Pledge Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                              Exhibit H - Page 16

      SECTION 8. All communications and notices hereunder shall be in writing and given as provided in the Pledge Agreement. All communications and notices hereunder to the New Pledgor shall be given to it at the address set forth under its signature hereto.

      SECTION 9. The New Pledgor agrees to reimburse the Secured Party for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Secured Party.

                               Exhibit H - Page 17

      IN WITNESS WHEREOF, the New Pledgor and the Secured Party have duly executed this Supplement to the Pledge Agreement as of the day and year first above written.

                               [Name of New Pledgor],

                               By:______________________________________________
                               Name:____________________________________________
                               Title:___________________________________________

                               Address:_________________________________________
                               _________________________________________________
                               _________________________________________________
                               _________________________________________________

                               UNION BANK OF CALIFORNIA, N.A.,
                               as Secured Party for the ratable benefit of the Credit Parties

                               By:______________________________________________
                                   Damien Meiburger
                                   Senior Vice President

                               By:______________________________________________
                               Name:____________________________________________
                               Title:___________________________________________

                                                                       Schedules
                                                             Supplement No. ____
                                                         to the Pledge Agreement

                      Pledged Collateral of the New Pledgor

                                SCHEDULE 2.02(a)

          Type of Membership   % of Membership Interest
Issuer          Interest                Owned
------    ------------------   ------------------------

                                SCHEDULE 2.02(b)

                                                % of Partnership Interest
Issuer    Type of Partnership Interest                    Owned
------    ----------------------------          -------------------------

                                SCHEDULE 2.02(c)

                             Number of       % of Shares
Issuer    Type of Shares       Shares           Owned      Certificate No.
------    --------------     ---------       -----------   ---------------

                                   SCHEDULE 3

New Pledgor:                                       [PLEDGOR]

Sole Jurisdiction of Formation / Filing:           [STATE]

Type of Organization:                              [ENTITY TYPE]

Organizational Number:                             _____________________________

Federal Tax Identification Number:                 _____________________________

Prior Names:                                       _____________________________

                               Exhibit H - Page 20

                                    EXHIBIT I
                               TO CREDIT AGREEMENT

                           FORM OF SECURITY AGREEMENT

      THIS SECURITY AGREEMENT dated as of March 2, 2004 ("Security Agreement") is by and among MARINER ENERGY, INC., a Delaware corporation ("Borrower"), MARINER ENERGY LLC, a Delaware limited liability company ("Company"), Mariner Holdings, Inc., a Delaware corporation ("Holdings"), and each affiliate of the Borrower signatory hereto (together with the Borrower, the Company and Holdings, collectively the "Grantors" and individually, a "Grantor") and UNION BANK OF CALIFORNIA, N.A., as Administrative Agent (the "Secured Party") for the ratable benefit of itself, the Issuing Lender (as defined below), the Lenders (as defined below) and the Swap Counterparties (as defined in the Credit Agreement referred to below and together with the Administrative Agent, the Issuing Lender, and the Lenders, individually a "Credit Party", and collectively, the "Credit Parties").

                                  INTRODUCTION

      A. The Borrower, the lenders party thereto from time to time (the "Lenders"), and Union Bank of California, N.A., as administrative agent (the "Administrative Agent") and as issuing lender (the "Issuing Lender") have entered into the Credit Agreement dated as of March 2, 2004 (as amended, restated or otherwise modified from time-to-time, the "Credit Agreement").

      B. It is a requirement under the Credit Agreement that the Grantors shall secure the due payment and performance of all Obligations (as defined in the Credit Agreement) by entering into this Security Agreement.

      Now, therefore, the Grantors and the Secured Party for its benefit and the ratable benefit of the Credit Parties, do hereby agree as follows:

      Section 1. Definitions; Interpretation.

            (a) All capitalized terms not otherwise defined in this Security Agreement that are defined in the Credit Agreement shall have the meanings assigned to such terms by the Credit Agreement. Any terms used in this Security Agreement that are defined in the UCC (as defined below) and not otherwise defined herein shall have the meanings assigned to those terms by the UCC. All meanings to defined terms, unless otherwise indicated, are to be equally applicable to both the singular and plural forms of the terms defined. The following terms shall have the meanings specified below:

      "Chattel Paper" means a writing or writings which evidence both a monetary obligation and a security interest in or a lease of specific goods.

      "Collateral" has the meaning set forth in Section 2 of this Security Agreement.

      "Contracts" means all contracts to which any of the Grantors now is, or hereafter will be, bound, or a party, beneficiary or assignee (other than rights evidenced by Chattel Paper, Documents or Instruments), all Insurance Contracts, and all exhibits, schedules and other attachments to such contracts, as the same may be amended, supplemented or otherwise modified or replaced from time to time.

      "Contract Documents" means all Instruments, Chattel Paper, letters of credit, bonds, guarantees or similar documents evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, the Contract Rights.

      "Contract Rights" means (a) all (i) of any Grantor's rights to payment under any Contract or Contract Document and (ii) payments due and to become due to the Grantor under any Contract or Contract Document, in each case whether as contractual obligations, damages or otherwise; (b) all of any Grantor's claims, rights, powers, or privileges and remedies under any Contract or Contract Document; and (c) all of any Grantor's rights under any Contract or Contract Document to make determinations, to exercise any election (including, but not limited to, election of remedies) or option or to give or receive any notice, consent, waiver or approval together with full power and authority with respect to any Contract or Contract Document to demand, receive, enforce or collect any of the foregoing rights or any property which is the subject of any Contract or Contract Document, to enforce or execute any checks, or other instruments or orders, to file any claims and to take any action which, in the opinion of the Secured Party, may be necessary or advisable in connection with any of the foregoing.

      "Document" means a bill of lading, dock warrant, dock receipt, warehouse receipt or order for the delivery of goods, and also any other document which in the regular course of business or financing is treated as adequately evidencing that the person in possession of it is entitled to receive, hold and dispose of the document and the goods it covers.

      "Equipment" means any equipment now or hereafter owned or leased by any Grantor, or in which any Grantor holds or acquires any other right, title or interest, constituting "equipment" under the UCC, including without limitation all field lines and drilling equipment, purification equipment, liquefaction equipment, vaporizing equipment, and all other machinery, tools, office equipment, furniture, furnishings, fixtures, vehicles, motor vehicles, and any manuals, instructions, blueprints, computer software (including software that is imbedded in and part of the equipment) and similar items which relate to the above, and any and all additions, substitutions and replacements of any of the foregoing, wherever located together with all improvements thereon and all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

      "Fixtures" means any fixtures now or hereafter owned or leased by any Grantor, or in which any Grantor holds or acquires any other right, title or interest, constituting "fixtures" under the UCC, including without limitation any and all additions, substitutions and replacements of any of the foregoing, wherever located together with all improvements thereon and all attachments, components, parts, equipment and accessories installed thereon or affixed thereto.

      "General Intangibles" means all general intangibles now or hereafter owned by any Grantor, or in which any Grantor holds or acquires any other right, title or interest, constituting

                               Exhibit I - Page 2

"general intangibles" or "payment intangibles" under the UCC, including, but not limited to, all trademarks, trademark applications, trademark registrations, tradenames, fictitious business names, business names, company names, business identifiers, prints, labels, trade styles and service marks (whether or not registered), trade dress, including logos and/or designs, copyrights, patents, patent applications, goodwill of any Grantor's business symbolized by any of the foregoing, trade secrets, license rights, license agreements, permits, franchises, and any rights to tax refunds to which any Grantor is now or hereafter may be entitled.

      "Ineligible Property" means (a) any property or assets of a Grantor to the extent that such Grantor is prohibited from granting a security interest in, pledge of, charge, mortgage or lien upon such property or assets by reason of
(i) an existing and enforceable negative pledge provision to the extent such provision does not cause a violation of Section 6.03 of the Credit Agreement, or
(ii) applicable law or regulation to which such Grantor is subject, except (in the case of either of the foregoing clauses (i) and (ii)) to the extent such prohibition is ineffective under Sections 9.406, 9.407, 9.408 and 9.409 of the UCC, and (b) permits and licenses to the extent the grant of a security interest therein is prohibited under applicable law or regulation or by their express terms, except to the extent such prohibition is ineffective under Section 9.408 of the UCC.

      "Instrument" means an "instrument" as defined in the UCC, including, without limitation, any Negotiable Instrument, or any other writing which evidences a right to the payment of money and is not itself a security agreement or lease and is of a type which is in the ordinary course of business transferred by delivery with any necessary endorsement or assignment (other than Instruments constituting Chattel Paper).

      "Insurance Contracts" means all contracts and policies of insurance and re-insurance maintained or required to be maintained by or on behalf of any Grantor under the Loan Documents.

      "Inventory" means all of the inventory of any Grantor, or in which any Grantor holds or acquires any right, title or interest, of every type or description, now owned or hereafter acquired and wherever located, whether raw, in process or finished, and all materials usable in processing the same and all documents of title covering any inventory, including, without limitation, work in process, materials used or consumed in any Grantor's business, now owned or hereafter acquired or manufactured by any Grantor and held for sale in the ordinary course of its business, all present and future substitutions therefor, parts and accessories thereof and all additions thereto, all Proceeds thereof and products of such inventory in any form whatsoever, and any other item constituting "inventory" under the UCC.

      "Investment Property" means "investment property" as defined in the UCC, including, without limitation, all securities (whether certificated or uncertificated), security entitlements, securities accounts, commodity contracts, and commodity accounts.

      "Negotiable Instrument" means a "negotiable instrument" as defined in the UCC.

      "Proceeds" means all proceeds of any or all of the Collateral, including without limitation (a) any and all proceeds of, all claims for, and all rights of each respective Grantor to receive the

                               Exhibit I - Page 3
return of any premiums for, any insurance, indemnity, warranty or guaranty payable from time to time with respect to any of the Collateral, (b) any and all payments (in any form whatsoever) made or due and payable from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of the Collateral by any Governmental Authority (or any Person acting under color of Governmental Authority), (c) all proceeds received or receivable when any or all of the Collateral is sold, exchanged or otherwise disposed, whether voluntarily, involuntarily, in foreclosure or otherwise, (d) all claims of any Grantor for damages arising out of, or for breach of or default under any Collateral, (e) all rights of any Grantor to terminate, amend, supplement, modify or waive performance under any Contracts, to perform thereunder and to compel performance and otherwise exercise all remedies thereunder, and (f) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

      "Receivables" means all of any Grantor's rights to payment for goods sold or leased, services performed, or otherwise, whether now in existence or arising from time to time hereafter, including, without limitation, rights arising under any of the Contracts or evidenced by an account, note, contract, security agreement, Chattel Paper (including, without limitation, tangible Chattel Paper and electronic Chattel Paper), or other evidence of indebtedness or security, together with all of the right, title and interest of any Grantor in and to (a) all security pledged, assigned, hypothecated or granted to or held by any Grantor to secure the foregoing, (b) all of any Grantor's right, title and interest in and to any goods or services, the sale of which gave rise thereto,
(c) all guarantees, endorsements and indemnifications on, or of, any of the foregoing, (d) all powers of attorney granted to any Grantor for the execution of any evidence of indebtedness or security or other writing in connection therewith, (e) all books, correspondence, credit files, records, ledger cards, invoices, and other papers relating thereto, including without limitation all similar information stored on a magnetic medium or other similar storage device and other papers and documents in the possession or under the control of any Grantor or any computer bureau from time to time acting for any Grantor, (f) all evidences of the filing of financing statements and other statements granted to any Grantor and the registration of other instruments in connection therewith and amendments thereto, notices to other creditors or secured parties, and certificates from filing or other registration officers, (g) all credit information, reports and memoranda relating thereto, and (h) all other writings related in any way to the foregoing.

      "Secured Obligations" means, collectively, (a) all Obligations of any of the Grantors now or hereafter existing under the Credit Agreement, the Notes and the other Loan Documents, including any extensions, modifications, substitutions, amendments and renewals thereof, whether for principal, interest, fees, expenses, indemnification, or otherwise, and (b) all other indebtedness, obligations and liabilities of any of the Grantors owing to any of the Credit Parties, now or hereafter existing, in each case, with respect to any letter of credit issued by Issuing Lender or any other Lender in connection with Hydrocarbon Hedge Agreements or Interest Hedge Agreements which are not prohibited by the terms of Section 6.14 of the Credit Agreement.

      "Security Agreement" means this Security Agreement, as the same may be modified, supplemented or amended from time to time in accordance with its terms.

                               Exhibit I - Page 4

      "UCC" shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of Texas; provided, however, in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Texas, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

            (b) All meanings to defined terms, unless otherwise indicated, are to be equally applicable to both the singular and plural forms of the terms defined. Article, Section, Schedule, and Exhibit references are to Articles and Sections of and Schedules and Exhibits to this Security Agreement, unless otherwise specified. All references to instruments, documents, contracts, and agreements are references to such instruments, documents, contracts, and agreements as the same may be amended, supplemented, and otherwise modified from time to time, unless otherwise specified. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Security Agreement shall refer to this Security Agreement as a whole and not to any particular provision of this Security Agreement. As used herein, the term "including" means "including, without limitation". Paragraph headings have been inserted in this Security Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Security Agreement and shall not be used in the interpretation of any provision of this Security Agreement.

            Section 2. Assignment, Pledge and Grant of Security Interest.

            (a) As collateral security for the prompt and complete payment and performance when due of all Secured Obligations, each of the Grantors hereby assigns, pledges, and grants to the Secured Party for the benefit of the Credit Parties a lien on and continuing security interest in all of such Grantor's right, title and interest in, to and under, the following, whether now owned, hereafter acquired by any Grantor, or hereafter existing or arising, and wherever located (collectively, the "Collateral"):

            (i) each and every Contract, all Contract Rights, Contract Documents and Receivables associated with such Contracts and each and every agreement granting security to any Grantor under any such Contract;

            (ii) each and every Receivable;

            (iii) all Inventory;

            (iv) all Equipment;

            (v) all General Intangibles;

            (vi) all Investment Property;

            (vii) all Fixtures;

                               Exhibit I - Page 5

            (viii) all amounts from time to time held in any checking, savings, deposit or other account of any Grantor, all monies, proceeds or sums due or to become due therefrom or thereon and all documents (including, but not limited to, passbooks, certificates and receipts) evidencing all funds and investments held in such accounts;

            (ix) any Legal Requirements now or hereafter held by any Grantor;

            (x) any right to receive a payment under any hedging agreement (including any Interest Hedge Agreement and any Hydrocarbon Hedge Agreement) in connection with a termination thereof;

            (xi) (A) all policies of insurance and Insurance Contracts, now or hereafter held by or on behalf of any Grantor, including casualty and liability, business interruption, and any title insurance, (B) all Proceeds of insurance, and (C) all rights, now or hereafter held by any Grantor to any warranties of any manufacturer or contractor of any other Person;

            (xii) any and all liens and security interests (together with the documents evidencing such security interests) granted to a Grantor by an obligor to secure such obligor's obligations owing under any Instrument, Chattel Paper or Contract, which are pledged hereunder;

            (xiii) any and all guaranties given by any Person to the benefit of such Grantor which guarantees the obligations of an obligor under any Instrument, Chattel Paper or Contract, which are pledged hereunder;

            (xiv) without limiting the generality of the foregoing, all other personal property, goods, Instruments, Chattel Paper, Documents, Fixtures, credits, claims, demands and assets of any Grantor whether now existing or hereafter acquired from time to time; and

            (xv) any and all additions, accessions and improvements to, all substitutions and replacements for and all products and Proceeds of or derived from all of the foregoing items described above in this Section 2;

provided that, "Collateral" shall not include (a) any Ineligible Property, and
(b) so long as any amounts shall be owed under the Project Company Note, the JEDI Collateral.

            (b) Notwithstanding anything contained herein to the contrary, it is the intention of each Grantor, the Secured Party and the other Credit Parties that the amount of the Secured Obligation secured by each Grantor's interests in any of its Property shall be in, but not in excess of, the maximum amount permitted by fraudulent conveyance, fraudulent transfer and other similar law, rule or regulation of any Governmental Authority applicable to such Grantor. Accordingly, notwithstanding anything to the contrary contained in this Security Agreement in any other agreement or instrument executed in connection with the payment of any of the Secured Obligations, the amount of the Secured Obligations secured by each Grantor's interests in any of its Property pursuant to this Security Agreement shall be limited to an aggregate amount equal to the

                               Exhibit I - Page 6
      largest amount that would not render such Grantor's obligations hereunder or the liens and security interest granted to the Secured Party hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision of any other applicable law.

      Section 3. Representations and Warranties. Each of the Grantors hereby represents and warrants the following to the Secured Party and the other Credit
Parties:

            (a) Records. Each Grantor's sole jurisdiction of formation and type of organization are as set forth in Schedule 1 attached hereto. All of the Equipment and Inventory, and all records concerning the Receivables, General Intangibles, Interest Hedge Agreements, and Hydrocarbon Hedge Agreements, or any other Collateral, are located at the respective addresses for such Grantors on such Schedule 1. None of the Receivables is evidenced by a promissory note or other instrument.

            (b) Other Liens. Each of the Grantors is, and will be, the record, legal and beneficial owner of all of the Collateral pledged by such Grantor free and clear of any Lien, except for Liens created hereby or other Permitted Liens. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is, or will be, on file in any recording office, except such as may be filed in connection with this Security Agreement or in connection with other Permitted Liens or for which satisfactory releases have been received by the Secured Party.

            (c) Lien Priority and Perfection.

            (i) Subject only to Permitted Liens, this Security Agreement creates valid and continuing security interests in the Collateral, securing the payment and performance of all the Secured Obligations. Upon the filing of financing statements with the jurisdictions listed in Schedule 1, the security interests granted to the Secured Party hereunder will constitute valid first-priority perfected security interests in all Collateral with respect to which a security interest can be perfected by the filing of a financing statement, subject only to Permitted Prior Liens.

            (ii) Except for the filings and actions described in Section 3(c)(i), no consent of any other Person and no authorization, approval, or other action by, and no notice to or filing with any Governmental Authority is required (A) for the grant by the Grantor of the pledge, assignment, and security interest granted hereby or for the execution, delivery, or performance of this Security Agreement by any of the Grantors, (B) for the validity, perfection, or maintenance of the pledge, assignment, lien, and security interest created hereby (including the first-priority nature thereof (subject to Permitted Prior Liens)), except for security interests that cannot be perfected by filing under the UCC, or (C) for the exercise by the Secured Party of the rights provided for in this Security Agreement or the remedies in respect of the Collateral pursuant to this Security Agreement, except for those which have been duly obtained or made and, in the case of the maintenance of perfection, for the filing of continuation statements under the UCC.

                               Exhibit I - Page 7

            (d) Tax Identification Number and Organizational Number. The respective federal tax identification numbers of the Grantors and the respective organizational numbers of the Grantors are as set forth in
      Schedule 1.

            (e) Tradenames; Prior Names. Except as set forth on Schedule 1, the Grantors have not conducted business under any name other than their respective current names during the last five years prior to the date of this Security Agreement.

            (f) Exclusive Control. Except with respect to Oil and Gas Properties for which such Grantor is not designated the operator, each of the Grantors has exclusive possession and control of its respective Equipment and its respective Inventory.

      Section 4. Covenants.

            (a) Further Assurances.

            (i) Each of the Grantors agrees that from time to time, at its expense, such Grantor shall promptly execute and deliver all instruments and documents, and take all action, that may be reasonably necessary or desirable, or that the Secured Party may reasonably request, in order to perfect and protect any pledge, assignment, or security interest granted or intended to be granted hereby or to enable the Secured Party to exercise and enforce its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, each of the Grantors (A) shall at the request of the Secured Party, execute and file, with a copy to the Secured Party, such financing or continuation statements, or amendments thereto, and such other instruments, endorsements or notices, as may be reasonably necessary or desirable, in order to perfect and preserve the assignments and security interests granted or purported to be granted hereby, (B) shall at the reasonable request of the Secured Party, mark conspicuously each Document included in the Collateral, each Chattel Paper included in the Receivables, and each of its records pertaining to the Collateral with a legend, in form and substance satisfactory to the Secured Party, including that such Document, Chattel Paper, or record is subject to the pledge, assignment, and security interest granted hereby, (C) if any Collateral shall be evidenced by a promissory note or other Instrument or Chattel Paper, shall deliver and pledge to the Secured Party hereunder such note or Instrument or Chattel Paper duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to the Secured Party, and (D) hereby authorizes the Secured Party to file any financing statements, amendments or continuations without the signature of such Grantor to the extent permitted by applicable law in order to perfect or maintain the perfection of any security interest granted under this Security Agreement.

            (ii) The Grantors shall pay all filing, registration and recording fees and all refiling, re-registration and re-recording fees, and all reasonable expenses incident to the execution and acknowledgment of this Security Agreement, any assurance, and all federal, state, county and municipal stamp taxes and other taxes, duties, imports, assessments and charges arising out of or in connection with the execution and delivery

                               Exhibit I - Page 8
      of this Security Agreement, any agreement supplemental hereto, any financing statements, and any instruments of further assurance.

            (iii) The Grantors shall promptly provide to the Secured Party all information and evidence the Secured Party may reasonably request concerning the Collateral to enable the Secured Party to enforce the provisions of this Security Agreement.

            (b) Change of Name; State of Formation. Each of the Grantors shall give the Secured Party at least thirty (30) days' prior written notice before it (i) changes the location of its principal place of business and chief executive office, (ii) changes the location of its jurisdiction of formation or organization, (iii) changes the location of the Equipment, Inventory, or original copies of any Chattel Paper evidencing Receivables, or (iv) changes its name or uses a trade name other than its current name used on the date hereof. Promptly upon the request of the Secured Party, each Grantor shall take all such action as the Secured Party shall reasonably request to maintain the security interest of the Secured Party in the Collateral granted hereby at all times fully perfected and in full force and effect.

            (c) Right of Inspection. Each of the Grantors will hold and preserve, at its own cost and expense satisfactory, accurate and complete records of the respective Collateral, including, but not limited to, Instruments, Chattel Paper, Contracts, and Records with respect to the Receivables and will permit representatives of the Secured Party to inspect and copy them in accordance with the terms of the Credit Agreement. Upon the occurrence and during the continuation of any Event of Default, at the Secured Party's request, the Grantors shall promptly deliver copies of any and all such records to the Secured Party.

            (d) Liability Under Contracts and Receivables. Notwithstanding anything in this Security Agreement to the contrary, (i) the execution of this Security Agreement shall not release any of the Grantors from its respective obligations and duties under the any Contract Documents, or any other Contract or Instrument, including Interest Hedge Agreements and Hydrocarbon Hedge Agreements, which are part of the Collateral and Receivables included in the Collateral to the extent set forth therein,
      (ii) the exercise by the Secured Party of any of its rights hereunder shall not release any of the Grantors from their respective duties or obligations under any Contract Documents, or any other contract or instrument, including Interest Hedge Agreements and Hydrocarbon Hedge Agreements, which are part of the Collateral and Receivables included in the Collateral, and (iii) the Secured Party shall not have any obligation or liability under any Contract Documents, or any other contract or instrument, including Interest Hedge Agreements and Hydrocarbon Hedge Agreements, which are part of the Collateral and Receivables included in the Collateral by reason of the execution and delivery of this Security Agreement, nor shall the Secured Party be obligated to perform any of the obligations or duties of any of the Grantors thereunder or to take any action to collect or enforce any claim for payment assigned hereunder.

            (e) Transfer of Certain Collateral; Release of Certain Security Interest. Each of the Grantors agrees that it shall not sell, assign, or otherwise dispose of any Collateral

                               Exhibit I - Page 9
      except as otherwise permitted under the Credit Agreement. The Secured Party shall promptly, at the Grantors' expense, execute and deliver all further instruments and documents, and take all further action that a Grantor may reasonably request in order to release its security interest in any Collateral which is disposed of in accordance with the terms of the Credit Agreement.

            (f) Receivables. Each of the Grantors agrees that it will use commercially reasonable efforts to ensure that each Receivable (i) is and will be, in all material respects, the genuine, legal, valid, and binding obligations of the account debtor in respect thereof, representing an unsatisfied obligation of such account debtor, (ii) is and will be, in all material respects, enforceable in accordance with its terms, (iii) is not and will not be subject to any setoffs, defenses, taxes, counterclaims, except in the ordinary course of business, (iv) is and will be, in all material respects, in compliance with all applicable laws, whether federal, state, local or foreign, and (v) which if evidenced by Chattel Paper, will not require the consent of the account debtor in respect thereof in connection with its assignment hereunder.

            (g) Negotiable Instrument. If any Grantor shall at any time hold or acquire any Negotiable Instruments, including promissory notes, such Grantor shall, upon the request of the Secured Party, forthwith endorse, assign and deliver the same to the Secured Party, accompanied by such instruments of transfer or assignment duly executed in blank as the Secured Party may from time to time reasonably request.

            (h) Other Covenants of Grantor. (i) Each of the Grantors agrees that any action or proceeding to enforce this Security Agreement may be taken by the Secured Party either in such Grantor's name or in the Secured Party's name, as the Secured Party may deem necessary. (ii) Each of the Grantors will, so long as any Secured Obligation shall be outstanding, warrant and defend its title to the Collateral and the interest of the Secured Party in the Collateral against any claim or demand of any Persons (other than Permitted Liens) which could reasonably be expected to materially and adversely affect any Grantor's title to, or the Secured Party's right or interest in, such Collateral.

      Section 5. Termination of Security Interest. Upon the indefeasible payment in full of the Secured Obligations in cash, the termination of the Commitments, the reduction of the Letter of Credit Exposure to zero, and the termination of the obligations under the Interest Hedge Agreements and the Hydrocarbon Hedge Agreements with a Swap Counterparty, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the applicable Grantor to the extent such Collateral shall not have been sold or otherwise applied pursuant to the terms hereof. Upon any such termination, the Secured Party will, at the Grantors' expense, execute and deliver to the applicable Grantor such documents (including, without limitation, UCC-3 termination statements) as the applicable Grantor shall reasonably request to evidence such termination.

      Section 6. Reinstatement. If, at any time after payment in full of all Secured Obligations and termination of the Secured Party's security interest, any payments on the Secured Obligations previously made by any of the Grantors or a Guarantor or any other Person must be disgorged by the Secured Party for any reason whatsoever, including, without limitation,

                              Exhibit I - Page 10
the insolvency, bankruptcy or reorganization of any of the Grantors or any other Person, this Security Agreement and the Secured Party's security interests herein shall be reinstated as to all disgorged payments as though such payments had not been made, and the Grantors shall sign and deliver to the Secured Party all documents, and shall do such other acts and things, as may be necessary to reinstate and perfect the Secured Party's security interest. EACH GRANTOR SHALL DEFEND AND INDEMNIFY EACH CREDIT PARTY FROM AND AGAINST ANY CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE UNDER THIS SECTION 6 (INCLUDING REASONABLE ATTORNEYS' FEES AND EXPENSES) IN THE DEFENSE OF ANY SUCH ACTION OR SUIT, INCLUDING SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE ARISING AS A RESULT OF THE INDEMNIFIED CREDIT PARTY'S OWN NEGLIGENCE BUT EXCLUDING SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE THAT IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNIFIED CREDIT PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

      Section 7. Remedies upon Event of Default.

            (a) If any Event of Default has occurred and is continuing, the Secured Party may (and shall at the written request of the Required Lenders), (i) proceed to protect and enforce the rights vested in it by this Security Agreement or otherwise available to it, including but not limited to, the right to cause all revenues pledged hereby as security and all other moneys pledged hereunder to be paid directly to it, and to enforce its rights hereunder to such payments and all other rights hereunder by such appropriate judicial proceedings as it shall deem most effective to protect and enforce any of such rights, either at law or in equity or otherwise, whether for specific enforcement of any covenant or agreement contained in any of the Contract Documents, or in aid of the exercise of any power therein or herein granted, or for any foreclosure hereunder and sale under a judgment or decree in any judicial proceeding, or to enforce any other legal or equitable right vested in it by this Security Agreement or by law; (ii) cause any action at law or suit in equity or other proceeding to be instituted and prosecuted and enforce any rights hereunder or included in the Collateral, subject to the provisions and requirements thereof; (iii) sell or otherwise dispose of any or all of the Collateral or cause the Collateral to be sold or otherwise disposed of in one or more sales or transactions, at such prices and in such manner as may be commercially reasonable, and for cash or on credit or for future delivery, without assumption of any credit risk, at public or private sale, without demand of performance or notice of intention to sell or of time or place of sale (except such notice as is required by applicable statute and cannot be waived), it being agreed that the Secured Party may be a purchaser on behalf of the Credit Parties or on its own behalf at any such sale and that the Secured Party, any other Credit Party, or any other Person who may be a bona fide purchaser for value and without notice of any claims of any or all of the Collateral so sold shall thereafter hold the same absolutely free from any claim or right of whatsoever kind, including any equity of redemption of the Grantor, any such demand, notice or right and equity being hereby expressly waived and released to the extent permitted by law; (iv) incur reasonable expenses, including reasonable attorneys' fees, reasonable consultants' fees, and other costs appropriate to the exercise of any right or power under this Security Agreement; (v) perform any obligation

                              Exhibit I - Page 11
      of any of the Grantors hereunder and make payments, purchase, contest or compromise any encumbrance, charge or lien, and pay taxes and expenses, without, however, any obligation to do so; (vi) in connection with any acceleration and foreclosure, take possession of the Collateral and render it usable and repair and renovate the same, without, however, any obligation to do so, and enter upon any location where the Collateral may be located for that purpose, control, manage, operate, rent and lease the Collateral, collect all rents and income from the Collateral and apply the same to reimburse the Credit Parties for any cost or expenses incurred hereunder or under any of the Loan Documents and to the payment or performance of the Grantor's obligations hereunder or under any of the Loan Documents, and apply the balance to the other Secured Obligations and any remaining excess balance to whomsoever is legally entitled thereto;
      (vii) secure the appointment of a receiver for the Collateral or any part thereof; (viii) require any of the Grantors to, and each of the Grantors hereby agrees that it will at its expense and upon request of the Secured Party forthwith, assemble all or part of the Collateral as directed by the Secured Party and make it available to the Secured Party at a place to be designated by the Secured Party which is reasonably convenient to both parties; (ix) exercise any other or additional rights or remedies granted to a secured party under the UCC; or (x) occupy any premises owned or leased by any of the Grantors where the Collateral or any part thereof is assembled for a reasonable period in order to effectuate its rights and remedies hereunder or under law, without obligation to any of the Grantors in respect of such occupation. If, pursuant to applicable law, prior notice of sale of the Collateral under this Section is required to be given to any of the Grantors, then such Grantor hereby acknowledges that the minimum time required by such applicable law, or if no minimum time is specified, ten (10) Business Days, shall be deemed a reasonable notice period. The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

            (b) All reasonable costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Secured Party in connection with any suit or proceeding in connection with the performance by the Secured Party of any of the agreements contained in any of the Contract Documents, or in connection with any exercise of its rights or remedies hereunder, pursuant to the terms of this Security Agreement, shall constitute additional indebtedness secured by this Security Agreement and shall be paid on demand by the Grantors to the Secured Party on behalf of the Credit Parties.

      Section 8. Remedies Cumulative; Delay Not Waiver.

            (a) No right, power or remedy herein conferred upon or reserved to the Secured Party is intended to be exclusive of any other right, power or remedy and every such right, power and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right, power and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder or otherwise shall not prevent the concurrent assertion or employment of any other appropriate right or remedy. Resort to any or all security now or hereafter

                              Exhibit I - Page 12
      held by the Secured Party may be taken concurrently or successively and in one or several consolidated or independent judicial actions or lawfully taken nonjudicial proceedings, or both.

            (b) No delay or omission of the Secured Party to exercise any right or power accruing upon the occurrence and during the continuance of any Event of Default as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and every power and remedy given by this Security Agreement may be exercised from time to time, and as often as shall be deemed expedient, by the Secured Party.

      Section 9. Contract Rights. If an Event of Default has occurred and is continuing the Secured Party may exercise any of the Contract Rights and remedies of a Grantor under or in connection with the Instruments, Chattel Paper, or Contracts which represent Receivables, the General Intangibles, Interest Hedge Agreements, Hydrocarbon Hedge Agreements or otherwise relate to the Collateral, including, without limitation, any rights of any of a Grantor to demand or otherwise require payment of any amount under, or performance of any provisions of, the Instruments, Chattel Paper, or Contracts which represent Receivables, the General Intangibles, Interest Hedge Agreements or Hydrocarbon Hedge Agreements.

      Section 10. Receivables. If an Event of Default has occurred and is continuing:

            (a) The Secured Party may, or may direct the Grantors to, take any action the Secured Party deems necessary or advisable to enforce collection of the Receivables including, without limitation, notifying the account debtors or obligors under any Receivables of the assignment of such Receivables to the Secured Party and directing such account debtors or obligors to make payment of all amounts due or to become due directly to the Secured Party. Upon such notification and direction, and at the expense of the Grantors, the Secured Party may enforce collection of any such Receivables, and adjust, settle, or compromise the amount or payment thereof in the same manner and to the same extent as the Grantors might have done.

            (b) After receipt by any of the Grantors of the notice referred to in Section 10(a) above, all amounts and Proceeds (including Instruments, other contracts and agreements) received by such Grantor in respect of the Accounts shall be received in trust for the benefit of the Secured Party hereunder, shall be segregated from other funds of such Grantor, and shall promptly be paid over to the Secured Party in the same form as so received (with any necessary indorsement) to be held as Collateral. The Grantors shall not adjust, settle, or compromise the amount or payment of any receivable, or release wholly or partly any account debtor or obligor thereof, or allow any credit or discount thereon other than in the ordinary course of business and consistent with past practices.

      Section 11. Application of Collateral. The proceeds of any sale, or other realization upon all or any part of the Collateral shall be applied by the Secured Party in the order set forth in, and subject to the terms of, Section
7.06 of the Credit Agreement.

                              Exhibit I - Page 13

      Section 12. Secured Party as Attorney-in-Fact for Grantor. Each of the Grantors hereby constitutes and irrevocably appoints the Secured Party, acting for and on behalf of itself and the Credit Parties and each successor or assign of the Secured Party and the Credit Parties, the true and lawful attorney-in-fact of such Grantor, with full power and authority in the place and stead of such Grantor and in the name of such Grantor, the Secured Party or otherwise to take any action and execute any instrument at the written direction of the Credit Parties and enforce all rights, interests and remedies of such Grantor with respect to the Collateral, including the right:

            (a) to ask, require, demand, receive and give acquittance for any and all moneys and claims for moneys due and to become due under or arising out of the any of the other Collateral, including without limitation, any Insurance Contracts

            (b) to elect remedies thereunder and to endorse any checks or other instruments or orders in connection therewith;

            (c) to file any claims or take any action or institute any proceedings in connection therewith which the Secured Party may reasonably deem to be necessary or advisable;

            (d) to pay, settle or compromise all bills and claims which may be or become liens or security interests against any or all of the Collateral, or any part thereof, unless a bond or other security satisfactory to the Secured Party has been provided; and

            (e) upon foreclosure, to do any and every act which such Grantor may do on its behalf with respect to the Collateral or any part thereof and to exercise any or all of such Grantor's rights and remedies under any or all of the Collateral;

provided, however, that the Secured Party shall not exercise any such rights except upon the occurrence and continuation of an Event of Default. THIS POWER OF ATTORNEY IS A POWER COUPLED WITH AN INTEREST AND SHALL BE IRREVOCABLE.

      Section 13. Secured Party May Perform. The Secured Party may from time-to-time perform any act which a Grantor has agreed hereunder to perform and which such Grantor shall fail to perform after being requested in writing so to perform (it being understood that no such request need be given after the occurrence and during the continuance of any Event of Default and after notice thereof by the Secured Party to such Grantor) and the Secured Party may from time-to-time take any other action which the Secured Party reasonably deems necessary for the maintenance, preservation or protection of any of the Collateral or of its security interest therein, and the reasonable expenses of the Secured Party incurred in connection therewith shall be part of the Secured Obligations and shall be secured hereby.

      Section 14. Secured Party Has No Duty. The powers conferred on the Secured Party hereunder are solely to protect its interest in the Collateral and shall not impose any duty on it to exercise any such powers. Except for reasonable care of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Secured Party shall have no duty as to any Collateral or responsibility for taking any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

                              Exhibit I - Page 14

      Section 15. Reasonable Care. The Secured Party shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which the Secured Party accords its own Property.

      Section 16. Payments Held in Trust. During the continuance of an Event of Default, all payments received by a Grantor under or in connection with any Collateral shall be received in trust for the benefit of the Secured Party, shall be segregated from other funds of such Grantor and shall be forthwith paid over to the Secured Party in the same form as received (with any necessary endorsement).

      Section 17. Miscellaneous.

            (a) Expenses. The Grantors will upon demand pay to the Secured Party for its benefit and the benefit of the Credit Parties the amount of any reasonable out-of-pocket expenses, including the reasonable fees and disbursements of its counsel and of any experts, which the Secured Party and the Credit Parties may incur in connection with (i) the custody, preservation, use, or operation of, or the sale, collection, or other realization of, any of the Collateral, (ii) the exercise or enforcement of any of the rights of the Secured Party or any Credit Party hereunder, and
      (iii) the failure by a Grantor to perform or observe any of the provisions hereof.

            (b) Amendments; Etc. No amendment or waiver of any provision of this Security Agreement nor consent to any departure by a Grantor herefrom shall be effective unless the same shall be in writing and authenticated by the Grantors, the Secured Party and either, as required by the Credit Agreement, the Required Lenders or all of the Lenders, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

            (c) Addresses for Notices. All notices and other communications provided for hereunder shall be made in the manner and to the addresses set forth in the Credit Agreement.

            (d) Continuing Security Interest; Transfer of Interest. This Security Agreement shall create a continuing security interest in the Collateral and, unless expressly released by the Secured Party, shall (i) remain in full force and effect until the indefeasible payment in full in cash of, and termination of, the Secured Obligations and the termination of the Commitments, (ii) be binding upon the Grantors, the Secured Party, the other Credit Parties and their successors, and assigns, and (iii) inure, together with the rights and remedies of the Secured Party hereunder, to the benefit of and be binding upon, the Secured Party, Administrative Agent, the Issuing Lender, and the Lenders and their respective successors, transferees, and assigns, and to the benefit of and be binding upon, the Swap Counterparties, and each of their respective successors and assigns only to the extent such successors, transferees, and assigns of a Swap Counterparty is Administrative Agent, the Issuing Lender, a Lender or an Affiliate of a Lender. Without limiting the generality of the foregoing clause, when any Lender assigns or otherwise transfers any interest held by it under the Credit Agreement or other

                               Exhibit I - Page 15

      Loan Document (other than an Interest Hedge Agreement or a Hydrocarbon Hedge Agreement) to any other Person pursuant to the terms of the Credit Agreement or such other Loan Document, that other Person shall thereupon become vested with all the benefits held by such Lender under this Security Agreement. Furthermore, when any Swap Counterparty assigns or otherwise transfers any interest held by it under an Interest Hedge Agreement or a Hydrocarbon Hedge Agreement to any other Person pursuant to the terms of such agreement, that other Person shall thereupon become vested with all the benefits held by such Lender under this Security Agreement only if such Person is also then a Lender or an Affiliate of a Lender.

            (e) Severability. Wherever possible each provision of this Security Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Security Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Security Agreement.

            (f) Choice of Law. This Security Agreement shall be governed by and construed and enforced in accordance with the laws of the state of Texas, except to the extent that the validity or perfection of the security interests hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the state of Texas.

            (g) Counterparts. For the convenience of the parties, this Security Agreement may be executed in multiple counterparts, each of which for all purposes shall be deemed to be an original, and all such counterparts shall together constitute but one and the same Security Agreement.

            (h) Headings. Paragraph headings have been inserted in this Security Agreement as a matter of convenience for reference only and it is agreed that such paragraph headings are not a part of this Security Agreement and shall not be used in the interpretation of any provision of this Security Agreement.

            (i) Additional Grantors. Pursuant to Section 5.08 of the Credit Agreement, certain subsidiaries of the Borrower that were not in existence on the date of the Credit Agreement are required to enter into this Security Agreement as Grantors. Upon execution and delivery after the date hereof by the Secured Party and such Subsidiary of an instrument in the form of Annex 1, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of any instrument adding an additional Grantor as a party to this Security Agreement shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Security Agreement.

            (j) Entire Agreement. THIS SECURITY AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS DEFINED IN THE CREDIT AGREEMENT REFERRED TO IN THIS SECURITY AGREEMENT, REPRESENT THE FINAL

                              Exhibit I - Page 16

      AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

      THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES HERETO.

                  [REMAINDER OF PAGE LEFT INTENTIONALLY BLANK.]

                              Exhibit I - Page 17

      The parties hereto have caused this Security Agreement to be duly executed as of the date first above written.

                                           MARINER ENERGY, INC.,
                                           a Delaware corporation

                                           By:__________________________________
                                           Name:  Scott D. Josey
                                           Title: Chief Executive Officer

                                           Address: 2101 City West Boulevard
                                                    Suite 1900
                                                    Houston, Texas 77042

                                           MARINER ENERGY LLC,
                                           a Delaware limited liability company

                                           By:__________________________________
                                           Name:  Scott D. Josey
                                           Title: Chief Executive Officer

                                           Address: 2101 City West Boulevard
                                                    Suite 1900
                                                    Houston, Texas 77042

                                           MARINER HOLDINGS, INC.,
                                           a Delaware corporation

                                           By:__________________________________
                                           Name:  Scott D. Josey
                                           Title: Chief Executive Officer

                                           Address: 2101 City West Boulevard
                                                    Suite 1900
                                                    Houston, Texas 77042

                              Exhibit I - Page 18

                                    UNION BANK OF CALIFORNIA, N.A., as
                                    Secured Party for the ratable benefit of the Credit Parties

                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

                                    By:_________________________________________
                                    Name:_______________________________________
                                    Title:______________________________________

                              Exhibit I - Page 19

                                   SCHEDULE 1
                              TO SECURITY AGREEMENT

Grantor:                                MARINER ENERGY, INC.

Jurisdiction of Formation / Filing:     DELAWARE

Type of Organization:                   CORPORATION

Address where records for
Collateral are kept:                    2101 City West Boulevard, Suite 1900
                                        Houston, Texas 77042

Organizational Number:                  34121152F

Federal Tax Identification Number:      86-0460233

Prior Names:                            NONE

Grantor:                                MARINER ENERGY LLC

Jurisdiction of Formation / Filing:     DELAWARE

Type of Organization:                   LIMITED LIABILITY COMPANY

Address where records for
Collateral are kept:                    2101 City West Boulevard, Suite 1900
                                        Houston, Texas 77042

Organizational Number:                  __________

Federal Tax Identification Number:      __________

Prior Names:                            NONE

Grantor:                                MARINER HOLDINGS, INC.

Jurisdiction of Formation / Filing:     DELAWARE

Type of Organization:                   CORPORATION

Address where records for
Collateral are kept:                    2101 City West Boulevard, Suite 1900
                                        Houston, Texas 77042

                               Exhibit I - Page 20

Organizational Number:                  __________

Federal Tax Identification Number:      __________

Prior Names:                            NONE

                               Exhibit I - Page 21

                                                                  Annex 1 to the
                                                              Security Agreement

      SUPPLEMENT NO. [ ] dated as of [ ] (the "Supplement"), to the Security Agreement dated as of March 2, 2004 (as amended, supplemented or otherwise modified from time to time, the "Security Agreement"), among MARINER ENERGY, INC., a Delaware corporation ("Borrower"), MARINER ENERGY LLC, a Delaware limited liability company ("Company"), Mariner Holdings, Inc., a Delaware corporation ("Holdings"), and each affiliate of the Borrower signatory hereto (together with the Borrower, the Company and Holdings, collectively the "Grantors" and individually, a "Grantor") and UNION BANK OF CALIFORNIA, N.A., as Administrative Agent (the "Secured Party") for the ratable benefit of itself, the Issuing Lender (as defined below), the Lenders (as defined below) and the Swap Counterparties (as defined in the Credit Agreement referred to below and together with the Administrative Agent, the Issuing Lender, and the Lenders, individually a "Credit Party", and collectively, the "Credit Parties").

      A. Reference is made to the Credit Agreement dated as of March 2, 2004 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among the Borrower, the lenders from time to time party thereto (the "Lenders"), and Union Bank of California, N.A., as Administrative Agent ("Administrative Agent") and as issuing lender ("Issuing Lender").

      B. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Security Agreement and the Credit Agreement.

      C. The Grantors have entered into the Security Agreement in order to induce the Administrative Agent to enter into the Credit Agreement and to induce Issuing Lender to issue Letters of Credit and the other Lenders to make Advances and participate in such Letters of Credit. Pursuant to Section 5.08 of the Credit Agreement, certain Subsidiaries of the Borrower that were not in existence on the date of the Credit Agreement are required to enter into the Security Agreement as a Grantor upon becoming a Subsidiary. Section 17(i) of the Security Agreement provides that additional Subsidiaries of the Borrower may become Grantors under the Security Agreement by execution and delivery of an instrument in the form of this Supplement. The undersigned Subsidiary of the Borrower (the "New Grantor") is executing this Supplement in accordance with the requirements of the Credit Agreement to become a Grantor under the Security Agreement in order to induce the Issuing Lender to issue Letters of Credit or the other Lenders to make additional Advances and participate in Letters of Credit and as consideration for Advances previously made and Letters of Credit previously issued.

      Accordingly, the Secured Party and the New Grantor agree as follows:

      SECTION 1. In accordance with Section 17(i) of the Security Agreement, the New Grantor by its signature below becomes a Grantor under the Security Agreement with the same force and effect as if originally named therein as a Grantor and the New Grantor hereby agrees (a) to all the terms and provisions of the Security Agreement applicable to it as a Grantor thereunder and (b) represents and warrants that the representations and warranties made by it as a Grantor thereunder are true and correct on and as of the date hereof in all material respects. In

                              Exhibit I - Page 22
furtherance of the foregoing, the New Grantor, as security for the payment and performance in full of the Secured Obligations (as defined in the Security Agreement), does hereby create and grant to the Secured Party, its successors and assigns, for the benefit of the Credit Parties, their successors and assigns (to the extent provided in the Security Agreement), a continuing security interest in and lien on all of the New Grantor's right, title and interest in and to the Collateral (as defined in the Security Agreement) of the New Grantor. Each reference to a "Grantor" in the Security Agreement shall be deemed to include the New Grantor. The Security Agreement is hereby incorporated herein by reference.

      SECTION 2. The New Grantor represents and warrants to the Secured Party and the other Credit Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

      SECTION 3. This Supplement may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Secured Party shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Grantor and the Secured Party. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Supplement.

      SECTION 4. The New Grantor hereby represents and warrants that set forth on Schedule 1 attached hereto are (a) its sole jurisdiction of formation and type of organization, (ii) the location of all records concerning its Receivables, General Intangibles, or any other Collateral, (iii) its federal tax identification number and the organizational number, and (iv) all names used by it during the last five years prior to the date of this Supplement.

      SECTION 5. Except as expressly supplemented hereby, the Security Agreement shall remain in full force and effect.

      SECTION 6. THIS SUPPLEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF THE SECURITY INTERESTS HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR PLEDGED COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF TEXAS.

      SECTION 7. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, neither party hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Security Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or

                               Exhibit I - Page 23
unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

      SECTION 8. All communications and notices hereunder shall be in writing and given as provided in the Security Agreement. All communications and notices hereunder to the New Grantor shall be given to it at the address set forth under its signature hereto.

      SECTION 9. The New Grantor agrees to reimburse the Secured Party for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, other charges and disbursements of counsel for the Secured Party.

                                Exhibit I - Page 24

      IN WITNESS WHEREOF, the New Grantor and the Secured Party have duly executed this Supplement to the Security Agreement as of the day and year first above written.

                           [Name of New Grantor],

                           By: _________________________________________________
                           Name: _______________________________________________
                           Title: ______________________________________________

                           Address: ____________________________________________
                           _____________________________________________________
                           _____________________________________________________
                           _____________________________________________________

                           UNION BANK OF CALIFORNIA, N.A.,
                           as Secured Party for the ratable benefit of the Credit Parties

                           By: _________________________________________________
                           Name: _______________________________________________
                           Title: ______________________________________________

                           By:  ________________________________________________
                           Name: _______________________________________________
                           Title: ______________________________________________

                                                                      Schedule 1
                                                       to the Security Agreement

Grantor:                                    [GRANTOR]

Jurisdiction of Formation / Filing:         [STATE]

Type of Organization:                       [ENTITY TYPE]

Address where records for
Collateral are kept:                        [ADDRESS]
                                            [ADDRESS]

Organizational Number:                      _______________________________

Federal Tax Identification Number:          _______________________________

Prior Names:                                _______________________________

                               Exhibit I - Page 27

                                    EXHIBIT J
                               TO CREDIT AGREEMENT

                            FORM OF TRANSFER LETTERS

                                                            ______________, 20__

_____________________________
_____________________________
_____________________________

      Re:   Agreement dated _______________, by and between__________________, as Seller, and ___________________________, as Buyer (the
            "Contract").

Ladies and Gentlemen:

Mariner Energy, Inc., a Delaware corporation ("Mortgagor"), has executed a mortgage or deed of trust dated effective as of March 2, 2004] ("Deed of Trust") for the benefit of Union Bank of California, N.A., as Administrative Agent for the ratable benefit of itself, the Lenders (as defined in the Deed of Trust) and certain other credit parties as described in the Deed of Trust, which Deed of Trust has been recorded in the Real Property Records of the Counties or Parishes, as applicable, listed on the attached Exhibit A. A copy of the Deed of Trust is enclosed. The properties covered by the Deed of Trust include all of the oil, gas and other hydrocarbons and/or other minerals attributable to the above-referenced Contract to which we understand you are currently a party and includes the well or wells listed on the attached Exhibit A with respect to which you are remitting proceeds of production to the Mortgagor. Your division order or lease numbers for such well or wells are set forth on the attached Exhibit A.

Pursuant to Article III of the Deed of Trust, the Administrative Agent is entitled to receive all of Mortgagor's interest in all Hydrocarbons (as defined in the Deed of Trust), which are covered by the above-referenced Contract, all products obtained or processed therefrom, and the revenues and proceeds attributable thereto. The assignment of the Hydrocarbons, products and proceeds was effective as of 7:00 A.M., Central Daylight Savings Time, on March 2, 2004 ("Effective Date"). The Lenders, however, as provided in Article III, have permitted Mortgagor to collect the Hydrocarbons and the revenues and proceeds attributable thereto until the Administrative Agent or the Mortgagor shall have instructed the seller or purchaser of production to deliver such Hydrocarbons and all proceeds therefrom directly to the Administrative Agent. The purpose of this letter is to notify you that, commencing immediately upon the receipt hereof, and in accordance with the terms and conditions of the Deed of Trust, you are to deliver all proceeds attributable to the sale of such Hydrocarbons pursuant to the above-referenced Contract directly to the Administrative Agent at its office at Lincoln Plaza, 500 N. Akard Street, Suite 4200, Dallas, Texas 75201, Telephone: (214) 922-4200, Facsimile: (214) 922-4209, Attention: Mr.
Damien Meiburger, or to such other address of which we may subsequently notify you in writing. If you require the execution of transfer or division orders, please forward the transfer or division orders to the Administrative Agent at its address at indicated above, Attention: Mr. Damien Meiburger.

Should you have any questions in connection with any of the foregoing, please do not hesitate to contact us.

                                         Very truly yours,

                                         Union Bank of California, N.A., as
                                         Administrative Agent

                                         By: ___________________________________
                                             Damien Meiburger
                                             Senior Vice President

                                         By: ___________________________________
                                         Name: _________________________________
                                         Title: ________________________________

                                         MARINER ENERGY, INC.,
                                         a Delaware corporation

                                         By: ___________________________________
                                         Name: Scott D. Josey
                                         Title: Chief Executive Officer

                               Exhibit J - Page 2

                                    EXHIBIT A

Name and Location of Well                 Division Order or Lease No.

                               Exhibit J - Page 3

                                SCHEDULE 3.01(o)

                               ASSET ASSOCIATIONS


Gas Gathering Agreement, dated December 29, 1999, between MEGS LLC and Mariner Energy, Inc., et al, relating to Mississippi Canyon Block 718 (Pluto Prospect).

Operations and Maintenance Agreement, dated December 29, 1999, between Mariner Energy, Inc. and MEGS LLC.

Sales and Purchase Contract, dated November 1, 2000, between Mariner and Bridgeline Gas Marketing, LLC.

Project Company Note

Project Company Mortgage

Drilling program described in the Merger Agreement

Indemnity obligations of Enron Corp and JEDI under the Merger Agreement

                                SCHEDULE 4.05(a)

                             UNDISCLOSED LIABILITIES

Liability of Mariner Energy, Inc. to MEGS LLC under the Gas Gathering Agreement dated December 29, 1999 between Mariner Energy, Inc. and MEGS LLC

Liability of Mariner Energy, Inc. under the Mariner-Noble Drilling Program Agreement, dated as of February 28, 2000 between Mariner Energy, Inc. and Noble Drilling Exploration Company, as amended by First Amendment to Mariner-Noble Drilling Program Agreement, dated as of January 29, 2004, and related Domestic Daywork Drilling Contract--Offshore Semisubmersible, dated as of January 29, 2004 by and between Mariner Energy, Inc. and Noble Drilling (US) Inc.

Liability of Mariner Energy, Inc. to pay transfer fee related to Master License Agreement for Multiclient Seismic Data, dated September 25, 2001, between WesternGeco L.L.C. and Mariner Energy, Inc., in connection with consummation of the transactions contemplated by this Agreement. By letter agreement dated November 20, 2003, WesternGeco LLC and Mariner Energy, Inc. agreed upon a $2.45 million fee payable within 90 days of the Merger and other terms and conditions related thereto.

Liabilities of Mariner Energy, Inc. for license fees, risk/reward payments, success fees, bonuses, overriding royalty interests or other consideration for the licensing of data in accordance with the following agreements:

                  a. Master License Agreement for Geophysical Data, dated July 12, 1996, by and between TGS-CALIBRE Geophysical Company, as Licensor, and Mariner Energy, Inc., as Licensee, and Supplements #1, #2, #3, #4, #5, #6 and #7.

                  b. Master License Agreement for Multiclient Seismic Data, dated September 25, 2001, between WesternGeco L.L.C., as Licensor, and Mariner Energy, Inc., as Licensee as amended by Addendum dated December 11, 2001 and supplemented by Letter Agreement dated October 1, 1997 between Mariner Energy, Inc. and Western Geophysical and Letter Agreement dated April 23, 2001 between Mariner Energy, Inc. and WesternGeco L.L.C., as amended by letter dated December 18, 2001.

                  c. Agreement Concerning Seismic and Geophysical Services, dated February 25, 2002, by and between Mariner Energy LLC and Riverbend Energy Partners, L.P., as amended by First Amendment to that Certain Agreement Concerning Seismic and Geophysical Services entered into effective as of July 31, 2002, and by Second Amendment to that Certain Agreement Concerning Seismic and Geophysical Services entered into effective as of November 18, 2003.

                  d. Geophysical Data Master Sublicense Agreement, dated March 5, 2002, between Riverbend Energy Partners, L.P. and Mariner Energy, L.L.C., as supplemented, and as amended by First Amendment to that Certain Geophysical Data Master Sublicense Agreement.


Prior to the closing of the Merger, Mariner Energy, Inc. may have been an Enron Corp. Controlled Group Member as defined under ERISA regulations due to Enron's indirect control over Mariner Energy LLC. In the event Mariner Energy, Inc. was a Controlled Group Member, it may have potential liability for certain employee benefit plan obligations of Enron, as discussed in Mariner Energy, Inc.'s Form 10-Q for the quarter ended March 31, 2003.

                                SCHEDULE 4.05(d)

                                  EXISTING DEBT

Project Company Note

Hedge Contracts listed on Schedule 4.20

                                  SCHEDULE 4.07

                                   LITIGATION


APPEAL OF MARINER ENERGY, INC., MMS-01-0033-OCS (SEPT. 20, 2002) (DEEPWATER ROYALTY RELIEF PROCEEDING).

Certain of the properties that Mariner Energy, Inc. ("Mariner") operates in the Gulf of Mexico qualify for automatic royalty relief under the Deepwater Royalty Relief Act (the "DWRRA"). However, the leases with the MMS that govern these properties contain provisions limiting royalty relief if commodity prices exceed certain price thresholds specified in the leases. In April 2001, the Minerals Management Service ("MMS") issued an order directing Mariner to pay royalties on gas produced from two of these leases during 2000 when commodity prices exceeded the price levels specified in the leases. Mariner filed an appeal of this order, arguing that the MMS did not have the authority to include price triggers in deepwater leases entitled to mandatory, automatic relief under the DWRRA, and therefore those provisions of the leases were unenforceable. On September 20, 2002, the Acting Associate Director for Policy Management and Improvement for the MMS issued a decision adverse to Mariner, holding that the MMS did have the authority to include price triggers in deepwater leases entitled to automatic royalty relief. Mariner filed an appeal of this decision on October 31, 2002. On December 19, 2002, counsel for the MMS filed a motion to dismiss arguing that Mariner's appeal was not timely filed. Mariner responded with an opposition on January 21, 2003, and a decision on the MMS's motion to dismiss is pending. Pursuant to federal regulation, the Department of Interior ("Interior") must render a final decision on Mariner's appeal by March 15, 2004. Mariner has been advised by counsel that if Interior does not render a final decision by that date, then Interior will be deemed to have issued a decision adverse to Mariner, which Mariner may challenge in federal court. Mariner's obligation to pay the royalties in question has been suspended pending the outcome of the appeal. Mariner has established reserves for 100% of the potential liability for these royalties.

TGS-NOPEC GEOPHYSICAL COMPANY, CLAIMANT, V. MARINER ENERGY, INC., RESPONDENT AND COUNTERCLAIMANT (ARBITRATION PROCEEDING).

Mariner is a party in an arbitration proceeding initiated by TGS-NOPEC Geophysical Company ("TGS") that concerns a 1999 supplement to a 1996 master license agreement for geophysical data. TGS initiated the arbitration proceeding after sending invoices to Mariner for certain bonus payments that TGS contends are payable under the supplement. Mariner disputes the invoices and contends that the bonus payments that TGS requested in its invoices are not proper. Because the parties disagree with respect to the interpretation of the bonus provisions in the supplement, Mariner has asserted a comprehensive counterclaim that requests declaratory relief to clarify the terms of the supplement. TGS requests bonus payments totaling $1.5 million. Mariner seeks a refund of $300,000 for overpayment of prior alleged bonus payments under the supplement, as well as declaratory relief and a determination that it does not owe the amounts sought by TGS. The arbitration hearing was held on January 12 and 13, with post-hearing briefing due on February 15, 2004. The resolution from the panel of three arbitrators is expected by March 2004.

                                  SCHEDULE 4.20

                               HEDGING AGREEMENTS


1. ISDA Master Agreement dated October 9, 2003 between BP Energy Company ("BP") and Mariner Energy, Inc., as amended by Amendment Agreement dated as of January 12, 2004, including Credit Support Annex thereto dated October 9, 2003 and the confirmations of transactions entered into pursuant thereto listed on Attachment I hereto (collectively, the "BP Agreement"). Under the terms of the BP Agreement, Mariner Energy, Inc. may be required to post collateral in the form of cash or letters of credit in an amount equal to the excess of BP's Exposure (as defined in the Credit Annex) over a Threshold of $8 million. Net unrealized mark to market valuation of the BP Agreement as of March 1, 2004:
         ($16,455,060.60).

2. Financial Transaction Confirmation Agreement, dated January 28, 2004, between Mariner Energy, Inc. and Shell Trading (US) Company ("STUSCO"):
         Crude oil Swap for the period February 1 through December 31, 2004 and a notional quantity of 197, 250 BBL (the "STUSCO Agreement"). Under the terms of the STUSCO Agreement, Mariner Energy, Inc. may be required to post collateral in the form of cash or letters of credit in an amount equal to the excess of BP's Contract Exposure (as defined in therein) over the Security Threshold (as defined therein). Net unrealized mark to market valuation of the STUSCO Agreement as of March 1, 2004:
         ($617,777.50).

ATTACHMENT I TO SCHEDULE 4.20

NATURAL GAS SWAPS

BP TRADE ID  TRADE DATE   EFFECTIVE DATE   TERMINATION DATE   NOTIONAL QUANTITY
--------------------------------------------------------------------------------
227688       11/24/2003     01/01/2004        01/31/2004      15,000 MMBTUs/day
227689       11/24/2003     02/01/2004        02/29/2004      15,000 MMBTUs/day
227690       11/24/2003     03/31/2004        03/31/2004      15,000 MMBTUs/day
227691       11/24/2003     04/01/2004        04/30/2004      15,000 MMBTUs/day
227693       11/24/2003     05/01/2004        05/31/2004      15,000 MMBTUs/day
227694       11/24/2003     06/01/2004        06/30/2004      15,000 MMBTUs/day
227698       11/24/2003     07/01/2004        07/31/2004      15,000 MMBTUs/day
227699       11/24/2003     08/01/2004        08/31/2004      15,000 MMBTUs/day
227700       11/24/2003     09/01/2004        09/30/2004      15,000 MMBTUs/day
227701       11/24/2003     10/01/2004        10/31/2004      15,000 MMBTUs/day
227704       11/24/2003     11/01/2004        11/30/2004      15,000 MMBTUs/day
227706       11/24/2003     12/01/2004        12/31/2004      15,000 MMBTUs/day
231283       12/09/2003     01/01/2004        03/31/2004      20,000 MMBTUs/day
231501       12/09/2003     04/01/2004        06/30/2004      15,000 MMBTUs/day
231496       12/09/2003     07/01/2004        09/30/2004      10,000 MMBTUs/day
231504       12/09/2003     10/01/2004        12/31/2004       5,000 MMBTUs/day
247877       01/28/2004     04/01/2004        06/30/2004      10,000 MMBTUs/day
247878       01/28/2004     07/01/2004        09/30/2004      10,000 MMBTUs/day
247879       01/28/2004     10/01/2004        12/31/2004       7,500 MMBTUs/day
247934       01/28/2004     03/01/2004        03/31/2004      12,500 MMBTUs/day


OIL SWAPS

BP TRADE ID  TRADE DATE   EFFECTIVE DATE   TERMINATION DATE   NOTIONAL QUANTITY
--------------------------------------------------------------------------------
3127         11/24/2003     01/01/2004        12/31/2005        1,462,500 BBL

                                SCHEDULE 5.06(e)

                               TERMINATION EVENTS


Enron Corp. pension plan termination.

SCHEDULE 6.01

                                 EXISTING LIENS

                                      NONE